Exhibit 5

Documento di Economia e Finanza

2022
Ministero dell’Economia e delle Finanze	Nota di Aggiornamento

Documento di Economia e Finanza

2022

Nota di Aggiornamento

Presentata dal Presidente del Consiglio dei Ministri

Mario Draghi

e dal Ministro dell'Economia e delle Finanze

Daniele Franco

Ministero dell’Economia e delle Finanze	Deliberata dal Consiglio dei Ministri il 28 settembre 2022

PREMESSA
La presente Nota di aggiornamento del Documento di economia e finanza (NADEF) è stata presentata al Consiglio dei ministri, e da esso approvata, in osservanza della normativa nazionale riguardante la programmazione economico finanziaria. L’analisi delle tendenze in corso e le previsioni per l’economia e la finanza pubblica italiane qui presentate si limitano allo scenario a legislazione vigente. Il prossimo esecutivo provvederà alla definizione degli obiettivi di finanza pubblica per il triennio 2023-2025 e, successivamente, alla redazione della legge di bilancio.

Dopo la profonda recessione del 2020 l’economia italiana ha registrato una vigorosa ripresa: sei trimestri di crescita superiore alle aspettative, che nel secondo trimestre di quest’anno ha portato il PIL a superare di 0,6 punti percentuali il livello medio del 2019, l’anno precedente l’esplosione della pandemia. In un contesto di progressivo superamento dell’emergenza sanitaria e delle relative restrizioni, la ripresa è stata sostenuta non solo dai consumi, con il forte contributo dei servizi turistici nella fase più recente, ma anche dagli investimenti e dalle esportazioni, a dimostrazione della dinamicità del sistema produttivo. Nei primi sette mesi di quest’anno il livello medio di occupazione è cresciuto del 3,1 per cento sullo stesso periodo del 2021, oltrepassando quello dei mesi precedenti la pandemia.
Le prospettive economiche appaiono, tuttavia, meno favorevoli. Nei mesi estivi si sono registrati un peggioramento della fiducia delle imprese e una flessione di diversi indicatori congiunturali, tra cui l’indice della produzione industriale.
L’economia globale e l’economia europea sono in marcato rallentamento. I segnali di possibile inversione del ciclo economico espansivo sono ascrivibili a due ordini di fattori.
Il primo è l’aumento dei prezzi dell’energia, dovuto non solo alla ripresa della domanda mondiale, ma anche e soprattutto alla politica di razionamento delle forniture di gas naturale all’Europa intrapresa dalla Russia già l’anno scorso e poi inasprita dopo l’aggressione all’Ucraina, anche in risposta alle sanzioni dell’Unione europea.
Negli ultimi mesi, la riduzione dell’offerta di gas naturale e i timori di un completo blocco degli afflussi dalla Russia, nonché la corsa dei Paesi europei a riempire gli stoccaggi in vista della stagione invernale, hanno causato un’ulteriore impennata del prezzo del gas naturale. Dato il ruolo chiave del gas nella generazione di energia elettrica, il rialzo del suo costo, unito all’impatto negativo della siccità sulla produzione di energia idroelettrica e alla temporanea chiusura di numerose centrali nucleari francesi, ha spinto i prezzi europei dell’elettricità a

MINISTERO DELL’ECONOMIA E DELLE FINANZE	I

NOTA DI AGGIORNAMENTO DEL DOCUMENTO DI ECONOMIA E FINANZA 2022

nuovi massimi. Nei dati recenti della produzione industriale italiana, le contrazioni più marcate si registrano in settori ad alto utilizzo di energia.
La seconda causa di rallentamento della crescita globale, strettamente legata alla prima, è il repentino rialzo dei tassi d’interesse in risposta alla salita dell’inflazione. Quest’ultima ha raggiunto i livelli più elevati degli ultimi quarant’anni e ha indotto numerose banche centrali a porre fine alle politiche espansive, interrompendo o riducendo fortemente gli acquisti di titoli e intraprendendo una serie di rialzi dei tassi d’interesse che non ha precedenti negli ultimi decenni, in particolare nel caso della Federal Reserve statunitense.
Il rialzo dei tassi rende più complesse le prospettive economiche, anche per via della rapidità con cui è stato attuato. Avrà un impatto depressivo sull’attività economica e sui mercati immobiliari.
In Italia, al rialzo dei tassi si somma l’allargamento dello spread tra i nostri titoli di Stato e il Bund, che è salito di 150 punti base sul decennale rispetto al mese di settembre del 2021, toccando un picco di oltre 250 punti base nel mese in corso.

L’impennata dei prezzi ha accresciuto in misura senza precedenti il costo delle nostre importazioni di energia. Dopo quasi dieci anni di ininterrotti avanzi, nel 2022 la bilancia commerciale dell’Italia registrerà un deficit. Nei primi sette mesi dell’anno, mentre il saldo commerciale che esclude l’energia registrava un surplus di oltre 46 miliardi, il saldo energetico ha registrato un deficit di 60 miliardi, un valore di oltre tre volte superiore allo stesso periodo del 2021. Si tratta di un enorme trasferimento di risorse verso i Paesi produttori di energia, tra cui la Russia, che evidenzia come la transizione ecologica sia cruciale non solo dal punto di vista ambientale, ma anche per la sicurezza e la resilienza economica e sociale del Paese.
L’aumento dell’inflazione ha allo stesso tempo determinato una dinamica del gettito fiscale largamente superiore alle precedenti proiezioni ufficiali. Il Governo ha monitorato questa tendenza e ha utilizzato il gettito aggiuntivo generato per calmierare le bollette di luce e gas, per sostenere le famiglie più vulnerabili e le imprese maggiormente colpite dal rincaro dell’energia, e per mitigare gli aumenti di prezzo dei carburanti.
Nell’ambito dei numerosi provvedimenti introdotti nel corso del 2022 (per un ammontare di circa 66 miliardi), sono state destinate risorse ingenti per contrastare l’aumento del costo dell’energia, senza modificare l’obiettivo programmatico di indebitamento netto della Pubblica amministrazione (PA), fissato per il 2022 al 5,6 per cento del PIL. Si tratta di oltre 53 miliardi di interventi, inclusivi dei contributi una tantum erogati a beneficio dei nuclei familiari più vulnerabili, cui si sommano i 3,8 miliardi già stanziati a contrasto del rialzo dei prezzi nella legge di Bilancio per il 2022. Nel complesso, si tratta di circa 57 miliardi, pari al 3,0 per cento del PIL (per il 2021 erano stati stanziati per la medesima finalità 5,5 miliardi).
Secondo le stime Istat, gli interventi di calmierazione del costo dell’energia per famiglie e imprese hanno ridotto di oltre un punto percentuale l’aumento del tasso di inflazione, mitigando non solo la perdita di potere d’acquisto delle famiglie, ma anche il rischio di una spirale prezzi-salari. Sono stati inoltre disposti altri interventi di sostegno finanziario a un’ampia platea di cittadini, con sgravi

II	MINISTERO DELL’ECONOMIA E DELLE FINANZE

PREMESSA

contributivi e rivalutazioni delle pensioni. Sono state attuate misure a sostegno degli enti territoriali e del settore sanitario. Nell’ambito degli interventi predisposti per sostenere il tessuto produttivo, l’industria e l’innovazione, sono stati disposti interventi di politica industriale, quali l’introduzione di sostegni per la trasformazione del settore automotive, la reintroduzione di incentivi all’acquisto di veicoli a emissione zero o poco inquinanti, e la predisposizione di un fondo per il sostegno all’industria dei semiconduttori.
In risposta all’emergenza umanitaria causata dall’aggressione russa, è inoltre stato erogato un aiuto finanziario all’Ucraina e sono state stanziate risorse per l’accoglienza ai cittadini ucraini rifugiati in Italia. Questi interventi sono stati condotti nell’ambito delle iniziative a livello internazionale a sostegno dell’Ucraina, coordinate in particolare a livello di Unione europea e G7.
Contestualmente, nel perseguimento degli obiettivi fondamentali di decarbonizzazione e di sicurezza energetica, l’Italia e l’Europa sono impegnate sul fronte della diversificazione delle fonti di approvvigionamento di gas naturale e dell’accelerazione dello sviluppo delle fonti rinnovabili. Queste azioni riequilibreranno il mercato europeo del gas naturale e porteranno a una normalizzazione dei prezzi. La ripresa della produzione italiana di gas naturale e lo sviluppo dei biocombustibili contribuiranno ulteriormente a rafforzare la sicurezza e la resilienza del nostro sistema energetico.

Il Piano di Ripresa e Resilienza (PNRR) ha dotato il Paese di ingenti risorse per promuovere la transizione ecologica e digitale, rilanciare la crescita e migliorare l’inclusione sociale, territoriale, generazionale e di genere. L’attuazione del Piano procede secondo le tappe concordate con la Commissione europea, che ha dato il via libera all’erogazione a favore dell’Italia della seconda tranche di contributi e prestiti, per 21 miliardi, relativa ai 45 obiettivi conseguiti nel primo semestre dell’anno. Alcuni di questi riguardano progressi nell’attuazione dell’importante agenda di riforme contenuta nel Piano, in particolare in materia di giustizia, pubblica amministrazione e appalti. Significativi avanzamenti sono stati registrati, inoltre, per il conseguimento dei 55 obiettivi da completare entro il secondo semestre dell’anno.
L’ammontare di risorse effettivamente spese per i progetti del PNRR nel corso di quest’anno sarà inferiore alle proiezioni presentate nel DEF per il ritardato avvio di alcuni progetti che riflette, oltre ai tempi di adattamento alle innovative procedure del PNRR, gli effetti dell’impennata dei costi delle opere pubbliche. Su quest’ultimo fronte il Governo è intervenuto per incrementare i fondi destinati a compensare i maggiori costi, sia per le opere in corso di realizzazione sia per quelle del Piano.
Le stime più recenti indicano che, dei 191,5 miliardi che la Recovery and Resilience Facility europea ha assegnato all’Italia, circa 21 miliardi saranno effettivamente spesi entro la fine di quest’anno. Restano pertanto circa 170 miliardi da spendere nei prossimi tre anni e mezzo: si tratta di un volume di risorse imponente. Se saranno pienamente utilizzate, esse daranno un contributo significativo alla crescita economica a partire dal 2023, l’anno in cui, secondo le nuove valutazioni, si verificherà l’incremento più significativo della spesa finanziata dal PNRR.

MINISTERO DELL’ECONOMIA E DELLE FINANZE	III

NOTA DI AGGIORNAMENTO DEL DOCUMENTO DI ECONOMIA E FINANZA 2022

Oltre che dall’attuazione del PNRR, la crescita sarà sostenuta dalle risorse fornite da REACTEU e dal fondo complementare nazionale e dalla realizzazione della strategia di risparmio energetico, di diversificazione delle fonti di approvvigionamento di gas naturale e di sviluppo delle rinnovabili, che il Governo ha messo a punto in coerenza con il piano della Commissione europea REPowerEU.

Le previsioni economiche presentate in questa Nota di aggiornamento sono improntate, come per i precedenti documenti di programmazione, a un approccio prudenziale e sono state validate dall’Ufficio Parlamentare di Bilancio relativamente al biennio 2022-23. Anche in un contesto difficile come quello attuale, esistono tuttavia margini perché tali previsioni siano superate.
I prossimi mesi saranno complessi, alla luce dei rischi geopolitici e del probabile permanere dei prezzi dell’energia su livelli elevati. Le risorse a disposizione del Paese per rilanciare gli investimenti pubblici e promuovere quelli privati, sia in nuovi impianti sia in innovazione, non hanno tuttavia precedenti nella storia recente e potranno dar luogo a una crescita sostenibile ed elevata, così da porre termine alla lunga fase di sostanziale stagnazione dell’economia.
La previsione di aumento del PIL per quest’anno viene rivista al rialzo, al 3,3 per cento dal 3,1 dello scenario programmatico del DEF, grazie alla crescita superiore al previsto registrata nel primo semestre e pur scontando una lieve flessione del PIL nella seconda metà dell’anno. A subire gli effetti dell’indebolimento del ciclo internazionale ed europeo è, invece, la crescita prevista per il 2023, che scende allo 0,6 per cento dal 2,4 indicato nel DEF. Le previsioni di crescita del PIL per il 2024 e il 2025 restano invariate rispetto al DEF, rispettivamente all’1,8 e all’1,5 per cento.
Queste previsioni non tengono ovviamente conto dell’azione di politica economica che potrà essere realizzata con la prossima legge di bilancio e con altre misure.

L’aggiornamento della previsione evidenzia anche un rialzo del sentiero dell’inflazione e della crescita salariale; si continua comunque a prevedere che il tasso di inflazione cominci a scendere entro la fine di quest’anno. A differenza di quanto sinora verificatosi, si prevede che il deflatore del PIL recuperi terreno nei confronti dell’inflazione al consumo e la superi lievemente nel 2024. Da una maggiore dinamica del deflatore consegue un andamento del PIL nominale che è pari a quanto previsto nel DEF per il 2023 e superiore per il biennio successivo.
Nelle proiezioni aggiornate per il 2022, la finanza pubblica beneficia del positivo andamento delle entrate e della moderazione della spesa primaria sin qui registrati quest’anno, mentre risente dell’impatto sul servizio del debito dell’aumento dei tassi di interesse e della rivalutazione del nozionale dei titoli di Stato indicizzati all’inflazione. Ciononostante, l’indebitamento netto tendenziale scende di oltre due punti percentuali rispetto all’anno scorso, dal 7,2 per cento al 5,1 per cento del PIL (a fronte dell’obiettivo programmatico del 5,6 per cento), grazie a un netto miglioramento del saldo primario, che si riduce al -1,1 per cento del PIL, dal -3,7 per cento del 2021.
Nel 2023 l’aggiustamento all’elevata inflazione registrato quest’anno farà salire la spesa pensionistica; permarranno altresì gli effetti del rialzo dei tassi d’interesse e accelereranno gli investimenti pubblici, come menzionato con

IV	MINISTERO DELL’ECONOMIA E DELLE FINANZE

PREMESSA

riferimento al PNRR. Le rimanenti componenti della spesa primaria avranno, invece, una dinamica moderata; le entrate continueranno a crescere a un buon ritmo, sia pure inferiore a quello del 2022 per via della discesa della crescita nominale. L’indebitamento netto tendenziale a legislazione vigente viene previsto al 3,4 per cento del PIL, al disotto dell’obiettivo programmatico del DEF (3,9 per cento). La spesa per interessi sarà pari al 3,9 per cento del PIL. Il saldo primario registrerà un surplus dello 0,5 per cento del PIL, laddove nel DEF era previsto in deficit del -0,8 per cento del PIL.
Per quanto riguarda il 2024 e il 2025, si conferma un andamento nel complesso moderato della spesa primaria corrente e un’elevata dinamica degli investimenti pubblici, che saliranno fino al 3,7 per cento del PIL nel 2025, da una media del 2,7 per cento nel biennio 2021-22. Le entrate tributarie cresceranno moderatamente nel 2024 e più rapidamente nel 2025. Tutto ciò darà luogo a un saldo primario positivo nel 2024 (0,2 per cento del PIL) e nel 2025 (0,7 per cento del PIL), risultati entrambi migliori delle proiezioni del DEF (-0,3 per cento e 0,2 per cento in rapporto al PIL, rispettivamente). Tuttavia, data una spesa per interessi al 3,8 per cento del PIL nel 2024 e al 3,9 per cento del PIL nel 2025, l’indebitamento netto a legislazione vigente risalirebbe al 3,5 per cento del PIL nel 2024, per poi ridiscendere al 3,2 per cento del PIL nel 2025.
Nel complesso, in confronto al DEF, le proiezioni del saldo primario della PA per il 2022-25 migliorano, mentre la spesa per interessi aumenta. Ne conseguono, rispetto a quanto previsto a primavera, livelli di deficit in rapporto al PIL più bassi nel 2022 e nel 2023 e lievemente più elevati nel 2024 e nel 2025.
Il rapporto tra il debito pubblico e il PIL è previsto scendere nettamente quest’anno, dal 150,3 per cento registrato nel 2021 (rivisto al ribasso di 0,5 punti percentuali grazie ai nuovi dati Istat sul PIL nominale) al 145,4 per cento, per poi diminuire fino al 139,3 per cento nell’anno finale della proiezione, il 2025. Si tratta di livelli inferiori a quelli previsti nel DEF di circa due punti percentuali lungo tutto il quadriennio 2022-25.

In sintesi, le tendenze di finanza pubblica presentate in questo documento sono complessivamente rassicuranti, sebbene il servizio del debito si faccia più pesante. Va ricordato che nel 2024 rientrerà in vigore il Patto di stabilità e crescita – nella versione che scaturirà da una consultazione che la Commissione europea aprirà prossimamente sulla base di una sua proposta di riforma delle regole fiscali.
Il Governo conclude il suo operato in una fase assai complessa a livello geopolitico ed economico, ma con evidenti segnali di ritrovato dinamismo per l’economia italiana. L’auspicio è che, in un contesto di graduale riduzione del deficit e del debito pubblico, la ripresa economica avviata dopo la crisi pandemica prosegua e si consolidi, sostenuta dagli investimenti privati e pubblici, da tassi di occupazione più alti e da una dinamica della produttività più elevata.

Daniele Franco
Ministro dell’Economia e delle Finanze

MINISTERO DELL’ECONOMIA E DELLE FINANZE	V

NOTA DI AGGIORNAMENTO DEL DOCUMENTO DI ECONOMIA E FINANZA 2022

VI	MINISTERO DELL’ECONOMIA E DELLE FINANZE

INDICE
I.	QUADRO COMPLESSIVO E POLITICA DI BILANCIO
I.1	Tendenze recenti dell’economia e della finanza pubblica
I.2	Quadro macroeconomico tendenziale
I.3	Finanza pubblica tendenziale

II.	QUADRO MACROECONOMICO
II.1	L’economia internazionale
II.2	Economia italiana: tendenze recenti
II.3	Economia italiana: prospettive

III.	INDEBITAMENTO NETTO E DEBITO PUBBLICO
III.1	Indebitamento netto: dati di consuntivo e previsioni tendenziali
III.2	Risultati e previsioni a legislazione vigente in termini di saldo strutturale e regola di spesa
III.3	Evoluzione del rapporto debito/PIL
III.4	La regola del debito e gli altri fattori rilevanti
III.5	Scenari di sensitività di finanza pubblica e proiezione del rapporto debito/PIL nel medio periodo
III.6	Principali provvedimenti di finanza pubblica adottati nel 2022

IV.	LE RIFORME E LE RACCOMANDAZIONI DEL CONSIGLIO DELL’UNIONE EUROPEA
IV.1	Introduzione
IV.2	Perseguire una politica di bilancio prudente (CSR1)
IV.3	Procedere con l’attuazione del PNRR e con i negoziati per gli strumenti della politica di coesione 2021-2027 (CSR2)
IV.4	Ridurre l’utilizzo dei combustibili fossili, diversificare le importazioni energetiche, sviluppare le energie rinnovabili (CSR3)

MINISTERO DELL’ECONOMIA E DELLE FINANZE	VII

NOTA DI AGGIORNAMENTO DEL DOCUMENTO DI ECONOMIA E FINANZA 2022

INDICE DELLE TAVOLE
Tavola I.1	Risorse RRF sottostanti la previsione, confronto NADEF-DEF
Tavola I.2	Quadro macroeconomico tendenziale sintetico
Tavola I.3	Indicatori di finanza pubblica
Tavola II.1	Esogene internazionali
Tavola II.2	Quadro macroeconomico tendenziale
Tavola III.1a	Conto della PA a legislazione vigente (in milioni)
Tavola III.1b	Conto della PA a legislazione vigente (in percentuale del PIL)
Tavola III.1c	Conto della PA a legislazione vigente (variazioni percentuali)
Tavole III.2	Saldi di cassa
Tavole III.3	Impatto del RRF sulle previsioni – sovvenzioni
Tavole III.4	Impatto del RRF sulle previsioni – prestiti
Tavole III.5	Risorse NGEU sottostanti le previsioni (miliardi di euro)
Tavola III.6	La finanza pubblica corretta per il ciclo
Tavola III.7	Deviazioni significative
Tavola III.8	Misure una tantum a legislazione vigente
Tavola III.9	Debito delle Amministrazioni pubbliche per sottosettore
Tavola III.10	Rispetto della regola del debito: criterio forward looking e debito corretto per il ciclo
Tavola III.11	Sensitività della finanza pubblica a scenari di rischio
Tavola III.12	Effetti netti dei principali interventi disposti con i provvedimenti varati nel 2022 sull’indebitamento netto della PA
Tavola III.13	Effetti dei decreti del Ministero dell’Economia e delle Finanze di concerto con il Ministero della Transizione Ecologica in materia di riduzione di accisa e di IVA sui carburanti varati nel 2022
Tavola III.14	Effetti netti dei principali interventi del D.L. n. 144/2022 sull’indebitamento della PA

INDICE DELLE FIGURE
Figura I.1	Prodotto interno lordo e produzione industriale
Figura I.2	Prezzi al consumo (indice armonizzato)
Figura I.3	Rendimenti sui titoli di Stato italiani (BOT a 1 anno e BTP a dieci anni)
Figura I.4	Saldo della bilancia commerciale dell’Italia
Figura I.5	Indici di fiducia delle imprese italiane
Figura I.6	Fabbisogno di cassa del settore statale
Figura I.7	Prezzo del gas naturale 2019-2022 e prezzi a termine 2022-2025
Figura I.8	Indebitamento netto e debito della PA tendenziale in rapporto al PIL
Figura II.1	Nuovi casi confermati di COVID-19 per un milione (dati al 21 settembre 2021)

VIII	MINISTERO DELL’ECONOMIA E DELLE FINANZE

INDICE

Figura II.2	Indice PMI globale composito e per paese
Figura II.3	Indici dei prezzi delle principali commodities
Figura II.4	Prezzo del Brent e del gas naturale
Figura II.5	Inflazione al consumo dei maggiori paesi
Figura II.6	Dimensione del bilancio delle banche centrali
Figura II.7	PIL reale delle maggiori economie
Figura II.8	Inflazione al consumo dell’area dell’euro
Figura II.9	Contributi alla crescita del PIL
Figura II.10	Tasso di disoccupazione e tasso di partecipazione
Figura II.11	Inflazione al consumo
Figura II.12	Prestiti al settore privato
Figura II.13	Sofferenze verso residenti
Figura II.14	Esportazioni di beni e servizi in volume
Figura II.15	Esportazioni di beni per i principali settori di attività economica
Figura III.1	Indebitamento netto e saldo primario a legislazione vigente
Figura III.2	Gettito IVA sulle importazioni, base imponibile e prezzo internazionale del petrolio
Figura III.3	Investimenti fissi lordi della PA e risorse del RRF
Figura III.4	Andamento del rapporto debito/PIL al lordo e al netto degli aiuti europei
Figura III.5	Dinamica del rapporto debito/PIL negli scenari di sensitività
Figura III.6a	Proiezione stocastica del rapporto debito/PIL con shock ad alta volatilità
Figura III.6b	Proiezione stocastica del rapporto debito/PIL con shock a volatilità limitata
Figura III.7	Proiezione di medio termine del rapporto debito/PIL
Figura IV.1	Obiettivi del PNRR suddivisi per missione

INDICE DEI BOX
Capitolo II	Retribuzioni contrattuali: stime per il 2022-2025
Gli approvvigionamenti di gas naturale in Italia: recenti andamenti e prospettive future
La revisione delle stime per il 2022 e gli anni seguenti Un’analisi di rischio (o di sensibilità) sulle variabili esogene
Capitolo III	Iniziative del Governo italiano in risposta al caro energia
Le tendenze di medio-lungo periodo del sistema pensionistico italiano e delle spese pubbliche connesse all’invecchiamento
Confronto con le previsioni di finanza pubblica della Commissione europea
La valutazione delle maggiori entrate strutturali derivanti dal miglioramento della compliance fiscale

MINISTERO DELL’ECONOMIA E DELLE FINANZE	IX

NOTA DI AGGIORNAMENTO DEL DOCUMENTO DI ECONOMIA E FINANZA 2022

VI	MINISTERO DELL’ECONOMIA E DELLE FINANZE

I.	QUADRO COMPLESSIVO E POLITICA DI BILANCIO
I.1	TENDENZE RECENTI DELL’ECONOMIA E DELLA FINANZA PUBBLICA
Nella prima metà dell’anno in corso il prodotto interno lordo (PIL) è cresciuto più del previsto, raggiungendo un livello superiore dello 0,6 per cento a quello medio del 2019, l’anno precedente la pandemia. Ad un primo trimestre in rallentamento allo 0,1 per cento in termini congiunturali, dallo 0,7 per cento del quarto trimestre 2021, è infatti seguito un robusto incremento del PIL nel secondo trimestre, pari all’1,1 per cento sul periodo precedente.
Grazie al buon andamento del primo semestre, la previsione di crescita del PIL per il 2022 sale al 3,3 per cento, dal 3,1 per cento del Documento di Economia e Finanza (DEF)1, sebbene la seconda metà dell’anno si prospetti meno favorevole di quanto anticipato ad aprile.
Infatti, nel quadro di un indebolimento degli indicatori ciclici globali ed europei, gli andamenti dell’economia e dell’inflazione continuano a risentire della guerra in Ucraina e dell’impennata del prezzo del gas naturale, dell’energia elettrica, dei combustibili e delle materie prime alimentari, in particolare i cereali.

FIGURA I.1: PRODOTTO INTERNO LORDO E PRODUZIONE INDUSTRIALE

Fonte: Istat

___
1 In base ai dati del secondo trimestre, il trascinamento sul dato medio trimestrale dell’anno in corso è pari al 3,5 per cento. Incorporando nei calcoli la proiezione di una lieve flessione congiunturale del PIL nella seconda metà dell’anno, la crescita media ora prevista sui dati trimestrali è del 3,4 per cento. Tuttavia, a causa di un numero di giorni lavorativi inferiore a quello del 2021, tale stima si traduce in un incremento lievemente inferiore del PIL annuale (3,3 per cento).

MINISTERO DELL’ECONOMIA E DELLE FINANZE	1

NOTA DI AGGIORNAMENTO DEL DOCUMENTO DI ECONOMIA E FINANZA 2022

Gli interventi di calmierazione di bollette e carburanti e gli aiuti a famiglie e imprese attuati quest’anno dal Governo assommano a circa 57 miliardi (3,0 per cento del PIL) in termini lordi, includendo 3,8 miliardi già stanziati dalla legge di bilancio per il 2022. Ciononostante, la bolletta energetica per imprese e famiglie italiane ha continuato ad aumentare a causa di prezzi all’ingrosso dell’energia che ad agosto hanno raggiunto un picco di 12 volte superiore alla media del quinquennio 2016-2020 nel caso del gas naturale e di quasi 11 volte in quello dell’energia elettrica, uno shock di prezzo senza precedenti. Anche il prezzo del petrolio ha seguito una tendenza ascendente fino a giugno, con un massimo di 128 dollari al barile sul benchmark Brent ai primi di marzo, ma è recentemente ridisceso sotto a 90 dollari al barile.
Sotto la spinta dei prezzi energetici e alimentari l’inflazione ha continuato a salire, raggiungendo il 9,1 per cento ad agosto sia nell’area euro sia in Italia, secondo l’indice armonizzato dei prezzi al consumo. L’aumento dei prezzi si è via via diffuso dall’energia e dai prodotti alimentari alle altre componenti dell’indice, portando l’inflazione di fondo (al netto dell’energia e degli alimentari freschi) al 5,5 per cento ad agosto nell’area euro e al 4,9 per cento in Italia.

FIGURA I.2: PREZZI AL CONSUMO (INDICE ARMONIZZATO, VARIAZIONI % A/A)

Fonte: Istat

La repentina salita dell’inflazione ha indotto le maggiori banche centrali ad intraprendere un sentiero di restrizione monetaria. La conseguente salita dei tassi di interesse è stata accompagnata da un marcato appiattimento della curva dei rendimenti. I mercati scontano, quindi, che il rialzo dell’inflazione e la conseguente stretta monetaria non durino più di un biennio, anche in base all’attesa di una discesa dei prezzi energetici e di un rallentamento della crescita globale.
La Banca Centrale Europea (BCE) ha seguito con alcuni mesi di ritardo le mosse restrittive della Federal Reserve americana e della Bank of England, ma dal 1° luglio ha terminato il programma di acquisti di titoli a reddito fisso sul mercato aperto (quantitative easing - QE) e ha poi alzato i tassi di riferimento per complessivi 125 punti base in due tappe (luglio e settembre), portando il tasso sulle operazioni di

2	MINISTERO DELL’ECONOMIA E DELLE FINANZE

I. QUADRO COMPLESSIVO E POLITICA DI BILANCIO

rifinanziamento principale da zero all’1,25 per cento. La previsione macroeconomica più recente della BCE indica un tasso di inflazione superiore all’obiettivo del 2 per cento anche su un orizzonte a due anni, il che giustificherebbe ulteriori rialzi dei tassi guida in occasione delle prossime riunioni del Consiglio Direttivo.
Aldilà dell’impennata dell’inflazione, non va trascurato che il tasso di disoccupazione dell’area euro è sceso ad un nuovo minimo storico del 6,6 per cento in luglio e che nel secondo trimestre la percentuale di posizioni lavorative vacanti è salita al 3,2 per cento, mentre la crescita del costo del lavoro ha accelerato al 4,0 per cento, dal 2,5 per cento nel quarto trimestre del 2021. Alla luce degli orientamenti sulle future decisioni di politica monetaria comunicati dalla BCE stessa, tutto ciò porta i mercati a prevedere ulteriori rialzi dei tassi di policy. Di conseguenza, i tassi swap dell’euro sono attualmente più alti di 3,1 punti percentuali sulla scadenza ad un anno e di quasi 3 pp su quella decennale rispetto al livello di inizio 2022.

FIGURA I.3: RENDIMENTI SUI TITOLI DI STATO ITALIANI (BOT a 1 anno e BTP a dieci anni)

Fonte: Istat

Per quanto riguarda il mercato dei titoli di Stato italiani, all’effetto della salita dei tassi dell’euro si è aggiunto l’allargamento del differenziale di rendimento rispetto al tasso swap e al Bund tedesco: lo spread contro Bund sulla scadenza decennale, che un anno fa oscillava intorno all’un per cento, è recentemente salito intorno al 2,5 per cento, con il risultato che il rendimento del BTP decennale è attualmente al 4,7 per cento, mentre un anno fa era pari allo 0,7 per cento (mentre il Bund è passato da -0,32 a 2,21 per cento).
Lo shock energetico ha anche causato un repentino peggioramento del saldo commerciale dell’Italia, come pure di Paesi ad elevato surplus quali la Germania. Nei primi sette mesi del 2022 la bilancia commerciale dell’Italia ha registrato un disavanzo di 13,7 miliardi, che si confronta con un surplus di 37,5 miliardi nello stesso periodo dell’anno scorso, con il saldo energetico in peggioramento a -60,0 miliardi da -19,4 miliardi nei primi sette mesi del 2021. Anche il saldo commerciale

MINISTERO DELL’ECONOMIA E DELLE FINANZE	3

NOTA DI AGGIORNAMENTO DEL DOCUMENTO DI ECONOMIA E FINANZA 2022

non-energy, pur rimanendo largamente in avanzo da gennaio a luglio (a 46,3 miliardi), ha subìto un deterioramento di circa dieci miliardi rispetto allo stesso periodo del 2021, dovuto sia al peggioramento delle ragioni di scambio sia ad una maggior crescita dei volumi di importazione rispetto a quelli di esportazione2.
Secondo i dati Istat, la crescita dell’export in termini nominali è rimasta positiva fino a tutto luglio. In termini di volumi, invece, l’andamento delle esportazioni italiane di merci è stato ampiamente positivo nel primo trimestre, quando i volumi esportati sono cresciuti del 5,2 per cento in termini tendenziali, per poi frenare nel secondo trimestre (-1,2 per cento) e in luglio (-4,0 per cento) soprattutto in conseguenza di una decelerazione del commercio mondiale.
In linea con il peggioramento del saldo commerciale, anche le partite correnti della bilancia dei pagamenti nei primi sette mesi del 2022 hanno registrato un deficit di 9,1 miliardi, che si confronta con un avanzo di 31,9 miliardi nello stesso periodo del 2021.

FIGURA I.4: SALDO DELLA BILANCIA COMMERCIALE DELL’ITALIA (ultimi dodici mesi, mln di euro)

Fonte: Refinitiv.

Si è detto della discesa del tasso di disoccupazione nell’area euro (e nell’Unione Europea) ai minimi degli ultimi decenni. Anche in Italia il tasso di disoccupazione è calato al 7,9 per cento in luglio, il livello più basso dal 2009 ad oggi. Secondo l’indagine Istat sulle forze di lavoro, l’occupazione in giugno e luglio è risultata superiore a 23,3 milioni, il dato più elevato dal giugno del 2019 e in crescita del 2 per cento rispetto ai corrispondenti mesi del 2021. Anche per via del declino della popolazione in età lavorativa, il tasso di occupazione a giugno ha raggiunto un massimo storico del 60,4 per cento, per poi diminuire lievemente al 60,3 per cento a luglio.

___
2 Per peggioramento delle ragioni di scambio si intende una crescita dei prezzi all’importazione superiore a quella dei prezzi all’esportazione. Secondo gli ultimi dati Istat, i valori medi unitari all’export nei primi sette mesi sono cresciuti mediamente dell’1,1 per cento

4	MINISTERO DELL’ECONOMIA E DELLE FINANZE

I. QUADRO COMPLESSIVO E POLITICA DI BILANCIO

I risultati sin qui conseguiti in termini di crescita del PIL e dell’occupazione sono stati resi possibili non solo dal dinamismo mostrato dall’industria fino alla primavera, ma anche dalla notevole crescita del valore aggiunto delle costruzioni e dalla ripresa dei settori dell’economia precedentemente penalizzati dalle misure di distanziamento sociale. Dopo il picco raggiunto in gennaio, i nuovi contagi da COVID-19 sono diminuiti in primavera, per poi aumentare nuovamente a causa del diffondersi di nuovi sotto-lignaggi della variante Omicron. Tuttavia, l’andamento dei ricoveri ospedalieri e delle terapie intensive è rimasto sotto controllo, e ciò ha consentito di continuare il processo di normalizzazione della vita economica e sociale, con grandi benefici anche in termini di arrivi di turisti stranieri.
Come già accennato, le aspettative economiche e l’andamento dell’industria manifatturiera sono peggiorati a partire dalla tarda primavera. I dati più recenti segnalano un peggioramento del ciclo internazionale nel corso del terzo trimestre: ad agosto, il PMI globale è sceso sotto alla soglia di espansione di 50, precisamente a 49,3 dal 50,8 di luglio e dal 53,5 di giugno, valori che si confrontano con il livello massimo di 58,5 dall’inizio della pandemia, che è stato raggiunto nel maggio dello scorso anno. Nell’area euro il PMI composito è sceso sotto la soglia di 50 già in luglio (a 49,9), per poi ridursi ulteriormente a 48,9 in agosto – con la Germania che registra il dato più debole (46,9) fra i maggiori Paesi dell’area euro.

FIGURA I.5: INDICI DI FIDUCIA DELLE IMPRESE ITALIANE

Fonte: Istat e stime MEF per il mese di aprile 2020, in cui l’indagine non è stata pubblicata.

In Italia, l’indice destagionalizzato della produzione industriale nel bimestre giugno-luglio è diminuito del 2,4 per cento sul bimestre precedente. Inoltre, sia l’indagine congiunturale dell’Istat, sia il PMI manifatturiero, segnalano ad agosto un peggioramento dei giudizi delle imprese sui livelli di produzione e ordinativi correnti e previsti per i prossimi mesi. Risultano in flessione anche gli indici di fiducia dei servizi e delle costruzioni, mentre l’unica nota positiva proviene dalle imprese del commercio al dettaglio, con l’indice in costante ripresa da marzo in poi.
Sul fronte della finanza pubblica, i conti dei settori istituzionali dell’Istat indicano una netta riduzione dell’indebitamento netto della Pubblica

MINISTERO DELL’ECONOMIA E DELLE FINANZE	5

NOTA DI AGGIORNAMENTO DEL DOCUMENTO DI ECONOMIA E FINANZA 2022

amministrazione (PA) nel primo trimestre, al 9,0 per cento del PIL dal 12,8 per cento del corrispondente periodo del 2021 (in termini non destagionalizzati)3. L’andamento delle entrate è stato particolarmente positivo nei primi sette mesi dell’anno, con un incremento delle entrate tributarie del 13,2 per cento e di quelle contributive del 6,4 per cento.
Un marcato miglioramento della finanza pubblica è anche segnalato dai dati di fabbisogno di cassa, che nei primi otto mesi dell’anno è stato pari a 33,7 miliardi, in miglioramento di circa 36,4 miliardi rispetto ai 70,2 miliardi del corrispondente periodo dell’anno scorso. Anche escludendo dal confronto le sovvenzioni ricevute ad agosto 2021 e ad aprile 2022 dalla Recovery and Resilience Facility, la riduzione del fabbisogno di cassa nei primi otto mesi dell’anno risulta pari a 35,4 miliardi (un calo di circa il 45 per cento). Si tratta di un risultato molto positivo anche alla luce degli impegni di risorse pubbliche per manovre di calmierazione dei prezzi dell’energia e di aiuti ad imprese e famiglie attuati durante il periodo in questione.

FIGURA I.6: FABBISOGNO DI CASSA DEL SETTORE STATALE (MILIARDI DI EURO, VALORI CUMULATI A 12 MESI)

Fonte: Elaborazioni MEF sui dati mensili della RGS per il settore statale e della Banca d’Italia per le Amministrazioni pubbliche.

___
3 Con l’eccezione del 2020, un anno fuori dalla norma in quanto segnato dalla prima fase della pandemia e da ingenti interventi di politica fiscale, il primo trimestre registra normalmente i livelli più elevati di indebitamento netto di tutto l’anno. Come menzionato nel testo i dati trimestrali di indebitamento non sono destagionalizzati.

6	MINISTERO DELL’ECONOMIA E DELLE FINANZE

I. QUADRO COMPLESSIVO E POLITICA DI BILANCIO

I.2	QUADRO MACROECONOMICO TENDENZIALE
Aggiornamento della previsione del PIL alla luce delle nuove esogene
Come già menzionato, la previsione di crescita del PIL per quest’anno nel nuovo scenario tendenziale migliora dal 3,1 al 3,3 per cento rispetto al quadro programmatico del DEF. Per contro, la previsione per il 2023 scende in misura sostanziale, dal 2,4 per cento allo 0,6 per cento. Restano, invece invariate le previsioni per il 2024 e il 2025, pari all’1,8 per cento e all’1,5 per cento, rispettivamente.
Per quanto riguarda il PIL nominale -- variabile assai rilevante ai fini delle proiezioni di finanza pubblica e dei rapporti fra deficit, debito e PIL -- le previsioni vengono riviste al rialzo rispetto al DEF, con l’unica eccezione del 2023, nel cui caso l’abbassamento della crescita reale prevista eccede la revisione al rialzo delle proiezioni di crescita del deflatore del PIL.
Nello specifico, partendo dai dati Istat per i primi due trimestri dell’anno, le valutazioni interne più aggiornate indicano una variazione leggermente negativa del PIL nel terzo trimestre quale risultato di una contrazione congiunturale del valore aggiunto dell’industria manifatturiera e delle costruzioni, solo parzialmente compensata da un incremento dei servizi. Per il quarto trimestre, l’intervallo delle stime più aggiornate si situa intorno ad una lieve contrazione del PIL in termini reali, attribuibile in primis al settore industriale.
L’andamento previsto per la seconda metà di quest’anno crea un trascinamento solo lievemente positivo (0,1 punti percentuali) sulla crescita del 2023. Si prevede un’ulteriore flessione del PIL nel primo trimestre, che sarebbe poi seguita da una ripresa dell’attività economica a partire dal secondo trimestre, trainata da un aumento della domanda mondiale, da una discesa del prezzo del gas naturale (peraltro verso livelli ancora elevati rispetto a condizioni ‘normali’) e da un crescente apporto del Piano di Ripresa e Resilienza (PNRR) alla crescita del PIL.
L’abbassamento della previsione di crescita del PIL per il 2023 in confronto al DEF, pari a 1,8 punti percentuali, è motivato non solo dal recente peggioramento delle previsioni di imprese e famiglie, ma anche e soprattutto dai cambiamenti intervenuti nelle principali variabili esogene della previsione. Come documentato in dettaglio nel Capitolo II, la previsione di crescita del commercio mondiale è stata nettamente abbassata in linea con le più recenti proiezioni fornite da Oxford Economics; l’import dei principali partner commerciali dell’Italia è ora previsto crescere dell’1,5 per cento nel 2023, contro il 3,4 per cento previsto nel DEF.
Queste previsioni non tengono ovviamente conto dell’azione di politica economica che potrà essere realizzata con la prossima legge di bilancio e con altre misure.
Per quanto riguarda i prezzi energetici, il profilo tracciato dai contratti futures sul gas naturale TTF risulta nettamente più elevato dei livelli utilizzati per le proiezioni del DEF4. Anche i prezzi attesi del petrolio Brent sono più elevati, sia pure in misura nettamente inferiore all’incremento registrato dai prezzi del gas.

___
4 TTF è l’acronimo del Title Transfer Facility, un mercato del gas virtuale gestito dalla società olandese Gasunie e che è considerato il principale prezzo di riferimento per il mercato europeo. Il gas scambiato sul TTF deve essere già entrato nel sistema di trasporto Gasunie e tutti gli scambi tra controparti devono essere comunicati al gestore del mercato. I futures sul TTF sono scambiati sul mercato telematico Intercontinental Exchange (ICE).

MINISTERO DELL’ECONOMIA E DELLE FINANZE	7

NOTA DI AGGIORNAMENTO DEL DOCUMENTO DI ECONOMIA E FINANZA 2022

I tassi di interesse e i rendimenti sui titoli di Stato, come già accennato, hanno subìto forti aumenti negli ultimi mesi. Di conseguenza, sono anche aumentati i tassi e i rendimenti a termine che vengono utilizzati per le proiezioni macroeconomiche, con un impatto negativo sul PIL che è marginale per quest’anno ma molto significativo sul 2023 e rilevante sugli anni successivi.
Fra tutte le variabili esogene della previsione, solo il tasso di cambio dell’euro risulta più competitivo rispetto ai livelli utilizzati per le previsioni del DEF e dà luogo ad un impatto più favorevole sulla crescita del prodotto. Nel complesso, gli impatti stimati con il modello ITEM giustificano una revisione al ribasso della previsione di crescita reale del PIL nel 2023 pari a 1,9 punti percentuali.
D’altro canto, il più recente aggiornamento delle proiezioni di spesa pubblica attivata dal PNRR con le risorse del Recovery and Resilience Facility (RRF) riduce significativamente la stima relativa al 2022, ma incrementa corrispondentemente le proiezioni di spesa negli anni finali del Piano. Sebbene la proiezione di spesa per il 2023 venga anch’essa lievemente rivista al ribasso (mentre salgono quelle per il 2025-2026), la variazione attesa per il 2023 delle spese legate al PNRR registra la maggiore revisione al rialzo rispetto ai dati utilizzati nel DEF (pari a 12 miliardi). Ciò dà luogo ad un impulso aggiuntivo alla crescita del PIL stimato pari a 0,3 punti percentuali in confronto alle stime del DEF.

TAVOLA I.1: RISORSE RRF SOTTOSTANTI LA PREVISIONE, CONFRONTO NADEF – DEF (miliardi di euro)
	2020 – 2021	2022	2023	2024	2025	2026
NADEF 2022
Totale RRF	5,5	15,0	40,9	46,5	47,7	35,9
Variazione annuale (livelli)	5,5	9,5	25,9	5,6	1,3	-11,8
DEF 2022
Totale RRF	4,3	29,4	43,3	47,4	41,7	25,5
Variazione annuale (livelli)	4,3	25,1	13,9	4,1	-5,7	-16,2
Differenziale NADEF – DEF
Totale RRF	1,2	-14,4	-2,4	-0,9	6,1	10,5
Variazione annuale (livelli)	1,2	-15,6	12,0	1,5	7,0	4,4
Fonte: MEF

Nel complesso, per tenere conto dei cambiamenti delle esogene e delle proiezioni relative al PNRR, la previsione di crescita tendenziale per il 2023 dovrebbe scendere di 1,6 punti percentuali. Un’ulteriore riduzione di 0,2 punti percentuali, che porta la nuova proiezione tendenziale allo 0,6 per cento dal 2,4 per cento previsto nel DEF, è ascrivibile a due ordini di considerazioni: la prima è che sia opportuno tener conto di possibili effetti negativi sulla fiducia di famiglie e imprese del complesso quadro geopolitico che si prospetta per i prossimi mesi; la seconda è che il quadro presentato è a legislazione vigente e deve tener conto del fatto che le misure di calmierazione delle bollette saranno in vigore solo fino al termine del 2022. Una loro interruzione fa salire il costo dell’energia per imprese e famiglie a inizio 2023 e ciò ha un impatto negativo sul PIL sebbene le simulazioni effettuate col modello trimestrale ITEM indichino che la crescita del PIL nel 2023 beneficerà degli effetti ritardati dei decreti-legge adottati nella seconda metà di quest’anno.

8	MINISTERO DELL’ECONOMIA E DELLE FINANZE

I. QUADRO COMPLESSIVO E POLITICA DI BILANCIO

Lo scenario di consumo e approvvigionamento di gas naturale
Come già accennato, lo scenario tendenziale si basa su prezzi del gas naturale ricavati dai contratti futures su scadenze mensili per i prossimi mesi del 2022 e per gli anni 2023-2025. Dal punto di vista dei consumi nazionali, che secondo i dati del Ministero dello Sviluppo Economico (MISE) sono diminuiti dell’1,9 per cento nei primi sette mesi del 2022, si è elaborata una proiezione coerente con tali prezzi, con la composizione macro-settoriale della crescita del PIL e con le tendenze previste per la composizione della produzione nazionale di energia elettrica. Si prevede che una discesa dei consumi di gas naturale più accentuata nel periodo agosto-dicembre porti la contrazione annuale del consumo nazionale al -3,2 per cento.

FIGURA I.7: PREZZO DEL GAS NATURALE 2019-2022 E PREZZI A TERMINE 2022-2025

Fonte: GME - Gestore Mercati Energetici.

Nel 2023, una parziale ricomposizione della produzione di elettricità verso altri combustibili fossili e biocombustibili e un incremento dell’idroelettrico e delle altre rinnovabili, unitamente a una diminuzione dei consumi per utenze domestiche, farebbe scendere il consumo nazionale di gas di un ulteriore 4,4 per cento, a cui seguirebbe un ulteriore lieve calo dello 0,3 per cento nel 2024. Ciò porterebbe i consumi lordi nel 2024 ad un livello inferiore di quasi l’8 per cento a quello del 2021, che è stato pari a 76,1 miliardi di metri cubi standard (SMC). Nel 2025, col consolidamento della ripresa economica, il consumo nazionale lordo aumenterebbe dell’uno per cento sull’anno precedente, registrando un livello di poco inferiore a 71 miliardi di SMC.
Per quanto riguarda gli approvvigionamenti, lo scenario tendenziale sconta un’ulteriore discesa delle importazioni di gas russo, non un loro completo azzeramento. Si è peraltro elaborato uno scenario alternativo di completa interruzione degli afflussi dalla Russia a partire dal mese di ottobre, di cui si dirà più avanti.
Nello scenario di base, l’afflusso dal punto di ingresso del Tarvisio, attraverso cui passa gran parte dell’import dalla Russia, scenderebbe da 29,1 miliardi di SMC

MINISTERO DELL’ECONOMIA E DELLE FINANZE	9

NOTA DI AGGIORNAMENTO DEL DOCUMENTO DI ECONOMIA E FINANZA 2022

del 2021 a 12,9 miliardi di SMC quest’anno e poi via via fino a soli 3,8 miliardi nel 2025. La sostituzione del gas di provenienza russa, oltreché attraverso minori consumi, avverrebbe tramite maggiori afflussi dai due principali gasdotti meridionali (Algeria e TAP), un forte incremento delle importazioni di gas liquefatto (grazie al graduale ma significativo aumento della capacità di rigassificazione) e un moderato aumento della produzione nazionale. L’aumento della capacità di rigassificazione avverrà sia attraverso una maggiore produzione dei tre principali impianti esistenti, sia tramite l’acquisizione di due unità galleggianti: per la prima si è ipotizzato l’avvio della produzione nella primavera del 2023, per la seconda a inizio autunno 2024.
Al 25 settembre gli stoccaggi di gas naturale italiani avevano una percentuale di riempimento superiore all’89,6 per cento. Lo scenario previsivo 2022-2025 è stato costruito a livello mensile per tutte le variabili del bilancio nazionale del gas (produzione, importazioni, esportazioni e consumi) specificando i volumi per tutte le fonti di approvvigionamento della rete nazionale e verificando che il totale degli stoccaggi non scenda sotto al livello della riserva strategica nazionale (4,5 miliardi di SMC) in alcun mese dell’anno (il livello più basso viene normalmente raggiunto alla fine dell’inverno). I volumi di importazione ipotizzati per ciascun punto di accesso o di rigassificazione sono inferiori alla capacità massima teorica. D’altro canto, la proiezione assume che non si verifichino rilevanti problemi tecnici in alcuno degli impianti di rigassificazione e che si riesca a mantenere un afflusso relativamente elevato, seppur decrescente nel corso del tempo, dal punto di ingresso di Passo Gries, attraverso il quale giunge in Italia il gas di provenienza nord-europea.

Inflazione e altre principali variabili della previsione tendenziale
Le principali revisioni rispetto al DEF riguardano l’inflazione e i conti con l’estero. Il fattore che collega queste revisioni è la forte salita dei prezzi energetici e delle materie prime di cui si è già ampiamente trattato e che ha causato un’accelerazione dell’inflazione ancora superiore alle aspettative e una repentina inversione di segno nel saldo degli scambi con l’estero ― effetti che peraltro accomunano l’Italia agli altri Paesi importatori di energia.
Viene rivisto al rialzo il sentiero del deflatore dei consumi delle famiglie e di quello del PIL. Come nella precedente previsione, la media annua della crescita del deflatore dei consumi tocca un massimo nel 2022, al 6,6 per cento (dal 5,8 per cento del DEF), per poi scendere più lentamente di quanto previsto in precedenza, registrando una crescita ancora elevata (4,5 per cento) nel 2023 e poi scendendo fino all’1,9 per cento nel 2025. La previsione di incremento del deflatore per il 2022 rimane al 3,0 per cento, ma sale al 3,7 per cento nel 2023 (dal 2,2 per cento del DEF) per poi scendere fino all’1,9 per cento nel 2025 (1,8 per cento nel DEF).
Nel dettaglio, il tasso di inflazione tendenziale dovrebbe cominciare a scendere nel quarto trimestre di quest’anno giacché i livelli dell’indice dei prezzi, segnatamente nella componente energetica, si confronteranno con quelli già molto elevati degli ultimi mesi del 2021. L’inflazione di fondo salirebbe fino al primo trimestre dell’anno prossimo dati i ritardi di aggiustamento dei prezzi degli altri beni e servizi, per poi seguire la tendenza al ribasso dell’indice generale. Il costo del lavoro per unità di lavoro dipendente (settore privato), che risponde con ritardo

10	MINISTERO DELL’ECONOMIA E DELLE FINANZE

I. QUADRO COMPLESSIVO E POLITICA DI BILANCIO

alla salita dell’inflazione dati i meccanismi di aggiustamento delle retribuzioni contrattuali, accelera dall’1,0 per cento del 2021 al 3,5 per cento quest’anno e al 3,7 per cento nel 2023, per poi rallentare nei due anni successivi fino al 2,8 per cento nel 2025.

TAVOLA I.2: QUADRO MACROECONOMICO TENDENZIALE SINTETICO (1) (variazioni percentuali, salvo ove non diversamente indicato)
	2021	2022	2023	2024	2025
PIL	6,7	3,3	0,6	1,8	1,5
Deflatore PIL	0,5	3,0	3,7	2,5	1,9
Deflatore consumi	1,6	6,6	4,5	2,3	1,9
PIL nominale	7,3	6,4	4,4	4,3	3,5
Occupazione (ULA) (2)	7,6	4,3	0,4	1,1	1,0
Occupazione (FL) (3)	0,8	2,3	0,3	0,9	0,8
Tasso di disoccupazione	9,5	8,2	8,0	7,7	7,5
Costo lavoro per unità di lavoro dipendente (4)	1,0	3,5	3,7	3,3	2,8
Bilancia partite correnti (saldo in % PIL)	2,4	-0,8	-0,2	0,2	0,9
(1) Eventuali imprecisioni derivano dagli arrotondamenti.
(2) Occupazione espressa in termini di unità standard di lavoro (ULA).
(3) Numero di occupati in base all’indagine campionaria della Rilevazione Continua delle Forze Lavoro (RCFL).
(4) Settore privato.

Le previsioni riguardanti occupazione e disoccupazione vengono riviste in chiave migliorativa, soprattutto per quanto riguarda quest’anno alla luce dei dati registrati nei prime sette mesi dell’anno sia in termini di crescita degli occupati che di calo del tasso di disoccupazione. Quest’ultimo è previsto scendere da una media dell’8,2 per cento nel 2022 fino al 7,5 per cento nel 2025.
Il saldo delle partite correnti della bilancia dei pagamenti è previsto in deficit nel 2022 e nel 2023, per poi tornare in lieve avanzo nei due anni seguenti a causa principalmente di prezzi del gas naturale (e in minor misura del petrolio) in discesa.

La previsione macroeconomica tendenziale per il 2022 e 2023 è stata validata dall’Ufficio Parlamentare di Bilancio con nota del 23 settembre 2022, al termine delle interlocuzioni previste dal Protocollo di intesa UPB-MEF del 13 maggio 2022.

Rischi per la previsione
Nel Capitolo II vengono analizzati come di consueto alcuni scenari di rischio per le principali variabili esogene della previsione, in particolare una più accentuata caduta della crescita dell’economia e del commercio mondiale (che implicherebbe una recessione in Europa), un rafforzamento del tasso di cambio ponderato dell’euro in linea con quanto indicato dai tassi di cambio a termine, e un ulteriore allargamento del differenziale fra i titoli di Stato italiani e il Bund.
I risultati delle simulazioni mostrano che se il primo e il terzo shock menzionato (minor crescita globale e allargamento dello spread) si verificassero contemporaneamente il PIL crescerebbe meno di quanto indicato dalla previsione tendenziale di 0,3 punti percentuali nel 2023 (dimezzando quindi la crescita prevista per l’anno), 0,6 p.p. nel 2024 (col risultato di abbassare il tasso di crescita

MINISTERO DELL’ECONOMIA E DELLE FINANZE	11

NOTA DI AGGIORNAMENTO DEL DOCUMENTO DI ECONOMIA E FINANZA 2022

di quell’anno all’1,2 per cento) e 0,2 p.p. nel 2025 (riducendo la crescita all’1,3 per cento). Andamenti ancor più sfavorevoli si verificherebbero se si assistesse anche ad un marcato rafforzamento del tasso di cambio dell’euro, scenario che potrebbe verificarsi se, al contrario di quanto sinora avvenuto, l’economia americana e altre economie al difuori dell’area euro registrassero una caduta dell’inflazione - e, presumibilmente, dell’occupazione – più accentuata di quella dell’area stessa.
In aggiunta a queste simulazioni standard, si è ripreso il tema degli approvvigionamenti di gas naturale già affrontato nel DEF. Rispetto alla fine di marzo, quando furono elaborati due scenari di rischio incentrati su uno shock di prezzo con o senza una carenza di gas, gli sviluppi degli ultimi mesi sono stati più simili allo scenario di shock di prezzo allora elaborato: gli afflussi di gas russo sono continuati ma sono stati accompagnati da forti rialzi dei prezzi a fronte di una campagna di stoccaggio da parte di tutti i Paesi europei.
Allo stato attuale, data una percentuale di riempimento degli stoccaggi prossima all’obiettivo del 90 per cento e la continuazione in settembre delle importazioni dalla Russia, sia pure con volumi molto inferiori al passato, lo scenario di rischio che appare più rilevante è quello di un completo arresto delle forniture dal mese di ottobre in poi. Al pari dello scenario tendenziale, si è ipotizzato che il livello mensile di stoccaggio non possa scendere mai al disotto della riserva strategica dell’Italia.
Il gap creato dall’azzeramento dell’import dalla Russia viene in parte colmato da altre fonti di approvvigionamento e in parte dalla contrazione dei consumi. Poiché nello scenario tendenziale il volume di import attraverso il Tarvisio scende da 14,3 miliardi di SMC stimati per il 2022 a 6,4 miliardi nel 2023 e poi gradualmente fino a 3,8 miliardi nel 2025, per compensare il venir meno di tali afflussi si sono ipotizzati un moderato aumento del ricorso ad altre fonti di importazione unito ad una riduzione dei consumi pari a 4 miliardi da ottobre 2022 a fine 2023 in confronto allo scenario tendenziale.
Trattandosi di una riduzione dei consumi significativa ma non macroscopica (circa il 5,4 per cento del consumo annuale stimato per il 2022), si è optato di simularla come shock di prezzo unito ad un elevato grado di osservanza da parte di cittadini e imprese del Piano di contenimento dei consumi recentemente presentato dal Ministero della Transizione Ecologica (MITE)5. Ciò significa che l’ulteriore contrazione della domanda e le importazioni aggiuntive di gas vengono attivate principalmente da un livello dei prezzi superiore a quello dello scenario tendenziale.
Nella simulazione effettuata con il modello MACGEM, si è ipotizzato che il completo venir meno degli afflussi dalla Russia porti ad un aumento del 20 per cento dei prezzi medi del gas naturale, dell’elettricità e del petrolio rispetto allo scenario tendenziale nel quarto trimestre di quest’anno e nel 2023. Nel 2024 e nel 2025 i prezzi sarebbero più elevati del 10 per cento e del 5 per cento, rispettivamente. I risultati della simulazione indicano una contrazione cumulata del consumo di gas del 4,9 per cento nel 2022 e nel 2023 (e del 7,7 per cento nell’intero periodo 2022-2025), solo lievemente inferiore a quanto ritenuto necessario ma che potrebbe

___
5 Ministero della Transizione Ecologica, Piano Nazionale di Contenimento dei Consumi di Gas Naturale, 6 settembre 2022.

12	MINISTERO DELL’ECONOMIA E DELLE FINANZE

I. QUADRO COMPLESSIVO E POLITICA DI BILANCIO

essere integrata da cambiamenti comportamentali in risposta al Piano di contenimento del MITE.
Per quanto riguarda gli impatti macroeconomici, lo scenario di rischio qui descritto restituisce una minor crescita del PIL in confronto al tendenziale pari a 0,2 punti percentuali nel 2022 e 0,5 p.p. nel 2023, mentre risulterebbe superiore di 0,4 p.p. nel 2024 e 0,2 p.p. nel 2025 per un effetto di rimbalzo. Il tasso di crescita del PIL nominale si ridurrebbe più moderatamente per via di una dinamica più sostenuta del deflatore, scendendo di 0,1 p.p. quest’anno rispetto al tendenziale, 0,3 p.p. nel 2023 ed aumentando di 0,2 p.p. e 0,1 p.p. rispettivamente nel 2024 e 2025. Si tratta di impatti molto inferiori a quelli stimati negli scenari di rischio del DEF. Ciò riflette sia i progressi conseguiti, o attesi per il prossimo triennio, in termini di approvvigionamenti alternativi, sia gli afflussi di gas naturale dalla Russia nei primi nove mesi di quest’anno.

I.3	FINANZA PUBBLICA TENDENZIALE
L’andamento previsto dell’indebitamento netto
Come già menzionato, l’andamento delle entrate tributarie e contributive nei primi sette mesi del 2022 ha sorpreso al rialzo malgrado le imponenti misure di mitigazione del costo dell’energia attuate dal Governo, anche tramite sgravi fiscali. L’impennata dei prezzi dell’energia importata e dell’inflazione interna ha dato un contributo determinante alla crescita del gettito, ma anche l’incremento del PIL e dell’occupazione ha giocato un ruolo di rilievo.
La previsione aggiornata del conto della PA indica una crescita delle entrate tributarie nel 2022 pari al 6,6 per cento per le imposte dirette e dell’8,0 per cento per le indirette. I contributi sociali saliranno del 7,9 per cento. Grazie anche ad un incremento delle alte entrate correnti e in conto capitale, le entrate totali saliranno al 49,2 per cento del PIL, dal 48,1 per cento del 2021.
Per quanto riguarda la spesa, i rinnovi contrattuali nella PA porteranno ad un incremento della spesa per le retribuzioni pubbliche del 6,6 per cento. I consumi intermedi aumenteranno del 6,3 per cento, mentre le prestazioni sociali saliranno del 2,9 per cento e, al loro interno, la spesa pensionistica salirà del 3,9 per cento. Un notevole incremento sarà registrato dalle altre uscite correnti (+29,3 per cento), principalmente per effetto delle risorse che sono state dedicate alla riduzione dei costi energetici per le famiglie e per le imprese, e dai pagamenti per interessi (+17,9 per cento). L’aumento di questi ultimi è dovuto sia all’aumento del costo del debito all’emissione, sia all’aggiustamento del nozionale per i titoli indicizzati all’inflazione. Gli investimenti pubblici sono previsti in lieve contrazione, -3,3 per cento in termini nominali, dopo l’aumento del 19,1 per cento registrato nel 2021, mentre i contributi agli investimenti privati saliranno del 3,4 per cento. Nel complesso la spesa primaria (al netto degli interessi) è prevista scendere al 50,3 per cento del PIL, dal 51,8 per cento del 2021.
Date queste proiezioni, il saldo primario nel 2022 è previsto migliorare al -1,1 per cento del PIL, dal -3,7 per cento del 2021, risultato migliore del -2,1 per cento previsto nel DEF. La previsione di spesa per interessi aumenta, invece, al 4,0 per

MINISTERO DELL’ECONOMIA E DELLE FINANZE	13

NOTA DI AGGIORNAMENTO DEL DOCUMENTO DI ECONOMIA E FINANZA 2022

cento del PIL, dal 3,6 per cento del 2021 e nettamente al disopra del 3,5 per cento stimato nel DEF.
Come sintesi di tali proiezioni, l’indebitamento netto del 2022 sarà pari al 5,1 per cento del PIL, mezzo punto percentuale in meno rispetto a quanto previsto nel DEF e certamente un ottimo risultato data la portata degli interventi di sostegno e aiuto all’economia attuati dal Governo e l’aumento dei pagamenti per interessi.
Passando alle tendenze a legislazione vigente previste per i tre prossimi anni, la crescita delle entrate tributarie è attesa rallentare nel 2023 e negli anni seguenti, ad eccezione delle entrate da imposte indirette, che accelereranno nel 2023. Le entrate totali in rapporto al PIL saliranno lievemente nel 2023, al 49,6 per cento del PIL), per poi decrescere nei due anni successivi, fino al 47,3 per cento del PIL nel 2025.
Dal lato della spesa, il 2023 segnerà una lieve riduzione in termini nominali delle retribuzioni e dei consumi intermedi, mentre l’aggiustamento all’inflazione registrata quest’anno farà lievitare la spesa pensionistica (+7,9 per cento). I pagamenti per interessi cresceranno, ma meno rapidamente di quest’anno (+3,7 per cento). Un forte incremento è invece previsto per gli investimenti pubblici (+33,8 per cento), soprattutto per via della partenza di molti progetti del PNRR.
Nel complesso, la spesa primaria nel 2023 scenderà al 49,0 per cento del PIL, al disotto delle entrate totali, portando così il saldo primario a segnare un avanzo dello 0,5 per cento del PIL, risultato nettamente migliore di quanto previsto nel DEF (-0,8 per cento del PIL). Sebbene la spesa per interessi sia prevista pari al 3,9 per cento del PIL, solo lievemente inferiore al dato del 2022, il deficit complessivo scenderà al 3,4 per cento del PIL, inferiore di mezzo punto percentuale alla previsione programmatica del DEF.
Per quanto riguarda il biennio 2024-2025, si conferma un andamento nel complesso moderato della spesa corrente primaria e un’elevata dinamica degli investimenti pubblici, che salirebbero fino al 3,7 per cento del PIL nel 2025, da una media del 2,7 per cento nel 2021-2022. Le entrate tributarie salirebbero moderatamente nel 2024 (+1,8 per cento) e più decisamente nel 2025 (+3,6 per cento).
Tutto ciò darà luogo ad un saldo primario lievemente positivo nel 2024 (0,2 per cento del PIL) e dello 0,7 per cento del PIL nel 2025, risultati entrambi migliori delle proiezioni del DEF (-0,3 per cento e 0,2 per cento in rapporto al PIL, rispettivamente). Tuttavia, data una spesa per interessi pari al 3,8 per cento del PIL nel 2024 e al 3,9 per cento del PIL nel 2025, l’indebitamento netto sarà pari al 3,5 del PIL nel 2024 e al 3,2 per cento del PIL nel 2025.
I deficit previsti per il 2024-25 sarebbero entrambi superiori alle proiezioni del DEF (3,3 e 2,8 per cento, rispettivamente) e alla soglia del 3 per cento.
Le proiezioni del rapporto debito/PIL
L’elevata crescita nominale dell’economia prevista per quest’anno, il miglioramento del saldo primario e l’apporto favorevole della cosiddetta componente stock-flow (anche grazie alle sovvenzioni ricevute dal RRF) porteranno secondo le nuove proiezioni ad una discesa del rapporto tra debito lordo e PIL più accentuata rispetto a quanto previsto nel DEF malgrado si metta in conto una salita dei tassi molto superiore alle ipotesi utilizzate ad aprile.

14	MINISTERO DELL’ECONOMIA E DELLE FINANZE

I. QUADRO COMPLESSIVO E POLITICA DI BILANCIO

Il rapporto debito/PIL è infatti previsto scendere dal 150,3 per cento nel 2021 al 145,4 per cento nel 2022 (147,0 per cento nel DEF). Anche per quanto riguarda i tre prossimi anni, le nuove proiezioni del rapporto debito/PIL sono inferiori di circa due punti percentuali a quelle del DEF grazie a una dinamica del PIL nominale lievemente più sostenuta e al miglioramento del saldo primario. Tali fattori migliorativi più che compensano il rialzo del costo implicito di finanziamento del debito risultante da più elevati rendimenti sui titoli di Stato a reddito fisso e maggiori adeguamenti all’inflazione per i titoli indicizzati ai prezzi al consumo.
Nell’anno finale della proiezione, il 2025, il debito lordo della PA nello scenario a legislazione vigente è pari al 139,3 per cento, dal 141,4 per cento previsto nel DEF.

FIGURA I.8: INDEBITAMENTO NETTO E DEBITO DELLA PA TENDENZIALE IN RAPPORTO AL PIL

Fonte: Istat, Banca d’Italia. Dal 2022 previsioni dello scenario tendenziale.

MINISTERO DELL’ECONOMIA E DELLE FINANZE	15

NOTA DI AGGIORNAMENTO DEL DOCUMENTO DI ECONOMIA E FINANZA 2022

TAVOLA I.3: INDICATORI DI FINANZA PUBBLICA (in percentuale del PIL) (1)
	2020	2021	2022	2023	2024	2025
QUADRO PROGRAMMATICO
Indebitamento netto
Saldo primario
Interessi passivi
Indebitamento netto strutturale (2)
Variazione strutturale
Debito pubblico (lordo sostegni) (3)
QUADRO TENDENZIALE A LEGISLAZIONE VIGENTE
Indebitamento netto	-9,5	-7,2	-5,1	-3,4	-3,5	-3,2
Saldo primario	-6,0	-3,7	-1,1	0,5	0,2	0,7
Interessi passivi	3,5	3,6	4,0	3,9	3,8	3,9
Indebitamento netto strutturale (2)	-5,0	-6,4	-5,5	-3,6	-3,9	-3,7
Variazione strutturale	-3,1	-1,4	0,9	1,9	-0,3	0,2
Debito pubblico (lordo sostegni) (3)	154,9	150,3	145,4	143,2	140,9	139,3
Debito pubblico (netto sostegni) (3)	151,4	147,1	142,5	140,4	138,2	136,7
MEMO: QUADRO PROGRAMMATICO DEF 2022
Indebitamento netto	-9,6	-7,2	-5,6	-3,9	-3,3	-2,8
Saldo primario	-6,1	-3,7	-2,1	-0,8	-0,3	0,2
Interessi passivi	3,5	3,5	3,5	3,1	3,0	3,0
Indebitamento netto strutturale (2)	-5,0	-6,1	-5,9	-4,5	-4,0	-3,6
Variazione strutturale	-3,0	-1,1	0,2	1,4	0,5	0,4
Debito pubblico (lordo sostegni)	155,3	150,8	147,0	145,2	143,4	141,4
Debito pubblico (netto sostegni)	151,8	147,6	144,0	142,3	140,7	138,8
PIL nominale tendenziale (val. assoluti x 1000)	1660,6	1782,1	1896,2	1979,2	2064,3	2136,6
(1) Eventuali imprecisioni derivano da arrotondamenti.
(2) Al netto delle una tantum e della componente ciclica.
(3) Al lordo ovvero al netto delle quote di pertinenza dell’Italia dei prestiti a Stati membri dell'UEM, bilaterali o attraverso l'EFSF, e del contributo al capitale dell'ESM. A tutto il 2021 l'ammontare di tali quote è stato pari a circa 57,3 miliardi, di cui 43,0 miliardi per prestiti bilaterali e attraverso l'EFSF e 14,3 miliardi per il programma ESM (cfr. Banca d’Italia, ‘Bollettino statistico Finanza pubblica, fabbisogno e debito di settembre 2022). Si ipotizza una riduzione delle giacenze di liquidità del MEF di circa -0,2 per cento del PIL nel 2022 e di circa -0,1 per cento del PIL per ciascun anno successivo, con l'obiettivo di riportare il saldo al livello di fine 2019. Inoltre, le stime tengono conto del riacquisto di SACE, degli impieghi del Patrimonio destinato, delle garanzie BEI, nonché dei prestiti dei programmi SURE e NGEU. Lo scenario dei tassi di interesse utilizzato per le stime si basa sulle previsioni implicite derivanti dai rendimenti a termine sui titoli di Stato italiani del periodo di compilazione del presente documento.

16	MINISTERO DELL’ECONOMIA E DELLE FINANZE

II.	QUADRO MACROECONOMICO
II.1	L’ECONOMIA INTERNAZIONALE
Nei primi mesi del 2022 la situazione pandemica mondiale è decisamente migliorata grazie anche al successo delle campagne vaccinali, portando l’economia mondiale verso un graduale ritorno alla normalità. Tuttavia, il mutato contesto geopolitico internazionale, dominato dall’invasione russa dell’Ucraina il 24 febbraio del 2022, ha determinato un repentino peggioramento delle prospettive future, e il protrarsi del conflitto ha aumentato il livello di incertezza, destabilizzando il contesto economico-finanziario internazionale.
La pandemia rappresenta ancora un fattore di rischio, ma l’indebolimento del virus, dovuto alla diffusa protezione immunitaria della popolazione (sia per avvenuta vaccinazione, sia per pregresse infezioni), ne ha mitigato l’impatto, riducendo drasticamente le ospedalizzazioni e i decessi. L’emergere di varianti del virus più contagiose (come l’Omicron) ha contribuito all’insorgenza di nuove ondate di contagi a partire dalla fine del 2021, tuttavia all’interno di un quadro sanitario notevolmente meno drammatico del passato. Dal maggio del 2022 si è assistito a un aumento di nuovi casi, imputabile per lo più alle sottovarianti Omicron BA.4 e BA.5 che hanno colpito dapprima i Paesi asiatici, hanno successivamente raggiunto l’Europa con un picco a metà luglio e, a seguire, il Nord America e nuovamente l’Asia ad agosto.
Dall’inizio della pandemia il numero di contagi da COVID-19 registrati dall’Organizzazione Mondiale della Sanità ha superato i 600 milioni a livello globale, con oltre 6,5 milioni di decessi1. La campagna vaccinale ha continuato a progredire: a inizio settembre 12,7 miliardi di dosi sono state somministrate nel mondo, con oltre il 62,5 per cento di persone interamente vaccinate2.
Nonostante i livelli di mortalità e ospedalizzazione siano molto più contenuti rispetto alle ondate precedenti, vi è ancora l’esigenza di ridurre al minimo il costo della convivenza con il virus (soprattutto in vista dell’irrigidimento delle temperature e della permanenza nei luoghi al chiuso senza più l’obbligo di utilizzo dei dispositivi di protezione). La tempestività e la simultaneità della campagna di vaccinazione su scala mondiale rimane la migliore strategia per l’eradicazione

___
1 Dati al 21 settembre 2022.
2 Al 21 settembre 2022, nell’Unione europea la percentuale della popolazione mondiale che ha completato un ciclo vaccinale ha raggiunto circa il 73 per cento, con un intervallo tra il 76 e l’86 per cento per i maggiori Paesi europei (Francia, Germania, Italia e Spagna). Tra le economie avanzate, la popolazione vaccinata era quasi il 68 per cento negli Stati Uniti e al di sopra dell’82 per cento in Giappone. In Asia, la rapida campagna vaccinale promossa in Cina ha toccato quasi il 90 per cento della popolazione, mentre in India la copertura era poco al di sopra del 67 per cento (Fonte: Our World in Data, https://ourworldindata.org/covid-vaccinations dati al 21 settembre 2022).

MINISTERO DELL’ECONOMIA E DELLE FINANZE	17

NOTA DI AGGIORNAMENTO DEL DOCUMENTO DI ECONOMIA E FINANZA 2022

completa del Sars-Cov-2, in tutte le sue varianti, e per prevenire il rischio di future epidemie.

FIGURA II.1: NUOVI CASI CONFERMATI DI COVID-19 PER UN MILIONE (dati al 21 settembre 2022)

Note: Media mobile a sette giorni. Fonte: Our World in Data.

Il peggioramento dello scenario economico globale è riconducibile al protrarsi della guerra della Russia all’Ucraina che, oltre ad avere risvolti drammatici sul piano umanitario, ha sovvertito gli equilibri geopolitici preesistenti, indebolendo la cooperazione internazionale e l’approvvigionamento energetico e alimentare, tutti fattori di rischio che si aggiungono all’emergenza climatica e sanitaria.
Il costo umanitario della guerra è in continuo aumento: secondo i dati dell’agenzia dell’ONU3, dal 24 febbraio scorso a fine agosto, 11,9 milioni di rifugiati dall’Ucraina hanno attraversato i paesi limitrofi in cerca di sicurezza e solo 5,3 milioni hanno fatto ritorno. L’ONU stima che circa un terzo degli ucraini siano stati costretti a lasciare le proprie abitazioni e che 15,7 milioni di persone abbiano urgente bisogno di protezione e assistenza umanitaria.
In risposta all’invasione militare della Russia, l’UE e altri paesi del mondo hanno adottato un sistema sanzionatorio orientato a isolare finanziariamente il Paese e a indebolirne l’economia. In particolare, la Commissione europea, a partire dal 24 febbraio scorso, ha predisposto un articolato sistema di sanzioni che, ad oggi, include 1.212 individui, fra cui più di 30 oligarchi russi e 108 entità4.
A partire da aprile 2022 il Consiglio europeo ha adottato tre nuovi pacchetti di misure restrittive che si aggiungono ai quattro precedenti5. Il quinto pacchetto di

___
3 UNHCR, ‘Ukraine Situation Flash Update#28’, 2 settembre 2022,
https://data.unhcr.org/en/documents/details/95314.
4 https://eu-solidarity-ukraine.ec.europa.eu/eu-sanctions-against-russia-following-invasion-ukraine_it. Dati all’8 Settembre 2022.
5 I primi tre pacchetti di sanzioni sono stati concordati tra il 23 e il 28 febbraio 2022 e hanno coinvolto il settore finanziario, energetico e dei trasporti, le restrizioni agli scambi commerciali e ai beni a duplice uso, sanzioni mirate a individui ed enti. Il quarto blocco di interventi, adottato il 15 marzo 2022, ha esteso e rafforzato le misure previgenti.

18	MINISTERO DELL’ECONOMIA E DELLE FINANZE

II. QUADRO MACROECONOMICO

sanzioni, adottato l’8 aprile, prevede il divieto di importare il carbone russo, altri combustibili fossili solidi, legno, cemento, prodotti ittici e liquori dalla Russia oltre il veto di accesso ai porti dell'UE per tutte le navi russe, consentendo solo i trasporti su terra. Il sesto pacchetto, adottato il 3 giugno 2022, prescrive il divieto di importazione dalla Russia di petrolio greggio e di prodotti raffinati, con un’eccezione temporanea per il greggio fornito via oleodotti6. Il settimo blocco di misure, cosiddette di ‘mantenimento e allineamento’, è stato adottato il 21 luglio scorso ed è orientato a rafforzare l’efficacia delle sanzioni economiche esistenti, a perfezionarne l’attuazione e ad allineare gli interventi restrittivi dell’UE a quelli degli altri partner internazionali, in particolare nel G77.

FIGURA II.2: INDICE PMI GLOBALE COMPOSITO E PER PAESE

Fonte: Markit, Refinitiv.

Dopo la battuta di arresto del 2020 per le restrizioni imposte dalla pandemia, nel 2021 il commercio mondiale è rimbalzato sopra i livelli del 2019 con un incremento del 10,2 per cento. Nel primo semestre del 2022 il volume degli scambi di beni e servizi ha proseguito su un sentiero di crescita, aumentando a giugno del 5,0 per cento rispetto allo stesso mese dell‘anno precedente8.
Se da un lato il commercio internazionale ha mostrato segnali di resilienza nel primo semestre dell’anno in corso, dall’altro la produzione mondiale ha risentito maggiormente delle persistenti difficoltà riscontrate nella filiera produttiva e delle crescenti pressioni inflazionistiche, esacerbate dall’aumento dei prezzi energetici dopo l’inizio del conflitto in Europa. Inoltre, nel secondo trimestre del 2022 la produzione mondiale, in rallentamento nelle economie avanzate, è anche stata

___
6 È prevista inoltre l’esclusione dal sistema di pagamenti internazionale SWIFT di altre tre banche russe, oltre ai sette istituti di credito precedenti, e l’interruzione delle trasmissioni di tre emittenti di proprietà dello Stato russo nell’UE. https://www.consilium.europa.eu/it/policies/sanctions/restrictive-measures-against-russia-over-ukraine/history-restrictive-measures-against-russia-over-ukraine/.
7 Quest’ultimo pacchetto aggiunge ai precedenti un nuovo divieto di acquisto, importazione o trasferimento di oro di origine russa e sanziona altre 54 persone e 10 entità
8 CPB, ‘World Trade Monitor’, 25 agosto 2022.

MINISTERO DELL’ECONOMIA E DELLE FINANZE	19

NOTA DI AGGIORNAMENTO DEL DOCUMENTO DI ECONOMIA E FINANZA 2022

condizionata da una contrazione della produzione cinese quale conseguenza delle severe misure prese per contrastare la diffusione del COVID-19.
A conferma di ciò, l’andamento dell’indice composito globale dei responsabili degli acquisti (PMI), dopo aver raggiunto il livello più alto dall’inizio della pandemia nel maggio del 2021, è stato tendenzialmente decrescente nel corso del 2022 fino ad arrivare a raggiungere in agosto il livello al di sotto della soglia di espansione (49,3). Nella prima metà dell’anno l’indice PMI composito si era mantenuto in espansione nonostante la contrazione prima del Giappone (gennaio e febbraio) e poi della Cina (marzo-maggio). Da luglio 2022 sono entrati in una fase di contrazione del ciclo economico anche gli Stati Uniti e l’Eurozona, a cui ad agosto si sono aggiunti il Regno Unito e il Giappone, determinando un calo dell’indice globale.

FIGURA II.3: INDICI DEI PREZZI DELLE PRINCIPALI COMMODITIES (indici 2016=100)

Fonte: IMF, Commodity Data Portal

Le esternalità negative in termini di approvvigionamento di materie prime principalmente alimentari ed energetiche, di cui i due Paesi coinvolti nel conflitto sono importanti produttori ed esportatori, hanno fortemente contribuito al rapido aumento dell’inflazione, andandosi a sommare alle pressioni sui prezzi che erano già emerse nel corso del 2021. In un contesto fortemente globalizzato, gli effetti positivi della campagna vaccinale hanno favorito un’intensa ripresa della domanda, nel momento in cui in altri parti del mondo si assisteva a limitazioni e chiusure per fronteggiare il diffondersi di nuove varianti del virus. Questo ha determinato strozzature dal lato dell’offerta in relazione alla crescente richiesta di materie prime e di input intermedi specifici (quali i semiconduttori) divenuti essenziali nelle catene produttive globali. Tali squilibri tra domanda e offerta hanno contribuito ad innalzare la dinamica dei prezzi di beni e servizi, accentuatasi dalla seconda metà del 2021.

20	MINISTERO DELL’ECONOMIA E DELLE FINANZE

II. QUADRO MACROECONOMICO

FIGURA II.4: PREZZO DEL BRENT E DEL GAS NATURALE

Note: I prezzi future sono calcolati per ciascuna scadenza come media troncata dei prezzi degli ultimi 45 giorni, escludendo il 5 per cento dei prezzi pù bassi e il 5 per cento dei prezzi più alti. In tal modo, i valori ottenuti sono depurati dall'eventuale influenza di valori anomali che, in un contesto di forte volatilità come quello attuale, è plausibile che appartengano alla distribuzione.
Fonte: EIA, elaborazioni MEF e Refinitiv.

La guerra russo-ucraina ha innescato ulteriori pressioni sui prezzi delle materie prime energetiche e alimentari. A titolo esemplificativo, a marzo del 2022 il prezzo del grano è quasi raddoppiato rispetto alla media del 2021, raggiungendo i 1425 dollari per bushel, per poi calare da metà giugno 2022 intorno a una media di 800 dollari. La quotazione media del Brent nella prima metà del 2022 è stata in continuo aumento, con punte di oltre 120 dollari a giugno, attestandosi in seguito intorno ad una media di 100 dollari al barile9. La risalita dei prezzi del gas ha colpito in prevalenza i mercati europei causando uno shock asimmetrico rispetto ad altri paesi. Dalla fine del 2021, la quotazione del gas naturale sul mercato olandese ha iniziato ad accelerare raggiungendo un primo picco a marzo 2022 di oltre 200 euro per megawattora, e un secondo picco di 340 euro per megawattora a fine agosto10. Il prezzo dell’energia elettrica, fortemente correlato alla dinamica del prezzo del gas, ha conseguentemente subìto un’impennata. Ad agosto il prezzo del gas è quintuplicato rispetto al prezzo medio del 2021 e il prezzo dell’energia elettrica è quadruplicato.
La forte accelerazione dei prezzi, inizialmente limitata alle materie prime, ha aumentato i costi per la produzione di beni e servizi e si è successivamente diffusa ad altri settori dell’economia, con una conseguente accelerazione dell’inflazione al consumo. Ad agosto l’inflazione dell’indice armonizzato dei prezzi al consumo

___
9 L’attuale trend discendente risente di un temporaneo eccesso di offerta dovuto al rallentamento delle principali economie, anche in chiave prospettica. L’International Energy Agency stima a 99,7 milioni di barili al giorno la domanda nel 2022 a fronte di un’offerta pari a 100,1 milioni, con le grandezze in equilibrio a 101,8 milioni di barili al giorno nel 2023. Fonte: IEA, ‘Oil Market Report’, agosto e settembre 2022, https://www.iea.org/reports/oil-market-report-august-2022 e https://www.iea.org/reports/oil-market-report-september-2022.
10 Le quotazioni riportate nel paragrafo sono di fonte Bloomberg.

MINISTERO DELL’ECONOMIA E DELLE FINANZE	21

NOTA DI AGGIORNAMENTO DEL DOCUMENTO DI ECONOMIA E FINANZA 2022

dell’Eurozona ha raggiunto il 9,1 per cento. Negli Stati Uniti e nel Regno Unito risulta pari, rispettivamente, all’8,3 e al 9,9 per cento. Più contenuto è l’andamento dell’inflazione nel continente asiatico, dove i prezzi sono cresciuti del 2,5 per cento in Cina e del 3 per cento in Giappone.
Nello stesso mese si assiste a un’accelerazione della componente di fondo in tutti i paesi, che risulta aumentare del 5,5 per cento nell’area euro, del 6,3 percento negli Stati Uniti e del 6,7 per cento nel Regno Unito. Le pressioni inflattive delle componenti più volatili dell’indice hanno determinato un repentino aumento dei costi che le imprese stanno trasferendo sui prezzi finali di beni e servizi.

FIGURA II.5: INFLAZIONE AL CONSUMO DEI MAGGIORI PAESI (VARIAZIONI % A/A)

Fonte: OCSE, Uffici nazionali di statistica, Refinitiv.

Per riportare la dinamica dei prezzi in linea con i propri obiettivi di medio termine, la maggior parte delle autorità monetarie ha iniziato un ciclo di politiche restrittive.
La prima tra le maggiori banche centrali ad alzare il tasso di policy è stata la Banca d’Inghilterra nel dicembre del 2021, portandolo allo 0,25 per cento con un incremento di 15 punti base11. Per riportare le aspettative verso l’obiettivo di inflazione del 2 per cento, l’Istituto ha quindi alzato progressivamente il tasso d’interesse fino al 2,25 per cento nella riunione di settembre, a cui seguiranno altri rialzi. Inoltre, già a febbraio del 2022 la Banca d’Inghilterra aveva sospeso gli acquisti netti di titoli di debito. La risposta dell’autorità monetaria ha così ridotto, da marzo ad agosto, le aspettative d’inflazione media a 5 anni dal 3,8 al 3,3 per cento12.
A poca distanza dalla banca centrale britannica, anche quella statunitense ha iniziato ad attuare una politica monetaria restrittiva. A marzo di quest’anno la Fed

___
11 In quel mese l’inflazione era al 5,4 per cento a/a (4,1 per cento al netto dei beni energetici e alimentari), dal 2 per cento di luglio del 2021 (1,7 per cento il dato core). Fonte: Office for National Statistics.
12 Fonte: Bank of England, Monthly average of yield from British Government Securities, 5-year Inflation Implied Forward.

22	MINISTERO DELL’ECONOMIA E DELLE FINANZE

II. QUADRO MACROECONOMICO

ha alzato il corridoio del tasso sui Fed Funds di 25 punti base a 0,25-0,50 per cento13, ed ha successivamente effettuato rialzi più corposi, 50 punti base in maggio e 75 punti base in giugno, luglio e settembre, portando il corridoio a 3,00-3,25 per cento nella riunione di settembre. Inoltre, in occasione della riunione di maggio, il comitato FOMC ha deliberato la graduale riduzione del portafoglio titoli precedentemente acquistati nell’ambito del programma di quantitative easing. Le aspettative d’inflazione a 5 anni del mercato sono diminuite dal 3,4 per cento di marzo al 2,7 di agosto14.
Nell’area euro, nell’aprile del 2022 la BCE ha segnalato un graduale irrigidimento delle condizioni monetarie, confermando che gli acquisti netti di titoli di debito nell’ambito dell’Asset Purchase Program (APP) si sarebbero interrotti a luglio, mentre sarebbe continuato il reinvestimento dei titoli del PEPP (Pandemic Emergency Purchase Program) in scadenza. A luglio, la BCE ha poi iniziato il ciclo restrittivo con un aumento dei tassi di riferimento di 50 punti base, seguito a settembre da un ulteriore aumento di 75 punti base, portando così il tasso sui depositi allo 0,75 per cento e quelli sulle operazioni di rifinanziamento principale e marginale all’1,25 e all’1,50 per cento, rispettivamente. Il primo rialzo dei tassi è stato accompagnato dalla creazione del Transmission Protection Instrument, un programma di acquisto titoli che potrebbe essere attivato per riportare gli spread tra i rendimenti dei titoli governativi in linea con i valori dei fondamentali economici, qualora movimenti di mercato disordinati o speculativi mettessero a rischio il meccanismo di trasmissione della politica monetaria per il raggiungimento dell’obiettivo inflazionistico15.
Dopo aver toccato i 4.964 miliardi a giugno, il valore dei titoli detenuti dalla BCE per scopi di politica monetaria a fine agosto risulta in leggera diminuzione, a 4.956 miliardi16.
La politica monetaria è rimasta espansiva nelle principali economie asiatiche, dove i tassi d’inflazione risultano moderati. Da dicembre 2021 la Cina ha apportato riduzioni tra i 20 e i 35 punti base ai tassi di rifinanziamento principale per le banche e ai tassi obiettivo per famiglie e imprese17. Inoltre, la Banca centrale cinese ha ridotto il coefficiente di riserva obbligatorio per le banche, portandolo da una media dell’8,9 per cento di luglio 2021 all’8,1 in aprile 2022.
Anche in Giappone la politica monetaria continua ad avere un indirizzo espansivo. La Banca centrale mantiene il tasso di rifinanziamento principale allo 0,3 per cento da dicembre 2008 e quello sui depositi al -0,1 per cento da febbraio 2016, avendo riconfermato negli ultimi mesi l’intenzione di preservare condizioni

___
13 A marzo 2022 la variazione annuale del Personal Consumption Expenditures Price Index, il principale riferimento del FOMC, superava il 6,6 per cento ed era già superiore al 4 per cento a marzo 2021 (Fonte: U.S. Bureau of Economic Analysis).
14 Federal Reserve Bank of St. Louis, 5-Year Breakeven Inflation Rate. Il dato è calcolato utilizzando i titoli governativi a cinque anni con e senza indicizzazione all’inflazione.
15 La BCE, evitando di indicare in modo esplicito le effettive condizioni di mercato che attiverebbero il TPI, si è lasciata ampi margini di discrezionalità. Prima di utilizzare il TPI, la BCE si riserva la possibilità di ricorrere ai soli reinvestimenti del PEPP per controllare i movimenti degli spread.
16 European Central Bank - Statistical Data Warehouse.
17 In risposta al rapido deprezzamento dello yuan, la PBoC sembra avere interrotto l’orientamento espansivo. A settembre 2022 sono rimasti invariati i tassi per prestiti alle banche a sette giorni e a un mese al 2 e al 2,75 per cento, rispettivamente, e i tassi obiettivo per famiglie e imprese (Loan Prime Rate) al 3,65 per cento per scadenze ad un anno e al 4,3 per cento per le scadenze da cinque anni in su (Fonte: People’s Bank of China).

MINISTERO DELL’ECONOMIA E DELLE FINANZE	23

NOTA DI AGGIORNAMENTO DEL DOCUMENTO DI ECONOMIA E FINANZA 2022

monetarie favorevoli fino a quando il tasso d’inflazione non mostrerà di essere stabilmente ancorato al 2 per cento18.
Come dichiarato da diversi banchieri centrali, il ciclo restrittivo terminerà quando l’inflazione tornerà in linea con gli obiettivi di medio termine, accettando, se necessario, un rallentamento dell'economia e del mercato del lavoro.

FIGURA II.6: DIMENSIONE DEL BILANCIO DELLE BANCHE CENTRALI (IN VALUTA LOCALE, 2007=100)

Fonte: Bloomberg.

Le statistiche macroeconomiche delle principali economie prefigurano un quadro eterogeneo, ma con aspettative comuni di un indebolimento dell’attività economica nella seconda parte dell’anno. Il PIL reale degli Stati Uniti nel secondo trimestre 2022 è diminuito per la seconda volta consecutiva rispetto al trimestre precedente (-0,1 per cento t/t)19, rallentando il ritmo di crescita tendenziale, pari all’1,7 per cento. La contrazione è avvenuta a un ritmo più moderato rispetto a quanto atteso grazie all’aumento della spesa per consumi e alla ripresa delle esportazioni, che hanno in parte compensato il rallentamento derivante dal calo degli investimenti privati e della spesa del governo federale. Un ruolo importante ha rivestito anche l’accumulo di scorte, aumentate notevolmente nei primi sei mesi dell’anno a causa delle interruzioni delle catene globali di approvvigionamento, che hanno portato alla sospensione della produzione lasciando in magazzino molti prodotti non finiti.
La domanda del mercato del lavoro continua a essere forte, mentre il tasso di partecipazione rimane ancora sotto al livello pre-pandemico. La disoccupazione ha continuato la sua discesa, portandosi al 3,5 per cento in luglio, per poi risalire lievemente al 3,7 per cento in agosto.

___
18 Da aprile 2022 il tasso d’inflazione è superiore all’obiettivo, con una media del 2,2 per cento. Va però ricordato che i prezzi in Giappone sono tornati a crescere a tassi molto contenuti solo da settembre 2021, dopo circa un anno e mezzo di deflazione (Fonte: Statistics Bureau, Ministry of Internal Affairs and Communications).
19 BEA, gdp2q22_2nd.pdf (bea.gov).

24	MINISTERO DELL’ECONOMIA E DELLE FINANZE

II. QUADRO MACROECONOMICO

Secondo il Conference Board20, la debolezza economica si diffonderà in modo più ampio nell’economia statunitense nella seconda metà del 2022 con una diminuzione dei consumi a causa del rapido aumento dei tassi di interesse e dell’inflazione elevata21. Infatti, l’indice dei prezzi PCE è aumentato del 7,1 per cento nel secondo trimestre del 2022 e la componente core del 4,4 per cento.
Lo stimolo fiscale degli Stati Uniti durante la pandemia è stato tra i più consistenti e alcune misure di sostegno sono ancora in corso; tuttavia, i principali programmi fiscali sono scaduti e la possibile riduzione del deficit federale potrebbe avere un effetto negativo sulla crescita22.
L’effetto delle attuali politiche restrittive e del deterioramento del quadro macroeconomico sulle condizioni di finanziamento nel mercato si dispiegherà pienamente nel corso dei prossimi mesi, ma i primi risultati sono già evidenti e significativi. Il rendimento sui titoli governativi a un anno è salito dallo 0,4 per cento di inizio anno al 4,06 per cento di fine settembre, mentre il rendimento del titolo decennale è passato dall’1,6 a quasi il 3,7 per cento, con un’inversione della curva dei rendimenti che interessa le scadenze da tre anni in su23.
Nel continente asiatico, l’attività economica è stata in larga parte influenzata dall’andamento dei contagi. Infatti, l’economia cinese, dopo essere risultata in espansione nel 2021 e nel primo trimestre del 2022, nel secondo trimestre ha registrato un calo del 2,6 per cento t/t. Tale contrazione riflette gli effetti delle misure attuate nei primi sei mesi dell’anno per fronteggiare il COVID-19, che hanno portato a rigide chiusure di centri economici chiave come Pechino e Shanghai. Il settore dei servizi e i consumi sono stati particolarmente colpiti, così come le esportazioni, a causa delle interruzioni subite dalle catene di fornitura di componenti auto. L’indebolimento del settore immobiliare ha frenato la crescita degli investimenti privati24. Nonostante la Cina abbia risentito in misura minore rispetto ai Paesi europei della guerra in Ucraina, grazie ad ampie riserve di cereali che hanno permesso di attenuare le pressioni sui prezzi, l’inflazione ha iniziato a salire come effetto delle limitazioni all’offerta di alimenti freschi indotte dalle misure contenitive25 e dalla siccità, raggiungendo ad agosto il 2,5 per cento a/a (dallo 0,9 per cento di gennaio).

___
20 Il Conference Board ha rivisto al ribasso le sue previsioni, con una crescita del PIL reale che nel 2022 sarà dell’1,3 per cento e nel 2023 rallenterà allo 0,2 per cento.
21 The Conference Board Economic Forecast for the US Economy (conference-board.org), 10 agosto 2022.
22 OECD Economic Outlook, 2022, https://doi.org/10.1787/62d0ca31-en.
23 US Treasury Actives Index, Bloomberg. La parte a breve della curva è sostenuta dalla stretta monetaria, mentre i titoli a lunga scadenza incorporano sia l’aspettativa su un’inflazione calmierata che quella sul rallentamento economico.
24 OECD Economic Outlook, 2022, https://doi.org/10.1787/62d0ca31-en.
25 OECD Economic Outlook, 2022, https://doi.org/10.1787/62d0ca31-en.

MINISTERO DELL’ECONOMIA E DELLE FINANZE	25

NOTA DI AGGIORNAMENTO DEL DOCUMENTO DI ECONOMIA E FINANZA 2022

FIGURA II.7 PIL REALE DELLE MAGGIORI ECONOMIE (VARIAZIONI % T/T)

Fonte: OECD.

L’economia giapponese ha mostrato un rallentamento nei primi tre mesi dell’anno (-0,5 per cento t/t) rispetto all’ultimo trimestre del 2021, accompagnato da un aumento dell’inflazione al consumo, per la prima volta dopo sette anni, superiore al target di riferimento stabilito dalla Banca Centrale.
Nel periodo tra aprile e giugno 2022 il Paese è cresciuto dello 0,9 per cento, sostenuto dall’andamento positivo dei consumi privati (1,2 per cento). Il rimbalzo è dovuto, principalmente, alla ripresa delle attività a seguito delle restrizioni messe in atto dal governo nel primo trimestre dell’anno per contenere il rialzo dei contagi.
L’economia dell’area euro nella prima metà del 2022 ha mostrato segnali di resilienza, registrando un aumento del PIL dello 0,7 per cento t/t nel primo trimestre e dello 0,8 per cento t/t nel secondo, per effetto del recupero della domanda interna. Difatti, il graduale venir meno delle restrizioni connesse alla pandemia ha fornito un temporaneo sostegno ai consumi delle famiglie in un contesto caratterizzato anche dall’eccesso di risparmio, mentre gli investimenti hanno beneficiato delle prime erogazioni dei piani nazionali di ripresa e resilienza nell’ambito del programma Next Generation EU (NGEU).
Le aspettative per la seconda metà dell’anno sono meno positive e ci si attende un ulteriore rallentamento dell’attività economica nel secondo semestre. I più recenti dati congiunturali suggeriscono che gli effetti della rapida accelerazione dell’inflazione e della crescente incertezza sulle prospettive future hanno iniziato a pesare sui consumi delle famiglie. Le indagini PMI settoriali di agosto hanno rilevato un deciso calo del tasso di produzione da parte delle aziende in risposta alla minore domanda, in particolare nel settore manifatturiero. Il declino sta inoltre assumendo maggiore ampiezza, estendendosi anche al terziario26.
Nel mercato del lavoro, il tasso di partecipazione della forza lavoro ha raggiunto il 74,6 per cento nel primo trimestre, superando il livello del periodo

___
26 Indagine S&P Global PMI Composito dell’eurozona,
https://www.pmi.spglobal.com/Public/Home/PressRelease/a44f6dae953c48bea2e698ff98e3d70d, settembre 2022.

26	MINISTERO DELL’ECONOMIA E DELLE FINANZE

II. QUADRO MACROECONOMICO

antecedente la pandemia di 0,9 punti percentuali. Il tasso di disoccupazione registra il valore più basso da inizio secolo, pari al 6,6 per cento in luglio.
L’inflazione dell’area euro ha raggiunto il 9,1 per cento nel mese di agosto. Un anno prima era al 3,0 per cento. I tassi annuali più bassi tra le maggiori economie sono stati registrati in Francia, Finlandia e Germania; i più elevati nei Paesi dell’est europeo e in Olanda.
Le più recenti proiezioni per l’area euro della BCE, pubblicate a settembre, hanno ulteriormente rivisto al rialzo l’inflazione nel 2022 e 2023, pari rispettivamente all’8,1 e al 5,5 per cento, con una proiezione della crescita economica al 3,1 per cento nel 2022 e un rallentamento allo 0,9 per cento nel 202327.

FIGURA II.8: INFLAZIONE AL CONSUMO DELL’AREA DELL’EURO (VARIAZIONI % A/A)

Fonte: Refinitv.

Secondo l’OCSE, la politica fiscale europea sarà sostanzialmente neutrale nel 2022, anche se con forti differenze all’interno dell’area euro. Le misure adottate per far fronte alla pandemia sono in fase di eliminazione, ma gli Stati membri stanno introducendo un sostegno fiscale aggiuntivo per calmierare l’effetto degli alti prezzi dell’energia. In aggiunta, la guerra in Ucraina ha spinto ad aumentare le spese militari in molti paesi e ad incrementare gli investimenti per diversificare le fonti energetiche28.
Con riferimento ai recenti sviluppi nell’ambito della politica fiscale europea, gli strumenti del Green Deal hanno incorporato le nuove misure del piano REPowerEU presentato dalla Commissione europea29.

___
27 ECB staff macroeconomic projections for the euro area’, settembre 2022,
https://www.ecb.europa.eu/pub/pdf/other/ecb.projections202209_ecbstaff~3eafaaee1a.en.pdf.
28 OECD Economic Outlook, 2022, https://doi.org/10.1787/62d0ca31-en.
29 Le risorse previste dal REPowerEU corrispondono a 300 miliardi di sostegno finanziario, di cui 225 miliardi a disposizione degli stati che aderiscono al NextGenerationEU, il fondo europeo per la ripresa e la resilienza. La Commissione ha inoltre stabilito che gli Stati membri aggiungano un capitolo dedicato alle azioni REPowerEU ai rispettivi piani nazionali di ripresa.

MINISTERO DELL’ECONOMIA E DELLE FINANZE	27

NOTA DI AGGIORNAMENTO DEL DOCUMENTO DI ECONOMIA E FINANZA 2022

Il piano intende perseguire tre obiettivi strategici per l’Unione europea: il risparmio energetico, la diversificazione dell’approvvigionamento e la diffusione delle energie rinnovabili. Gli obiettivi del nuovo programma sintetizzano l’impegno europeo per la transizione ecologica e la necessità di ridurre gradualmente la dipendenza energetica dalla Russia in conseguenza del conflitto in Ucraina.
Tra le azioni proposte dalla Commissione, nel REPowerEU è richiesta infatti una riduzione di 80 miliardi di m3 di importazioni di gas entro l’anno con un potenziamento dei progetti che utilizzano fonti rinnovabili e biometano, e l’introduzione di obblighi minimi di stoccaggio del gas per gli Stati membri, che devono garantire un livello di riempimento dell’80 per cento entro il 1° novembre 2022. Sul tema dell’efficientamento energetico, la Commissione ha allargato gli obiettivi fissati per il 2030 nel Fit for 55, portando dal 9 al 13 per cento l’obiettivo di efficienza e dal 40 al 45 per cento l’obiettivo della quota di rinnovabili nel settore energetico.
Il progressivo peggioramento delle prospettive di crescita ha anche condotto a una rilevante diminuzione delle quotazioni azionarie. La correzione al ribasso dei mercati azionari, tra gennaio e agosto 2022, è stata asimmetrica in considerazione delle diverse esposizioni ai rischi. Tra gli indici americani, più esposti ai rischi d’inflazione e di rialzo dei tassi, il Nasdaq, composto principalmente da azioni growth, ha perso un quarto del suo valore, mentre il più diversificato S&P500 solo un sesto. Nelle borse europee, maggiormente soggette alle conseguenze del conflitto russo-ucraino, gli indici azionari di riferimento in Germania e Italia hanno perso un quinto del loro valore.
I mercati asiatici sono più esposti al rallentamento del commercio internazionale e ad alcuni rischi idiosincratici. I listini giapponesi hanno limitato le perdite grazie ai settori collegati alle esportazioni in ragione della debolezza dello yen, mentre i listini cinesi hanno perso circa un decimo della loro capitalizzazione a causa delle numerose misure restrittive anti-COVID e della crisi del mercato immobiliare.
Da metà agosto 2022 si assiste a una nuova fase di discesa dei prezzi di azioni e obbligazioni innescata dalla persistenza dell’inflazione e dall’accumularsi di chiari segnali di rallentamento economico.
Il mercato valutario, che nel medio periodo sintetizza la salute relativa delle diverse economie, vede un deciso apprezzamento del dollaro, aiutato dalla tenuta dell’economia americana e dagli attraenti rendimenti obbligazionari. Il tasso di cambio effettivo del dollaro si è riportato a valori registrati durante la prima crisi pandemica, in aumento del 6 per cento da inizio anno30. Nei primi otto mesi dell’anno l’euro si è deprezzato dell’11 per cento rispetto al dollaro, con il tasso di cambio che ha raggiunto la parità. Le difficoltà dell’economia dell’Eurozona si evincono soprattutto dal tasso di cambio multilaterale, in deprezzamento del 4 per cento ma in ripresa dopo l’aumento dei tassi da parte della BCE. Il deprezzamento più significativo rispetto al dollaro è quello dello yen, di oltre il 20 per cento, a causa della prolungata politica fortemente espansiva. Più contenuto, invece, il deprezzamento dello yuan, intorno all’8 per cento.

___
30 Il ‘Nominal Broad U.S. Dollar Index’ segnava 123,3 ad aprile 2020, 115,1 a gennaio 2022, e 122,4 ad agosto 2022. Fonte: Board of Governors of the Federal Reserve System (US).

28	MINISTERO DELL’ECONOMIA E DELLE FINANZE

II. QUADRO MACROECONOMICO

Lo scenario macroeconomico internazionale appare soggetto a rischi di varia natura, prevalentemente orientati al ribasso. Il conflitto in corso alle porte dell’Unione europea rappresenta certamente il rischio maggiore. I prezzi delle materie prime energetiche si manterranno elevati verosimilmente fino alla prossima primavera, quando i rischi di razionamento energetico in Europa diminuiranno apprezzabilmente. Inoltre, anche quando le ostilità militari dovessero concludersi, potrebbero permanere tensioni internazionali nei rapporti commerciali e negli scambi di materie prime, conducendo a momentanee restrizioni dell’offerta, con inevitabili ripercussioni sulla crescita e l’inflazione.
Le banche centrali, muovendosi in un contesto estremamente difficile, saranno chiamate a modulare con precisione gli interventi restrittivi per evitare il rischio di deprimere la domanda oltre il necessario. A tale riguardo, eventuali asincronie nei cicli di ripresa tra paesi potranno incidere sulla stabilità finanziaria, in particolar modo per le economie con un indebitamento elevato. Una gestione prudente dell’attuale congiuntura richiama l’opportunità di un maggior coordinamento delle politiche fiscali a livello internazionale.
Gli scenari prospettici delineati nel corso del 2022 continuano ad aggiornare al rialzo le stime di inflazione e a proporre un rallentamento sempre più marcato delle maggiori economie per il 2023. Le più recenti stime del Fondo Monetario Internazionale (FMI) di luglio31 prevedono un ulteriore rallentamento dell’economia mondiale nel biennio 2022-2023 rispetto alle previsioni di aprile. La crescita globale è stata rivista al ribasso di 0,4 punti percentuali per il 2022 (3,2 per cento) e di 0,7 punti percentuali nel 2023 (2,9 per cento). Per quanto concerne l’inflazione mondiale, l’FMI rivede le proprie stime al rialzo e prevede un tasso dell’8,3 per cento nel 2022 e del 5,7 nel 2023 (+0,9 punti percentuali entrambi gli anni).

TAVOLA II.1: ESOGENE INTERNAZIONALI
	2022		2023		2024-2025
	DEF	NOTA AGG.	DEF	NOTA AGG.	DEF	NOTA AGG.
Commercio internazionale(Variazioni percentuali)	5,8	5,3	4,8	2,1	3,5	4,3
Prezzo del petrolio (USD/barile, futures, Brent)	99,8	101,5	87,6	89,9	79,2	81,2
Cambio dollaro/euro	1,110	1,050	1,105	1,002	1,105	1,002

___
31 FMI, ‘World Economic Outlook Update July 2022 Gloomy and more uncertain’, 26 luglio 2022, https://www.imf.org/en/Publications/WEO/Issues/2022/07/26/world-economic-outlook-update-july-2022.

MINISTERO DELL’ECONOMIA E DELLE FINANZE	29

NOTA DI AGGIORNAMENTO DEL DOCUMENTO DI ECONOMIA E FINANZA 2022

II.2	ECONOMIA ITALIANA: TENDENZE RECENTI
Nonostante un contesto macroeconomico gravato dalle tensioni geopolitiche e dagli straordinari rincari dei prezzi dei beni energetici, nella prima parte del 2022 l’economia italiana ha mostrato un andamento positivo, sospinto dalla robusta accelerazione del PIL nel secondo trimestre. L’allentamento progressivo delle misure restrittive messe in atto per contrastare la pandemia ha agevolato la ripresa dei servizi. A partire dai mesi primaverili, il recupero della domanda per consumi ed investimenti e l’apporto addotto dai flussi turistici hanno dato un robusto contributo alla dinamica del PIL. L’attività economica più vivace ha condizionato favorevolmente l’occupazione, comportando una flessione del tasso di disoccupazione.

Produzione e domanda aggregata
Nel primo semestre del 2022 l’economia italiana ha registrato un significativo incremento dell’attività, superiore rispetto a quanto atteso dai maggiori previsori. Diversamente dalle stime di consenso, che prefiguravano una flessione, nel primo trimestre il PIL è cresciuto, seppur marginalmente (0,1 per cento t/t), in un quadro di ripresa dei contagi e di misure di limitazione alla mobilità. La prosecuzione della campagna vaccinale e il venire meno delle restrizioni hanno favorito una vivace ripresa dell’attività nel trimestre successivo (1,1 per cento t/t), portando il PIL trimestrale a collocarsi 0,6 punti al di sopra della media del 2019, l’anno pre-crisi. La dinamica del PIL è stata sostenuta dalla domanda interna al netto delle scorte, il cui contributo è risultato più ampio nel secondo trimestre, sorretto dall’apporto positivo dei consumi. La domanda estera netta, invece, ha contribuito negativamente alla crescita del PIL, condizionata dalla crisi energetica.
Nel dettaglio delle componenti, dopo la contrazione del primo trimestre 2022 (-0,9 per cento t/t), i consumi delle famiglie hanno sperimentato un marcato aumento nel secondo (2,6 per cento t/t). La quarta ondata della pandemia e la conseguente limitazione alla mobilità hanno fortemente condizionato la dinamica delle componenti di spesa, con i servizi che, rispetto ai beni, hanno rappresentato le voci di consumo maggiormente colpite nel primo trimestre e, successivamente, la componente di traino del recupero della spesa delle famiglie nel secondo trimestre. Dalla ripresa dei flussi turistici a partire dai mesi primaverili è derivata, inoltre, una marcata accelerazione della spesa dei non residenti sul territorio economico (26,9 per cento t/t).
Nel primo trimestre dell’anno, in un contesto caratterizzato da un aumento del reddito disponibile lordo superiore a quello della spesa delle famiglie per consumi finali, si è registrata una crescita della propensione al risparmio (12,6 per cento da 11,5 per cento del quarto trimestre 2021). A distanza di due anni dall’inizio della crisi pandemica, la dinamica temporale mostrata dalla propensione al risparmio evidenzia come le scelte di consumo e risparmio delle famiglie, oltre che dipendere

30	MINISTERO DELL’ECONOMIA E DELLE FINANZE

II. QUADRO MACROECONOMICO

dalla posizione assunta da ogni nucleo nella scala della distribuzione del reddito32, siano state strettamente connesse alle ondate di contagio33. Al contempo, la situazione patrimoniale delle famiglie è rimasta solida: il debito delle famiglie nel primo trimestre del 2022 si è attestato al 64,2 per cento del reddito disponibile (in flessione rispetto al quarto trimestre 2022), un livello nettamente inferiore alla media dell’area euro (97,7 per cento).

FIGURA II.9: CONTRIBUTI ALLA CRESCITA DEL PIL (PP DEL PIL, SCALA SX; VARIAZIONI % T/T, SCALA DX)

Fonte: ISTAT.
La tendenza positiva degli investimenti è continuata nei primi due trimestri dell’anno. L’impulso derivante dalle agevolazioni fiscali per il settore delle costruzioni, congiuntamente al perdurare di condizioni di finanziamento favorevoli, ha sostenuto la dinamica dell’accumulazione nel semestre, consolidando la fase di espansione in corso dal 2021. Nel secondo trimestre dell’anno, il rapporto tra investimenti e PIL ha raggiunto il 21,0 per cento. L’espansione dell’aggregato ha contraddistinto tutte le tipologie di beni di investimento; tuttavia, quelli in mezzi di trasporto restano ancora sotto i livelli pre-crisi. Nella media dei due trimestri gli investimenti in abitazioni hanno mostrato aumenti di oltre il 17,0 per cento su base annua: unitamente alla crescita dei prezzi delle abitazioni nel primo trimestre (4,5

___
32 ‘Household saving during the COVID-19 pandemic and implications for the recovery of consumption’, Dossche, M., Georgarakos, D., Kolndrekaj, A., Tavares, F. (2022), in ECB Economic Bullettin No. 5/2022, European Central Bank, https://www.bancaditalia.it/pubblicazioni/bollettino-eco-bce/2022/bol-eco-5-2022/bolleco-BCE-5-2022.pdf.
‘The Unequal COVID Saving and Wealth Surge’, Allen, C., Rebillard, C. (2021), IMF BLOG. https://blogs.imf.org/2021/11/09/the-unequal-covid-saving-and-wealth-surge/.
33 L’interruzione, iniziata a partire dal 4T del 2021 e amplificatasi nel 1T del 2022, della graduale fase di riassorbimento del risparmio accumulato durante la pandemia conferma la duplice natura, precauzionale e forzata, dell’incremento del risparmio tra famiglie. Si veda: ‘I risparmi accumulati durante la pandemia e le proiezioni sui consumi’, in Bollettino Economico 3/2021, Banca d’Italia, 16 luglio 2021. https://www.bancaditalia.it/pubblicazioni/bollettino-economico/2021-3/boleco-3-2021.pdf.
‘COVID-19 and the increase in household savings: precautionary or forced?’, Dossche, M., Zlatanos, S. (2020), ECB Economic Bullettin No. 6/2020, European Central Bank,
https://www.bancaditalia.it/pubblicazioni/bollettino-eco-bce/2020/bol-eco-6-2020/bolleco-BCE-6-2020.pdf.

MINISTERO DELL’ECONOMIA E DELLE FINANZE	31

NOTA DI AGGIORNAMENTO DEL DOCUMENTO DI ECONOMIA E FINANZA 2022

per cento a/a) si è rilevato un marcato incremento dei volumi di compravendite, che è proseguito anche nel secondo trimestre.
Riguardo all’interscambio con l’estero, in entrambi i trimestri, il ritmo di crescita delle esportazioni, pur significativo (12,3 per cento a/a nel secondo trimestre), è stato più contenuto di quello delle importazioni. Nel dettaglio, nel secondo trimestre 2022 le esportazioni di servizi hanno osservato un’accelerazione, quelle di beni hanno segnato un rallentamento dettato dall’attuale contesto di incremento dei costi e dei prezzi. Inoltre, il marcato incremento del prezzo dei beni energetici importati ha ampliato il deficit energetico: nei dodici mesi terminati a luglio l’avanzo di conto corrente si è ridimensionato, attestandosi allo 0,1 per cento del PIL (dal 3,8 per cento del corrispondente periodo del 2021).

Dal lato dell’offerta si sono registrate traiettorie settoriali eterogenee, indice del diverso impatto che la scarsità di materiali e i rincari dei beni energetici hanno esercitato sulle imprese, e delle conseguenze asimmetriche delle misure di restrizione in vigore nel primo trimestre. Nel dettaglio, il valore aggiunto dell’industria manifatturiera, dopo i ripetuti incrementi congiunturali ottenuti nel 2021, nel primo trimestre dell’anno ha registrato una flessione (-0,8 per cento t/t), seguito da un deciso recupero nel secondo (1,3 per cento t/t). Parallelamente, la dinamica della produzione industriale – cha ha sperimentato una fase di crescita congiunturale ininterrotta a partire dal quarto trimestre 2020 - ha fatto rilevare la prima riduzione dell’indice destagionalizzato nel primo trimestre (-0,9 per cento t/t), per poi registrare un rimbalzo nel secondo (1,1 per cento t/t).
Particolarmente robusta è risultata l’espansione del settore delle costruzioni: alla robusta crescita del primo trimestre (5,6 per cento t/t) si è accompagnata una decelerazione nel secondo (1,8 per cento t/t), che appare fisiologica alla luce della prolungata fase di espansione che ha caratterizzato il settore per l’intero 2021.

I servizi, maggiormente interessati dalle restrizioni, hanno subìto una minima flessione del valore aggiunto nel primo trimestre (-0,1 per cento t/t) salvo poi, con il graduale ripristino delle normali condizioni di operatività, registrare un recupero nel secondo trimestre (1,0 per cento t/t), tuttavia ancora insufficiente a colmare il divario rispetto alla fase pre-pandemica.
Nel dettaglio dei sottosettori rileva come la variazione positiva del valore aggiunto secondo trimestre 2022 sia stata sospinta soprattutto dal notevole rimbalzo di quelli fortemente penalizzati dalle misure anti-COVID nei periodi precedenti, come ad esempio commercio, trasporto e alloggio (3,3 per cento t/t) e attività artistiche e di intrattenimento (4,2 per cento t/t).
Lavoro e retribuzioni
Nel corso della prima parte del 2022 l’andamento del mercato del lavoro è risultato positivo grazie alla crescita dell’occupazione, che ha comportato una flessione del tasso di disoccupazione.

In base alla Rilevazione sulle forze di lavoro, nei primi tre mesi dell’anno il numero di occupati è aumentato (0,6 per cento t/t, 4,1 per cento a/a). In concomitanza con il robusto incremento del PIL, la crescita dell’occupazione ha.

32	MINISTERO DELL’ECONOMIA E DELLE FINANZE

II. QUADRO MACROECONOMICO

accelerato nel secondo trimestre, (0,8 per cento t/t, +175 mila unità; 3,0 per cento a/a, +677 mila unità), superando la soglia dei 23 milioni e portando il tasso di occupazione al 60,2 per cento (+0,5 punti rispetto al primo trimestre). Con riferimento alle categorie di occupazione, nella prima metà dell’anno è continuata la fase di crescita dell’occupazione dipendente, trainata dalla spinta degli addetti a termine - che, superando il valore dei 3 milioni, nel secondo trimestre hanno raggiunto il 17,3 per cento degli occupati dipendenti – e da quella, meno marcata, dei dipendenti permanenti. Meno vivace l’andamento dell’occupazione indipendente, che si colloca ancora sotto il periodo pre-pandemico.
Nel dettaglio dei settori di attività, nel secondo trimestre la crescita congiunturale dell’occupazione è risultata generalizzata, con le costruzioni e i servizi che hanno registrato gli incrementi maggiori (rispettivamente: +61 mila e +94 mila addetti rispetto al trimestre precedente).

L’input di lavoro misurato dalle ore lavorate di contabilità nazionale ha segnato una crescita dell’1,6 per cento t/t nel primo trimestre per poi decelerare lievemente nel secondo (1,3 per cento t/t), sospinto dalla decisa crescita delle costruzioni e dei servizi.

Parallelamente, la prosecuzione della fase di riduzione delle persone in cerca di occupazione (-5,7 per cento t/t nel 1T; -4,6 per cento nel 2T) ha portato il tasso di disoccupazione del secondo trimestre all’8,1 per cento (-0,4 punti percentuali rispetto ai tre mesi precedenti), il valore più basso nell’ultimo decennio. Rispetto allo stesso periodo del 2021, il numero di disoccupati si è ridotto di 407 mila unità.

FIGURA II.10: TASSO DI DISOCCUPAZIONE E TASSO DI PARTECIPAZIONE

Fonte: ISTAT.

MINISTERO DELL’ECONOMIA E DELLE FINANZE	33

NOTA DI AGGIORNAMENTO DEL DOCUMENTO DI ECONOMIA E FINANZA 2022

Unitamente all’incremento dell’occupazione, le ripetute diminuzioni della disoccupazione sono legate alla debole dinamica della forza lavoro, che nel secondo trimestre dell’anno sconta ancora un divario di 338,6 mila unità rispetto alla fase pre-crisi. Il tasso di inattività, che nel primo trimestre dell’anno risultava al 34,6 per cento si è portato al 34,4 per cento in chiusura del secondo trimestre.

Alla fase di decisa ripresa della domanda di lavoro, testimoniata dalla crescita delle posizioni lavorative nelle imprese, si è associato l’incremento del tasso di posti vacanti, che, nonostante nel secondo trimestre abbia raggiunto il valore più alto in serie storica (2,2 per cento, + 0,2 punti percentuali rispetto ai tre mesi precedenti), si conserva su livelli comunque contenuti e risulta concentrato soprattutto nei servizi ad alta intensità di contatto. Il perdurare della compresenza di maggiori posti vacanti e minore disoccupazione, esito di una molteplicità di fenomeni34, si è accompagnata ad una crescita moderata delle retribuzioni: quelle per dipendente, dopo la sostanziale stazionarietà nel primo trimestre 2022, hanno segnato un aumento dello 0,6 per cento su base congiunturale, maggiore nell’industria che nei servizi di mercato. Più vivaci le retribuzioni di fatto, che nel secondo trimestre sono cresciute dell’1,5 per cento.
Prezzi
Il conflitto russo-ucraino, accompagnandosi alle preesistenti interruzioni sulle catene di approvvigionamento degli input indotte dalla fase di ripresa della domanda globale in un contesto di ostacoli alla produzione, ha causato un incremento significativo dei prezzi delle materie prime, in rialzo già dai mesi estivi del 2021. In particolare, a partire dalla metà di quest’anno, si è osservata una marcata, persistente impennata delle quotazioni del gas naturale e dell’energia elettrica. Il forte aumento del prezzo dei beni energetici accompagnato da incrementi delle materie prime, soprattutto alimentari, ha determinato un incremento dell’indice armonizzato dei prezzi al consumo (IPCA).
Consolidando la progressiva tendenza già in atto, nella prima parte dell’anno l’inflazione ha mostrato notevoli accelerazioni in termini tendenziali, passando da una crescita del 5,1 per cento in gennaio a una del 9,1 per cento in agosto. Al netto delle componenti più volatili, le pressioni all’origine si sono intensificate e diffuse nelle altre divisioni di spesa come il settore dei prodotti alimentari, dei trasporti e deli servizi ricettivi e di ristorazione: a partire da ottobre 2021 l’inflazione di fondo ha segnato una progressiva accelerazione, raggiungendo in agosto una crescita del 4,9 per cento.

___
34 ‘Crisi COVID-19 e il mercato del lavoro: alcuni fatti stilizzati’, Cassese, D.; D’Imperio, P.; Ferroni, V., Note Tematiche del Dipartimento del Tesoro, 14 maggio 2022, https://www.dt.mef.gov.it/export/sites/sitodt/modules/documenti_it/analisi_progammazione/note_tematiche/  Nota-Tematica-n-4-Maggio-2022.pdf.

34	MINISTERO DELL’ECONOMIA E DELLE FINANZE

II. QUADRO MACROECONOMICO

FOCUS	Retribuzioni contrattuali: stime per il 2022-2025

Dalla seconda metà del 2021 l’aumento dei prezzi energetici, la scarsità di materie prime e componenti e le interruzioni sulle catene globali di approvvigionamento hanno comportato una repentina salita dell’inflazione. La spinta inflattiva si è poi progressivamente allargata ad altri beni e servizi, causando un aumento generalizzato dei prezzi.

Quest’anno la crescita dei prezzi è proseguita, alimentata dal conflitto russo-ucraino: la conseguente accelerazione dell’inflazione ha ampliato la differenza tra la dinamica dei prezzi al consumo e i salari contrattuali. In base ai dati più recenti, riferiti alla media del primo semestre 2022, il divario tra la crescita dell’indice dei prezzi al consumo armonizzato (IPCA) (6,7 per cento a/a) e quella delle retribuzioni contrattuali (0,7 per cento a/a) ha raggiunto un nuovo massimo di sei punti percentuali (Figura R1).

FIGURA R1. RETRIBUZIONI CONTRATTUALI ORARIE, IPCA E IPCA-NEI (VARIAZIONI % A/A)

Fonte: Elaborazioni su dati ISTAT.

In un quadro di crescita sostenuta dei prezzi, i meccanismi - seppur parziali - di recupero retrospettivo dell’inflazione potrebbero innescare aumenti delle retribuzioni contrattuali. In Italia l’andamento delle retribuzioni contrattuali è disciplinato dai contratti collettivi nazionali (CCNL), i quali determinano la parte maggioritaria della retribuzione complessiva. La restante parte delle retribuzioni è risultato della contrattazione di secondo livello.

L’assetto normativo, in vigore dal 2009, recepisce l’accordo quadro sulla riforma degli accordi contrattuali[35] e prevede che la durata del CCNL sia triennale. In sede di rinnovo, il tasso di variazione dell’indice armonizzato dei prezzi al consumo al netto dei beni energetici importati (IPCA-NEI) costituisce il punto di riferimento per l’adeguamento delle retribuzioni nominali all’inflazione. Tale indice è funzionale a contenere il rischio che shock inflazionistici di origine esterna si riversino sulla dinamica delle retribuzioni contrattuali, causando una rincorsa tra prezzi e salari.

In base all’accordo del 2009, l’ISTAT, una volta l’anno, pubblica le previsioni dell’inflazione IPCA-NEI per l’anno in corso e per il triennio successivo, congiuntamente alle realizzazioni per l’anno precedente. La crescita delle retribuzioni contrattuali dipende quindi principalmente da tre fattori:

___
35 https://leg16.camera.it/temiap/temi16/Accordo%20quadro%20del%2022%20gennaio%202009%20sugli%20a ssetti%20contrattuali.pdf.

MINISTERO DELL’ECONOMIA E DELLE FINANZE	35

NOTA DI AGGIORNAMENTO DEL DOCUMENTO DI ECONOMIA E FINANZA 2022

i)	il numero di contratti scaduti soggetti a rinnovo;
ii)	gli scostamenti tra l’inflazione stimata e quella realizzata - che, se positivi, determinano un recupero dell’inflazione perduta;
iii)
la tempistica dei rinnovi contrattuali. Se infatti il rinnovo del contratto si concretizza prima della stima pubblicata dall’ISTAT, l’adeguamento delle retribuzioni sarà riferito alla pubblicazione dell’anno precedente, che potrebbe non cogliere eventuali variazioni dell’indice intercorse tra la pubblicazione precedente ed il rinnovo del contratto.

La stima dell’IPCA-NEI rilasciata a giugno 2022 per l’anno in corso (4,7 per cento) risulta superiore rispetto a quella prospettata un anno prima (1,0 per cento), il che riflette un aumento dell’inflazione molto superiore alle aspettative. Per il 2023 l’ISTAT prevede una crescita del 2,6 per cento, mentre per il biennio finale (2024-2025) proietta una crescita dell’1,7 per cento.

Considerando l’elevata persistenza mostrata dal rialzo dei prezzi dei beni energetici, sulla base delle previsioni di inflazione elaborate internamente, coerenti con quelle di altri previsori ufficiali, è ragionevole attendersi che la dinamica dell’indice IPCA-NEI sia rivista al rialzo rispetto a quella pubblicata a giugno di quest’anno, quando le stime dei principali previsori prospettavano incrementi dei prezzi energetici inferiori e meno persistenti rispetto a quelli rilevati più di recente.

In ragione di tale evidenza, e tenendo conto del numero di contratti collettivi nazionali di lavoro (CCNL) in attesa di rinnovo (il 35,4 per cento del settore privato), si prefigura un sentiero di evoluzione delle retribuzioni contrattuali dal 2022 al 2025 per il settore privato basato sulle seguenti ipotesi per l’inflazione al netto dei beni energetici: per il 2022 viene utilizzato l’indice IPCA-NEI pubblicato dall’ISTAT; per il triennio 2023-2025 si adotta la stima interna, più elevata e coerente con le previsioni contenute nel Quadro Macroeconomico tendenziale.

Lo scenario si basa sulle ipotesi di rinnovo dei contratti in scadenza per i settori dell’industria e dei servizi, tenendo in considerazione le due tranche di recupero di inflazione per i metalmeccanici nel 3T del 2023 e nel 3T del 2024.

Come sintetizzato nella tabella 1, in questo scenario le retribuzioni contrattuali del settore privato crescerebbero di quasi il 3,0 per cento nel 2023 (in decisa accelerazione rispetto al 2022) per poi rallentare gradualmente nel biennio successivo. La crescita delle retribuzioni riflette incrementi diffusi a tutti i comparti, trainata soprattutto dal comparto dei servizi privati, riconducibile all’elevato numero di contratti in attesa di rinnovo. Queste proiezioni sono state utilizzate per elaborare la previsione tendenziale del costo del lavoro per il triennio 2023-2025.

È opportuno sottolineare in chiusura che, come già avvenuto in passato, nel momento in cui il prezzo del gas naturale e di altri combustibili fossili dovesse rientrare in linea con i valori degli anni precrisi, il costo della vita si ridurrebbe repentinamente e il tasso di crescita delle retribuzioni contrattuali ritornerebbe al disopra dell’inflazione complessiva, garantendo ai lavoratori un recupero di potere d’acquisto. Secondo la previsione tendenziale, ciò avverrà a partire dal 2024.

TABELLA 1. PREVISIONI RETRIBUZIONI CONTRATTUALI 2022-2025 (VARIAZIONI % A/A)
	2022	2023	2024	2025
Totale settore privato	1.8	2.9	2.5	2.2
Fonte: Istat e previsioni MEF.

36	MINISTERO DELL’ECONOMIA E DELLE FINANZE

II. QUADRO MACROECONOMICO

Le tendenze inflazionistiche in corso, interessando soprattutto i beni energetici e alimentari, hanno inciso in maniera differenziata sulle famiglie, producendo effetti redistributivi rilevanti36: l’accelerazione dell’inflazione ha determinato un ampliamento del differenziale inflazionistico tra il quinto di famiglie più povero e quello più ricco37. In tale contesto, gli interventi del Governo finalizzati alla riduzione dell’IVA sul gas e delle accise sui carburanti hanno mitigato gli impatti negativi dell’inflazione sulle famiglie (si veda il focus contenuto nel capitolo 3 ‘Iniziative del Governo italiano in risposta al caro energia’): a partire da aprile, infatti, l’IPCA è risultato in media 1,2 punti percentuali inferiore rispetto all’IPCA a tassazione costante.

FIGURA II.11: INFLAZIONE AL CONSUMO (variazioni % a/a)

Fonte: ISTAT.

L’andamento del costo dei beni energetici ha influenzato sensibilmente la dinamica del deflatore delle importazioni, che registra ritmi di crescita superiori al 5 per cento t/t dal quarto trimestre 2021. In tale contesto, il deflatore del PIL ha registrato una dinamica più contenuta nel primo semestre (1,3 per cento t/t in entrambi i trimestri).
Andamento del credito
Dopo una iniziale fase di debolezza in avvio d’anno, la dinamica del credito al settore privato ha riguadagnato slancio (+3,9 per cento tendenziale a luglio)38 supportata dall’accelerazione dei prestiti alle società non finanziarie e dalla tenuta dei prestiti concessi alle famiglie.

___
36 ‘Gli effetti distributivi dell’inflazione e delle misure governative per contrastarli’ in Bollettino Economico 3/2022, Banca d’Italia, 15 luglio 2022, https://www.bancaditalia.it/pubblicazioni/bollettino-economico/2022-3/boleco-3-2022.pdf.
37 ‘La misura dell’inflazione per classi di spesa delle famiglie’, in Prezzi al Consumo – giugno 2022, ISTAT, https://www.istat.it/it/files//2022/07/CS_Prezzi-al-consumo_Def_Giugno22.pdf.
37 ‘Banche e moneta: serie nazionali – luglio 2022’, Banca D’Italia, 9 settembre 2022.

MINISTERO DELL’ECONOMIA E DELLE FINANZE	37

NOTA DI AGGIORNAMENTO DEL DOCUMENTO DI ECONOMIA E FINANZA 2022

Nei primi sette mesi dell’anno, la dinamica dei prestiti alle famiglie ha continuato a beneficiare dell’andamento espansivo del mercato immobiliare e del maggior ricorso del credito al consumo, riportando in tal modo una espansione tendenziale del 4,0 per cento in luglio. Il risparmio in eccesso accumulato nei mesi di crisi sanitaria e una sostanziale solidità finanziaria delle famiglie italiane ha permesso un aumento della domanda di prestiti per l’acquisto di beni immobiliari39. Quanto alla domanda di credito delle imprese, i prestiti hanno ripreso slancio a partire dal mese di febbraio; la crescita ha ulteriormente accelerato nei mesi successivi fino a luglio, quando la domanda di credito delle società non finanziarie ha registrato una robusta espansione (+3,7 per cento tendenziale) superiore di oltre un punto percentuale a quella realizzata in giugno.

FIGURA II.12: PRESTITI AL SETTORE PRIVATO (variazioni % a/a)

Fonte: Banca d’Italia.

Sebbene nel primo trimestre dell’anno la domanda di credito bancario delle società non finanziarie sia risultata inferiore alla dinamica positiva degli investimenti fissi lordi, dal secondo trimestre emerge una tendenza al riallineamento. Secondo quanto rilevato dalle indagini sul credito della Banca d’Italia, tale divario rifletterebbe il maggior ricorso da parte delle imprese a canali di finanziamento alternativi a quello del credito bancario, in particolare attraverso l’autofinanziamento e, in misura più contenuta, l’emissione di titoli di debito nei mercati finanziari.
Tale disallineamento tra domanda di credito e investimenti è condizionato anche dall’aumento dei tassi d’interesse applicati alle operazioni di credito per effetto dell’annuncio di un graduale rientro da una politica monetaria espansiva dalla BCE e dei successivi rialzi dei tassi di riferimento.

___
39 ‘Nel secondo trimestre del 2022 il tasso tendenziale delle compravendite nel settore residenziale si conferma positivo con una crescita dell’8,6per cento per cento rispetto allo stesso trimestre del 2021, per un totale di circa 219 mila abitazioni compravendute, oltre 17 mila in più rispetto al 2021 (Fonte: Osservatorio del mercato immobiliare dell’Agenzia delle Entrate).

38	MINISTERO DELL’ECONOMIA E DELLE FINANZE

II. QUADRO MACROECONOMICO

Infatti, da inizio 2022 si è assistito ad un graduale aumento dei tassi praticati sia alle famiglie per l’acquisto di abitazioni (2,45 per cento a luglio40) e per il credito al consumo (8,48 per cento a luglio) sia alle società non finanziarie (1,31 per cento a luglio). Rimangono, invece, stabili i tassi applicati sui depositi aumentando così i margini di redditività delle banche.
In merito alla qualità del credito, le ultime rilevazioni mostrano una riduzione dei crediti in sofferenza sia in termini assoluti che in rapporto alle consistenze dei prestiti. A luglio l’incidenza delle sofferenze sul credito alle famiglie consumatrici è risultata pari all’1,9 per cento, dal 2,0 per cento di un anno prima, mentre quella sul credito alle imprese non finanziarie è scesa al 3,0 per cento, dal 4,7 per cento di luglio 2021.

FIGURA II.13: SOFFERENZE VERSO RESIDENTI (in percentuale dei prestiti totali)

Fonte: Banca d’Italia.
Commercio estero
Nella prima metà del 2022 la crescita del commercio mondiale ha proseguito su un sentiero espansivo sostenuto, pur in lieve moderazione (4,5 per cento a/a nella media dei primi due trimestri) rispetto a quanto rilevato nella seconda parte del 2021. Infatti, nel luglio di quest’anno, il livello del commercio mondiale risultava superiore del 12,8 per cento a quello precrisi41.
Tuttavia, le mutate condizioni geo-politiche del contesto internazionale aggiungono nuove pressioni sugli scambi commerciali, a causa della crescente inflazione, che va a sommarsi alle già esistenti difficoltà nelle catene di approvvigionamento. Le importazioni risultano maggiormente interessate, poiché i Paesi in conflitto rivestono un ruolo essenziale per la produzione di energia, di materie prime e di componenti peculiari numerosi comparti.

___
40 ‘Banche e moneta: serie nazionali – luglio 2022’, Banca D’Italia, 9 settembre 2022.
41 Central Planning bureau, https://www.cpb.nl/en/worldtrademonitor.

MINISTERO DELL’ECONOMIA E DELLE FINANZE	39

NOTA DI AGGIORNAMENTO DEL DOCUMENTO DI ECONOMIA E FINANZA 2022

Le statistiche del settore estero riportano che l’attività dei servizi ha continuato a rafforzarsi a partire dal secondo trimestre del 2021, grazie al sempre maggiore alleggerimento delle misure sanitarie. In Europa, la ripresa del turismo internazionale ha favorito principalmente i paesi più orientati a tale settore. Nella prima parte dell’anno in corso, le esportazioni di servizi dell’Italia hanno accelerato su base annua, crescendo a ritmo sostenuto rispetto a quanto osservato nei due trimestri precedenti. Dopo la decelerazione tra la fine del 2021 e l’inizio dell’anno in corso, le importazioni di servizi si sono rafforzate nel secondo trimestre.

FIGURA II.14: ESPORTAZIONI DI BENI E SERVIZI IN VOLUME (VARIAZIONI PERCENTUALI A/A)

Fonte: Eurostat..

Secondo le rilevazioni in valore del commercio dei beni, le esportazioni dell’Italia alla fine del 2021 risultavano superiori del 7,5 per cento ai livelli pre-pandemia. Nei primi sette mesi dell’anno, è proseguita la fase espansiva con un incremento di circa il 22 per cento a/a, in prevalenza verso i mercati europei. Al contempo, il volume delle esportazioni registra un aumento di circa l’1 per cento a/a. Nel complesso, gli effetti del contesto internazionale sul totale delle esportazioni appare attualmente contenuto, ma può coinvolgere alcune tipologie di imprese42.
I prezzi delle materie energetiche sostengono il forte aumento del valore delle importazioni (44,3 per cento), più ampie dall’area extra-europea.
Ciò si riflette sul deterioramento del saldo commerciale (negativo per circa 13,7 miliardi) che risulta tra i più contenuti dei maggiori Paesi europei; rimane, invece, largamente positivo al netto della componente dell’energia (per quasi 46,3 miliardi). Considerando la quota sulle esportazioni complessive, le vendite di beni all’estero sono cresciute verso tutti i tradizionali partner commerciali, in particolare la Germania, la Francia e gli Stati Uniti. Si mantengono su un buon ritmo

___
42 ICE, ‘L’Italia nell’economia internazionale’, Rapporto 2021-2022, luglio 2022.

40	MINISTERO DELL’ECONOMIA E DELLE FINANZE

II. QUADRO MACROECONOMICO

di crescita anche le vendite verso la Svizzera e il Regno Unito, mentre quelle verso la Cina risentono del rallentamento del Paese.
Nel terzo trimestre del 2022, le prospettive per il commercio mondiale si sono indebolite a causa dell’elevata inflazione, dell’irrigidimento delle condizioni finanziarie e del perdurare di ostacoli alla produzione43. La domanda estera continua a mostrarsi poco vivace, con il relativo indice PMI degli ordini per la manifattura che permane in territorio negativo, raggiungendo i 47,0 punti ad agosto.

FIGURA II.15: Esportazioni di beni per i principali settori di attività economica (GENNAIO-LUGLIO 2022, VARIAZIONI PERCENTUALI A/A)

Fonte: Istat..
II.3	ECONOMIA ITALIANA: PROSPETTIVE
Come illustrato in precedenza, la dinamica del PIL nel primo semestre dell’anno è risultata nettamente superiore alle aspettative. D’altro canto, l’evoluzione del contesto economico nella restante parte dell’anno, e in prospettiva per il 2023, è fortemente influenzata dalle ipotesi sull’approvvigionamento del gas naturale e sull’andamento dell’inflazione. Le previsioni sono basate sull’assunzione che le prospettive sui volumi di importazioni e stoccaggi siano gestibili anche in uno scenario di progressiva riduzione dei flussi dalla Russia, grazie alla diversificazione delle fonti e alle scorte accumulate. Tuttavia, è lecito attendersi un prezzo del gas elevato almeno fino a primi mesi del 2023.

___
42 BCE, ‘Bollettino economico’, N. 6/2022, 22 settembre 2022.

MINISTERO DELL’ECONOMIA E DELLE FINANZE	41

NOTA DI AGGIORNAMENTO DEL DOCUMENTO DI ECONOMIA E FINANZA 2022

FOCUS	Gli approvvigionamenti di gas naturale in Italia: recenti andamenti e prospettive future

L’acuirsi della crisi energetica conseguente al conflitto tra Ucraina e Russia sta esercitando una forte pressione sul mercato del gas naturale, ponendo una seria minaccia per l’approvvigionamento energetico di molti Paesi dell’Unione europea fortemente dipendenti dal gas russo. In Italia il gas naturale occupa un ruolo centrale nel mix energetico. Nel 2021 ha contribuito alla generazione del 43 per cento dell’energia elettrica prodotta ed è largamente impiegato per uso domestico, per il riscaldamento e per la produzione industriale. Nello specifico, secondo i dati SNAM, nel 2021 il 35 per cento del consumo interno lordo di gas (76,1 miliardi di metri cubi standard – SMC) è stato destinato alla produzione di energia elettrica, il 20 per cento è stato utilizzato dall’industria e il restante 45 per cento immesso nella rete di distribuzione (principalmente per il riscaldamento e per i consumi domestici).

Negli ultimi anni, al crescente fabbisogno di gas naturale del nostro sistema economico è corrisposta una contrazione della sua produzione nazionale, controbilanciata dall’aumento delle importazioni dal resto del mondo, le quali sono arrivate a costituire il 95,5 per cento del consumo annuo.

Nel periodo 2015-2019, la Russia ha rappresentato il principale partner per l’Italia, con un’incidenza media sulle importazioni totali di circa il 45 per cento, mentre volumi rilevanti sono pervenuti da Paesi extra–UE, quali l’Algeria (23 per cento), la Libia (8 per cento) e la Norvegia (5 per cento)[44]. Nel 2021 l’86,5 per cento del gas naturale importato è stato trasportato tramite gasdotto, mentre la quota del GNL, sebbene minoritaria (pari al restante 13,5 per cento), ha conosciuto una significativa espansione per effetto dell’entrata in esercizio dei terminali di rigassificazione nel Centro e nel Nord Italia.

FIGURA R 1: FABBISOGNO DI GAS, FONTI DI APPROVVIGIONAMENTO E STOCCAGGI (milioni di SMC e valori percentuali)

Fonte: Elaborazioni MEF su dati SNAM e AGSI+

In questo contesto, le graduali ma consistenti riduzioni delle forniture da parte della Russia, registrate negli ultimi mesi, hanno spinto il Governo italiano ad agire rapidamente sia per assicurarsi flussi addizionali da altri Paesi partner che per incrementare la capacità di

___
44 Snam, https://jarvis.snam.it/public-data?lang=it.

42	MINISTERO DELL’ECONOMIA E DELLE FINANZE

II. QUADRO MACROECONOMICO

rigassificazione. Inoltre, il Governo ha introdotto misure volte a favorire la ricostituzione degli stoccaggi che verranno utilizzati nel prossimo inverno, quando, per effetto dell’uso intensivo dei riscaldamenti, i consumi nazionali di gas eccederanno quanto importato e prodotto localmente.

Le politiche adottate sinora hanno consentito sia di compensare l’ammanco di gas dovuto ai tagli russi che di raggiungere un grado di riempimento degli stoccaggi in linea con l’obiettivo del 90 per cento da conseguire entro fine ottobre. Nello specifico, nei primi otto mesi dell’anno si è registrata una riduzione di oltre 9mld di SMC (-48 per cento), rispetto allo stesso periodo del 2021, del gas proveniente dalla Russia mediante il gasdotto che approda a Tarvisio, compensati per circa la metà dalle maggiori importazioni dalla Norvegia, con ingresso a Passo Gries, e per la restante parte dall’Azerbaigian, in arrivo a Melendugno, dall’Algeria, in ingresso a Mazara del Vallo, e dall’incremento del GNL presso i rigassificatori di Cavarzere, Livorno e Panigaglia. Questa strategia di diversificazione ha fatto sì che nonostante l’incidenza degli afflussi di gas russo si sia ridotta nei primi 8 mesi dell’anno dal 39,6 per cento del 2021 al 20,5 per cento, gli stoccaggi, stando ai dati Agsi+ (Aggregated gas storage inventory), registrano un tasso di riempimento al 25 settembre pari a circa l’89,62 per cento, superiore alla media europea (87,75 per cento).

Come l’Italia, anche la Germania si è trovata costretta a rimodulare i propri approvvigionamenti energetici. Infatti, nel triennio 2019-2021, circa il 37 per cento del gas naturale è stato importato dalla Russia, con la restante parte equamente divisa tra Norvegia e Paesi Bassi, mentre nell’anno corrente (sino a luglio) l’incidenza delle importazioni russe si è ridotta al 32 per cento[45]. I maggiori flussi provenienti da Norvegia, Belgio e Paesi Bassi stanno compensando solo in parte lo stop dalla Russia: a luglio, a fronte di una riduzione dell’import russo nell’ordine del 60 per cento rispetto ai flussi medi registrati nello stesso mese dei tre anni precedenti, le importazioni di gas complessive risultano inferiori del 5 per cento. Tale situazione potrebbe sensibilmente peggiorare considerando che da metà giugno i flussi dalla Russia (attraverso i gasdotti Nord Stream 1 e Waidhaus) hanno registrato parziali interruzioni e al 26 settembre 2022 Nord Stream 1 risulta ancora chiuso dal 31 agosto. Tuttavia, grazie alla significativa riduzione dei consumi[46], dettata anche dallo stato di allerta sull’emergenza gas dichiarato il 23 giugno, al 21 settembre la Germania ha raggiunto un riempimento degli stoccaggi dell’90,5 per cento[47].

Le continue riduzioni e interruzioni non programmate dei flussi dalla Russia a partire da metà giugno hanno fatto costantemente salire il prezzo del gas. Prendendo come riferimento europeo l’hub virtuale olandese TTF, un mercato all’ingrosso tra i più grandi e liquidi, il prezzo medio giornaliero del gas naturale nei primi 8 mesi del 2022 è risultato pari a 126 euro per MWh, risultando quasi quintuplicato rispetto allo stesso periodo del 2021 quando il prezzo medio si attestava sui 26 euro per MWh[48]. Inoltre, nella prima decade di settembre il prezzo è risultato stabilmente sopra i 200 euro per MWh dopo aver toccato picchi oltre i 300 euro per MWh.

Questa situazione ha generato un aumento dei costi per l’acquisto del gas nel periodo in genere più favorevole per la ricostituzione degli stoccaggi, oltre a un atteggiamento più prudente da parte degli operatori di mercato per via dell’incertezza connessa alla profittabilità futura delle quantità acquistate, ovvero alla differenza tra il prezzo di acquisto e quello che si determinerà nel periodo in cui il gas immagazzinato verrà venduto sul mercato. A tal proposito il Governo è intervenuto estendendo ai finanziamenti richiesti dalle imprese che effettuano stoccaggio di gas naturale la garanzia da parte di SACE, già prevista

___
45 Elaborazioni su dati Eurostat.
46 Nei primi sette mesi del 2022 i consumi di gas tedeschi sono risultati inferiori del 13 per cento rispetto allo stesso periodo dell’anno precedente (Elaborazioni su dati Eurostat).
47 Dati disponibili sul sito di Aggregated Gas Storage Inventory (Agsi+) offerto da GIE (Gas Infrastructure Europe), https://agsi.gie.eu/.
48 Bloomberg, TTF Natural Gas Day-Ahead Index.

MINISTERO DELL’ECONOMIA E DELLE FINANZE	43

NOTA DI AGGIORNAMENTO DEL DOCUMENTO DI ECONOMIA E FINANZA 2022

per tutte le altre imprese colpite dalle conseguenze della crisi energetica (D.L. n. 50/2022), e attraverso il trasferimento a titolo di prestito infruttifero al Gestore Servizi Energetici[49] (GSE) di 4 miliardi per l’acquisto di gas naturale, a fini dello stoccaggio e della successiva vendita entro il 31 dicembre 2022 (D.L. n. 80/22).

In prospettiva, sebbene il quadro per il prossimo inverno sia ammantato da profonda incertezza, lo scenario più plausibile appare quello in cui i flussi di gas dalla Russia verso l’Europa continueranno a rappresentare uno strumento usato strategicamente, mediante ripetuti stop and go delle forniture, al fine di mantenere elevato il prezzo che si forma nei mercati all’ingrosso dei Paesi dell’Unione europea. In tal modo la Russia si garantirebbe ingenti ricavi dalla vendita del gas e, non avendo nel breve termine accesso a mercati alternativi tali da sostituire la domanda europea, eviterebbe eventuali costi associati alla chiusura di alcuni giacimenti di gas. D’altra parte, gli sforzi diplomatici e commerciali dei singoli stati nell’approvvigionamento energetico e un calo contenuto dei consumi consentiranno all’economia italiana di evitare il ricorso alla riserva strategica, pari a 4,5mld di SMC. Più concretamente, nello scenario sottostante al quadro macroeconomico tendenziale, i flussi mensili dalla Russia si mantengono instabili e ridotti nei mesi a venire rispetto a quanto osservato nel periodo estivo, generando una carenza di circa 14,8mld di SMC nel 2022 (inclusi i 9mld di SMC già registrati da gennaio ad agosto) nel confronto con il 2021 e ulteriori 8mld di SMC nel 2023. Tale fabbisogno sarebbe quasi interamente coperto attingendo da ulteriori forniture in arrivo a Passo Gries, a Melendugno e a Mazara, oltre ai circa 10mld di SMC di GNL nel biennio 2022-2023 che l’Italia si garantirebbe incrementando il grado di utilizzo dei rigassificatori in funzione e introducendo due nuovi impianti galleggianti, il primo a primavera 2023 e il secondo a fine estate del 2024. Inoltre, sono state adottate misure urgenti per aumentare la produzione nazionale di gas (D.L. n. 17/22), oggi intorno ai 3mld di SMC. Il 2022 si chiuderebbe con un livello di importazioni superiore al 2021. A causa della siccità che ha investito l’Europa e l’Italia nell’anno in corso, per bilanciare la minor produzione di energia idroelettrica si è fatto ricorso a un maggiore utilizzo del termoelettrico, con un conseguente innalzamento dei consumi di gas. Tuttavia, l’alto prezzo del gas ha portato a una riduzione dei consumi domestici e industriali che hanno generato una diminuzione del fabbisogno complessivo. La parte di importazioni mancante nel 2023 comporterebbe in larga misura una riduzione dei consumi, che interesserebbe principalmente il gas impiegato per produrre energia elettrica (oltre 2mld di SMC in meno nel 2023 rispetto al 2022), sostituito in misura più rilevante da altri combustibili fossili, ma anche attraverso l’attivazione di nuovi impianti per l’energia rinnovabile, e in misura minore dal gas impiegato per usi civili (circa 1mld in meno rispetto al 2022). Nell’industria, per la quale l’introiezione nelle scelte di investimento e di produzione del maggior prezzo del gas si sta traducendo già nell’anno in corso in una riduzione dei consumi, il volume di gas impiegato non si discosterebbe dai livelli del 2022, in linea con la minore vivacità dell’attività industriale. In tale scenario il valore minimo degli stoccaggi risulterebbe in linea con quanto osservato in media nell’ultimo quinquennio sia a marzo 2023 che a marzo 2024.

Qualora, invece, si assistesse a un blocco totale delle forniture russe verso l’Europa a partire da ottobre, l’ammanco di gas rispetto allo scenario di base crescerebbe di ulteriori 8mld di SMC nel biennio 2022-2023. In tal caso, onde evitare un calo significativamente più drastico dei consumi, l’Italia dovrebbe fare temporaneamente o affidamento su un maggiore afflusso di gas da altri canali, sebbene trattasi di gas potenzialmente conteso da altri Paesi UE, o accelerare il processo di produzione nazionale. In questa ipotesi per non dover attingere alla riserva strategica tra la fine del 2022 e i primi mesi del 2023 si dovrebbero ridurre i consumi di imprese e famiglie di almeno ulteriori 3 mld di SMC. Secondo le stime riportate nel piano

___
49 Il Gestore Servizi Energetici è una società che ha un ruolo fondamentale nella promozione dello sviluppo sostenibile, attraverso la gestione di meccanismi di incentivazione delle fonti energetiche rinnovabili e dell’efficienza energetica, https://www.gse.it/.

44	MINISTERO DELL’ECONOMIA E DELLE FINANZE

II. QUADRO MACROECONOMICO

di contenimento elaborato dal MITE, si potrebbe ottenere un risparmio di 2,7mld di SMC sul consumo domestico di gas attraverso la riduzione: i) della temperatura interna degli edifici residenziali da 20 a 19 gradi, ii) del tempo di accensione degli impianti di riscaldamento di un’ora, e iii) del periodo di riscaldamento di 15 giorni, a cui si aggiungono 0,5mld di SMC se analoghi comportamenti fossero applicati negli uffici e nei negozi. Inoltre, l’applicazione di ulteriori misure comportamentali, in gran parte a costo zero, sgraverebbe il fabbisogno annuo di gas di quasi 3mld di SMC[50].

In conclusione, le prospettive sui volumi di importazioni e stoccaggi appaiono gestibili in uno scenario di flussi modesti ma continui dalla Russia. In caso di interruzione dei flussi in ingresso, i consumi andrebbero inevitabilmente ridotti, sebbene le ricadute per l’industria e le famiglie potrebbero essere mitigate attraverso l’adozione di comportamenti virtuosi indicati nel piano di contenimento predisposto dal MITE. In ogni caso, tanto maggiore e tanto più rapida sarà la riduzione della dipendenza dell’Europa dal gas russo tanto più la Russia troverebbe difficoltà nel collocare il proprio gas, non avendo accesso nel breve periodo a mercati sostituivi forniti da gasdotti, determinandosi così un aumento della disponibilità dei flussi e un conseguente calo dei prezzi all’ingrosso.

Il PIL trimestrale è quindi atteso ridursi marginalmente nel terzo e quarto trimestre dell'anno con delle marcate eterogeneità a livello settoriale. Sebbene il dato di produzione industriale per il mese di luglio (0,4 per cento m/m) abbia sorpreso al rialzo, i dati disaggregati indicano che i settori ad elevato assorbimento di energia, per effetto dei prezzi elevati, stanno riducendo la produzione. Infatti, la metallurgia e i prodotti in metallo sono fra i settori che hanno recentemente subìto le maggiori contrazioni (-8,1 per cento a/a in luglio, -3,5 per cento nei primi sette mesi dell’anno, a fronte di un -1,4 per cento a/a e un dato positivo pari a 1,3 per cento nei primi sette mesi dell’anno per l’industria nel complesso), insieme a gomma, materie plastiche e prodotti della lavorazione di minerali non metalliferi.
Inoltre, le indagini congiunturali più recenti segnalano difficoltà operative per le imprese a causa delle persistenti tensioni inflazionistiche. Ad agosto, l’indice PMI si è attestato, per il secondo mese consecutivo, al di sotto della soglia di non espansione (48,0 dal 48,5 di luglio), configurando una fase di contrazione della produzione indotta dalla riduzione della domanda e degli ordini.
Anche le costruzioni mostrano segnali di indebolimento: la produzione del settore a luglio ha segnato la quarta contrazione congiunturale consecutiva, sebbene il livello dell’attività resti ampiamente al di sopra dei livelli precrisi. Gli indicatori congiunturali confermano queste tendenze, come testimoniato dal valore del relativo indice PMI (41,2 dal 46,2 di luglio), che registra il calo più alto dell’attività a partire da aprile 2020. La performance del settore edilizio avrebbe risentito di una nuova diminuzione del volume degli ordini, connessa alle incertezze economiche in corso e all’incremento dei costi di produzione.
I servizi di mercato, d’altra parte, quantomeno nel terzo trimestre, continuerebbero a beneficiare della ripresa dell’attività nei settori più colpiti durante la pandemia, in particolare il turismo. In agosto l’indice PMI è tornato oltre la soglia di espansione (50,5) dopo la brusca riduzione di luglio (48,4). A sostenere l’attività terziaria sarebbe stato il moderato miglioramento degli ordini – con l’indice poco al di sotto del valore di 50. Diversi indicatori, tra cui i dati del traffico

___
50 MITE, ‘Piano nazionale di contenimento dei consumi di gas naturale’, 6 settembre 2022.

MINISTERO DELL’ECONOMIA E DELLE FINANZE	45

NOTA DI AGGIORNAMENTO DEL DOCUMENTO DI ECONOMIA E FINANZA 2022

aereo51, confermano la ripresa del comparto turistico nel terzo trimestre. Inoltre, le più recenti indicazioni sul commercio al dettaglio denotano un incremento delle vendite nel mese di luglio, specialmente dei beni non alimentari. Anche le indagini sul clima di fiducia dei consumatori, in agosto, evidenziano un miglioramento del sentiment da parte delle famiglie diffuso a tutte le componenti.
Scenario a legislazione vigente
L’espansione del PIL - superiore alle attese - della prima metà dell’anno porta a rivedere lievemente al rialzo le prospettive per il 2022. Pur ipotizzando una marginale riduzione dell’attività economica nel terzo e quarto trimestre, la variazione annuale del PIL nel 2022 è pari al 3,3 per cento.
La crescita attesa per il prossimo anno risulta ridimensionata rispetto alla previsione del DEF e pari allo 0,6 per cento, per effetto dei rischi legati all’approvvigionamento del gas e all’incremento dell’inflazione nonché del rallentamento atteso del commercio internazionale e dell’aumento dei tassi di interesse (cfr. La revisione delle stime per il 2022 e gli anni seguenti). In direzione opposta, il prossimo anno la crescita del PIL beneficerà dello slittamento di una parte cospicua di alcuni investimenti del PNRR originariamente calendarizzati nel 2022. Nel corso del 2023 la crescita del PIL riprenderebbe vigore grazie alla riduzione delle pressioni inflazionistiche, fattore che dovrebbe favorire anche un riassorbimento dell’incertezza di famiglie e imprese sul futuro, e alla ripresa della domanda estera. Di conseguenza, nel biennio seguente la crescita del PIL risulta pari all’1,8 per cento nel 2024 e all’1,5 per cento nel 2025, in linea con quanto prospettato nel DEF.
Per quanto riguarda le componenti della domanda, i consumi delle famiglie rallenterebbero significativamente già a partire dalla seconda metà di quest’anno, anche in ragione dell’erosione del reddito disponibile indotta dal significativo aumento dei prezzi. La crescita risulterà modesta nei primi mesi del 2023 per poi riprendere vigore dalla primavera e nel medio termine grazie anche alla moderazione dell’inflazione. Il reddito disponibile reale è previsto in marcato rallentamento nel 2022 e in riduzione nel 2023 per poi riaccelerare nell’ultimo biennio di previsione. Sul fronte del mercato del lavoro, la previsione prefigura un rallentamento dell’occupazione unitamente ad un’accelerazione delle retribuzioni pro-capite per effetto della maggiore inflazione registrata quest’anno. Il tasso di risparmio è atteso diminuire sensibilmente nel corso di quest’anno e del prossimo: nel 2023 si attesterebbe in media poco sotto il 9 per cento per poi stabilizzarsi intorno a valori di poco superiori al periodo pre-pandemico. Tale dinamica deriverebbe, oltre che dalla distribuzione del risparmio tra le famiglie, anche dagli effetti esercitati dall’inflazione sul risparmio: infatti, le famiglie a basso reddito, essendo più esposte agli shock dei prezzi dell'energia e dei prodotti alimentari, destinano una quota maggiore del loro reddito al consumo di tali beni, ragione per cui nel corso dell’anno hanno beneficiato di misure compensative di sostegno al

___
51 Fonte: Eurostat.

46	MINISTERO DELL’ECONOMIA E DELLE FINANZE

II. QUADRO MACROECONOMICO

reddito. Quelle più abbienti, invece, vedrebbero una parte del risparmio accumulato erosa dall’elevata inflazione.
Per gli investimenti si prevede una robusta espansione, che nei primi due anni dell’orizzonte di previsione dovrebbe ammontare rispettivamente al 9,2 e al 3,0 per cento. La previsione per l’anno in corso beneficia non solo dell’eredità statistica del 2021, ma anche dei robusti tassi di crescita registrati nel primo semestre. Rispetto alla previsione di primavera, il quadro tendenziale sconta flussi di investimento, relativi al PNRR, più spostati negli anni finali dell’arco previsivo. Gli investimenti in rapporto al PIL sarebbero pari a circa il 22 per cento a fine periodo.
Nonostante l’allentamento delle strozzature dal lato dell'offerta e il deprezzamento dell'euro, le esportazioni rallenterebbero significativamente dalla seconda metà del 2022, e per buona parte del 2023, in seguito al marcato indebolimento dell’economia mondiale e degli scambi mondiali e, in particolare, della domanda estera pesata per l’Italia (cfr. La revisione delle stime per il 2022 e gli anni seguenti). Inoltre, i nuovi ordini esteri del PMI del settore manifatturiero permangono sotto la soglia di espansione da maggio. Nel complesso le esportazioni nette dovrebbero fornire un contributo negativo alla crescita del PIL nel 2022 e nel 2023 e un apporto neutro nell’ultimo biennio di previsione. Quest’anno e il prossimo, il saldo corrente della bilancia dei pagamenti risulterebbe in disavanzo per la prima volta dopo dieci anni, mentre è atteso tornare in territorio positivo nel 2024-2025. Le partite correnti risentono dell’aumento dei prezzi dell'energia, in particolare di quelli del gas, che seppure in calo dovrebbero attestarsi su livelli superiori alla media 2021 durante tutto il periodo di previsione.
Dal lato dell’offerta, l’espansione del PIL quest’anno è trainata dalla crescita del valore aggiunto delle costruzioni e, in misura minore, da quella dell’industria, penalizzata dal rincaro dei prezzi energetici. Proseguirà, nella seconda metà dell’anno, il recupero dei servizi di mercato per il venir meno delle restrizioni. Nel 2023, tutti i settori sono caratterizzati da un rallentamento della crescita del valore aggiunto: tuttavia le costruzioni beneficeranno del previsto aumento dei lavori del PNRR. Anche l’attività dei servizi resterà condizionata dal rialzo dei prezzi. Nell’ultimo biennio di previsione il rallentamento atteso dei prezzi dei beni energetici e dell’inflazione complessiva stimolerebbe la crescita di tutti i settori.
Dopo la ripresa registrata nella prima metà dell’anno, il mercato del lavoro è atteso indebolirsi nella seconda parte del 2022 in seguito al rallentamento dell'attività economica e all’aumentata incertezza. In media d’anno, la crescita degli occupati risulterà comunque robusta e pari al 2,3 per cento, mentre nel 2023 sarà solo debolmente positiva per poi riaccelerare nell’ultimo biennio di previsione. Contestualmente ad un indebolimento della dinamica dell’offerta di lavoro, il tasso di disoccupazione è atteso in lieve aumento nella seconda parte dell’anno: si attesterebbe quindi in media all’8,2 per cento per poi scendere all’8,0 per cento nel 2023 e gradualmente al 7,5 per cento a fine periodo.
Per l’anno in corso, tenuto conto dei dati già acquisiti al secondo trimestre, la dinamica dell’input di lavoro misurato in termini di unità standard di lavoro è superiore a quella del PIL, determinando una riduzione della produttività del lavoro. La dinamica della produttività si inverte a partire dal 2023 e resta lievemente positiva lungo tutto l’arco previsivo. In un contesto di accelerazione delle retribuzioni pro-capite, il costo del lavoro per unità di prodotto salirà sensibilmente nell’anno in corso per poi rallentare lungo l’arco previsivo.

MINISTERO DELL’ECONOMIA E DELLE FINANZE	47

NOTA DI AGGIORNAMENTO DEL DOCUMENTO DI ECONOMIA E FINANZA 2022

L'inflazione misurata dall’indice armonizzato avrebbe raggiunto il picco nel terzo trimestre e dovrebbe iniziare a rallentare su base tendenziale già nel quarto trimestre 2022 principalmente a causa degli effetti base. L’inflazione al netto degli energetici dovrebbe rimanere elevata per il resto dell'anno per poi rallentare marginalmente su base annua nel corso del prossimo anno: in media d’anno, tuttavia, nel 2023 l’indice dei prezzi al netto degli energetici risulterebbe in accelerazione rispetto all’anno precedente. Dall'inizio del 2023 il rallentamento atteso dei prezzi dei beni energetici dovrebbe contribuire ad una parziale moderazione dell'inflazione anche se mitigato, in questo scenario a legislazione vigente, del mancato rinnovo per il 2023 delle misure temporanee attuate dal Governo per contrastare i rincari dei prezzi dei beni energetici. L'inflazione complessiva, misurata dal deflatore dei consumi, dovrebbe scendere da una media del 6,6 per cento nel 2022 al 4,5 per cento nel 2023 per poi ridursi gradualmente e raggiungere l’1,9 per cento nel 2025 anche per effetto del contributo negativo dei prezzi energetici nel biennio 2024-2025.
Con riferimento all’inflazione interna, la dinamica attesa del deflatore del PIL subisce un’accelerazione nei primi due anni di previsione, inferiore a quella dei prezzi al consumo, per poi decelerare nell’ultimo biennio. Si prevede che i salari del settore privato cresceranno a tassi più elevati rispetto al recente passato per tutto l'orizzonte di previsione riflettendo l’aumento dei prezzi al consumo al netto dei beni energetici e l’elevata quota di contratti scaduti in attesa di rinnovo (cfr. Retribuzioni contrattuali: stime per il 2022-2025). I salari del settore pubblico sono attesi crescere sensibilmente quest’anno per effetto dei rinnovi contrattuali relativi al triennio 2018-2021 e del pagamento degli arretrati.
Complessivamente i rischi della previsione risultano orientati al ribasso.
In primis, permane l’incertezza sugli sviluppi della guerra in Ucraina e le possibili interruzioni delle forniture di gas naturale con i conseguenti effetti sui prezzi delle materie prime, energetiche e non energetiche. In tale quadro, il mutato orientamento di politica monetaria potrebbe incidere sulla stabilità finanziaria dei paesi, provocando effetti differenziati nelle traiettorie di ripresa dei paesi. Infine, con riferimento a quest’ultimo aspetto, nonostante la natura endemica del COVID-19 non suggerisca una nuova predisposizione di misure di limitazione alla mobilità, non si può escludere una recrudescenza della pandemia.

La previsione macroeconomica tendenziale per il 2022 e 2023 è stata validata dall’Ufficio Parlamentare di Bilancio con nota del 23 settembre 2022, al termine delle interlocuzioni previste dal Protocollo di intesa UPB-MEF del 13 maggio 2022.

48	MINISTERO DELL’ECONOMIA E DELLE FINANZE

II. QUADRO MACROECONOMICO

TAVOLA II.2: QUADRO MACROECONOMICO TENDENZIALE (variazioni percentuali, salvo ove non diversamente indicato)
	2021	2022	2023	2024	2025
ESOGENE INTERNAZIONALI
Commercio internazionale	9,9	5,3	2,1	4,7	3,9
Prezzo del petrolio (Brent, USD/barile, futures)	70,8	101,5	89,9	83,4	79,0
Cambio dollaro/euro	1.183	1.050	1.002	1.002	1.002
MACRO ITALIA (VOLUMI)
PIL	6.7	3.3	0.6	1.8	1.5
Importazioni	14.7	14.3	1.9	4.3	3.4
Consumi finali nazionali	4.2	3.1	0.0	0.9	1.1
Consumi famiglie e ISP	5.2	3.9	0.6	1.3	1.4
Spesa della PA	1.5	0.7	-1.8	-0.5	0.2
Investimenti	16.5	9.2	3.0	4.1	2.7
- macchinari, attrezzature e beni immateriali	12.4	6.2	2.1	4.7	2.7
- mezzi di trasporto	9.8	1.9	3.0	4.1	4.1
- costruzioni	21.8	13.0	3.9	3.4	2.7
Esportazioni	13.4	10.4	1.5	4.2	3.3

pm. saldo corrente bil. pag.in % PIL	2.4	-0.8	-0.2	0.2	0.9
CONTRIBUTI ALLA CRESCITA DEL PIL (1)
Esportazioni nette	0.1	-1.0	-0.1	0.0	0.0
Scorte	0.3	0.2	0.0	0.1	0.1
Domanda nazionale al netto delle scorte	6.3	4.1	0.7	1.6	1.5
PREZZI
Deflatore importazioni	9.7	20.9	4.3	-0.2	-0.9
Deflatore esportazioni	5.0	11.2	4.3	1.3	0.9
Deflatore PIL	0.5	3.0	3.7	2.5	1.9
PIL nominale	7.3	6.4	4.4	4.3	3.5
Deflatore consumi	1.6	6.6	4.5	2.3	1.9
Inflazione programmata[52]	1.9	7.1	4.3
LAVORO
Costo lavoro	0.7	3.2	2.6	2.1	2.1
Produttività (misurato su PIL)	-0.8	-0.9	0.2	0.7	0.5
CLUP (misurato su PIL)	1.5	4.2	2.4	1.4	1.6
Occupazione (ULA)	7.6	4.3	0.4	1.1	1.0
Tasso di disoccupazione	9.5	8.2	8.0	7.7	7.5
Tasso di occupazione (15-64 anni)	58.2	59.8	60.2	61.1	61.9
pm. PIL nominale (valori assoluti in milioni euro)	1782050	1896182	1979197	2064350	2136555
(1) Eventuali imprecisioni derivano dagli arrotondamenti. Fonte: ISTAT. PIL e componenti in volume (valori concatenati anno di riferimento 2015), dati non corretti per i giorni lavorativi.

___
52 Il dato del 2021 è riferito all’indice dei prezzi al consumo FOI al netto dei tabacchi di fonte ISTAT;per il 2022, l’inflazione programmata è stata rivista al rilazo -rispetto alla previsione del ‘Documento di Economia e Finanza - DEF 2022’ (aprile 2022)- dal 5,4 per cento al 7,1 per cento; per il 2023 la stima è coerente con il quadro macroeconomico tendenziale.

MINISTERO DELL’ECONOMIA E DELLE FINANZE	49

NOTA DI AGGIORNAMENTO DEL DOCUMENTO DI ECONOMIA E FINANZA 2022

FOCUS	La revisione delle stime per il 2022 e gli anni seguenti[53]

In analogia con i precedenti documenti, in questo riquadro viene presentata un’analisi dei principali fattori sottostanti la revisione delle previsioni macroeconomiche per il 2022-2023 rispetto a quelle del DEF.

In primo luogo, la Nota di Aggiornamento considera nuove informazioni sull’andamento dell’economia italiana per l’anno in corso, con riferimento sia ai dati trimestrali di contabilità nazionale, disponibili ora per i primi due trimestri dell’anno, sia alle nuove prospettive del quadro internazionale. I valori riportati nella tabella sono relativi ai dati destagionalizzati e corretti per i giorni lavorativi.

I principali fattori sottostanti la revisione della previsione macroeconomica per il 2022-2023 sono illustrati nella Tavola R.1.

Le prime due colonne confrontano le stime di crescita del PIL e delle sue componenti per l’anno 2022 della NADEF e del DEF, mentre la terza riporta il differenziale tra le due (Delta 2022). Le previsioni di crescita del PIL per quest’anno sono riviste al rialzo di 0,2 punti percentuali rispetto al DEF. La revisione è stata scomposta in: i) andamento migliore del previsto dell’attività economica nel primo semestre rispetto a quanto stimato nel DEF; ii) impatto lievemente positivo del mutamento delle variabili esogene; iii) impatto moderatamente positivo dei nuovi interventi legislativi varati successivamente alla pubblicazione dello scorso documento di aprile; iv) revisione delle stime per la seconda metà del 2022.

Differentemente da quanto previsto ad aprile, già a partire dal primo trimestre dell’anno in corso si è registrato un aumento dell’attività economica, seppur lieve, che si è ampliato consistentemente nel secondo trimestre, delineando il rialzo della crescita acquisita al primo semestre.

L’aggiornamento dello scenario internazionale e gli interventi legislativi adottati per contrastare gli effetti dei rincari dei beni energetici contribuiscono ulteriormente a rivedere al rialzo la previsione sulla crescita reale del 2022. Tuttavia, il profilo di crescita della seconda parte dell’anno è stato rivisto al ribasso rispetto al DEF in considerazione dell’evoluzione degli ultimi dati congiunturali e dell’incertezza sull’evoluzione del contesto internazionale. La crescita del deflatore del PIL e del deflatore dei consumi è stata invece rivista al rialzo nella seconda parte dell’anno alla luce dei più recenti indicatori sui prezzi.

Le colonne successive mostrano lo scostamento tra la previsione attuale e quella di aprile per il 2023. In questo caso, il delta della previsione di crescita è pari a -1,7 punti percentuali. Infatti, sebbene l’aggiornamento del profilo di spesa del PNRR abbia un impatto positivo di 0,3 punti percentuali sulla crescita del 2023, la stima di crescita del PIL è rivista al ribasso in considerazione del minore trascinamento dal 2022 e dell’impatto decisamente negativo dell’aggiornamento delle variabili esogene.

Le nuove ipotesi relative al contesto internazionale risultano meno favorevoli rispetto a quanto ipotizzato nell’ultimo Documento di Economia e Finanza. Infatti, sebbene venga stimato un impatto lievemente positivo sulla crescita dell’anno in corso, il deterioramento del contesto internazionale incide negativamente sulla crescita nel prossimo biennio (Tavola R2).

Le stime sull’andamento della domanda estera (pesata per la composizione geografica dell’export italiano)[54] per il 2022 sono state riviste leggermente al rialzo, mentre si prospetta

___
53 In questo riquadro si fa riferimento ai dati dei conti economici trimestrali (corretti per i giorni lavorativi) rilasciati dall’ISTAT lo scorso 1 settembre. Le serie trimestrali coerenti con i dati annuali di contabilità nazionale resi noti il 23 settembre saranno pubblicate il 5 ottobre. Le modifiche intervenute sulle componenti della domanda potrebbero avere un impatto sul trascinamento del 2022.
54 Si ricorda che le proiezioni di andamento del PIL e del commercio internazionale a livello globale sono di fonte Oxford Economics.

50	MINISTERO DELL’ECONOMIA E DELLE FINANZE

II. QUADRO MACROECONOMICO

una significativa decelerazione nel 2023 a cui segue un recupero più marcato nel biennio 2024-2025. Conseguentemente l’impatto della domanda mondiale sulle esportazioni italiane, e quindi sul PIL, risulta positivo nell’anno in corso (0,1), negativo nel 2023 (-0,5) e positivo negli anni consecutivi (0,1 nel 2024 e 0,2 nel 2025).

l tasso di cambio effettivo nominale incide positivamente sulla previsione di crescita delle esportazioni per via del deprezzamento dell’euro. Per la proiezione delle valute è stata adottata un’ipotesi tecnica che implica che il tasso di cambio resti fisso al valore medio degli ultimi 10 giorni lavorativi terminanti il 30 agosto. L’aggiornamento del tasso di cambio nominale effettivo rispetto ad aprile vede un deprezzamento dell’euro rispetto alle altre valute pari all’1,4 per cento nel 2022 e allo 0,9 per cento nel 2023. L’impatto macroeconomico che ne deriva è positivo su entrambi gli anni e nullo nei due anni successivi poiché il tasso di cambio effettivo nominale risulta invariato rispetto al DEF.

TAVOLA R1: PRINCIPALI VARIABILI DEL QUADRO MACROECONOMICO (DATI DESTAGIONALIZZATI)
	Previsione 2022			di cui: acqui- sito 1 sem 2022	di cui: im- patto eso- gene ri- spetto al DEF	di cui: nuovi decreti legisla- tivi	di cui: revi- sione pro- spettive se- condo semestre	Previsione 2023			di cui: impatto eso- gene trasci- na- mento rispetto al DEF	di cui: revi- sione PNRR	di cui: altri fattori per la revi- sione della previ- sione
	NADEF 2022	DEF 2022	Delta 2022	Delta (1)	Delta (2)	Delta (3)	Delta (4)	NADEF 2022	DEF 2022	Delta 2022	Delta (1)	Delta (2)	Delta (3)
MACRO ITALIA
PIL (prodotto interno lordo)	3,4	3,2	0,2	1,2	0,1	0,1	-1,2	0,7	2,4	-1,7	-1,9	0,3	-0,1
Spesa delle famiglie	3,9	3,0	0,9	1,3	-0,2	2.2	-0,4	0,6	2,2	-1,6	-2,0	-0,2	0,5
Spesa della PA	0,7	2,3	-1,6	-2,3	0,0	0,0	0,7	-1,8	0,3	-2,1	-0,1	1,3	-3,4
Investimenti fissi lordi	9,2	7,2	1,9	4,4	0,2	0,3	-2,9	3,0	5,5	-2,4	-4,2	1,5	0,2
macchinari, attrezzature e vari	6,2	6,8	-0,6	2,2	0,2	0,4	-3,4	2,1	5,8	-3,7	-5,3	nd	nd
costruzioni	13,0	8,9	4.1	5,8	0,1	0,2	-1,9	3,9	5,0	-1,1	-2,9	nd	nd
Esportazioni di beni e servizi	10,4	4,4	5,9	7,4	0,6	0,0	-2,1	1,5	3,4	-1,8	-1,0	-0,2	-0,6
Importazioni di beni e servizi	14,3	5,5	8,8	9,7	0,2	0,0	-1,1	1,9	4,0	-2,1	-1,2	0,0	-0,9

Deflatori
Deflatore PIL	3,0	3,0	0,0	-0,5	0,1	-0,4	0,9	3,7	2,2	1,5	0,2	0,4	0,9
Deflatoreconsumi	6,6	5,8	0,7	-0,6	0,5	-0,5	1,3	4,5	2,1	2,4	1,2	0,3	1,0
Nota: Il modello QUEST, utilizzato per la valutazione del PNRR, non include una disaggregazione per gli investimenti.

Il prezzo del petrolio, la cui quotazione sale rispetto al DEF, incide sfavorevolmente sui prezzi al consumo e sulla domanda interna. La proiezione attuale, basata sui contratti futures, prevede livelli del prezzo del petrolio più alti su tutto l’orizzonte di previsione55. Seguendo quanto delineato nell’ultimo DEF, viene considerato tra le variabili esogene impattanti lo scenario economico nazionale anche il prezzo del gas56. Nello specifico, quest’ultimo rimane a livelli superiori a quelli prospettati in precedenza su tutti gli anni di previsione. Il prezzo del gas raggiunge il livello massimo nel 2023 per poi ridursi nel biennio successivo. Cumulando gli effetti dei rincari di petrolio e gas, risulta un impatto negativo di un decimo di punto per il

___
55 Si fa riferimento alla media degli ultimi 45 giorni lavorativi terminanti il 02/09/2022, escludendo il 5 per cento dei valori più alti e più bassi per ciascuna scadenza.
56 Le ipotesi avanzate riguardano il profilo del prezzo del gas TTF e sono basate sui contratti futures. Come per il Brent, si fa riferimento alla media degli ultimi 45 giorni lavorativi terminanti il 02/09/2022, escludendo il 5 per cento dei valori più alti e più bassi per ciascuna scadenza.

MINISTERO DELL’ECONOMIA E DELLE FINANZE	51

NOTA DI AGGIORNAMENTO DEL DOCUMENTO DI ECONOMIA E FINANZA 2022

PIL nel 2022, di 6 decimi di punto nel 2023 e un impatto medio nullo nel biennio 2024¬2025.
Infine, si registrano variazioni significative anche sui rendimenti dei titoli di Stato. Coerentemente con le politiche meno accomodanti da parte delle autorità monetarie per contrastare le pressioni inflazionistiche, già dall’anno in corso si prospettano un rendimento del BTP e un differenziale tra BTP e Bund decennale più elevati, combinati con livelli più alti del costo del credito bancario. Secondo le stime del modello econometrico questi fattori comportano effetti negativi sulla crescita del quadriennio 2022-2025 rispettivamente pari a -0,1, -1,1, -0,5 e -0,3.

TAVOLA R2: EFFETTI SUL PIL DELLE VARIABILI ESOGENE DELLA PREVISIONE RISPETTO ALLO SCENARIO DEL DEF (impatto sui tassi di crescita)
	2022	2023	2024	2025
1. Commercio mondiale	0,1	-0,5	0,1	0,2
2. Tasso di cambio nominale effettivo	0,2	0,2	0,0	0,0
3. Prezzo del petrolio e del gas	-0,1	-0,6	-0,1	0,1
4. Ipotesi tassi d'interesse	-0,1	-1,1	-0,5	-0,3
Totale	0,1	-1,9	-0,5	0,0
Nota per il Totale: eventuali imprecisioni derivano da arrotondamenti Fonte: elaborazioni MEF.

Le previsioni di crescita della NADEF sono state validate dall’ufficio Parlamentare di Bilancio. Le stime più aggiornate delle istituzioni internazionali si attestano in media a una crescita di circa 2,8 punti percentuali per l’anno in corso, quindi al di sotto della previsione del Quadro macroeconomico tendenziale. Tuttavia, esse non includono i dati positivi del secondo trimestre. Differentemente, nel 2023 la previsione tendenziale risulta inferiore rispetto alla media degli altri previsori. Le stime di questi ultimi risalgono all’estate scorsa quando il contesto internazionale era favorevole.

TAVOLA R3: PREVISIONI DI CRESCITA PER L'ITALIA
PIL reale (per cento a/a)	Data previsione	2022	2023
NADEF 2022	set-22	3,3	0,6
OCSE	giu-22	2,5	1,2
UPB	ago-22	3,2	0,9
FMI (WEO)	lug-22	3,0	0,7
Commissione europea	lug-22	2,9	0,9
(*) Per OCSE dati corretti per i giorni lavorativi.

52	MINISTERO DELL’ECONOMIA E DELLE FINANZE

II. QUADRO MACROECONOMICO

FOCUS	Un’analisi di rischio (o di sensibilità) sulle variabili esogene

Il quadro macroeconomico tendenziale già sconta le conseguenze del perdurare del conflitto in Ucraina e le tensioni nei prezzi e nell’approvvigionamento delle materie prime energetiche. Tuttavia, l’accresciuta incertezza associata al deterioramento dello scenario globale rende opportuno valutare come il quadro tendenziale possa variare nel caso in cui dovessero verificarsi ipotesi meno favorevoli per le principali variabili esogene internazionali. Mediante l’utilizzo del modello econometrico ITEM e del modello MACGEM - IT, sono stati simulati quattro scenari riferiti ai seguenti fattori: l’interruzione delle forniture di gas dalla Russia, il commercio mondiale, i tassi di cambio e le condizioni dei mercati finanziari.

Nel primo scenario di rischio si suppone che l’acuirsi delle tensioni geo-politiche risulti nell’interruzione completa delle forniture di gas dalla Russia a partire dal prossimo mese di ottobre, determinando un ulteriore rialzo del prezzo dei beni energetici. In particolare, si è ipotizzato che i prezzi del gas, dell’elettricità e del petrolio risultino più elevati del 20 per cento rispetto allo scenario di base della NADEF negli ultimi tre mesi dell’anno in corso e nella media del 2023. Nel 2024 e 2025 i prezzi tornerebbero gradualmente verso i livelli delineati nella NADEF, risultando superiori rispettivamente del 10 e del 5 per cento a quelli dello scenario di base. Mediante il modello MACGEM – IT si è determinato l’impatto del rialzo dei prezzi sia sui livelli di produzione, tenendo conto dell’utilizzo di materie energetiche nei diversi settori e dei legami intersettoriali, sia sui consumi di gas delle famiglie.

Il secondo scenario di rischio riguarda dinamiche meno favorevoli del commercio mondiale a seguito del peggioramento dello scenario internazionale. In particolare, si ipotizza una minore domanda mondiale rispetto allo scenario tendenziale nel 2023 e 2024: nel 2023, l’incremento del commercio mondiale si limiterebbe allo 0,5 per cento (a fronte dell’1,5 per cento dello scenario di riferimento), mentre nel 2024 l’incremento sarebbe inferiore di 0,5 punti percentuali rispetto a quello dello scenario di riferimento (3,7 invece di 4,2 per cento). Si assisterebbe poi, a partire dal secondo trimestre del 2024, a un recupero graduale rispetto ai livelli dello scenario di base della NADEF, con il raggiungimento di questi nella seconda parte del 2025.

Il terzo scenario riguarda l’andamento dei tassi di cambio. L’ipotesi tecnica sottostante il quadro tendenziale è di mantenere i tassi di cambio invariati nell’orizzonte di previsione ai livelli medi delle quotazioni giornaliere più recenti (in particolare, sono state considerate le quotazioni giornaliere nel periodo di dieci giorni lavorativi che termina il 30 agosto 2022). Nello scenario alternativo si pongono i livelli dei tassi di cambio pari a quelli osservati di recente per i tassi di cambio a termine sulle diverse scadenze (forward rates). Ciò implica, nel 2023, un deprezzamento dell’euro nei confronti del dollaro meno pronunciato rispetto a quello prospettato nello scenario tendenziale (3,9 invece di 4,6 per cento) e un suo lieve apprezzamento nel 2024 e 2025 (rispettivamente dello 0,8 e 0,3 per cento), a fronte di un’invarianza nello scenario di riferimento. In questo scenario alternativo si registrerebbe nel 2023 un apprezzamento dell’euro rispetto alla generalità delle altre valute, laddove nello scenario di base si ipotizza, invece, un suo deprezzamento. In particolare, il tasso di cambio nominale effettivo aumenterebbe dello 0,8 per cento nel 2023, a fronte di una sua diminuzione di pari entità nello scenario di base. Nel 2024 e 2025, l’apprezzamento dell’euro, inteso come variazione annuale positiva del tasso di cambio nominale effettivo, risulterebbe pari, rispettivamente, al 3 e al 2 per cento, a fronte di una sua sostanziale invarianza nello scenario tendenziale.

Infine, nel quarto scenario viene considerato il fattore di rischio relativo alle condizioni finanziarie dell’economia. In particolare, si è ipotizzato che il livello del tasso di rendimento del BTP a dieci anni risultasse più elevato, nel 2023 e nei due anni seguenti, di 100 punti base rispetto al corrispondente livello dello scenario tendenziale. In tale scenario, i maggiori livelli dello spread BTP-Bund si tradurrebbero in condizioni meno favorevoli per la clientela nei prestiti erogati dalle banche, con tassi di interesse sul credito più elevati.

MINISTERO DELL’ECONOMIA E DELLE FINANZE	53

NOTA DI AGGIORNAMENTO DEL DOCUMENTO DI ECONOMIA E FINANZA 2022

I risultati dell’analisi di sensibilità per la stima tendenziale del Prodotto Interno Lordo (PIL) sono riportati nella Tavola R1.

L’ipotesi dell’interruzione degli afflussi di gas dalla Russia, con il conseguente aumento dei prezzi dei beni energetici, determinerebbe una riduzione della crescita del PIL rispetto allo scenario di base di 0,2 punti percentuali nel 2022 e di 0,5 punti percentuali nel 2023. Per un effetto di rimbalzo, il tasso di incremento del PIL sarebbe invece superiore nel 2024 e 2025, rispettivamente per 0,4 e 0,2 punti percentuali.

L’ipotesi di un’evoluzione più debole del commercio internazionale determinerebbe, sia nel 2023, sia nel 2024, una crescita del PIL inferiore rispetto allo scenario di base di 0,2 punti percentuali. Nel 2025 il tasso di variazione del PIL risulterebbe invece superiore a quello del quadro tendenziale (di 0,3 punti percentuali).

Anche l’apprezzamento dell’euro di entità maggiore a quanto prefigurato nello scenario tendenziale ridurrebbe il tasso di crescita del PIL negli anni 2023, 2024 e 2025, in misura pari, rispettivamente, a 0,3, 0,7 e 0,8 punti percentuali.

L’ipotesi di peggiori condizioni finanziarie rispetto a quelle del quadro tendenziale condurrebbe a un ridimensionamento del tasso di variazione del PIL pari a 0,1 punti percentuali nel 2023 e a 0,4 e 0,5 punti, rispettivamente, nel 2024 e 2025.

TAVOLA R1: EFFETTI SUL PIL DEGLI SCENARI DI RISCHIO (impatto sui tassi di crescita)
	2022	2023	2024	2025
1. Aumento del prezzo dei beni energetici	-0,2	-0,5	0,4	0,2
2. Commercio mondiale	0.0	-0.2	-0.2	0.3
3. Tasso di cambio nominale effettivo	0.0	-0.3	-0.7	-0.8
4. Condizioni finanziarie	0.0	-0.1	-0.4	-0.5

54	MINISTERO DELL’ECONOMIA E DELLE FINANZE

III.	INDEBITAMENTO NETTO E DEBITO PUBBLICO
III.1	INDEBITAMENTO NETTO: DATI DI CONSUNTIVO E PREVISIONI TENDENZIALI
Risultati conseguiti nel 2021
Il recente aggiornamento delle stime di consuntivo dell’ISTAT conferma il risultato per il rapporto tra l’indebitamento netto delle Amministrazioni pubbliche e il PIL al 7,2 per cento nel 2021, in netta discesa rispetto al 9,5 per cento del 20201.
Il deficit primario è in calo al 3,7 per cento del PIL dal 6,0 per cento del 2020, in linea con quanto era stato indicato nelle stime di preconsuntivo a marzo. La spesa per interessi, si colloca al 3,6 per cento del PIL2.
I principali fattori sottostanti il rientro del deficit nel 2021 sono la ripresa economica che ha sostenuto l’aumento del gettito fiscale e un andamento contenuto della spesa primaria corrente, conseguente anche ad una minore spesa per le misure discrezionali adottate per contrastare l’impatto economico-sociale della crisi pandemica.
Per effetto di tali andamenti, la pressione fiscale nel 2021 raggiunge il 43,4 per cento, mentre la spesa primaria in rapporto al PIL si riduce al 51,8 per cento dal picco del 53,4 per cento del 2020. Nel 2021 tutte le componenti della spesa in conto capitale sono risultate peraltro molto dinamiche. Gli investimenti pubblici hanno segnato una crescita nominale del 19,1 per cento rispetto all’anno precedente, collocandosi al 2,9 per cento del PIL, in salita dal 2,6 per cento del 2020.
Aggiornamento delle previsioni per il 2022 e il triennio 2023-2025
L’aggiornamento del quadro di finanza pubblica a legislazione vigente considera le informazioni più aggiornate disponibili al momento della predisposizione di questo Documento, includendo:
•	la revisione delle previsioni macroeconomiche rispetto al DEF di aprile;
•
gli elementi emersi nell’ambito dell’attività di monitoraggio sull’andamento di entrate e uscite della PA, in particolare sul tiraggio effettivo delle misure urgenti introdotte in risposta all’emergenza sanitaria da COVID-19 e degli altri interventi normativi adottati;

___
1 ISTAT, ‘Conti Economici Nazionali’, 23 settembre 2022.
2 Le revisioni delle serie storiche eseguite dall’ISTAT per gli anni 2019-2021, dovute al consolidamento delle informazioni di base rispetto a quelle disponibili ad aprile 2022, lasciano invariata l’incidenza del deficit sul PIL nel 2019 e nel 2021, mentre rivedono il rapporto dal -9,6 al -9,5 per cento nel 2020. Il saldo primario in rapporto al PIL è rivisto dal +1,8 al +1,9 per cento nel 2019, e dal -6,1 al -6,0 per cento nel 2020. Gli interessi passivi sul PIL non hanno subito revisioni negli anni 2019 e 2020, mentre sono rivisti al rialzo dal 3,5 al 3,6 per cento nel 2021.

MINISTERO DELL’ECONOMIA E DELLE FINANZE	55

NOTA DI AGGIORNAMENTO DEL DOCUMENTO DI ECONOMIA E FINANZA 2022

•	il riallineamento delle ipotesi sottostanti l’utilizzo dei fondi del Next Generation EU e del React-EU per finanziare gli interventi programmati nel PNRR;
•
le misure d’urgenza per il contrasto delle ripercussioni economiche derivanti dall’aumento dei prezzi e dalla crisi in Ucraina introdotte successivamente al DEF tra cui, da ultime, quelle contenute nei decreti ‘Aiuti bis’[3] e ‘Aiuti ter’[4].

Nel 2022 si prevede che il rapporto deficit/PIL scenda al 5,1 per cento, un livello inferiore all’obiettivo programmatico del 5,6 per cento fissato nel DEF di aprile. Nel 2023, il rapporto deficit/PIL scenderà al 3,4 per cento, un livello anch’esso inferiore all’obiettivo del 3,9 per cento indicato in aprile.
Nel biennio 2024-2025, il sentiero aggiornato dell’indebitamento netto a legislazione vigente assicurerà continue riduzioni, ma le previsioni si collocano al di sopra degli obiettivi programmatici indicati in aprile. Il rapporto deficit/PIL tendenziale è previsto scendere al 3,5 per cento nel 2024 (3,3 per cento nel DEF) e al 3,2 per cento nel 2025 (2,8 per cento nel DEF).
Il deficit primario si riassorbirà progressivamente, scendendo all’1,1 per cento nel 2022, per tornare in territorio positivo nel 2023, anno in cui è previsto il raggiungimento di un avanzo primario a legislazione vigente dello 0,5 per cento del PIL. Nel 2024 e nel 2025 sono previsti avanzi primari crescenti pari rispettivamente allo 0,2 e 0,7 per cento del PIL. Le previsioni del saldo primario risultano migliori rispetto agli obiettivi fissati nel DEF lungo l’intero orizzonte di previsione, pur in presenza del forte ridimensionamento della crescita in termini reali prevista per il 2023.

FIGURA III.1: INDEBITAMENTO NETTO E SALDO PRIMARIO A LEGISLAZIONE VIGENTE (% del PIL)

Fonte: Istat.. Dal 2022, previsioni a legislazione vigente di questo Documento.

___
3 D.L. n. 115 del 9 agosto 2022, convertito dalla L. n. 142 del 21 settembre 2022.
4 D.L. n. 144 del 23 settembre 2022. Il decreto introduce ulteriori interventi d’urgenza per fronteggiare il caro energia e consentire l’attuazione del Piano Nazionale di Ripresa e Resilienza (PNRR). L’impatto del decreto legge sull’indebitamento netto è stato finanziato attraverso l’utilizzo degli spazi finanziari emersi per il 2022 (circa 6,2 miliardi, corrispondenti a 0,3 punti percentuali di PIL) certificati nell’ultima Relazione ex art. 6 della L. n. 243/2019, presentata dal Governo al Parlamento il 9 settembre 2022.

56	MINISTERO DELL’ECONOMIA E DELLE FINANZE

III. INDEBITAMENTO NETTO E DEBITO PUBBLICO

Il disallineamento tra indebitamento netto a legislazione vigente e obiettivi programmatici è quindi attribuibile alla revisione al rialzo della spesa per interessi.
Le previsioni della spesa per interessi sono state riviste al rialzo in modo significativo rispetto al DEF sia in termini assoluti sia in rapporto al PIL, dando luogo anche ad un diverso profilo temporale.
Per il 2022, l’aumento annuo degli interessi passivi previsto rispetto al 2021 è di circa 11,4 miliardi, ovvero circa 9,2 miliardi in più rispetto alla previsione del DEF. Di questi, circa 7,4 miliardi sono da ricondurre all’effetto dell’inflazione attraverso i titoli ad essa indicizzati. Pertanto, mentre nel DEF gli interessi in rapporto al PIL erano stimati sostanzialmente in linea con quelli del 2021, al 3,5 per cento, questo rapporto è ora previsto salire al 4,0 per cento nel 2022. Per gli anni successivi, si prevede che il rapporto si stabilizzi attorno ad un livello del 3,9 per cento. La mancata discesa degli interessi passivi in rapporto al PIL si deve al significativo incremento dei tassi di interesse di mercato che negli ultimi sei mesi sono saliti mediamente di oltre 200 punti base su tutte le principali scadenze.
L’elevata vita media del debito e la ridotta esposizione al rischio di tasso interesse giocano un ruolo chiave rispetto ai risultati appena esposti: considerata la dimensione del debito pubblico e del rialzo dei tassi, che ha pochi precedenti in termini di rapidità con cui si è prodotto, le previsioni tendenziali aggiornate degli interessi passivi prefigurano un impatto pienamente gestibile dal punto di vista della finanza pubblica, circostanza questa da ricondursi appunto alle caratteristiche della struttura del debito.
Al di là della revisione al rialzo della spesa per interessi, gli andamenti di finanza pubblica continuano a mostrarsi positivi, per effetto della crescita delle entrate tributarie e della moderazione della spesa primaria.
Le imposte stanno beneficiando soprattutto degli effetti derivanti dall’incremento dei prezzi energetici e al consumo5 che influenzano, in particolare, la crescita del gettito dell’IVA. Nel primo trimestre dell’anno, le imposte del bilancio dello Stato avevano già raggiunto una quota rilevante dell’incremento di gettito annuale previsto nel Conto Economico della PA del DEF (circa 13,6 miliardi6 sui 21,5 miliardi complessivi attesi). A giugno, l’aumento delle imposte, pari a quasi 29 miliardi, aveva ampiamente superato l’incremento previsto nell’anno dal DEF.
Le imposte indirette hanno mostrato i tassi di crescita più elevati, grazie al forte dinamismo del gettito IVA. L’IVA sulle importazioni, in particolare, è cresciuta del 63,7 per cento nei primi sei mesi dell’anno rispetto al corrispondente periodo del 2021. Il forte aumento dei prezzi del petrolio e del gas ha esercitato una spinta sui prezzi delle importazioni, che, insieme alla ripresa dei volumi di importazione dopo la pandemia, ha favorito la crescita di questa componente del gettito (Figura III.2).
Il maggior gettito IVA rispetto alle previsioni che è emerso nella prima metà dell’anno in corso è stato utilizzato prioritariamente per finanziare la riduzione delle accise su benzina e gasolio, anche attraverso l’adozione di decreti del

___
5 L’andamento favorevole del gettito riflette anche la ripresa a ritmi ordinari della riscossione, dopo la lunga stagione delle sospensioni dei pagamenti che ha accompagnato la pandemia.
6 Dati mensili delle entrate tributarie del Bilancio dello Stato, valutate in termini di competenza finanziaria. Cfr. ‘Bollettino delle Entrate Tributarie’ di settembre 2022 del Dipartimento delle Finanze.

MINISTERO DELL’ECONOMIA E DELLE FINANZE	57

NOTA DI AGGIORNAMENTO DEL DOCUMENTO DI ECONOMIA E FINANZA 2022

Ministro dell'Economia e delle Finanze, di concerto con il Ministro della Transizione Ecologica7.

FIGURA III.2: GETTITO IVA SULLE IMPORTAZIONI, BASE IMPONIBILE E PREZZO INTERNAZIONALE DEL PE-TROLIO (variazioni tendenziali su dati destagionalizzati cumulati a prezzi correnti)

Fonte: Elaborazioni MEF. Gettito IVA: dati mensili di competenza giuridica del Bollettino delle entrate tributarie del
Dipartimento delle Finanze, destagionalizzati con il metodo Tramo-Seats; Importazioni: dati trimestrali di contabilità
nazionale ISTAT; Prezzo petrolio: EIA.

Pur scontando la temporanea riduzione delle aliquote per contenere il caro bollette, il ritmo di crescita delle entrate derivanti dalle accise, soprattutto su elettricità e gas, continua ad essere significativo.
L’aumento previsto nel 2022 per i contributi sociali e le imposte dirette (in particolare le ritenute IRPEF) riflette l’andamento positivo del quadro economico congiunturale e il miglioramento delle condizioni del mercato del lavoro, soprattutto del settore privato. Nella prima parte dell’anno, l’andamento dell'occupazione è stato nettamente positivo e il tasso di disoccupazione è tornato ad un livello molto al di sotto di quello precrisi. L’evoluzione del mercato del lavoro ha consentito di compensare l’impatto della riforma introdotta dalla legge di bilancio 2022 sull’IRPEF, che comporta un alleggerimento del carico fiscale per tutti i contribuenti, con conseguente aumento del reddito disponibile e riduzione del cuneo fiscale sul fattore lavoro.
Alla luce degli elementi sopra esposti, nel 2022 la pressione fiscale salirà al 43,9 per cento del PIL. Dal 2023 al 2025 è atteso un calo medio di circa 0,5 punti di PIL all’anno, fino a raggiungere il 42,5 per cento del PIL a fine periodo.

___
7 Come previsto dalla normativa, qualora il prezzo del petrolio superi una certa soglia di riferimento, le aliquote delle accise sui prodotti energetici, usati come carburanti o come combustibili per riscaldamento per usi civili, possono essere ridotte attraverso decreto interministeriale al fine di compensare le maggiori entrate dell’IVA derivanti dalla variazione del prezzo del petrolio stesso. Secondo l’art. 1, c. 291 della L. n. 244/2007, la riduzione delle aliquote delle accise può essere attuata se il prezzo internazionale, espresso in euro, del petrolio greggio aumenta in misura pari o superiore, sulla media del periodo, a due punti percentuali rispetto al valore di riferimento, indicato nei Documento di Programmazione Economico Finanziaria.

58	MINISTERO DELL’ECONOMIA E DELLE FINANZE

III. INDEBITAMENTO NETTO E DEBITO PUBBLICO

TAVOLA III.1a: CONTO DELLA PA A LEGISLAZIONE VIGENTE (in milioni)
	2021	2022	2023	2024	2025
SPESE
Redditi da lavoro dipendente	176.548	188.236	187.104	185.238	186.053
Consumi intermedi	157.228	167.130	165.027	162.313	162.915
Prestazioni sociali	397.905	409.600	427.680	446.180	458.560
di cui: Pensioni	286.280	297.350	320.800	338.290	349.790
Altre prestazioni sociali	111.625	112.250	106.880	107.890	108.770
Altre spese correnti	82.562	106.774	89.745	87.477	86.850
Totale spese correnti al netto di interessi	814.243	871.740	869.557	881.209	894.377
Interessi passivi	63.753	75.177	77.990	77.743	82.429
Totale spese correnti	877.996	946.917	947.546	958.951	976.806
di cui: Spesa sanitaria	127.834	133.998	131.724	128.708	129.428
Totale spese in conto capitale	108.172	82.369	100.911	94.871	101.918
Investimenti fissi lordi	50.846	49.185	65.830	72.256	78.204
Contributi in c/capitale	21.952	22.694	26.964	18.002	19.062
Altri trasferimenti	35.374	10.490	8.118	4.613	4.652
Totale spese finali al netto di interessi	922.415	954.109	970.468	976.080	996.295
Totale spese finali	986.168	1.029.287	1.048.458	1.053.822	1.078.724
ENTRATE
Totale entrate tributarie	527.629	569.090	580.193	590.465	611.662
Imposte dirette	267.492	285.033	273.920	277.140	288.986
Imposte indirette	258.539	279.243	304.833	311.870	321.207
Imposte in c/capitale	1.598	4.814	1.440	1.455	1.469
Contributi sociali	244.988	264.241	279.730	287.027	295.529
Contributi effettivi	240.501	259.460	274.875	282.098	290.499
Contributi figurativi	4.487	4.781	4.855	4.929	5.030
Altre entrate correnti	78.386	89.454	96.765	90.336	91.163
Totale entrate correnti	849.405	917.970	955.248	966.372	996.885
Entrate in c/capitale non tributarie	6.263	9.717	24.140	13.019	12.793
Totale entrate finali	857.266	932.501	980.828	980.846	1.011.146
p.m. Pressione fiscale	43,4	43,9	43,4	42,5	42,5
SALDI
Saldo primario	-65.149	-21.608	10.360	4.766	14.851
in % di PIL	-3,7	-1,1	0,5	0,2	0,7
Saldo di parte corrente	-28.591	-28.947	7.701	7.421	20.078
in % di PIL	-1,6	-1,5	0,4	0,4	0,9
Indebitamento netto	-128.902	-96.786	-67.630	-72.976	-67.578
in % di PIL	-7,2	-5,1	-3,4	-3,5	-3,2
PIL nominale tendenziale (x 1.000)	1.782,1	1.896,2	1.979,2	2.064,3	2.136,6
Nota: Eventuali imprecisioni derivano da arrotondamenti.

MINISTERO DELL’ECONOMIA E DELLE FINANZE	59

NOTA DI AGGIORNAMENTO DEL DOCUMENTO DI ECONOMIA E FINANZA 2022

TAVOLA III.1b: CONTO DELLA PA A LEGISLAZIONE VIGENTE (in percentuale del PIL)
	2021	2022	2023	2024	2025
SPESE
Redditi da lavoro dipendente	9,9	9,9	9,5	9,0	8,7
Consumi intermedi	8,8	8,8	8,3	7,9	7,6
Prestazioni sociali	22,3	21,6	21,6	21,6	21,5
di cui: Pensioni	16,1	15,7	16,2	16,4	16,4
Altre prestazioni sociali	6,3	5,9	5,4	5,2	5,1
Altre spese correnti	4,6	5,6	4,5	4,2	4,1
Totale spese correnti al netto di interessi	45,7	46,0	43,9	42,7	41,9
Interessi passivi	3,6	4,0	3,9	3,8	3,9
Totale spese correnti	49,3	49,9	47,9	46,5	45,7
di cui Spesa sanitaria	7,2	7,1	6,7	6,2	6,1
Totale spese in conto capitale	6,1	4,3	5,1	4,6	4,8
Investimenti fissi lordi	2,9	2,6	3,3	3,5	3,7
Contributi in c/capitale	1,2	1,2	1,4	0,9	0,9
Altri trasferimenti	2,0	0,6	0,4	0,2	0,2
Totale spese finali al netto di interessi	51,8	50,3	49,0	47,3	46,6
Totale spese finali	55,3	54,3	53,0	51,0	50,5
ENTRATE
Totale entrate tributarie	29,6	30,0	29,3	28,6	28,6
Imposte dirette	15,0	15,0	13,8	13,4	13,5
Imposte indirette	14,5	14,7	15,4	15,1	15,0
Imposte in c/capitale	0,1	0,3	0,1	0,1	0,1
Contributi sociali	13,7	13,9	14,1	13,9	13,8
Contributi effettivi	13,5	13,7	13,9	13,7	13,6
Contributi figurativi	0,3	0,3	0,2	0,2	0,2
Altre entrate correnti	4,4	4,7	4,9	4,4	4,3
Totale entrate correnti	47,7	48,4	48,3	46,8	46,7
Entrate in c/capitale non tributarie	0,4	0,5	1,2	0,6	0,6
Totale entrate finali	48,1	49,2	49,6	47,5	47,3
p.m. Pressione fiscale	43,4	43,9	43,4	42,5	42,5
SALDI
Saldo primario	-3,7	-1,1	0,5	0,2	0,7
Saldo di parte corrente	-1,6	-1,5	0,4	0,4	0,9
Indebitamento netto	-7,2	-5,1	-3,4	-3,5	-3,2
Nota: I rapporti al PIL sono calcolati sulle previsioni del quadro tendenziale. Eventuali imprecisioni derivano da arrotondamenti.

60	MINISTERO DELL’ECONOMIA E DELLE FINANZE

III. INDEBITAMENTO NETTO E DEBITO PUBBLICO

TAVOLA III.1c: CONTO DELLA PA A LEGISLAZIONE VIGENTE (variazioni percentuali)
	2022	2023	2024	2025
SPESE
Redditi da lavoro dipendente	6,6	-0,6	-1,0	0,4
Consumi intermedi	6,3	-1,3	-1,6	0,4
Prestazioni sociali	2,9	4,4	4,3	2,8
di cui: Pensioni	3,9	7,9	5,5	3,4
Altre prestazioni sociali	0,6	-4,8	0,9	0,8
Altre spese correnti	29,3	-15,9	-2,5	-0,7
Totale spese correnti al netto di interessi	7,1	-0,3	1,3	1,5
Interessi passivi	17,9	3,7	-0,3	6,0
Totale spese correnti	7,8	0,1	1,2	1,9
di cui: Spesa sanitaria	4,8	-1,7	-2,3	0,6
Totale spese in conto capitale	-23,9	22,5	-6,0	7,4
Investimenti fissi lordi	-3,3	33,8	9,8	8,2
Contributi in c/capitale	3,4	18,8	-33,2	5,9
Altri trasferimenti	-70,3	-22,6	-43,2	0,9
Totale spese finali al netto di interessi	3,4	1,7	0,6	2,1
Totale spese finali	4,4	1,9	0,5	2,4
ENTRATE
Totale entrate tributarie	7,9	2,0	1,8	3,6
Imposte dirette	6,6	-3,9	1,2	4,3
Imposte indirette	8,0	9,2	2,3	3,0
Imposte in c/capitale	201,3	-70,1	1,0	1,0
Contributi sociali	7,9	5,9	2,6	3,0
Contributi effettivi	7,9	5,9	2,6	3,0
Contributi figurativi	6,5	1,5	1,5	2,1
Altre entrate correnti	14,1	8,2	-6,6	0,9
Totale entrate correnti	8,1	4,1	1,2	3,2
Entrate in c/capitale non tributarie	55,1	148,4	-46,1	-1,7
Totale entrate finali	8,8	5,2	0,0	3,1

MINISTERO DELL’ECONOMIA E DELLE FINANZE	61

NOTA DI AGGIORNAMENTO DEL DOCUMENTO DI ECONOMIA E FINANZA 2022

Dal lato della spesa primaria, la componente corrente segnerà una crescita del 7,1 per cento nel 2022, anche per effetto delle risorse che sono state dedicate alla riduzione dei costi energetici per le famiglie e per le imprese8, nonché delle misure di sostegno al mercato dell’auto, con particolare riferimento ai mezzi poco inquinanti o elettrici. Si ricorda, inoltre, che sono stati finanziati aiuti all’Ucraina e i servizi di accoglienza per i rifugiati ucraini nel nostro Paese.
L’andamento della spesa primaria corrente sta, d’altro canto, beneficiando del venir meno delle misure temporanee adottate per contrastare l'impatto economico e sociale della crisi pandemica. In particolare, la spesa sanitaria tornerà a segnare delle riduzioni nel biennio 2023-2024, mentre nel 2025 si prevede la sua stabilizzazione, a ragione dei minori oneri connessi alla gestione dell’emergenza epidemiologica.
Nel 2023, la spesa corrente primaria è prevista in lieve calo, pari a circa lo 0,3 per cento, mentre nel biennio 2024-2025 tale spesa tornerà a crescere secondo un ritmo medio moderato dell’1,4 per cento.
La crescita annua prevista nel 2022 per la spesa per pensioni e le altre prestazioni sociali è rivista al rialzo rispetto al DEF, rispettivamente al +3,9 per cento e al +0,6 per cento esclusivamente per gli interventi normativi adottati successivamente. Le nuove previsioni per il 2022 scontano, infatti, i maggiori oneri derivanti dalle misure espansive introdotte negli ultimi mesi, tra cui le indennità una tantum di 200 euro e 150 euro per lavoratori, pensionati e specifiche categorie di soggetti9, l’anticipo dal 2023 al 2022 del conguaglio per le pensioni dello 0,2 per cento (relativo al tasso di inflazione registrato nel 2021) e un incremento di 2 punti percentuali per le pensioni fino a 35.000 euro limitatamente alle mensilità di ottobre-dicembre (inclusa la tredicesima mensilità)10.
Negli anni successivi al 2022, e in particolare nel biennio 2023-2024, la spesa pensionistica risentirà maggiormente dell’indicizzazione ai prezzi delle prestazioni basata sul tasso di inflazione dell’anno precedente, rivista al rialzo in misura significativa rispetto al DEF. La spesa complessiva per prestazioni sociali in denaro è attesa quindi crescere ad un ritmo del 4,4 per cento nel 2023 e 4,3 per cento nel 2024, per poi tornare ad aumentare ad un tasso del 2,8 per cento nel 2025.
L’aumento della spesa per i redditi da lavoro dipendente previsto per il 2022 riflette le ipotesi sui rinnovi contrattuali del pubblico impiego e il pagamento dei relativi arretrati.

TAVOLA III.2: SALDI DI CASSA (1)
	2021		2022	2023	2024	2025
	Livello (2)	In % del PIL	In % del PIL
Saldo Settore pubblico	-108.984	-6,1	-3,4	-3,3	-3,6	-3,5
Amministrazioni centrali	-105.754	-5,9	-3,3	-3,3	-3,7	-3,5
Settore statale	-106.326	-6,0	-3,3	-3,4	-3,7	-3,5
Amministrazioni locali	-3.231	-0,2	-0,1	0,0	0,0	0,0
Enti di previdenza	0	0,0	0,0	0,0	0,0	0,0
(1) La tavola espone gli andamenti a legislazione vigente. (2) Valori in milioni.

___
8 Per un maggior dettaglio sugli interventi di contenimento dei prezzi di gas, energia elettrica e carburanti in risposta al caro energia si veda il Focus ‘Iniziative del Governo italiano in risposta al caro energia’ e il Paragrafo III.6 sui principali provvedimenti di finanza pubblica adottati nel 2022.
9 Previste dai D.L. ‘Aiuti’, ‘Aiuti bis’ e ‘Aiuti ter’.
10 Previste dal D.L. ‘Aiuti bis’.

62	MINISTERO DELL’ECONOMIA E DELLE FINANZE

III. INDEBITAMENTO NETTO E DEBITO PUBBLICO

Negli anni seguenti, i redditi da lavoro dipendente del settore pubblico si ridurranno dapprima e quindi torneranno a stabilizzarsi. L’andamento dei salari pubblici non andrà, pertanto, ad aggravare la spinta inflazionistica.
Per gli investimenti fissi lordi della PA si prevede una battuta d’arresto nell’anno in corso, a causa della posticipazione di alcune spese per investimenti relative al PNRR dal 2022 agli anni successivi, rispetto alle previsioni di aprile. La concreta attuazione dei progetti del PNRR si sta rivelando complessa. Ciò deriva dal fatto che molti progetti altamente innovativi sono attuati tramite la predisposizione di bandi di concorso. Lo svolgimento dei bandi richiede tempo e spinge inevitabilmente la spesa prevista per il 2022 verso gli anni 2023-2026, periodo in cui sono attesi i maggiori effetti economici del PNRR.
Nel 2023, gli investimenti della PA riprenderanno a crescere, sospinti dal PNRR, segnando un aumento annuo del 33,8 per cento, cui seguirà un aumento del 9,8 per cento nel 2024 e dell’8,2 per cento nel 2025.
A partire dal 2024 gli investimenti finanziati dalle risorse dell’RRF saliranno fino all’1,7 per cento del PIL e poco meno della metà del totale degli investimenti fissi della PA sarà sostenuto dalle risorse messe a disposizione dal RRF a condizioni agevolate.
Le spese (e gli altri oneri non contabilizzati come spesa secondo la contabilità nazionale) che si prevede di finanziare con le sovvenzioni e i prestiti del Dispositivo per la Ripresa e la Resilienza coerentemente con quanto indicato nel Piano Nazionale di Ripresa e Resilienza, sono esposte nelle tavole qui di seguito riportate.

FIGURA III.3: NVESTIMENTI FISSI LORDI DELLA PA E RISORSE DEL RRF (% sul PIL)

Fonte: Elaborazioni MEF su dati ISTAT. Dal 2022 previsioni a legislazione vigente di questo Documento.

MINISTERO DELL’ECONOMIA E DELLE FINANZE	63

NOTA DI AGGIORNAMENTO DEL DOCUMENTO DI ECONOMIA E FINANZA 2022

TAVOLA III.3: IMPATTO DEL RRF SULLE PREVISIONI - SOVVENZIONI
	2020	2021	2022	2023	2024	2025
Entrate da sovvenzioni RRF (% PIL)
SOVVENZIONI RRF incluse nelle previsioni di entrata	0,0	0,1	0,5	1,1	0,8	0,7
Esborsi di cassa per SOVVENZIONI RRF dall’UE	0,0	0,5	1,1	0,6	0,4	0,4
Spese finanziate da sovvenzioni RRF (% PIL)
TOTALE SPESE CORRENTI	0,0	0,0	0,0	0,2	0,2	0,2
Investimenti fissi lordi P.51g	0,0	O,0	0,1	0,2	0,4	0,3
Trasferimenti in c/capitale D.9	0,0	0,1	0,2	0,5	0,1	0,1
TOTALE SPESE IN CONTO CAPITALE	0,0	0,1	0,3	0,7	0,4	0,4
Altri costi finanziati dalle sovvenzioni RRF (% PIL) (1)
Riduzione entrate tributarie	0,0	0,0	0,2	0,2	0,2	0,2
Altri costi con impatto sulle entrate	0,0	0,0	0,0	0,0	0,0	0,0
Transazioni finanziarie	0,0	0,0	0,0	0,0	0,0	0,0
(1) Si fa riferimento a voci di costo non registrate come spesa nella contabilità nazionale. Eventuali imprecisioni derivano da arrotondamenti.

TAVOLA III.4: IMPATTO DEL RRF SULLE PREVISIONI - PRESTITI
	2020	2021	2022	2023	2024	2025
Cash flow dei prestiti RRF previsto dal PNRR (% PIL)
Esborsi di PRESTITI RRF dall’UE	0,0	0,9	1.2	1,2	1,0	1,0
Restituzioni di PRESTITI RRF all’UE	0,0	0,0	0,0	0,0	0,0	0,0
Spese finanziate con prestiti RRF (% PIL) TOTALE SPESE CORRENTI	0,0	0,0	0,0	0,1	0,1	0,1
Investimenti fissi lordi P.51g	0,1	0,1	0,2	0,9	1,3	1,4
Trasferimenti in c/capitale D.9	0,0	0,0	0,0	0,0	0,0	0,0
TOTALE SPESE IN CONTO CAPITALE	0,1	0,1	0,3	0,9	1,3	1,4
Altri costi finanziati con prestiti RRF (% PIL) (1)
Riduzione entrate tributarie	0,0	0,0	0,0	0,0	0,0	0,0
Altri costi con impatto sulle entrate	0,0	0,0	0,0	0,0	0,0	0,0
Transazioni finanziarie	0,0	0,0	0,0	0,0	0,0	0,0
(1) Si fa riferimento a voci di costo non registrate come spesa nella contabilità nazionale. Eventuali imprecisioni derivano da arrotondamenti.

TAVOLA III.5: RISORSE NGEU SOTTOSTANTI LE PREVISIONI (miliardi di euro)
	2020-21	2022	2023	2024	2025	2026	Totale
RRF Sovvenzioni	1,5	9,0	21,7	16,2	14,8	5,7	68,9
RRF Prestiti	4,0	6,0	19,3	30,2	32,9	30,2	122,6
Totale
di cui:	5,5	15,0	40,9	46,5	47,7	35,9	191,5
Aggiuntivi	1,3	8,2	27,6	31,0	32,4	24,0	124,5
Sostitutivi	4,2	6,8	13,3	15,5	15,3	11,9	67,0
React EU		4,2	10,2				14,4
Nota: Eventuali imprecisioni derivano da arrotondamenti.

64	MINISTERO DELL’ECONOMIA E DELLE FINANZE

III. INDEBITAMENTO NETTO E DEBITO PUBBLICO

FOCUS	Iniziative del Governo italiano in risposta al caro nergia

A partire dal 2021, il Governo ha adottato una serie di misure per mitigare l’impatto dell’inflazione sulle famiglie e sulle impese. La crescita dei prezzi, inizialmente guidata da quelli energetici, si è progressivamente diffusa ad altri beni, facendo registrare un netto aumento dei prezzi al consumo e della componente core dell’inflazione che esclude i costi dell’energia e i generi alimentari freschi.

Il pacchetto di misure adottate nel corso del 2021 e 2022 è quantificabile in circa 62,6 miliardi (3,3 per cento del PIL) di cui 5,5 miliardi (0,3 per cento del PIL) per il 2021 e 57,1 miliardi (3,0 per cento del PIL) per il 2022, inclusivi dei 3,8 miliardi stanziati con la legge di bilancio per il 2022.

Tale stima è espressa in termini di impieghi lordi, ovvero non è ridotta dall’importo delle misure di aumento delle entrate o di riduzione di altre spese contestualmente disposte al fine di non impattare il deficit di bilancio. Si tratta, inoltre, di una stima ex ante, basata sull’impatto finanziario incluso nelle relazioni tecniche e nei prospetti riepilogativi degli effetti finanziari dei provvedimenti normativi e che non include gli effetti indotti dalle misure in termini di maggiori entrate.

La ricognizione considera i provvedimenti normativi adottati da marzo 2021 a settembre 2022[11]. In coerenza con l’approccio seguito dalla Commissione europea, sono considerate le misure temporanee mirate al contenimento dei costi energetici per famiglie e imprese, ma anche quelle volte alla salvaguardia del potere di acquisto dei redditi più bassi per fronteggiare l’aumento dei costi energetici e il generale aumento dell’inflazione.

Le principali misure che hanno avuto come obiettivo primario quello di evitare che i marcati aumenti dei prezzi all’ingrosso ricadessero interamente sui prezzi finali a carico di famiglie e imprese, riguardano:

i.
Contenimento dei costi delle bollette, per 5,1 miliardi nel 2021 (0,3 per cento del PIL) e 14,7 miliardi nel 2022 (0,8 per cento del PIL). Tale contenimento è attuato tramite l’azzeramento delle aliquote degli oneri generali di sistema sulle bollette elettriche e del gas, e la riduzione al 5 per cento dell’aliquota IVA sulle bollette del gas.

ii.
Bonus sociali per le utenze elettriche e del gas, per 0,5 miliardi nel 2021 (0,03 per cento del PIL) e 2,8 miliardi nel 2022 (0,15 per cento del PIL). Si tratta dei bonus destinati alle famiglie economicamente fragili, o con componenti in disagio fisico, già in vigore dal 2008. Se ne è disposta la rimodulazione per minimizzare gli impatti degli aumenti in bolletta; inoltre, la soglia ISEE per l’accesso ai bonus è stata incrementata da 8.265 a 12.000 euro (20.000 euro per le famiglie numerose), per tutto il 2022.

iii.
Crediti di imposta per le imprese, per 18,3 miliardi nel 2022 (1 per cento del PIL). Si tratta di una misura mirata a compensare gli extra costi sostenuti dalle imprese per l’acquisto di energia o gas naturale. L’agevolazione può essere usata solo in compensazione, non costituisce base imponibile e non è cumulabile con altre agevolazioni. Ne hanno diritto le imprese i cui costi in media trimestrale siano aumentati almeno del 30 per cento rispetto allo stesso trimestre del 2019. Inizialmente introdotti in favore delle imprese a forte consumo di energia (cd. energivore) o gas naturale (cd. gasivore) e nella misura del 20 per cento delle spese sostenute nel trimestre di riferimento, nel corso dell’anno tali crediti sono stati estesi a una più ampia platea di imprese e aumentati fino al 40 per cento delle spese sostenute. Altri crediti di imposta sono previsti a favore di settori specifici, come trasporti, agricoltura e pesca, relativi alle spese per le componenti energetiche o per i carburanti.

___
11 Decreto Sostegni (D.L. n. 41/2021), Decreto Sostegni bis (D.L. n. 73/2021), D.L. n. 130/2021, legge di bilancio 2022 (L. n. 234/2021), Decreto Sostegni ter (D.L. n. 4/2022), D.L. n. 17/2022, D.L. n. 21/2022, D.L. n. 38/2022, Decreto Aiuti (D.L. n. 50/2022), D.L. n. 80/2022, Decreto Aiuti bis (D.L. n. 115/2022), Decreto Aiuti ter (D.L. n. 144/2022), decreti interministeriali MEF-MITE di marzo, aprile, giugno, luglio, agosto e settembre 2022.

MINISTERO DELL’ECONOMIA E DELLE FINANZE	65

NOTA DI AGGIORNAMENTO DEL DOCUMENTO DI ECONOMIA E FINANZA 2022

iv.
Riduzione delle accise sui carburanti, per 7,7 miliardi nel 2022 (0,4 per cento del PIL). Le riduzioni delle aliquote delle accise includono anche quelle disposte con i decreti interministeriali MEF-MITE, a compensazione delle maggiori entrate IVA derivanti dall’aumento del prezzo internazionale del petrolio greggio.

Tra le misure volte a contrastare il generale aumento dei prezzi, quella più rilevante è senz’altro l’erogazione delle indennità una tantum (9,8 miliardi) a diverse categorie di lavoratori, pensionati e beneficiari di altre prestazioni sociali: la prima, da 200 euro, erogata a luglio a coloro con redditi fino a 35.000 euro annui; la seconda, da 150 euro, sarà erogata a novembre a coloro con redditi fino a 20.000 euro. Altri interventi riguardano il bonus trasporti, l’aumento dell’esonero contributivo per i lavoratori dipendenti originariamente introdotto dalla legge di bilancio per il 2022, e l’incremento di due punti percentuali dei trattamenti pensionistici fino a 2.692 euro da ottobre a dicembre 2022.

La composizione del pacchetto di misure risponde pienamente alle raccomandazioni del Consiglio della UE per il 2022-2023 e agli indirizzi dell'Eurogruppo sull’orientamento della politica fiscale per il 2023, in quanto le misure temporanee mirate alle famiglie e alle imprese più vulnerabili agli aumenti dei prezzi dell'energia (cd. misure targeted) rappresentano circa il 43,2 per cento dell’ammontare complessivo e il 46,6 per cento dell’ammontare per il 2022. Tra queste sono inclusi i bonus sociali per le utenze elettriche e del gas, le indennità una tantum, l’aumento delle pensioni più basse, le agevolazioni rivolte a settori di attività specifiche come autotrasporto, pesca e agricoltura e quelle a favore delle imprese energivore e gasivore. Oltre a queste, sono state introdotte misure targeted di natura regolamentare (ad es. la rateizzazione delle bollette) che, sebbene rilevanti per i beneficiari, hanno un impatto nullo sui conti pubblici e quindi sull’aggregato del pacchetto.

FIGURA R1: MISURE PER IL CARO ENERGIA A VALERE SUL 2021 E 2022

Fonte: Elaborazione MEF sull’impatto finanziario degli allegati 3 dei provvedimenti normativi.

Nel confronto internazionale, al netto di inevitabili differenze nell’ammontare e nelle modalità operative, la ratio delle misure adottate in Italia risulta analoga a quella delle misure introdotte nei principali Paesi europei (Germania, Francia e Spagna).

66	MINISTERO DELL’ECONOMIA E DELLE FINANZE

III. INDEBITAMENTO NETTO E DEBITO PUBBLICO

Qui di seguito, sono riportate le decisioni più rilevanti a partire da quelle introdotte in marzo 2021[12].

D.L. n. 41/2021[13] (decreto ‘Sostegni’). Il decreto prevede il taglio degli oneri di sistema delle bollette elettriche per il secondo trimestre 2021.

D.L. n. 73/2021[14] (decreto ‘Sostegni bis’). Il decreto estende il contenimento delle tariffe elettriche al terzo trimestre 2021.

D.L. n. 130/2021[15]. Si dispone, per il quarto trimestre 2021, la riduzione delle aliquote relative agli oneri di sistema per le utenze di elettricità e gas e la riduzione al 5 per cento dell’aliquota IVA sul gas naturale. Si prevede la rideterminazione dei bonus sociali sulle tariffe elettriche[16] e sulla fornitura di gas naturale[17] a favore dei clienti economicamente svantaggiati o in gravi condizioni di salute.

Legge di bilancio 2022[18]. Le misure previste dal D.L. n. 130/2021 sono estese al primo trimestre del 2022. Inoltre, in caso di inadempimenti di clienti finali domestici su fatture emesse dal 1° gennaio 2022 al 30 giugno 2022, gli esercenti sono tenuti a offrire un piano di rateizzazione senza interessi.

D.L. n. 4/2022[19] (decreto ‘Sostegni ter’). Il decreto estende l’azzeramento delle aliquote relative agli oneri di sistema per le utenze elettriche al primo trimestre 2022, anche alle utenze con potenza disponibile superiore a 16,5 kW, agli usi per l’illuminazione pubblica e per la ricarica dei veicoli elettrici. Si introducono i crediti d’imposta a favore delle imprese energivore (20 per cento), e delle imprese gasivore (10 per cento).

D.L. n. 17/2022[20] (decreto ‘Energia’). Le riduzioni delle aliquote sulle bollette, il rafforzamento dei bonus sociali e i crediti di imposta per le imprese energivore e gasivore sono prorogati al secondo trimestre 2022. Il decreto prevede l’estensione della concessione delle garanzie straordinarie SACE alle imprese con comprovate esigenze di liquidità dovute al rincaro dei costi energetici.

D.L. n. 21/2022[21]. Il decreto dispone la riduzione delle accise sui carburanti; estende i crediti di imposta per la spesa energetica e per la spesa per l’acquisto del gas sostenute nel secondo trimestre 2022; i crediti di imposta aumentano dal 20 al 25 per cento per le imprese energivore e dal 15 al 20 per cento per le imprese gasivore. La soglia di accesso ai bonus sociali elettricità e gas sale a un valore ISEE di 12.000 euro, per tutto il 2022. Il decreto introduce un’imposta a carico delle imprese nei settori di energia, gas o petrolifero, pari al 10 per cento degli extra-profitti derivanti dall’aumento dei prezzi internazionali di riferimento.

___
12 Si rimanda al Paragrafo III.6 per la descrizione puntuale e per l’impatto netto sull’indebitamento dei provvedimenti adottati.
13 Convertito dalla L. n. 69 del 21 maggio 2021.
14 Convertito dalla L. n. 106 del 23 luglio 2021.
15 Convertito dalla L. n. 171 del 25 novembre 2021.
16 Di cui al decreto del Ministro dello Sviluppo Economico del 28 dicembre 2007.
17 Di cui all’art. 3, co. 9, del D.L. n. 185/2008, convertito dalla L. n. 2 del 28 gennaio 2009.
18 L. n. 234 del 30 dicembre 2021.
19 Convertito dalla L. n. 25 del 28 marzo 2022.
20 Convertito dalla L. n. 34 del 27 aprile 2022.
21 Convertito dalla L. n. 51 del 20 maggio 2022.

MINISTERO DELL’ECONOMIA E DELLE FINANZE	67

NOTA DI AGGIORNAMENTO DEL DOCUMENTO DI ECONOMIA E FINANZA 2022

D.L. n. 38/2022[22]. Il decreto dispone la riduzione delle accise sui carburanti dal 3 maggio all’8 luglio 2022.

D.L. n. 50/2022[23] (decreto ‘Aiuti’). Il decreto aumenta i crediti di imposta per il secondo trimestre 2022: al 25 per cento per l’acquisto del gas naturale; al 15 per cento per la spesa energetica per le imprese con potenza di almeno 16,5 kW. Inoltre, si prevede l’aumento dal 10 al 25 per cento dell’aliquota dell’imposta sugli extra-profitti delle imprese energetiche. Si introduce un’indennità una tantum da 200 euro per i lavoratori dipendenti, autonomi, pensionati e percettori di prestazioni sociali, con reddito inferiore a 35.000 euro annui e un bonus per l’acquisto di abbonamenti al trasporto pubblico.

D.L. n. 80/2022[24]. La riduzione degli oneri di sistema e dell’IVA sulle utenze è prorogata al terzo trimestre 2022. Si dà la possibilità di accedere ai bonus sociali in via retroattiva per le famiglie coinvolte dall’estensione della soglia ISEE.

D.L. n. 115/2022[25] (decreto ‘Aiuti-bis’). Il decreto proroga al quarto trimestre 2022 la riduzione degli oneri di sistema e dell’IVA sulle utenze e la rideterminazione dei bonus sociali. Il taglio delle accise sui carburanti è prorogato fino al 20 settembre 2022. I crediti di imposta per le imprese sono prorogati per il terzo trimestre 2022. Le indennità da 200 euro sono estese a categorie prima escluse; si estende il taglio contributivo per i lavoratori con reddito fino a 35.000 euro, previsto dalla legge di bilancio 2022 da 0,8 a 2 punti percentuali. Infine, si prevede l’aumento delle pensioni fino a 2.692 euro.

D.L. n. 144/2022[26] (decreto ‘Aiuti-ter’). I crediti di imposta sono prorogati e incrementati: al 40 per cento per l’acquisto di gas naturale; 40 per cento per le imprese energivore; 30 per cento per le imprese non energivore, il cui requisito di potenza disponibile minima è ridotto da 16,5 a 4,5 kW. La riduzione delle accise sui carburanti è prorogata fino al 31 ottobre 2022. Si prevede una nuova indennità una tantum da 150 euro, con una riduzione della soglia di reddito a 20.000 euro annui.

Decreti Interministeriali MEF-MITE. Nell’anno in corso, sono stati approvati sei decreti interministeriali MEF-MITE (21 marzo, 6 aprile, 24 giugno, 19 luglio, 31 agosto, 13 settembre) che hanno disposto la riduzione delle accise sui carburanti, per compensare le maggiori entrate IVA derivanti dall’aumento del prezzo internazionale del petrolio greggio, senza ulteriori oneri per il bilancio dello Stato[27].

___
22 Confluito nel D.L. n. 21/2022 in sede di conversione in legge.
23 Convertito dalla L. n. 91 del 15 luglio 2022.
24 Confluito nel D.L. n. 50/2022 in sede di conversione in legge.
25 Convertito dalla L. n. 142 del 21 settembre 2022.
26 Il decreto, in vigore dal 23 settembre, non è ancora entrato nell’iter di conversione in legge.
27 Ai sensi della L. 244/2007, art. 1 c. 290 – 294.

68	MINISTERO DELL’ECONOMIA E DELLE FINANZE

III. INDEBITAMENTO NETTO E DEBITO PUBBLICO

FOCUS	Le tendenze di medio-lungo periodo del sistema pensionistico italiano e delle spese pubbliche connesse all’invecchiamento

L’epidemia scoppiata a seguito del contagio da COVID-19 e le misure di contenimento che sono state adottate per contrastarne la propagazione hanno profondamente impattato sulle relazioni sociali e, in generale, sull’economia italiana. Nel 2021, l’economia italiana è tornata a crescere. Tuttavia, gli effetti della crisi epidemiologica da COVID-19 non sono stati ancora definitivamente superati e la ripresa attuale è caratterizzata dal permanere di strozzature dal lato dell’offerta le quali hanno condotto al repentino aumento del costo delle materie prime e dell’inflazione. In tale contesto, la crisi causata dal conflitto in Ucraina ha ulteriormente contribuito ad aumentare le tensioni geopolitiche e la volatilità dei fenomeni macroeconomici. La formulazione di previsioni macroeconomiche e di spesa assume pertanto i contorni di un esercizio estremamente complesso, soprattutto in un orizzonte pluridecennale.

Tenendo conto di questi caveat, in linea con l’approccio adottato dalla Commissione europea e dal Working Group on Ageing del Comitato di Politica Economica del Consiglio europeo (EPC-WGA) nell’ambito dei lavori per il Rapporto sull’Invecchiamento del 2021[28], le previsioni di medio e lungo periodo presentate in questo Riquadro sono state elaborate secondo l’impostazione consolidata adottata in passato. Il presupposto è che gli effetti derivanti dall’emergenza sanitaria e dall’attuale contesto di incertezza abbiano un impatto di breve periodo e temporaneo e che non modifichino i parametri strutturali sottostanti agli scenari macroeconomici e demografici di riferimento[29] .

Alla luce di tale approccio, le tendenze di medio-lungo periodo del sistema pensionistico italiano vengono elaborate, a normativa vigente, con riferimento alle ipotesi dello scenario nazionale base. La previsione dell’andamento di medio-lungo periodo della spesa pensionistica in rapporto al PIL[30] utilizza le nuove previsioni della popolazione dello scenario mediano Istat con base 2021 rilasciate all’inizio dello scorso agosto. Il nuovo esercizio di previsione ha modificato solo marginalmente le precedenti proiezioni in base 2020 con effetti concentrati solo nei primi anni di previsione[31].

Per quanto riguarda il quadro macroeconomico, per il periodo 2022-2025, le ipotesi di crescita sono coerenti con quelle delineate nel presente documento nell’ambito del quadro macroeconomico tendenziale. Nell’orizzonte di previsione di medio-lungo periodo (2026-2070) il tasso di crescita del PIL reale si attesta attorno all’1 per cento medio annuo. Complessivamente, dal 2021 la crescita del PIL reale risulta essere dell’1,1 per cento medio

___
28 Gli scenari macroeconomici e demografici di medio-lungo periodo definiti ai fini della predisposizione delle previsioni delle spese pubbliche age-related EPC-WGA del 2021 sono stati pubblicati in European Commission (2020), The 2021 Ageing Report: Underlying Assumptions and Projection Methodologies, European Economy, Institutional Paper n. 142 (si veda: https://ec.europa.eu/info/publications/2021-ageing-report-underlying-assumptions-and-projection-methodologies_en), mentre le previsioni di spesa sono state pubblicate a maggio 2021 in European Commission (2021), The 2021 Ageing Report: Economic and Budgetary Projections for the EU Member States (2019-2070), European Economy, Institutional Paper 148
(si veda https://ec.europa.eu/info/publications/2021-ageing-report-economic-and-budgetary-projections-eu-member-states-2019-2070_en).
29 Tuttavia, al fine di tenere conto dell’ampia incertezza che caratterizza l’attuale quadro macroeconomico e geopolitico, valutazioni ulteriori sulle tendenze di medio e lungo periodo del sistema pensionistico e socio-sanitario italiano sono state condotte costruendo scenari macroeconomici avversi, alternativi rispetto a quello di riferimento. Tali scenari avversi recepiscono le quantificazioni, presentate nel DEF 2022, risultanti dalle ipotesi di una eventuale e più o meno prolungata carenza di gas. In questo quadro, si assume che, nell’orizzonte temporale del DEF 2022, l’attuale shock inflattivo si dispieghi con intensità differente. Si considerino a questo riguardo, le simulazioni di lungo periodo contenute nel Box 5.2 del Rapporto RGS 2022 n. 23 - Le tendenze di medio lungo periodo del sistema pensionistico e socio-sanitario
(http://www.rgs.mef.gov.it/VERSIONE-I/attivita_istituzionali/monitoraggio/spesa_pensionistica/).
30 L’andamento di medio-lungo periodo della spesa pensionistica in rapporto al PIL viene presentato in attuazione di quanto previsto dall’articolo 1, comma 5 della legge n. 335 del 1995.
31 Per un confronto tra le due previsioni si veda,
https://demo.istat.it/previsioni2017/dati/nota_previsioni_demografiche_demo.pdf.

MINISTERO DELL’ECONOMIA E DELLE FINANZE	69

NOTA DI AGGIORNAMENTO DEL DOCUMENTO DI ECONOMIA E FINANZA 2022

annuo, mentre il tasso di occupazione nella fascia di età 15-64 anni aumenta di circa 8,5 punti percentuali rispetto al valore del 2021.

La previsione della spesa pensionistica sconta gli effetti delle misure contenute negli interventi di riforma adottati nel corso degli ultimi decenni. Si fa riferimento, in particolare, all’applicazione del regime contributivo (legge n. 335/1995) e alle regole introdotte sia nel 2004 e sia nel 2010 e successivamente con la legge n. 214/2011 che, elevando i requisiti di accesso per il pensionamento di vecchiaia e anticipato, ha migliorato in modo significativo la sostenibilità del sistema pensionistico nel medio-lungo periodo, garantendo una maggiore equità tra le generazioni. Il processo di riforma ha previsto altresì l’estensione, a partire dal 2012, del regime contributivo a tutti i lavoratori. Infine, a partire dal 2013, tutti i requisiti di età (inclusi quelli per l’accesso all’assegno sociale) e quello contributivo per l’accesso al pensionamento anticipato indipendentemente dall’età anagrafica, sono periodicamente indicizzati alle variazioni della speranza di vita, misurata dall’Istat. Con medesima periodicità e analogo procedimento è previsto, inoltre, l’adeguamento dei coefficienti di trasformazione in funzione delle probabilità di sopravvivenza. Entrambi gli adeguamenti sono effettuati ogni tre anni dal 2013 al 2019, e ogni due anni successivamente, secondo un procedimento che rientra interamente nella sfera di azione amministrativa e che garantisce la certezza delle date prefissate per le future revisioni[32].

Le previsioni della spesa per pensioni in rapporto al PIL sono elaborate a legislazione vigente e includono le più recenti misure adottate con la legge di bilancio 2022[33], nonché i maggiori oneri derivanti dagli interventi previsti nel D.L. n. 115/2022 del 9 agosto 2022, con riferimento alle misure in favore dei pensionati[34]. Le previsioni tengono altresì conto degli interventi attuati con precedenti provvedimenti quali, per esempio, il decreto legge n. 4/2019 convertito con legge n. 26/2019.

Questo ultimo intervento ha introdotto significative agevolazioni al pensionamento anticipato, consentendo ai soggetti che entro il 31 dicembre 2021[35] maturano, in via congiunta, i requisiti anagrafici e contributivi rispettivamente di 62 anni di età e di 38 anni di contributi (cd. Quota 100), di ritirarsi anticipatamente, stabilendo la disapplicazione dell’adeguamento del requisito contributivo per l’accesso al pensionamento anticipato indipendente dall’età anagrafica agli incrementi della speranza di vita per l’intero periodo 2019-2026[36] e riaprendo i termini di accesso a ‘Opzione donna’, oggetto di successive proroghe.

___
32 A questo riguardo, occorre ricordare che, con decreto ministeriale del 27 ottobre 2021 pubblicato in GU il 10 novembre 2021, è stato adottato l’adeguamento dei requisiti di accesso al pensionamento con decorrenza 2023, avente, al pari di quello del 2021, incremento nullo. Inoltre, con decreto direttoriale del 1° giugno 2020, pubblicato in GU n.147 dell’11 giugno 2020, è stato deliberato, con decorrenza 2021, anche l’adeguamento dei coefficienti di trasformazione.
33 In materia pensionistica le disposizioni contenute nella legge n. 234/2021 prevedono la proroga di ‘Opzione donna’ vale a dire della misura che consente l’accesso al pensionamento anticipato, con ricalcolo contributivo del trattamento pensionistico per le donne che nel 2021 maturano 35 anni di contributi e 58 anni di età, se lavoratrici dipendenti, e 59 anni di età, se lavoratrici autonome. Per entrambe le categorie, dal momento della maturazione dei requisiti, è previsto un regime di decorrenze (finestra mobile) che è pari a 12 mesi per le lavoratrici dipendenti e a 18 mesi per le lavoratrici autonome. La legge n. 234/2021 ha inoltre previsto l’estensione del pensionamento anticipato per i soggetti che maturano i requisiti di 64 anni di età e 38 anni di contributi nel 2022 (cd. Quota 102) con il relativo regime delle decorrenze pari a 3 mesi per i lavoratori del settore privato e a 6 mesi per i dipendenti pubblici.
34 In sintesi, le misure si sostanziano in interventi di rivalutazione delle pensioni mediante anticipo del conguaglio di 0,2 per cento dal 2023 al 2022 (relativo al tasso di inflazione registrato nel 2021) e un incremento di 2 punti percentuali per le pensioni fino a 35.000 euro limitatamente alle mensilità di ottobre-dicembre (inclusa la tredicesima mensilità).
35 È comunque previsto un posticipo della prima decorrenza utile dei trattamenti pensionistici a partire dalla data di maturazione dei requisiti pari a tre mesi per il settore privato e sei mesi per il settore pubblico.
36 È comunque previsto, dal 2019, un posticipo della prima decorrenza utile dei trattamenti pensionistici a partire dalla data di maturazione dei requisiti pari a tre mesi.

70	MINISTERO DELL’ECONOMIA E DELLE FINANZE

III. INDEBITAMENTO NETTO E DEBITO PUBBLICO

Come previsto dal D.L. n.4/2019, il canale di pensionamento anticipato Quota 100 riguarda i soggetti che hanno maturato i requisiti al 31 dicembre 2021. Tuttavia, anche gli anni successivi al 2021 risentono degli effetti di questa misura sia in quanto il beneficio dell’anticipo ha carattere pluriennale sia in quanto per i lavoratori che hanno maturato i requisiti per l’adesione a Quota 100 rispettivamente nell’ultimo trimestre 2021, per il settore privato, e nell’ultimo semestre 2021, per il settore pubblico, l’accesso al pensionamento è consentito solo a partire dal 1° gennaio 2022. Inoltre, i soggetti eleggibili che hanno maturato i requisiti nel triennio 2019-2021 ma che finora hanno scelto di non aderire a Quota 100 conservano anche negli anni successivi il diritto al pensionamento con il più favorevole regime. A questi effetti si sommano anche quelli dovuti alla possibilità di accedere al pensionamento anticipato per i soggetti che maturano i requisiti di 64 anni di età e 38 anni di contributi nel 2022 (Quota 102), peraltro significativamente più contenuti in ragione dei più elevati requisiti, della limitata durata temporale e dell’applicazione di Quota 100 che ha consentito un significativo accesso al pensionamento nel periodo precedente.

La previsione della spesa pensionistica in rapporto al PIL basata sulle ipotesi dello scenario nazionale è riportata nella Figura R1. A partire dal 2010, il rapporto tra spesa pensionistica e PIL, già in crescita negli anni precedenti a causa alla fase acuta della recessione, continua ad aumentare in ragione dell’ulteriore fase di contrazione. Dal 2015, in presenza di un andamento di ciclo economico più favorevole e della graduale prosecuzione del processo di innalzamento dei requisiti minimi di accesso al pensionamento, il rapporto fra spe sa pensionistica e PIL si riduce per circa un triennio, attestandosi al 15,2 per cento nel 2018.

FIGURA R1: SPESA PUBBLICA PER PENSIONI IN PERCENTUALE DEL PIL (scenario nazionale base)

Fonte: Elaborazioni MEF.

Dal 2019 e fino al 2022, il rapporto tra spesa pensionistica e PIL aumenta, prima repentinamente, raggiungendo un picco pari al 16,9 per cento nel 2020, e poi si riduce nei due anni seguenti, attestandosi al 2022 su un livello pari al 15,7 per cento, mezzo punto percentuale di PIL al di sopra del dato del 2018. La spesa in rapporto al PIL cresce significativamente a causa della forte contrazione dei livelli di prodotto dovuti agli effetti della fase iniziale e più acuta dell’emergenza sanitaria. Tuttavia, tale andamento è condizionato anche dall’applicazione delle misure in ambito previdenziale contenute nel decreto legge n.4/2019 convertito con legge n.26/2019 (tra cui Quota 100), le quali, favorendo il pensionamento anticipato, determinano per gli anni 2019 2021 un sostanziale incremento del numero di pensioni in rapporto al numero di occupati

MINISTERO DELL’ECONOMIA E DELLE FINANZE	71

NOTA DI AGGIORNAMENTO DEL DOCUMENTO DI ECONOMIA E FINANZA 2022

Tenuto anche conto che, nel biennio 2023-2024 il profilo del deflatore del PIL risulta sensibilmente inferiore a quello del tasso di indicizzazione e dell’elevato livello dell’indicizzazione medesima (imputabile all’impennata del tasso di inflazione registrata a partire dalla fine del 2021 e prevista fino al 2023), la spesa in rapporto al PIL aumenta significativamente portandosi, alla fine del biennio, al 16,4 (1,2 punti percentuali superiore al livello del 2018), livello che viene sostanzialmente mantenuto fino al 2030.

Successivamente al 2030, il rapporto tra spesa e PIL riprende ad aumentare fino a raggiungere il 16,9 per cento nel 2044. Tale dinamica è essenzialmente dovuta all’incremento del rapporto fra numero di pensioni e numero di occupati indotto dalla transizione demografica, solo parzialmente compensato dall’innalzamento dei requisiti minimi di accesso al pensionamento. L’effetto dovuto all’aumento del numero dei trattamenti previdenziali sopravanza quello relativo al contenimento degli importi pensionistici esercitato dalla graduale applicazione del sistema di calcolo contributivo sull’intera vita lavorativa.

A partire dal 2045, il rapporto tra spesa pensionistica e PIL diminuisce rapidamente portandosi al 16,1 per cento nel 2050 e al 13,8 per cento nel 2070. La rapida riduzione nell’ultima fase del periodo di previsione è determinata dall’applicazione generalizzata del calcolo contributivo che si accompagna all’inversione di tendenza del rapporto fra numero di pensioni e numero di occupati. Tale andamento risente sia della progressiva uscita delle generazioni del baby boom sia degli effetti dell’adeguamento automatico dei requisiti minimi di pensionamento in funzione della speranza di vita.

A fronte delle previsioni del sistema pensionistico descritte sopra, basate sullo scenario nazionale e utili a valutarne le tendenze di medio periodo, le previsioni fino al 2070 del complesso delle spese age-related (pensioni, sanità, long-term care e istruzione), funzionali alla valutazione della sostenibilità delle finanze pubbliche in ambito europeo, sono elaborate sulla base dello scenario definito e concordato dal Comitato di Politica Economica, Working Group on Ageing (EPC-WGA) del Consiglio europeo, per il round di previsioni 2021, i cui risultati sono presentati nell’Ageing Report 2021 pubblicato a maggio 2021[37].

Come è noto l’esercizio triennale di previsione nello scenario EPC-WGA baseline, che recepisce le proiezioni demografiche Eurostat con base 2019[38], è finalizzato a supportare in modo coordinato e omogeneo l’analisi della sostenibilità delle finanze pubbliche dei diversi Paesi europei nell’ambito della verifica del rispetto delle regole fiscali del Patto di Stabilità e Crescita e dei processi di formulazione delle Raccomandazioni Specifiche emesse dal Consiglio per il Semestre europeo.

___
37 European Commission (2021), cit.
38 Occorre, tuttavia, sottolineare che la popolazione rilevata dall’Istat al 1° gennaio 2022 risulta inferiore di circa 1.200.000 soggetti rispetto a quella prevista da Eurostat per la stessa data. Tenendo conto di ciò, la previsione delle spese age-related in rapporto al PIL è stata effettuata a partire dalla popolazione residente al 1° gennaio 2022, mantenendo gli stessi parametri strutturali della previsione in oggetto. Inoltre, va anche rilevato che al 2070 le previsioni demografiche non aggiornate dello scenario EPC-WGA, benché allineate nel valore iniziale presentano una maggiore popolazione di circa 5,3 mln rispetto allo scenario Istat base (2021), superiore di circa l’11% rispetto alle previsioni Istat aggiornate. L’Istat, negli aggiornamenti delle previsioni demografiche effettuati (base 2020 e base 2021) nello scenario nazionale, ha infatti rivisto in senso peggiorativo l’evoluzione sia del tasso di fecondità che del numero netto di immigrati. Ciò ha condotto a una revisione significativamente al ribasso della previsione della popolazione residente accentuando i caratteri della transizione demografica negativa, con le relative conseguenze sulla sostenibilità della spesa age-related già rappresentati nella Nota di aggiornamento del Rapporto RGS n. 22 (dicembre 2021) e nel Rapporto RGS 2022 n. 23. Qualora le prossime proiezioni Eurostat, attese per marzo 2023, seguissero le indicazioni dell’Istat è verosimile attendersi una analoga contrazione della popolazione con conseguenti effetti sulla spesa age-related.

72	MINISTERO DELL’ECONOMIA E DELLE FINANZE

III. INDEBITAMENTO NETTO E DEBITO PUBBLICO

TAVOLA R1: EFFETTI SUL PIL DEGLI SCENARI DI RISCHIO (impatto sui tassi di crescita)
	2010	2015	2020	2025	2030	2035	2040	2045	2205	2055	2206	2065	2207
Penisioni	14,7	15,6	16,9	16,4	16,9	17,5	17,3	16,8	15,7	14,6	13,8	13,4	13,4
Sanità	6,9	6,6	7,4	6,1	6,3	6,6	6,8	7,0	7,2	7,3	7,3	7,2	7,2
- di cui componente	0,7	0,7	0,7	0,6	0,7	0,7	0,8	0,8	0,9	1,0	1,0	1,0	1,0
LTC - comp. socio-assistenziale	1,1	1,1	1,2	1,0	1,0	1,1	1,1	1,2	1,3	1,4	1,5	1,5	1,4
Istruzione	3,9	3,6	4,0	3,6	3,5	3,4	3,4	3,4	3,5	3,5	3,5	3,4	3,4
Totale	26,6	26,9	29,5	27,0	27,8	28,6	28,6	28,4	27,8	26,8	26,0	25,5	25,4

Sulla base dello scenario definito in ambito EPC-WGA per il round 2021 che assume, nel corso dell’orizzonte previsivo, un tasso di crescita del PIL reale pari all’1,2 per cento medio annuo, il totale della spesa pubblica age-related in rapporto al PIL registra un incremento di circa 2,2 punti percentuali nel periodo dal 2018 al 2040, anno in cui il complesso della spesa pubblica connessa all’invecchiamento raggiunge il picco del 28,6 per cento del PIL (Tavola R1). Tale aumento è ascrivibile al complesso della spesa pensionistica e sanitaria. La prima, infatti, aumenta di 2,2 punti percentuali, raggiungendo il valore di maggiore incidenza sul PIL, pari a 17,5 per cento nel 2034, mentre la seconda si incrementa di circa 0,4 punti percentuali di PIL. La spesa per LTC, invece, segna un incremento di 0,1 punti percentuali di PIL, compensata da una riduzione della spesa per istruzione di 0,4 punti percentuali.

Rispetto ai livelli massimi previsti nel 2040, l’incidenza del complesso della spesa pubblica age-related rispetto al PIL diminuisce progressivamente negli anni successivi. Complessivamente, alla fine dell’orizzonte di previsione, l’aggregato di spesa age-related si riduce di 3,2 punti percentuali di PIL grazie al contributo della spesa pensionistica che, passando dal livello del 17,3 per cento del 2040 al livello del 13,4 per cento nel 2070, diminuisce di 3,9 punti percentuali di PIL. Il rapido decremento del rapporto fra spesa pensionistica e PIL nella fase finale del periodo di previsione è determinato dall’applicazione generalizzata del calcolo contributivo che si accompagna alla stabilizzazione, e successiva inversione di tendenza, del rapporto fra numero di pensioni e numero di occupati. Tale andamento è dovuto sia all’adeguamento automatico dei requisiti minimi di pensionamento in funzione della speranza di vita che alla progressiva uscita delle generazioni del baby boom.

La Figura R2 presenta la previsione della spesa pensionistica in rapporto al PIL a legislazione vigente, secondo lo scenario EPC-WGA Baseline (curva nera), ponendola a confronto con quelle che si sarebbero avute sulla base dei regimi antecedenti ai principali interventi di riforma. Rispetto alla legislazione antecedente al D.L. n. 4/2019, le misure contenute nel D.L. n. 4/2019 convertito con legge n. 26/2019, nella legge di bilancio per il 2019 (legge n. 145/2018), nella legge di bilancio 2020 (legge n. 160/2019), nella legge di bilancio per il 2021 (legge n. 234/2021) e nel D.L. n. 115/2022, incluse nello scenario a normativa vigente producono, nel periodo 2019-2035, un incremento di incidenza della spesa pensionistica in rapporto al PIL pari in media a circa 0,2 punti annui, con profilo progressivamente decrescente a partire dai primi anni di previsione, ove è più concentrata la maggiore incidenza della spesa in rapporto al PIL.

MINISTERO DELL’ECONOMIA E DELLE FINANZE	73

NOTA DI AGGIORNAMENTO DEL DOCUMENTO DI ECONOMIA E FINANZA 2022

FIGURA R2: SPESA PUBBLICA PER PENSIONI IN RAPPORTO AL PIL SOTTO DIFFERENTI IPOTESI NORMATIVE (scenario EPC-WGA 2021)

Fonte: Elaborazioni MEF.

Cumulativamente, la minore incidenza della spesa in rapporto al PIL derivante dal complessivo processo di riforma avviato nel 2004 ammonta a circa 60 punti percentuali di PIL al 2060.

74	MINISTERO DELL’ECONOMIA E DELLE FINANZE

III. INDEBITAMENTO NETTO E DEBITO PUBBLICO

FOCUS	Confronto con le previsioni di finanza pubblica della Commissione europea

Ai sensi della legge 31 dicembre 2009, n. 196, e in ottemperanza alla Direttiva UE n. 85/2011, in questo riquadro è fornita una comparazione tra le previsioni di finanza pubblica a legislazione vigente contenute nel presente Documento e le ultime pubblicate dalla Commissione europea[39].

Nella NADEF l’indebitamento netto per il 2022 è previsto al 5,1 per cento del PIL, migliore di 2,1 punti percentuali rispetto al 2021 e inferiore di 0,4 punti percentuali di quello stimato lo scorso maggio dalla Commissione (5,5 per cento). Nella NADEF, le stime delle entrate totali e delle spese totali per il 2022 si attestano rispettivamente al 49,2 e al 54,3 per cento del PIL, contro il 48,5 e il 54,0 per cento previste dalla Commissione.

Il saldo primario per l’anno in corso è stimato nella presente Nota a -1,1 per cento, in miglioramento rispetto al -3,7 per cento del 2021 e superiore di 0,9 punti percentuali alle stime della Commissione, mentre la spesa per interessi è prevista al 4,0 per cento del PIL, superiore di mezzo punto percentuale alla previsione della Commissione.

Si evidenzia che le stime della NADEF incorporano anche i provvedimenti approvati successivamente alla pubblicazione delle Spring Forecast, finalizzati a contrastare le conseguenze negative su imprese e famiglie derivanti dall’aumento dei prezzi dei prodotti energetici e delle materie prime e dalla situazione internazionale[40].

	TAVOLA R1: CONFRONTO TRA LE PREVISIONI DI FINANZA PUBBLICA (in percentuale del PIL)[41]
			2022				2023
		Data previsione	Totale entrate	Totale spese	Saldo primario	Accreditamento/ Indebitamento nett	Totale entrate	Totale spese	Saldo primario	Accreditamento/ Indebitamento nett
	CE (Spring Forecast)	Mag-22	48,5	54,0	-2,0	-5,5	48,7	53,0	-1,1	-4,3

	NADEF 2022	Set-22	49,2	54,3	-1,1	-5,1	49,6	53,0	0,5	-3,4

	Per il 2023, la Commissione e il Governo stimano entrambi una diminuzione dell’indebitamento netto rispetto all’anno precedente.

Il deficit stimato dalla Commissione risulta più elevato di 0,9 punti percentuali di quello previsto nella NADEF (4,3 per cento del PIL contro il 3,4). In presenza della medesima proiezione delle spese, tale scostamento è esclusivamente riconducibile alle minori entrate previste dalla Commissione (48,7 per cento contro il 49,6 della NADEF). Il saldo primario stimato dalla Commissione si attesta al -1,1 per cento contro lo 0,5 per cento previsto dal Governo, mentre la spesa per interessi è inferiore di 0,7 punti percentuali (3,2 per cento a fronte del 3,9 per cento della NADEF).

___
39 European Economic Forecast Spring 2022, rilasciate il 16 maggio 2022.
40 Si fa riferimento, in particolare, al decreto legge 17 maggio 2022, n. 50 recante ‘Misure urgenti in materia di politiche energetiche nazionali, produttività delle imprese e attrazione degli investimenti, nonché in materia di politiche sociali e di crisi ucraina’ (cd. Aiuti) convertito con modificazioni dalla legge 15 luglio 2022, n.91, al decreto legge 9 agosto 2022, n. 115 recante ‘Misure urgenti in materia di energia, emergenza idrica, politiche sociali e industriali’ (cd. Aiuti-bis) convertito con modificazioni dalla legge 21 settembre 2022, n.142 e al decreto legge 23 settembre 2022, n. 144 recante ‘Ulteriori misure urgenti in materia di politica energetica nazionale, produttività delle imprese, politiche sociali e per la realizzazione del Piano nazionale di ripresa e resilienza (PNRR) (cd. Aiuti-ter).
41 Eventuali imprecisioni derivano da arrotondamenti.

MINISTERO DELL’ECONOMIA E DELLE FINANZE	75

NOTA DI AGGIORNAMENTO DEL DOCUMENTO DI ECONOMIA E FINANZA 2022

III.2	RISULTATI E PREVISIONI A LEGISLAZIONE VIGENTE IN TERMINI DI SALDO STRUTTURALE E REGOLA DI SPESA
Il contesto europeo e le raccomandazioni di finanza pubblica della Commissione
La clausola generale di salvaguardia (CGS) del Patto di Stabilità e Crescita è ormai attiva da marzo 202042 e sarà in vigore fino a tutto il 2023. Ciò premesso, nella comunicazione del 2 marzo 202243 la Commissione ha fornito gli orientamenti generali per la politica di bilancio nel 2023 enfatizzando l’importanza di proseguire il coordinamento delle politiche fiscali ed economiche anche nella fase di superamento dell’emergenza. Alla luce delle prospettive macroeconomiche aggiornate ai primi mesi del 2022, la Commissione suggeriva di passare, a partire dal 2023, ad un orientamento di bilancio aggregato sostanzialmente neutro. La Commissione rammentava comunque che la politica fiscale doveva rimanere pronta a reagire all'evoluzione della situazione economica.
Il ‘pacchetto di primavera’, uscito nel mese di maggio44, ha incluso una valutazione della compliance degli Stati membri con le regole fiscali europee sulla base dei loro programmi di stabilità. Infatti, come noto 45, la CGS non sospende la disciplina fiscale prevista dal Patto di Stabilità e Crescita né la sorveglianza fiscale da parte della Commissione. La CGS consente, piuttosto, di discostarsi temporaneamente dai normali requisiti di aggiustamento fiscale, a condizione che ciò non comprometta la sostenibilità di bilancio a medio termine. Il pacchetto di primavera includeva quindi una relazione a norma dell'articolo 126, paragrafo 3, del TFUE per tutti i Paesi dell’Unione europea il cui disavanzo nel 2021 era stato superiore al valore di riferimento del 3 percento del PIL e/o il cui debito pubblico, risultando superiore al parametro di riferimento del 60 percento del PIL, non aveva rispettato il percorso di riduzione dell’eccesso di debito di 1/20esimo l’anno. L’Italia risultava tra i paesi che – prima facie – non avevano rispettato tali condizioni46. Tuttavia, in linea con quanto già anticipato nella sua comunicazione di marzo 2022, la Commissione ha ritenuto che il rispetto del parametro di riferimento per la riduzione del debito implicherebbe uno sforzo fiscale eccessivo tale da compromettere la ripresa dell’economia. In altre parole, secondo la Commissione, il rispetto del sentiero di riduzione del debito non sarebbe fattibile date le attuali condizioni economiche eccezionali. A conclusione della sua analisi sui disavanzi eccessivi riscontrati negli Stati membri, la Commissione ha però ribadito che

___
42 Communication from the Commission to the Council on the activation of the general escape clause of the Stability and Growth Pact, Brussels, 20.3.2020, COM (2020) 123 final.
43 Communication from the Commission to the Council: Fiscal policy guidance for 2023, Brussels, 2.3.2022, COM (2022) 85 final.
44 Communication from the Commission to the Council: 2022 European Semester - Spring Package, Brussels, 23.5.2022, COM (2022) 600 final.
45 Per una trattazione estensiva si veda il Focus ‘L’attivazione della clausola di salvaguardia generale del Patto di Stabilità e Crescita’ presente nella NADEF2020 e al par. III.2 del DEF2021.
46 L'analisi effettuata dalla Commissione suggerisce che il criterio del disavanzo definito nel Trattato e nel regolamento (CE) n. 1467/1997 non è soddisfatto da Belgio, Bulgaria, Repubblica Ceca, Germania, Estonia, Grecia, Spagna, Francia, Italia, Lettonia, Lituania, Ungheria, Malta, Austria, Polonia, Slovenia e Slovacchia. Il criterio del debito, anche tenendo conto di tutti i fattori rilevanti addotti dagli Stati membri per motivare il mancato rispetto della regola, non è soddisfatto da 5 Stati membri: Belgio, Francia, Italia, Ungheria e Finlandia.

76	MINISTERO DELL’ECONOMIA E DELLE FINANZE

III. INDEBITAMENTO NETTO E DEBITO PUBBLICO

nell'autunno 2022 valuterà nuovamente l'opportunità di proporre l'apertura di procedure per i disavanzi eccessivi realizzati nel 2021 sulla base dei dati finali di consuntivo. Proseguendo con il nuovo Semestre europeo, nella primavera del 2023 la Commissione considererà l’esistenza di disavanzi eccessivi sulla base dei risultati del 2022, tenendo conto del rispetto delle raccomandazioni di bilancio specifiche per paese rivolte dal Consiglio agli Stati membri.
Come premesso, la Commissione si è espressa a favore del mantenimento della CGS fino al 2023 e alla sua disattivazione a partire dal 202447. Tale orientamento è stato deciso dopo aver constatato che la situazione economica dell’area euro e dell’Unione non era ancora tornata ai livelli pre-pandemia e che la guerra in Ucraina aveva reso più incerte le prospettive di ritorno alla normalità48. Si prefigurava, inoltre, che l’aggravarsi della situazione geopolitica avrebbe richiesto di attuare politiche fiscali in grado di rispondere alla crisi energetica che ne stava derivando. Il permanere della CGS nel 2023 avrebbe assicurato agli Stati membri lo spazio fiscale per pianificare una graduale transizione dal sostegno generalizzato all'economia, messo in atto durante i periodi acuti di pandemia, verso una maggiore qualificazione delle misure temporanee. Nell’ambito di questo quadro di riferimento, la Commissione continua a raccomandare agli Stati membri di delineare una politica di bilancio prudente in modo da assicurare la sostenibilità del debito pubblico a medio termine.
La Commissione ha dunque fornito delle indicazioni di carattere quali-quantitativo in linea con l'approccio adottato per la prima volta dal Consiglio nel suo parere sul Programma di Stabilità 202149. Al fine di valutare se la politica di bilancio nazionale sia prudente e la sua composizione favorisca una ripresa sostenibile coerente con le transizioni verde e digitale, anche per il 2023 la Commissione presta attenzione all'evoluzione della spesa corrente primaria finanziata a livello nazionale e agli investimenti. In particolare, l'orientamento della politica di bilancio è misurato come lo scostamento tra la variazione della spesa primaria al netto delle misure discrezionali dal lato delle entrate, escluse le misure temporanee emergenziali legate al COVID-19, e la crescita potenziale nominale a medio termine50. Lo scostamento, rapportato al livello del PIL fornisce lo stimolo offerto dalla politica fiscale alla crescita (cd. fiscal stance).

___
47 Communication from the Commission to the Council on the activation of the general escape clause of the Stability and Growth Pact, Brussels, 20.3.2020, COM (2020) 123 final.
47 La posizione della Commissione è stata condivisa dai Ministri delle finanze nel Consiglio come riferito nella dichiarazione finale del 23 marzo 2022: ‘Statement of EU ministers of finance on the Stability and Growth Pact in  light of the COVID-19 crisis’ - https://www.consilium.europa.eu/en/press/press-releases/2020/03/23/statement-of-eu-ministers-of-finance-on-the-stability-and-growth-pact-in-light-of-the-covid-19-crisis/
48 Nella sua comunicazione del 3 marzo 2021 (‘Communication from the Commission to the Council on one year since the outbreak of COVID-19: fiscal policy response, Brussels, 3.3.2021, COM (2021) 105 final’) la Commissione aveva affermato che la decisione sulla disattivazione o meno dell'applicazione della clausola sarebbe dipesa da una valutazione globale dello stato dell'economia. In particolare, la Commissione individuava quale criterio rilevante il ritorno dell’attività economica svolta nell'UE o nella zona euro ai livelli registrati a fine 2019, ossia prima dello scoppio dell’emergenza pandemica da COVID-19.
49 Council Recommendation of 18 June 2021 delivering a Council opinion on the 2021 Stability Programme of Italy, OJ C 304, 29.7.2022, https://eur-lex.europa.eu/legal-content/IT/TXT/PDF/?uri=COM:2021:512:FIN&from=IT
50 Nell’aggregato di spesa vengono considerate anche le spese finanziate dal dispositivo per la ripresa e la resilienza nella parte di sovvenzioni non rimborsabili e da altri fondi dell'UE. Per un maggiore dettaglio sul calcolo della fiscal stance si rimanda al focus su ‘L’attivazione della clausola di salvaguardia generale del Patto di Stabilità e Crescita’ presente nella NADEF 2020 e al par. III.2 del DEF 2021.

MINISTERO DELL’ECONOMIA E DELLE FINANZE	77

NOTA DI AGGIORNAMENTO DEL DOCUMENTO DI ECONOMIA E FINANZA 2022

Inoltre, alla luce delle previsioni di primavera e dei rischi a ribasso causati dalla critica situazione geopolitica, la Commissione ha raccomandato di incrementare gli investimenti pubblici per la transizione verde, digitale e la sicurezza energetica e di adottare misure a sostegno del potere d'acquisto delle famiglie più vulnerabili in modo da attenuare l'impatto dell'aumento dei prezzi dell'energia e contribuire a limitare le pressioni inflazionistiche derivanti da effetti secondari attraverso misure mirate e temporanee. Allo stesso tempo, la politica di bilancio dovrà rimanere flessibile per adeguarsi alle circostanze in rapida evoluzione ed essere differenziata tra i paesi a seconda della loro situazione fiscale ed economica, anche considerando l'esposizione alla crisi e l'afflusso di rifugiati ucraini. Tale orientamento è stato confermato dall’Eurogruppo nel summit estivo51 di luglio 2022. I leader dell’EU hanno riaffermato che la politica fiscale in tutti gli Stati deve essere finalizzata a garantire la sostenibilità del debito e la crescita potenziale così da rafforzare la ripresa.
Per quanto riguarda le raccomandazioni specifiche all’Italia, il Consiglio, su proposta della Commissione52, ha chiesto al nostro Paese di adottare provvedimenti atti a garantire nel 2023 una politica di bilancio prudente, in particolare limitando la crescita della spesa corrente finanziata con risorse nazionali ad un livello inferiore alla crescita del prodotto potenziale nel medio termine, tenendo conto del sostegno temporaneo e mirato offerto alle famiglie e alle imprese più sensibili agli aumenti dei prezzi dell'energia e ai rifugiati ucraini. La programmazione fiscale dovrà ampliare gli investimenti pubblici per la transizione verde e digitale e per la sicurezza energetica, anche utilizzando il dispositivo per la ripresa e la resilienza, RePowerEU e altri fondi dell'UE. Per il periodo successivo al 2023, il Consiglio raccomanda all’Italia di perseguire posizioni di bilancio prudenti a medio termine e tali da garantire una riduzione credibile e graduale del debito attraverso un graduale risanamento, investimenti e riforme53.
La Commissione fornirà, inoltre, orientamenti più precisi su eventuali modifiche del quadro di governance economica nell’autunno in tempo per la programmazione di bilancio per il 202354. A margine dell’Eurogruppo di luglio, il Commissario Paolo Gentiloni ha confermato che la Commissione presenterà i suoi orientamenti dopo la pausa estiva.

___
51 Consilium, Eurogroup statement on fiscal policy orientations for 2023, 11.07.2022,
https://www.consilium.europa.eu/en/press/press-releases/2022/07/11/eurogroup-statement-on-fiscal-policy-orientations-for-2023/?utm_source=dsms-auto&utm_medium=email&utm_campaign=Eurogroup+statement+on+fiscal+policy+orientations+for+2023
52 European Commission, Recommendation for a COUNCIL RECOMMENDATION on the 2022 National Reform Programme of Italy and delivering a Council opinion on the 2022 Stability Programme of Italy, Brussels, 23.5.2022 COM(2022) 616 final, https://ec.europa.eu/info/system/files/2022-european-semester-csr-italy_en.pdf, in italiano sul sito del Consiglio: https://data.consilium.europa.eu/doc/document/ST-9759-2022-INIT/it/pdf
53 Per una panoramica delle riforme intraprese in risposta alla raccomandazione, si rimanda al Cap. IV della NADEF.
54 Per seguire l’evoluzione del processo di revisione della governance economica europea rilanciato ad ottobre 2021, si rimanda al sito della Commissione Europea: https://economy-finance.ec.europa.eu/economic-and-fiscal-governance/economic-governance-review_en. I passaggi per il 2022 erano stati delineati dal Commissario Gentiloni nel discorso tenuto a febbraio 2022 ‘The way forward for EU economic governance’, disponibile al seguente indirizzo: https://ec.europa.eu/commission/presscorner/detail/en/SPEECH_22_1284.

78	MINISTERO DELL’ECONOMIA E DELLE FINANZE

III. INDEBITAMENTO NETTO E DEBITO PUBBLICO

L’andamento della finanza pubblica tendenziale in relazione alla raccomandazione della Commissione e alle regole fiscali
I dati consolidati del tendenziale di finanza pubblica per il 2022 e 2023 evidenziano un miglioramento in termini strutturali. Il disavanzo è stimato pari al 5,5 per cento del Pil nel 2022, in diminuzione di 0,9 punti percentuali di Pil rispetto all’anno precedente, il saldo continua a migliorare in maniera rilevante anche nel 2023 (1,9 punti percentuali di PIL). Come dettagliato nella Tavola III.6, tale risultato è dovuto sostanzialmente al minore indebitamento nominale, in quanto la correzione ciclica è sostanzialmente nulla per entrambi gli anni. La tendenza al miglioramento nel saldo strutturale si interrompe nell’ultimo biennio caratterizzato da un peggioramento nel 2024 seguito da un miglioramento nel 2025. Ciò è dovuto in parte alle stime di prodotto potenziale, che cresce meno di quello effettivo; l’output gap diventa positivo e la componente del saldo legata alla correzione ciclica diventa sfavorevole. Allo stesso tempo, si osserva un rilevante aumento nella spesa per interessi in confronto alle proiezioni del DEF, che nel 2025 arriva a 0,9 punti percentuali di PIL.

TAVOLA III.6: LA FINANZA PUBBLICA CORRETTA PER IL CICLO (in percentuale del PIL)
	2019	2020	2021	2022	2023	2024	2025
1. Tasso di crescita del PIL a prezzi costanti	0,5	-9,0	6,7	3,3	0,6	1,8	1,5
2. Indebitamento netto	-1,6	-9,5	-7,2	-5,1	-3,4	-3,5	-3,2
3. Interessi passivi	3,4	3,5	3,6	4,0	3,9	3,8	3,9
4. Misure una tantum (2)	0,1	0,1	0,4	0,4	0,2	0,1	0,0
di cui: Misure di entrata	0,1	0,2	0,4	0,4	0,2	0,0	0,0
Misure di spesa	-0,1	-0,1	0,0	0,1	0,0	0,0	0,0
5. Tasso di crescita del PIL potenziale	0,0	-0,2	0,1	1,0	0,7	1,1	1,1
Contributi dei fattori alla crescita potenziale:
Lavoro	-0,4	-0,4	-0,4	0,4	0,1	0,4	0,4
Capitale	0,0	-0,1	0,1	0,3	0,4	0,4	0,5
Produttività Totale dei Fattori	0,4	0,3	0,3	0,2	0,2	0,3	0,3
6. Output gap	0,5	-8,4	-2,3	0,0	-0,2	0,5	1,0
7. Componente ciclica del saldo di bilancio	0,3	-4,6	-1,3	0,0	-0,1	0,3	0,5
8. Saldo di bilancio corretto per il ciclo	-1,9	-5,0	-6,0	-5,1	-3,3	-3,8	-3,7
9. Avanzo primario corretto per il ciclo	1,5	-1,5	-2,4	-1,1	0,6	-0,1	0,2
10. Saldo di bilancio strutturale (3)	-1,9	-5,0	-6,4	-5,5	-3,6	-3,9	-3,7
11. Avanzo primario strutturale (3)	1,4	-1,6	-2,8	-1,5	0,4	-0,1	0,1
12. Variazione saldo di bilancio strutturale	0,4	-3,1	-1,4	0,9	1,9	-0,3	0,2
13. Variazione avanzo primario strutturale	0,1	-3,0	-1,2	1,3	1,9	-0,5	0,3
(1) Gli arrotondamenti alla prima cifra decimale possono determinare incongruenze tra i valori presentati in tabella;
(2) Il segno positivo indica misure una tantum a riduzione del deficit; (3) Corretto per il ciclo al netto delle misure una tantum e altre misure temporanee.

La tavola sottostante (Deviazioni Significative) include, a titolo informativo, tutte le cifre relative al calcolo della compliance con le regole fiscali europee. Il dato maggiormente rilevante riguarda la regola della spesa: nell’ultimo biennio (2024-2025) si osserva un grado di compliance molto migliore rispetto al comportamento dei saldi strutturali. Fino a tutto il 2023 (per un effetto confronto con il 2022), le tendenze di fondo sottostanti i dati di finanza pubblica sono di difficile lettura tenendo conto dell’ammontare molto elevato delle misure emergenziali presenti in bilancio fino a tutto l’anno in corso. Tali questioni risultano anche molto rilevanti nel discutere l’andamento della spesa alla luce delle

MINISTERO DELL’ECONOMIA E DELLE FINANZE	79

NOTA DI AGGIORNAMENTO DEL DOCUMENTO DI ECONOMIA E FINANZA 2022

TAVOLA III.7: DEVIAZIONI SIGNIFICATIVE
Convergenza del saldo strutturale verso l'MTO	2019	2020	2021	2022	2023	2024	2025
Indebitamento netto	-1,6	-9,5	-7,2	-5,1	-3,4	-3,5	-3,2
Obiettivo di Medio Termine (MTO)	0,0	0,5	0,5	0,5	0,3	0,3	0,3
Saldo Strutturale	-1,9	-5,0	-6,4	-5,5	-3,6	-3,9	-3,7
Variazione annuale del saldo strutturale	0,4	-2,9	-1,4	0,9	1,9	-0,3	0,2
Variazione richiesta del saldo strutturale (*)	0,4	-0,2	0,5	0,6	0,6	0,6	0,6
Deviazione del saldo strutturale dalla variazione annuale richiesta (<0,5 pp)	0,4	-2,7	-1,9	0,3	1,3	-0,9	-0,4
Variazione media del saldo strutturale (su due anni)	0,1	-1,3	-2,1	-0,2	1,4	0,8	-0,1
Variazione media richiesta	0,4	0,1	0,2	0,6	0,6	0,6	0,6
Deviazione del saldo strutturale dalla variazione media richiesta (<0,25 pp)	-0,2	-1,4	-2,3	-0,8	0,8	0,2	-0,7

Regola di spesa	2019	2020	2021	2022	2023	2024	2025
Tasso di crescita dell'aggregato di spesa di riferimento (%)	1,2	9,7	5,3	5,4	-1,3	2,7	2,1
Benchmark modulato sulle condizioni cicliche prevalenti (%) (**)	0,7	1,9	0,4	1,8	3,1	2,0	1,5
Deviazione dell'aggregato di spesa dalla variazione annuale richiesta (<0,5 p.p.)	-0,4	-4,1	-2,4	-1,7	2,1	-0,3	-0,3
Deviazione dell'aggregato di spesa dalla variazione media richiesta su 2 anni (<0,25 p.p.)	-0,5	-2,2	-3,2	-2,1	0,2	0,9	-0,3
* Per il periodo 2020 - 2023 si considera l'attivazione della clausola di salvaguardia generale del Patto di Stabilità e Crescita. Inoltre, per il 2020 si usufruisce della flessibilità concessa a motivo degli interventi eccezionali di salvaguardia e messa in sicurezza del territorio.
** Il benchmark tiene conto della relativa variazione richiesta del saldo strutturale.

Sia la valutazione del Programma di Stabilità e del Documento Programmatico di Bilancio che le raccomandazioni della Commissione e del Consiglio fanno riferimento all’indicatore di fiscal stance legato alla spesa corrente finanziata da risorse nazionali, che non deve assumere nel 2023 una connotazione espansiva. Nella sostanza, l’aggregato di spesa rilevante deve crescere meno del PIL potenziale nominale55. La costruzione di questa variabile presuppone la quantificazione delle misure di spesa (e di minori entrate) legate al COVID-19 di carattere temporaneo e di natura emergenziale da scorporare dalla spesa. Come ricordato all’interno del DEF56, definirne il perimetro è di per sé in parte arbitrario e legato a possibili diverse valutazioni; inoltre, la loro quantificazione può essere soggetta a rilevanti revisioni nel corso del tempo. Già a partire dai mesi primaverili si era aggiunta la difficoltà di considerare gli interventi effettuati per attutire gli impatti sul tessuto sociale ed economico dell’aumento dei prezzi energetici, che hanno assunto in termini cumulati, un ammontare crescente nel corso dell’anno. Anche queste misure, in

___
55 L’aggregato di spesa rilevante ai fini della valutazione dell’impulso di bilancio è pari alla spesa totale della PA al netto di interessi, sussidi di disoccupazione, spese temporanee e spese emergenziali. L’impulso fiscale si calcola quindi come differenza tra l’aggregato di spesa effettivo e quanto avrebbe dovuto essere in base al tasso di crescita del Pil potenziale e dell’inflazione; la maggiore spesa è poi corretta con la variazione delle entrate discrezionali. Per costruzione se la fiscal stance ha segno negativo l’impulso è espansivo: le maggiori spese non sono coperte dalle maggiori entrate discrezionali. Sottraendo le risorse ricevute dall’Unione europea è possibile calcolare l’impulso impresso dalla spesa finanziata con le sole risorse nazionali. Per una descrizione completa dell’aggregato di spesa oggetto di analisi e del calcolo dell’orientamento della politica fiscale si veda il Focus ‘L’orientamento della politica di bilancio e proposte di misurazione’ a pag. 78 della NADEF 2021.
56 Si veda la Sezione I, Programma di Stabilità, tra le pagine 72 e 75.

80	MINISTERO DELL’ECONOMIA E DELLE FINANZE

III. INDEBITAMENTO NETTO E DEBITO PUBBLICO

teoria, dovrebbero essere considerate di natura temporanea ed emergenziale. La Commissione per il momento ha confermato di continuare a tener conto all’interno dell’aggregato rilevante delle sole misure legate al COVID-19. Tuttavia, nel fornire le raccomandazioni a livello europeo e per l’Italia ha esplicitamente menzionato che la politica fiscale debba fronteggiare la crisi energetica effettuando interventi mirati e temporanei. La Commissione ha altresì richiesto agli Stati membri di fornire, a margine dei documenti programmatici di bilancio, una puntuale quantificazione di tali misure.
Ciò premesso, la Commissione nelle sue ultime stime ufficiali, pubblicate in maggio congiuntamente alle Proiezioni di Primavera ha fornito una stima per l’Italia pari a -1,3 e -0,2 per il 2022 e 2023. Ricordando che il segno meno - in ragione di come è costruita la variabile - denota una fiscal stance espansiva, risultava per il 2023 una crescita della spesa sostanzialmente in linea con la raccomandazione ricevuta.
Secondo le più recenti stime interne, continuando ad utilizzare la definizione adottata a margine delle Proiezioni di Primavera, il dato per il 2023 sarebbe molto migliore di quello pubblicato dalla Commissione, avvicinandosi - addirittura - al valore di 1,5. Tuttavia, non c’è dubbio che sul valore di crescita della spesa per il 2023 incide in maniera rilevante l’ammontare, divenuto estremamente rilevante nel 2022, di risorse finanziarie destinate a calmierare l’aumento dei prezzi dell’energia e/o a compensare tramite trasferimenti o minore tassazione le famiglie e alle imprese più vulnerabili57. La spesa tendenziale incorpora tutti i provvedimenti presi fino al mese di settembre e a valere, prevalentemente, sull’anno in corso. Il venire meno di queste misure nel 2023 comporta un miglioramento per tale anno, ovvero la fiscal stance diventa restrittiva. Per contro, qualora si volessero scorporare dal 2022 queste spese nella loro interezza la valutazione del 2023 peggiorerebbe. Una scelta intermedia, laddove tra le voci di spesa legate all’emergenza si considerassero temporanee soltanto una parte di quelle rendicontate, porterebbe a valori intermedi della variabile di fiscal stance. Si conferma a partire dal 2024 una marcata tendenza alla moderazione della spesa corrente segnalata da valori positivi dell’indice in oggetto.
Per quanto riguarda gli altri aggregati utilizzati per misurare la fiscal stance, che non riguardano la spesa corrente, si segnala un comportamento - giudicato favorevolmente dalla Commissione - espansivo (ovvero un valore negativo dell’indice) per la spesa in investimenti; ciò includendo sia la componente finanziata da risorse nazionali, sia i fondi conferiti dalla UE in relazione al PNRR.

___
57 Le misure in questione sono descritte per grandi linee e valutate nel paragrafo III.1, Focus ‘Iniziative del Governo italiano in risposta al caro energia’ e quantificate nel paragrafo III.6.

MINISTERO DELL’ECONOMIA E DELLE FINANZE	81

NOTA DI AGGIORNAMENTO DEL DOCUMENTO DI ECONOMIA E FINANZA 2022

TAVOLA III.8: MISURE UNA TANTUM a legislazione vigente (in milioni)
	CONSUNTIVO		PREVISIONI
	2020	2021	2022	2023	2024	2025
Totale misure una tantum	1.147	7.305	7.959	4.932	1.393	877
in % del PIL	0,1	0,4	0,4	0,2	0,1	0,0
- a) Entrate	2.666	7.350	6.756	4.407	924	408
in % del PIL	0,2	0,4	0,4	0,2	0,0	0,0
- Imposte sostitutive varie	1.582	5.637	5.153	3.524	516	0,0
- Allineamento valori di bilancio ai principi IAS	423	572	409	408	408	408
- Emersione capitali all'estero (voluntary disclosure)	1	1	1	0	0	0
- Rottamazione cartelle (1)	660	1.140	1.193	475	0	0

- b) Spese	-2.437	-940	-385	-340	-340	-340
in % del PIL	-0,1	-0,1	0,0	0,0	0,0	0,0
- Interventi per calamità naturali:	-962	-940	-385	-340	-340	-340
- Riclassificazione operazione MPS	-1.045	0	0	0	0	0
- Riclassificazione prestito Banca Popolare di Bari	-430	0	0	0	0	0

- c) Dismissioni immobiliari	918	895	1.589	865	809	809
in % del PIL	0,1	0,1	0,1	0,0	0,0	0,0
Ripartizione per sottosettori
- Amministrazioni Centrali	308	6.505	6.403	4.100	617	101
- Amministrazioni Locali	644	370	550	500	500	500

- Enti di Previdenza	195	430	1.006	332	276	276
1) Comprende le misure del D.L. n. 193/2016, D.L. n. 148/2017 e D.L. n. 119/2018. Nota: Il segno positivo indica misure una tantum a riduzione dell’indebitamento netto nominale.
III.3	EVOLUZIONE DEL RAPPORTO DEBITO/PIL
Le stime più recenti di Banca d’Italia e ISTAT58 riducono lievemente il rapporto debito/PIL degli ultimi due anni, a seguito della revisione al rialzo del PIL nominale di circa 3,7 miliardi e 6,6 miliardi rispettivamente nel 2020 e 2021.
In base ai nuovi dati, nel 2021 il rapporto debito/PIL si è ridotto di circa 4,7 punti percentuali di PIL, scendendo al 150,3 per cento dal picco di 154,9 per cento raggiunto nel 202059.
Come già chiarito nel DEF, il miglioramento del 2021 è stato guidato dalla ripresa economica, che ha fatto registrare un aumento del PIL nominale del 7,3 per cento, a fronte di un tasso di interesse implicito sul debito sostanzialmente stabile al 2,5 per cento. Il significativo impulso alla riduzione proveniente dalla componente snow-ball, che quantifica l’impatto automatico della differenza tra gli interessi passivi e la crescita nominale del PIL sulla dinamica del rapporto debito/PIL, ha più che compensato la spinta di segno opposto esercitata dal deficit primario, pari a circa 3,7 punti percentuali.
Anche per l’anno in corso si prevede una netta riduzione del rapporto debito/PIL, per ulteriori 4,8 punti percentuali, e il raggiungimento di un rapporto

___
58 Banca d’Italia, ‘Bollettino statistico Finanza Pubblica, fabbisogno e debito', 15 settembre 2022; ISTAT ‘Conti Economici Nazionali’, 23 settembre 2022.
59 Secondo le stime di preconsuntivo di marzo, il rapporto debito/PIL era del 155,3 per cento nel 2020 e del 150,8 per cento nel 2021. La riduzione del 2021 sul 2020 risultava pertanto pari a 4,5 punti percentuali.

82	MINISTERO DELL’ECONOMIA E DELLE FINANZE

III. INDEBITAMENTO NETTO E DEBITO PUBBLICO

debito/PIL del 145,4 per cento, un livello che si colloca al di sotto dell’obiettivo programmatico del 147 per cento indicato in aprile.
Tale riduzione è assicurata da una gestione prudente dei conti pubblici che ha consentito di rispettare ampiamente l’obiettivo del 5,6 per cento per il deficit (garantendo anche un margine di circa 5 decimi di punto di PIL), nonostante gli interventi d’urgenza introdotti per mitigare l’impatto economico su famiglie e imprese derivante dall’incremento dei prezzi, soprattutto dei prodotti energetici dovuto al protrarsi della guerra in Ucraina.
Il calo del rapporto debito/PIL proseguirà anche nel triennio successivo, nonostante la revisione al ribasso delle previsioni di crescita dell’economica reale e l’aumento dei tassi di interesse. Questo si deve al fatto che la componente snow-ball continuerà ad essere negativa almeno fino al 2025.
Da un lato, sebbene lo scenario previsivo continui a caratterizzarsi per una elevata incertezza dovuta alla guerra, si stima che la crescita del PIL nominale sarà pari al 4,4 per cento nel 2023 e al 3,9 per cento in media nel biennio 2024-2025. Questa evoluzione si deve soprattutto alla spinta inflazionistica inizialmente legata ai prezzi energetici, che si è poi trasmessa ai beni non energetici facendo innalzare i prezzi interni, e quindi il deflatore del PIL.
Dall’altro lato, l’aumento del costo del debito sarà contenuto soprattutto per effetto della sua durata media che attualmente è particolarmente elevata (oltre i 7 anni). Infatti, sebbene i tassi di interesse attesi si collochino su un livello superiore rispetto a quelli del DEF, per effetto soprattutto delle recenti decisioni di politica monetaria della BCE60 in risposta alle pressioni inflazionistiche di cui sopra, il costo medio del debito è previsto salire nel 2022 di circa 30 punti base rispetto al 2021 per poi stabilizzarsi su un livello intorno al 2,8 per cento negli anni successivi.
Il profilo aggiornato del rapporto debito/PIL a legislazione vigente è atteso collocarsi al di sotto degli obiettivi programmatici del DEF anche nel 2023 e negli anni successivi.
Nel 2023, vi sarà un’ulteriore discesa del rapporto debito/PIL al 143,2 per cento. Il ritmo di discesa sarà inferiore a quello del 2022, per effetto della crescita del PIL nominale di minore intensità e di un atteso moderato incremento del fabbisogno del settore pubblico rispetto al 2022. Per i due anni finali la velocità media annua di riduzione, di quasi 2 punti percentuali, sarà a sua volta inferiore a quella del 2023, per via di un più elevato livello di fabbisogno annuale ed una crescita media del PIL nominale lievemente inferiore.
A contribuire a questo percorso complessivo di riduzione del rapporto in questione è anche la previsione di una riduzione graduale, ma progressiva, delle giacenze liquide del Tesoro che alla fine del 2025, vengono ricondotte ad un livello di poco superiore a quello della fine del 2019, ossia a valori antecedenti l’inizio della crisi pandemica.
Al netto delle quote di pertinenza dell’Italia dei prestiti a Stati membri dell’UEM, bilaterali o attraverso l’EFSF, e del contributo al capitale dell’ESM, la stima di consuntivo 2021 del rapporto debito/PIL è stata pari al 147,1 per cento, mentre la previsione si colloca al 136,7 per cento nel 2025.

___
60 Riunione del Consiglio Direttivo del 9 settembre 2022.

MINISTERO DELL’ECONOMIA E DELLE FINANZE	83

NOTA DI AGGIORNAMENTO DEL DOCUMENTO DI ECONOMIA E FINANZA 2022

TAVOLA III.9: DEBITO DELLE AMMINISTRAZIONI PUBBLICHE PER SOTTOSETTORE (milioni e % del PIL) (1)
	2021	2022	2023	2024	2025

Livello al lordo dei sostegni finanziari Area Euro (2)
Amministrazioni pubbliche	2.677.910	2.757.968	2.835.054	2.908.739	2.975.957
in % del PIL	150,3	145,4	143,2	140,9	139,3
Amministrazioni centrali (3)	2.601.834	2.679.768	2.756.992	2.830.888	2.898.470
Amministrazioni locali (3)	119.241	121.365	121.226	121.015	120.652
Enti di previdenza e assistenza (3)	95	95	95	95	95
Livello al netto dei sostegni finanziari Area Euro (2)
Amministrazioni pubbliche	2.620.585	2.701.144	2.778.730	2.852.915	2.920.866
in % del PIL	147,1	142,5	140,4	138,2	136,7
Amministrazioni centrali (3)	2.544.509	2.622.943	2.700.668	2.775.064	2.843.379
Amministrazioni locali (3)	119.241	121.365	121.226	121.015	120.652
Enti di previdenza e assistenza (3)	95	95	95	95	95
(1) Nota: Eventuali imprecisioni derivano da arrotondamenti.
(2) Al lordo ovvero al netto delle quote di pertinenza dell’Italia dei prestiti a Stati membri dell'UEM, bilaterali o attraverso l'EFSF, e del contributo al capitale dell'ESM. A tutto il 2021 l'ammontare di tali quote è stato pari a circa 57,3 miliardi, di cui 43,0 miliardi per prestiti bilaterali e attraverso l'EFSF e 14,3 miliardi per il programma ESM (cfr. Banca d’Italia, ‘Bollettino statistico Finanza pubblica, fabbisogno e debito di marzo 2022). Si ipotizza una riduzione delle giacenze di liquidità del MEF di circa -0,2 per cento del PIL nel 2022 e di circa -0,1 per cento del PIL per ciascun anno successivo, con l'obiettivo di riportare il saldo al livello di fine 2019. Inoltre, le stime tengono conto del riacquisto di SACE, degli impieghi del Patrimonio destinato, delle garanzie BEI, nonché dei prestiti dei programmi SURE e NGEU. Lo scenario dei tassi di interesse utilizzato per le stime si basa sulle previsioni implicite derivanti dai tassi forward sui titoli di Stato italiani del periodo di compilazione del presente documento.
(3) Al lordo delle passività nei confronti degli altri sottosettori.

FIGURA III.4: ANDAMENTO DEL RAPPORTO DEBITO/PIL AL LORDO E AL NETTO DEGLI AIUTI EUROPEI

Fonte: ISTAT e Banca d’Italia. Dal 2022, previsioni dello scenario tendenziale.

84	MINISTERO DELL’ECONOMIA E DELLE FINANZE

III. INDEBITAMENTO NETTO E DEBITO PUBBLICO

III.4	LA REGOLA DEL DEBITO E GLI ALTRI FATTORI RILEVANTI
Tra gli Stati membri con un debito superiore al 60 per cento del PIL alla fine del 2021, cinque non hanno rispettato il parametro di riferimento per la riduzione del debito: Belgio, Finlandia, Francia, Italia e Ungheria. Questi Stati non soddisfano dunque il criterio del debito definito nel Trattato e nel regolamento (CE) n. 1467/1997. Tuttavia, la Commissione ha sostenuto che il rispetto del sentiero di riduzione del debito implicherebbe uno sforzo di bilancio eccessivo rispetto alle condizioni economiche vigenti. Da un lato, la pandemia causata dal COVID-19 continua ad avere un impatto macroeconomico e fiscale eccezionale, dall’altro l'invasione dell'Ucraina da parte della Russia sta minando le prospettive future. In questo contesto la Commissione non ritiene possibile la definizione di un percorso credibile e dettagliato di risanamento di bilancio. Come già ricordato, la Commissione non ha proposto di avviare nuove procedure per i disavanzi eccessivi. Il monitoraggio dell'andamento del debito e del disavanzo continuerà all’interno del normale Semestre europeo. Nell'autunno la Commissione valuterà quindi nuovamente l'opportunità di proporre l’apertura di procedure per disavanzi eccessivi.

TAVOLA III.10: RISPETTO DELLA REGOLA DEL DEBITO: CRITERIO FORWARD LOOKING E DEBITO CORRETTO PER IL CICLO
		Tendenziale
	2021	2022	2023
Debito nell'anno t+2 (% del PIL)	143,2	140,9	139,9
Gap rispetto al benchmark backward looking (% del PIL)	16,6	7,1	1,9
Gap rispetto al benchmark forward looking (% del PIL)	1,9	10,5	10,1
Gap rispetto al debito corretto con il ciclo (% del PIL)	7,8	0,5	13,3

III.5	SCENARI DI SENSITIVITA’ DI FINANZA PUBBLICA E PROIEZIONE DEL RAPPORTO DEBITO/PIL NEL MEDIO PERIODO
In questa sezione si presentano alcune analisi di sensitività dei principali aggregati di finanza pubblica rispetto a scenari di rischio di tipo macroeconomico e finanziario. Contrariamente a quanto solitamente avviene nei documenti ufficiali, e in coerenza con la generale impostazione del presente documento, si fa riferimento ai valori delle variabili corrispondenti allo scenario tendenziale.
In primo luogo, si evidenziano gli effetti sul saldo di bilancio e sul rapporto debito/PIL di shock che impattano sulla crescita economica e sulla struttura dei tassi d’interesse, e che coincidono con quelli presentati nel capitolo II. Il paragrafo successivo contiene i risultati di una simulazione stocastica dell’evoluzione del rapporto debito/PIL, rappresentata attraverso dei fan chart. Nell’ultimo paragrafo si mostrano i risultati di uno scenario che prolunga la proiezione del rapporto debito/PIL nel medio termine (fino all’anno 2033) oltre l’orizzonte quadriennale di previsione della NADEF; due proiezioni alternative mostrano profili del rapporto debito/PIL coerenti con percorsi ‘stilizzati’ di consolidamento fiscale oltre l’orizzonte del 2025.

MINISTERO DELL’ECONOMIA E DELLE FINANZE	85

NOTA DI AGGIORNAMENTO DEL DOCUMENTO DI ECONOMIA E FINANZA 2022

Sensitività della finanza pubblica alla crescita e ai tassi d’interesse
Nella presente sezione sono simulati due scenari di rischio, in cui shock macroeconomici si riflettono sull’andamento della finanza pubblica nel periodo 2022-2025, secondo ipotesi standard di sensitività61.
Lo scenario di riferimento (o baseline) coincide con il quadro macroeconomico e di finanza pubblica tendenziale illustrato nel capitolo I e approfondito nei capitoli II e III. L’analisi di sensitività è finalizzata a delineare il percorso del saldo di bilancio e la dinamica del debito ipotizzando due scenari alternativi basati sui risultati presentati nel capitolo II nel Focus ‘Un’analisi di rischio (o di sensibilità) sulle variabili esogene’.
Lo scenario rischio finanziario (‘Condizioni finanziarie’ nel Focus sopra citato) si riferisce ad elementi di rischio connessi ad un ipotetico ampliarsi dello spread BTP-Bund di 100 punti base e un conseguente impatto sulla crescita economica. Lo scenario rischio cambio (‘Tasso di cambio nominale effettivo’ nel Focus) ipotizza un apprezzamento dell’euro e un conseguente impatto sul livello delle esportazioni e quindi sulla crescita economica.62
Le risposte sul prodotto interno lordo (a partire dalle quali si ricalcolano il prodotto potenziale e l’output gap) provengono, come esplicitato nel Focus, dal modello ITEM. Le risposte sui tassi (per lo scenario rischio finanziario) e la variazione della spesa per interessi sono calcolati con il modello SAPE del Tesoro, che è alimentato dalla base dati dello stock dei titoli di stato attuale e previsionale.
La Tavola III.11 riporta le stime delle principali variabili macroeconomiche e di finanza pubblica nei diversi scenari nell’orizzonte di programmazione del presente documento che si estende fino al 2025.

TAVOLA III.11: SENSITIVITA' DELLA FINANZA PUBBLICA A SCENARI DI RISCHIO (valori percentuali)
		2021	2022	2023	2024	2025
	Baseline	7,3	6,4	4,4	4,3	3,5
Tasso di crescita del PIL nominale	Rischio finanziario	7,3	6,4	4,3	3,9	2,9
	Rischio cambio	7,3	6,4	4,1	3,5	2,4
	Baseline	6,7	3,3	0,6	1,8	1,5
Tasso di crescita del PIL reale	Rischio finanziario	6,7	3,3	0,5	1,4	1,1
	Rischio cambio	6,7	3,3	0,3	1,1	0,8
	Baseline	-7,2	-5,1	-3,4	-3,5	-3,2
Indebitamento netto	Rischio finanziario	-7,2	-5,1	-3,5	-3,8	-3,7
	Rischio cambio	-7,2	-5,1	-3,6	-4,2	-4,5
	Baseline	-3,7	-1,1	0,5	0,2	0,7
Avanzo primario	Rischio finanziario	-3,6	-1,1	0,5	0,0	0,1
	Rischio cambio	-3,7	-1,2	0,3	-0,4	-0,6
	Baseline	2,5	2,8	2,8	2,7	2,8
Tasso di Interesse implicito	Rischio finanziario	2,5	2,8	2,9	3,0	3,2
	Rischio cambio	2,5	2,8	2,8	2,8	2,9
	Baseline	150,3	145,4	143,2	140,9	139,3
Debito Pubblico	Rischio finanziario	150,3	145,4	143,5	142,3	142,6
	Rischio cambio	150,3	145,5	143,9	143,3	144,6

___
61 Si veda la sezione III.4 della Nota Metodologica sui criteri di formulazione delle previsioni tendenziali relativa al DEF 2021, disponibile su:  https://www.rgs.mef.gov.it/_Documenti/VERSIONE-I/Attivit--i/Contabilit_e_finanza_pubblica/DEF/2021/NotaMetodologica-allegata-alla-sezione-II.pdf.
62 Nel focus Capitolo II, paragrafo 3, oltre a tali scenari, ne vengono presentati altri. L’analisi di sensitività include soltanto il rischio finanziario e quello di cambio in quanto ‘quantitativamente’ più rilevanti.

86	MINISTERO DELL’ECONOMIA E DELLE FINANZE

III. INDEBITAMENTO NETTO E DEBITO PUBBLICO

FIGURA III.5: DINAMICA DEL RAPPORTO DEBITO/PIL NEGLI SCENARI DI SENSITIVITÀ

Fonte: MEF.

La Figura III.5 mostra la variazione del rapporto debito/PIL nei tre scenari. Il baseline, coincidente con la previsione tendenziale ufficiale, indica una continua tendenza decrescente. Gli scenari alternativi mostrano una riduzione più contenuta, ma la dinamica del debito rimane sostanzialmente stabile. Per valutare la ‘verosimiglianza’ e la probabilità di tali traiettorie, nel paragrafo successivo si propongono delle simulazioni stocastiche.
Simulazioni stocastiche della dinamica del debito
Al fine di fornire un’analisi di sensitività dell’andamento del rapporto debito/PIL che tenga conto simultaneamente dell’incertezza insita nelle previsioni relative alla curva dei rendimenti, alla crescita economica e alle finanze pubbliche, sono state effettuate delle simulazioni stocastiche che recepiscono la volatilità storica dei tassi di interesse, a breve e lungo termine, della crescita economica in termini nominali e del saldo di bilancio primario. Le simulazioni sono state condotte mediante il metodo Montecarlo, applicando degli shock stocastici alla dinamica del rapporto debito/PIL relativa allo scenario macroeconomico sottostante la presente Nota di Aggiornamento al DEF. Tali shock sono simulati sulla base della volatilità storica dei rendimenti (a breve e lungo termine), del tasso di crescita del PIL nominale e del saldo di bilancio primario, e sono ottenuti eseguendo 2000 estrazioni a partire da una distribuzione normale con media zero e matrice di varianze-covarianze osservata a partire dal primo trimestre del 1999.
Considerata la notevole volatilità nelle variabili di interesse osservata a partire dal primo trimestre del 2020, nel presente documento si presentano due modalità di simulazione degli shock. La prima modalità (ipotesi shock ad alta volatilità) tiene conto, ai fini della costruzione degli shock, della variabilità delle intere serie storiche disponibili, includendo i valori osservati fino al primo trimestre del 2022; la seconda (scenario shock a volatilità limitata) non considera la variabilità delle

MINISTERO DELL’ECONOMIA E DELLE FINANZE	87

NOTA DI AGGIORNAMENTO DEL DOCUMENTO DI ECONOMIA E FINANZA 2022

serie storiche successiva al primo trimestre del 2020. In entrambi i casi, gli shock simulati sono simmetrici e hanno natura temporanea63.
Per ogni anno di previsione del quadro macroeconomico e per ogni tipologia di costruzione degli shock si rappresenta la distribuzione del rapporto debito/PIL attraverso dei fan chart (Figure III.6A e III.6B).
Nella simulazione con shock ad alta volatilità, il debito si distribuisce intorno a un valore mediano che è pari a circa il 140,3 per cento del PIL alla fine dell’orizzonte temporale, 6,2 punti percentuali superiore al dato del 2019 (134,1), ma di circa 14,6 punti percentuali inferiore al valore del 2020 (154,9). L’incertezza registrata sui risultati del 2025 riflette la variabilità dei dati di finanza pubblica utilizzati per la costruzione degli shock ed è quindi estremamente ampia, come mostrato da una differenza di circa 53,5 punti percentuali tra il decimo e il novantesimo percentile della distribuzione del debito previsto risultante. Dopo la discesa del rapporto debito/PIL avvenuta nel 2021 e consolidatasi nel 2022, il rapporto continuerebbe a ridursi nel sessanta per cento delle simulazioni.
Se si limita l’ampiezza degli shock alla variabilità registrata dalle serie storiche prima dell’inizio della pandemia (shock a volatilità limitata), i risultati dell’analisi sono visibilmente più concentrati attorno al debito tendenziale del presente documento (Figura III.6B). In questo caso, l’incertezza registrata sui risultati del 2025 è più contenuta, e si evidenzia una differenza di circa 14,4 punti percentuali tra il decimo e il novantesimo percentile della distribuzione del debito risultante. In questo caso, in tutti gli scenari simulati la dinamica del rapporto debito/PIL risulta decrescente alla fine dell’orizzonte temporale.

FIGURA III.6A: PROIEZIONE STOCASTICA DEL RAPPORTO DEBITO/PIL CON SHOCK AD ALTA VOLATILITÀ	FIGURA III.6B: PROIEZIONE STOCASTICA DEL RAPPORTO DEBITO/PIL CON SHOCK A VOLATILITÀ LIMITATA

Nota: I grafici riportano il 10°, 20°, 40°, 50°, 60°, 80° e 90° percentile della distribuzione del rapporto debito/PIL ottenuta con la simulazione stocastica. Fonte: Elaborazione MEF.

Il ‘non-increasing debt cap’, ovvero il valore mediano del debito pubblico nel 2025 che assicura, con una probabilità del 90 per cento, che anche in casi avversi il rapporto debito/PIL non aumenterà rispetto al valore previsto nello scenario

____
63 Per approfondimenti sulla metodologia adottata, si veda Berti K., (2013), ‘Stochastic public debt projections using the historical variance-covariance matrix approach for EU countries’, Economic Papers 480 e European Commission, 2020, Debt Sustainability Monitor 2019, Institutional Papers 120, disponibile su: https://ec.europa.eu/info/sites/info/files/economy-finance/ip120_en.pdf.

88	MINISTERO DELL’ECONOMIA E DELLE FINANZE

III. INDEBITAMENTO NETTO E DEBITO PUBBLICO

tendenziale è pari a 142,9, superiore di 3,6 p.p. al rapporto debito/PIL previsto per il 2025.
La simulazione stocastica mostra che il protrarsi del processo di discesa del rapporto debito/PIL nel corso dei prossimi anni sarebbe facilitato da un contesto di ritrovata stabilità. Nel caso di prolungata instabilità la discesa del rapporto debito/PIL potrebbe andare incontro a fasi di temporaneo arresto alle quali la policy dovrebbe reagire in modo adeguato, ma ulteriori considerazioni al riguardo esulano dalle analisi di sensitività e di rischio effettuate nella presente sezione.
Proiezioni del rapporto debito/PIL di medio periodo
In questa sezione, il rapporto debito/PIL relativo al quadro macroeconomico e di finanza pubblica sottostante il presente documento è proiettato oltre l’orizzonte di previsione fino al 2033.
Lo scenario di riferimento (o di prolungamento del tendenziale) coincide fino al 2025 con il quadro tendenziale. Nel medio periodo, a partire dal 2026, la crescita economica è allineata a quella del PIL potenziale stimato con la metodologia ‘t+10’ sviluppata dal Output Gap Working Group64.
Gli interessi annuali sono calcolati tramite il modello SAPE del Tesoro, assumendo, come punto di partenza, la composizione e la struttura per scadenza dello stock di debito sottostante l’ultimo anno di previsione (2025).
Per quanto riguarda la finanza pubblica, sono simulati tre scenari: nello scenario di prolungamento del tendenziale, nel medio periodo il saldo primario strutturale è pari al valore previsto per il 2025 corretto per la variazione delle entrate associate ai redditi proprietari della PA (Property Income, PI), ottenute come da metodologia illustrata nell’Ageing Report della Commissione europea del 2021, e per le spese connesse all’invecchiamento (Age Related Expenditures, AGE), stimate dalla Ragioneria Generale dello Stato a partire dal quadro macroeconomico tendenziale sottostante il presente documento65.
Nello scenario SPB storico, in linea con le analisi generalmente proposte dalla Commissione europea66, il saldo primario strutturale (Structural Primary Balance, SPB) converge in quattro anni alla media storica del periodo 2006-2020 (1,66 per cento del PIL), per poi rimanere costante.
Infine, nello scenario Pareggio di bilancio strutturale, dal 2026 il saldo strutturale converge verso il pareggio di bilancio con una correzione annua di 0,6 p.p., in linea con il percorso d’aggiustamento attualmente richiesto dal Patto di Stabilità e Crescita; il pareggio di bilancio è raggiunto nel 2032 e mantenuto per l’anno successivo.

___
64 In linea con quanto fatto dalla Commissione europea in occasione del Fiscal Sustainability Report 2021 (https://economy-finance.ec.europa.eu/publications/fiscal-sustainability-report-2021_en), dal 2026 al 2033 il tasso di crescita dell’inflazione converge linearmente al tasso del corrispondente titolo swap a 10 anni (cut-off date 31/08/2022).
65 Per i dettagli metodologici, si veda: ‘Le tendenze di medio-lungo periodo del sistema pensionistico e socio-sanitario - Rapporto n. 23’, redatto dalla Ragioneria Generale dello Stato, disponibile su: https://www.rgs.mef.gov.it/_Documenti/VERSIONE-I/Attivit--i/Spesa-soci/Attivita_di_previsione_RGS/2022/Rapporto2022.pdf.
66 Si veda il Fiscal Sustainability Report del 2021.

MINISTERO DELL’ECONOMIA E DELLE FINANZE	89

NOTA DI AGGIORNAMENTO DEL DOCUMENTO DI ECONOMIA E FINANZA 2022

L’ulteriore correzione sui saldi (rispetto allo scenario di riferimento) implica un effetto di retroazione sul PIL reale in linea con la metodologia della Commissione europea applicata nel Fiscal Sustainability Report del 2021.
La Figura III.7 illustra l’evoluzione del rapporto debito/PIL nei tre scenari simulati. Nello scenario di prolungamento del tendenziale, che non prevede correzione fiscale oltre il 2025, il rapporto debito/PIL cala fino al 2026, per poi risalire, arrivando al 151,2 per cento nel 2033. Nello scenario SPB storico, il debito rimane sostanzialmente costante al 139 per cento lungo l’orizzonte di previsione, mentre nello scenario Pareggio di bilancio strutturale la traiettoria del rapporto debito/PIL è decrescente e raggiunge il 127,3 per cento nel 2033.
La tendenza alla risalita del rapporto debito/PIL nello scenario di riferimento è legata principalmente a due fattori, il peggioramento del saldo primario e l’aumento della spesa per interessi. Da un lato la proiezione incorpora un aumento delle spese legate all’invecchiamento della popolazione (ageing costs), dall’altro i rendimenti a termine utilizzati rispecchiano le aspettative implicite nell’attuale curva dei rendimenti, che scontano un aumento del rendimento medio sui titoli del debito pubblico dal 2026 in avanti.
È ragionevole ipotizzare che un credibile piano di consolidamento fiscale, come prospettato dagli scenari alternativi qui proposti, avrebbe un impatto positivo sulle aspettative di mercato, riducendo la spesa per interessi. Questa variazione di aspettative non è inclusa nelle simulazioni, i cui risultati sono quindi da intendersi come prudenziali.
A differenza delle simulazioni di medio periodo contenute nel DEF, non è stata effettuata una proiezione di crescita di medio periodo basata su uno scenario che incorpori appieno gli effetti del PNRR. Se quest’ultimo producesse gli effetti attesi sulla crescita del PIL, l’aggiustamento fiscale necessario a ridurre il rapporto debito/PIL potrebbe essere inferiore a quanto suggerito dalla presente simulazione.

FIGURA III.7: PROIEZIONE DI MEDIO TERMINE DEL RAPPORTO DEBITO/PIL

Fonte: Istat e Banca d’Italia per i dati retrospettivi; MEF per le proiezioni.

90	MINISTERO DELL’ECONOMIA E DELLE FINANZE

III. INDEBITAMENTO NETTO E DEBITO PUBBLICO

III.6	PRINCIPALI PROVVEDIMENTI DI FINANZA PUBBLICA ADOTTATI NEL 2022
I principali interventi intrapresi nel primo trimestre 2022
Nei primi mesi del 2022 sono stati adottati provvedimenti67 finalizzati a contenere gli effetti degli aumenti dei prezzi energetici su famiglie e imprese e a sostenere gli operatori economici nel fronteggiare gli effetti della quarta ondata della pandemia da COVID-19. Questi provvedimenti hanno previsto, principalmente, un’iniziale riduzione degli oneri generali di sistema per le utenze di energia elettrica e gas, il taglio al 5 per cento dell’IVA sui consumi di gas, crediti di imposta a beneficio delle imprese energivore e gasivore. Per contrastare le ricadute economiche della pandemia sono state estese alcune misure agevolative in favore delle imprese introdotte da precedenti disposizioni68.
Misure urgenti introdotte nel periodo marzo-agosto 2022
A partire dallo scorso mese di marzo, in linea con gli interventi già intrapresi dall’inizio del 2022, e tenuto conto delle apposite risoluzioni di approvazione delle Relazioni al Parlamento presentate ad aprile e luglio del corrente anno, sono stati adottati ulteriori provvedimenti69 contenenti misure a favore delle famiglie e delle imprese, destinate a mitigare gli effetti derivanti dall’aumento dell’inflazione dovuto soprattutto all’incremento dei prezzi dei prodotti energetici e delle materie prime.
Tra le misure più rilevanti, illustrate con riferimento ai principali settori di intervento (Tav.III.12), rientrano quelle per il contenimento dei prezzi energetici. In particolare, viene esteso a dicembre 2022 l'annullamento delle aliquote relative agli oneri generali di sistema applicate alle utenze elettriche domestiche e non domestiche in bassa tensione e alle utenze con potenza disponibile superiore a 16,5 kW, e la riduzione delle aliquote degli oneri generali di sistema del gas. I contributi straordinari, sotto forma di credito d'imposta, a favore delle imprese per la parziale compensazione dei maggiori oneri effettivamente sostenuti per gli acquisti della componente energetica e di gas naturale, sono stati in taluni casi potenziati ed estesi alla spesa sostenuta fino a settembre 2022.
___
67 Si tratta del decreto legge 27 gennaio 2022, n. 4 recante ‘Misure urgenti in materia di sostegno alle imprese e agli operatori economici, di lavoro, salute e servizi territoriali, connesse all'emergenza da COVID-19, nonché per il contenimento degli effetti degli aumenti dei prezzi nel settore elettrico’ convertito con modificazioni dalla legge 28 marzo 2022, n. 25, del decreto legge 1° marzo 2022, n. 17 recante ‘Misure urgenti per il contenimento dei costi dell’energia elettrica e del gas naturale, per lo sviluppo delle energie rinnovabili e per il rilancio delle politiche industriali’ convertito con modificazioni dalla legge 27 aprile 2022, n. 34.
68 Per una descrizione più approfondita di questi interventi si rinvia al paragrafo V.2 ‘I principali provvedimenti adottati nel 2022’ del DEF 2022, pagine 128 e ss.
69 Si tratta del decreto legge 21 marzo 2022, n. 21 recante ‘Misure urgenti per contrastare gli effetti economici e umanitari della crisi Ucraina’, convertito con modificazioni dalla legge 20 maggio 2022, n. 51; del decreto legge 17 maggio 2022, n. 50 recante ‘Misure urgenti in materia di politiche energetiche nazionali, produttività delle imprese e attrazione degli investimenti, nonché in materia di politiche sociali e di crisi Ucraina’, convertito con modificazioni dalla legge 15 luglio 2022, n. 91; e del decreto legge 9 agosto 2022, n. 115 recante ‘Misure urgenti in materia di energia, emergenza idrica, politiche sociali e industriali’ convertito con modificazioni dalla legge 21 settembre 2022, n. 142.

MINISTERO DELL’ECONOMIA E DELLE FINANZE	91

NOTA DI AGGIORNAMENTO DEL DOCUMENTO DI ECONOMIA E FINANZA 2022

Per i consumi di gas, la riduzione al 5 per cento dell’IVA sulle somministrazioni per combustione per usi civili e industriali è prorogata fino a dicembre 2022, e soltanto per il quarto trimestre 2022 è applicata anche alle somministrazioni di energia termica prodotta con gas metano.
A favore degli utenti domestici economicamente svantaggiati, o che versano in gravi condizioni di salute vengono confermate, fino a dicembre 2022, le agevolazioni relative alle tariffe elettriche e le compensazioni per la fornitura di gas naturale, prevedendo anche l’ampliamento della platea dei potenziali beneficiari.
Per il contenimento dei prezzi dei carburanti sono ridotte le relative aliquote di accisa e dell’IVA. Ulteriori riduzioni delle aliquote dell’accisa e dell’IVA sui carburanti sono state disposte mediante appositi decreti interministeriali adottati a partire dal mese di marzo con validità fino al 17 ottobre 2022 (Tav. III.13).
Gli effetti finanziari di questi decreti sono compensati con le maggiori entrate dell’IVA, derivanti dalle variazioni del prezzo internazionale del petrolio greggio registrate nei trimestri precedenti all’emanazione dei medesimi provvedimenti.
Si prevedono, inoltre, contributi, sotto forma di credito di imposta, a favore del settore dell’autotrasporto per la spesa sostenuta fino a marzo 2022 per l’acquisto di gasolio e, a beneficio delle imprese esercenti attività agricola e della pesca, per le spese sostenute per gli acquisti di gasolio e benzina effettuati fino a settembre 2022.
Per garantire la sicurezza degli approvvigionamenti, si stabilisce che il Gestore dei servizi energetici (GSE) provveda a erogare un servizio di riempimento di ultima istanza tramite l'acquisto di gas naturale, ai fini del suo stoccaggio e della sua successiva vendita entro il 31 dicembre 2022, nel limite di un controvalore di 4 miliardi di euro.
Per sostenere il potere di acquisto delle famiglie e contrastare gli effetti negativi dell'inflazione, è riconosciuta un’indennità una tantum pari a 200 euro (a condizione di avere un reddito non superiore a 35.000 euro su base annua) a favore di lavoratori dipendenti e di titolari di trattamenti pensionistici, nonché di altre categorie di soggetti che soddisfano determinati requisiti.
È inoltre istituito un fondo per consentire l’erogazione di un’indennità una tantum anche ai lavoratori autonomi e ai professionisti sulla base di criteri e modalità di corresponsione definiti con apposito decreto interministeriale, che ha confermato l’importo di 200 euro e la soglia reddituale di 35.000 annui. Nella stessa direzione, per i periodi di paga dal 1° luglio 2022 al 31 dicembre 2022, viene elevato al 2 per cento l’esonero sulla quota dei contributi previdenziali per l'invalidità, la vecchiaia e i superstiti dovuti dai lavoratori dipendenti, con esclusione dei rapporti di lavoro domestico, già previsto dalla legge di bilancio 2022 nella misura dello 0,8 per cento sempre relativo a lavoratori con retribuzione non superiore a 35.000 euro su base annua. Si dispone, altresì, l'anticipazione dal 1° gennaio 2023 al 1° novembre 2022, del conguaglio per il calcolo della perequazione delle pensioni per l'anno 2021 (+0,2 per cento).
Si stabilisce, inoltre, un incremento, limitatamente alle mensilità di ottobre, novembre e dicembre, ivi inclusa la tredicesima mensilità, nella misura di due punti

92	MINISTERO DELL’ECONOMIA E DELLE FINANZE

III. INDEBITAMENTO NETTO E DEBITO PUBBLICO

percentuali, dei trattamenti pensionistici mensili pari o inferiori all'importo di 2.692 euro70.
I provvedimenti in esame prevedono altresì risorse per fronteggiare, nel settore dei contratti pubblici, gli aumenti eccezionali dei prezzi dei materiali da costruzione, nonché dei carburanti e dei prodotti energetici, anche per assicurare la realizzazione degli interventi finanziati con le risorse del Piano nazionale per gli investimenti complementari al PNRR.
Nell’ambito degli interventi a supporto delle imprese, viene incrementato il fondo di garanzia per le PMI e si stabilisce che, a determinate condizioni, sono ammissibili alla garanzia diretta dell'Istituto di servizi per il mercato agricolo alimentare (ISMEA), con copertura al 100 per cento, i nuovi finanziamenti concessi in favore di piccole e medie imprese agricole e della pesca che abbiano registrato un incremento dei costi per l'energia, per i carburanti o per le materie prime nel corso del 2022.
Per sostenere le imprese agricole, prive di copertura assicurativa a fronte del rischio siccità, che hanno subito danni causati dall’eccezionale carenza idrica verificatasi in Italia a partire dal mese di maggio 2022, viene rifinanziato il ‘fondo di solidarietà nazionale – interventi indennizzatori’ per consentire la possibilità di accedere a taluni interventi per la ripresa dell'attività economica e produttiva già previsti dalla normativa vigente.
Sono, inoltre, erogati contributi a fondo perduto alle imprese che hanno subito ripercussioni economiche negative derivanti dalla crisi internazionale indotta dal conflitto bellico in atto in Ucraina. Viene potenziato il fondo per gli importanti progetti comuni di interesse europeo (IPCEI) e sono rifinanziati i contratti di sviluppo.
A sostegno degli Enti locali, al fine di garantire la continuità dei servizi erogati, vengono previste ulteriori risorse per far fronte alla maggiore spesa per utenze di energia elettrica e gas derivante dalla crisi energetica. Viene istituito un fondo volto a rafforzare gli interventi del PNRR da parte dei Comuni con più di 500.000 abitanti e sono incrementate le risorse per consentire l’erogazione dei servizi aggiuntivi di trasporto pubblico locale destinati anche a studenti.
Per quanto concerne l’ambito della sanità, viene istituito un fondo destinato a finanziare la partecipazione dell'Italia a due iniziative multilaterali in materia di salute, concernenti, rispettivamente, la prevenzione, la preparazione e la risposta alle pandemie e l'acquisto di vaccini contro il COVID-19 destinati ai paesi a reddito medio e basso. Per l’anno 2022 è incrementato il livello del finanziamento corrente del Servizio sanitario nazionale, per fronteggiare i maggiori costi a carico degli enti del settore dovuti all’aumento dei prezzi delle fonti energetiche.
Tra gli altri interventi, in relazione al conflitto bellico in atto in Ucraina, sono disposte ulteriori risorse per fronteggiare le eccezionali esigenze di accoglienza dei cittadini ucraini.

___
70 Qualora il trattamento pensionistico complessivo sia superiore al predetto importo e inferiore a tale limite aumentato del 2 per cento, l'incremento è comunque attribuito fino a concorrenza del predetto limite maggiorato.

MINISTERO DELL’ECONOMIA E DELLE FINANZE	93

NOTA DI AGGIORNAMENTO DEL DOCUMENTO DI ECONOMIA E FINANZA 2022

TAVOLA III.12 - EFFETTI NETTI DEI PRINCIPALI INTERVENTI DISPOSTI CON I PROVVEDIMENTI VARATI NEL 2022 SULL’INDEBITAMENTO NETTO DELLA PA (1) (valori in milioni di euro)
	2022	2023	2024	2025
Misure per il contenimento dei prezzi del settore elettrico, del gas naturale e dei carburanti	-26.092	569	-194	-9
Annullamento aliquote relative agli oneri generali di sistema applicate alle utenze elettriche	-7.215	0	O	O
Credito di imposta a favore delle imprese a parziale compensazione degli extra costi sostenuti per l'eccezionale innalzamento dei costi dell'energia	-4.577	0	0	0
Riduzione delle aliquote di accisa e dell'IVA su alcuni carburanti	-3.759	553	-185	0
Credito d'imposta, a parziale compensazione dei maggiori oneri sostenuti dalle imprese per l'acquisto del gas naturale	-3.058	0	0	0
Riduzione delle aliquote relative agli oneri generali di sistema del gas	-2.602	0	0	0

Rafforzamento del bonus sociale elettrico e gas	-1.899	0	0	0
Applicazione dell'aliquota IVA del 5% alle somministrazioni di gas metano per gli usi civili e industriali e a quelle di energia termica prodotta con gas metano	-1,880	0	0	0
Interventi in favore del settore dell'autotrasporto e dei servizi di trasporto di persone su strada	-613	0	0	0
Credito d'imposta per l'acquisto di carburanti per l'esercizio dell'attivitá agricola e della pesca	-358	0	0	0
Risorse per fronteggiare l'aumento dei costi del carburante impiegato per il trasporto pubblico locale e regionale	-40	0	0	0
Interventi a favore di Rete ferroviaria italiana Spa per fronteggiare le ripercussioni economiche negative derivanti dall'eccezionale incremento del costo dell'energia	-15	0	0	0
Fondo destinato all'implementazione di opere finalizzate all'incremento della capacitá di rigassificazione nazionale e alla realizzazione di nuove unitá galleggianti di stoccaggio e rigassificazione e le connesse infrastrutture	0	0	-30	-30
Altre misure per il contenimento dei prezzi del settore elettrico, del gas naturale e dei carburanti	-76	16	20	21

Ulteriori misure per contrastare gli effetti dell'inflazione	-9.752	362	0	0

Indennitá una tantum lavoratori dipendenti	-2.756	0	0	0

Indennitá una tantum pensionati	-2.750	0	0	0

Indennitá una tantum altre categorie di soggetti	-853	0	0	0

Indennitá una tantum lavoratori autonomi	-600	0	0	0
Anticipo della rivalutazione delle pensioni all'ultimo trimestre 2022	-1.447	416	0	0
Esonero parziale dei contributi previdenziali a carico dei lavoratori dipendenti	-1.166	-54	0	0
Fondo finalizzato al riconoscimento di un buono per acquisti abbonamenti per i servizi di trasporto pubblico locale, regionale e interregionale ovvero per i servizi di trasporto ferroviario nazionale	-180	0	0	0
Interventi per fronteggiare gli aumenti eccezionali dei prezzi dei materiali da costruzione, dei carburanti e dei prodotti energetici nei contratti pubblici	-3.690	-3.010	-1.765	-1.695
(1) D.L. 27 gennaio 2022, n. 4 convertito dalla L. 28 marzo 2022, n. 25, D.L. 1° marzo 2022, n. 17 convertito dalla L. 27 aprile 2022, n. 34, D.L. 21 marzo 2022, n. 21, convertito dalla L. 20 maggio 2022 n. 51, D.L. 17 maggio 2022, n. 50, convertito dalla L. 15 luglio 2022 n. 91 e D.L. 9 agosto 2022, n. 115, convertito dalla L. 21 settembre 2022, n. 142.
Nota: il segno positivo indica un miglioramento del saldo, mentre quello negativo indica un peggioramento. I totali possono non corrispondere alla somma delle componenti per gli arrotondamenti effettuati.
Fonte: elaborazioni su dati contenuti nelle relazioni tecniche e nei prospetti riepilogativi degli effetti finanziari dei provvedimenti considerati.

94	MINISTERO DELL’ECONOMIA E DELLE FINANZE

III. INDEBITAMENTO NETTO E DEBITO PUBBLICO

TAVOLA III.12 SEGUE: EFFETTI NETTI DEI PRINCIPALI INTERVENTI DISPOSTI CON i PROVVEDIMENTI VARATI NEL 2022 SULL'INDEBITAMENTO NETTO DELLA PA (1) (valori in milioni di euro)
	2022	2023	2024	2025
Misure per le imprese	-2.735	-2.722	-2.058	-1.844
Fondo per favorire la transizione verde, la ricerca, gli investimenti nella filiera del settore automotive, l'acquisto di veicoli non inqui-nanti e il riciclaggio dei materiali	-700	-1.000	-1.000	-1.000
Fondo di garanzia per le PMI	-300	0	0	0
Fondo per la decarbonizzazione e per la riconversione verde delle raffinerie ricadenti nei siti di bonifica di interesse nazionale	-205	-45	-10	0
Concessione di aiuti in forma di contributo a fondo perduto a favore delle imprese che svolgono in via prevalente attività di com-mercio al dettaglio	-200	0	0	0
Sostegno alle imprese agricole danneggiate dalla siccità	-200	0	0	0
Rifinanziamento Fondo IPCEI	-175	-550	-183	-33
Contributo sotto forma di credito d’imposta per l’efficienza energetica nelle regioni del Sud	-145	-145	0	0
Credito d'imposta in favore di imprese del settore turis-tico per canoni di locazione ed affitto di azienda	-129	0	0	0
Fondo per il sostegno alle imprese danneggiate dalla crisi ucraina	-120	0	0	0
Esonero contributivo a carico dei datori di lavoro nel settore del turismo, degli stabilimenti balneari, delle agenzie di viaggio e dei tour-operator	-117	46	-19	0
Estensione del credito d'imposta per contenere gli effetti negativi sulle rimanenze finali di magazzino alle imprese nel settore del commercio al dettaglio dei prodotti tessili, della moda, del calzaturiero e della pelletteria	-100	0	0	0
Trasferimenti da versare a ISMEA per le garanzie concesse alle PMI agricole e della pesca finalizzate alla ricostituzione della liqui-dità compromessa dall'incremento dei costi energetici	-100	0	0	0
Fondo per promuovere la ricerca, lo sviluppo della tecnologia dei micropro-cessori e l'investimento in nuove applicazioni industriali di tecnologie innovative	-50	-500	-500	-500
Contratti di sviluppo	-24	-240	-7	-7
Agevolazioni fiscali per interventi di efficienza energetica, adeguamento antisismico, installazione di impianti fotovoltaici e infras-trutture ricarica veicoli elettrici	2	-111	-130	-123
Fondo unico nazionale per il turismo	23	-17	-9	5
Altre misure per le imprese	-194	-160	-200	-186
Sanità	-1.483	-110	-103	-103
Contributi statali per le ulteriori spese sanitarie collegate all’emergenza COVID-19 rappresentate dalle Regioni e Province auto-nome	-800	0	0	0
Fondo per la partecipazione dell’Italia alle iniziative multilaterali in materia di salute, in particolare ai fini della prevenzione, prepa-razione e risposta alle pandemie	-200	0	0	0
Incremento del livello del finanziamento del fabbisogno sanitario nazionale standard al fine di contribuire ai maggiori costi deter-minati dall’aumento dei prezzi delle fonti energetiche	-200	0	0	0
Risorse da destinare all'acquisto di farmaci antivirali contro il SARS-CoV-2a	-200	0	0	0
Indennizzo per danni vaccino anti Sars- CoV2	-50	-100	-100	-100
Altre misure per la sanità	-33	-10	-3	-3
(1) D.L. 27 gennaio 2022, n. 4 convertito dalla L. 28 marzo 2022, n. 25, D.L. 1° marzo 2022, n. 17 convertito dalla L. 27 aprile 2022, n. 34, D.L. 21 marzo 2022, n. 21, convertito dalla L. 20 maggio 2022 n. 51, D.L. 17 maggio 2022, n. 50, convertito dalla L. 15 luglio 2022 n. 91 e D.L. 9 agosto 2022, n. 115, convertito dalla L. 21 settembre 2022, n. 142.
Nota: il segno positivo indica un miglioramento del saldo, mentre quello negativo indica un peggioramento. I totali possono non corrispondere alla somma delle componenti per gli arrotondamenti effettuati.
Fonte: elaborazioni su dati contenuti nelle relazioni tecniche e nei prospetti riepilogativi degli effetti finanziari dei provvedimenti considerati.

MINISTERO DELL’ECONOMIA E DELLE FINANZE	95

NOTA DI AGGIORNAMENTO DEL DOCUMENTO DI ECONOMIA E FINANZA 2022

TAVOLA III.12 SEGUE: EFFETTI NETTI DEI PRINCIPALI INTERVENTI DISPOSTI CON I PROVVEDIMENTI VARATI NEL 2022 SULL'INDEBITAMENTO NETTO DELLA PA (1) (valori in milioni di euro)
	2022	2023	2024	2025
Misure per Regioni ed Enti locali	-1.238	-428	-303	-73
Risorse destinate agli enti locali per garantire la continuità dei servizi erogati	-820	0	0	0
Ristoro ai Comuni a fronte delle minori entrate derivanti dalla mancata riscossione dell'imposta di soggiorno, del contributo di sbarco e del contributo di soggiorno conseguenti all'adozione delle misure di contenimento del COVID-19	-150	0	0	0
Trasporto pubblico locale e regionale	-130	0	0	0
Scorrimento graduatoria delle opere ammissibili per la rigenerazione urbana	-40	-150	-150	-285
Fondo destinato a favorire il riequilibrio finanziario delle provincie e delle città metropolitane che si trovano in stato di riequilibrio o in stato di dissesto finanziario	-30	-15	0	0
Fondo finalizzato a rafforzare gli interventi del PNRR in favore dei comuni con popolazione superiore a 500.000 abitanti	0	-325	-220	-70
Riduzione contributi per la messa in sicurezza del territorio e delle infrastrutture dei Comuni	40	150	150	285
Altre misure per Regioni ed Enti locali	-108	-88	-83	-3

Altri interventi	-1.258	-341	-452	-480
Misure per l'accoglienza dei profughi provenienti dall'Ucraina	-716	0	0	0
Rifinanziamento Fondo Nazionale per il sostegno all'accesso alle abitazioni in locazione	-100	0	0	0
Onere interessi passivi derivanti dalle maggiori emissioni nette di titoli del debito pubblico	-49	-194	-306	-389
Misure di sostegno in relazione alla crisi ucraina: erogazione prestiti e cambio della valuta	-1	0	0	0
Altro	-393	-147	-146	-91
(1) D.L. 27 gennaio 2022, n. 4 convertito dalla L. 28 marzo 2022, n. 25, D.L. 1° marzo 2022, n. 17 convertito dalla L. 27 aprile 2022, n. 34, D.L. 21 marzo 2022, n. 21, convertito dalla L. 20 maggio 2022 n. 51, D.L. 17 maggio 2022, n. 50, convertito dalla L. 15 luglio 2022 n. 91 e D.L. 9 agosto 2022, n. 115, convertito dalla L. 21 settembre 2022, n. 142.
Nota: il segno positivo indica un miglioramento del saldo, mentre quello negativo indica un peggioramento. I totali possono non corrispondere alla somma delle componenti per gli arrotondamenti effettuati.
Fonte: elaborazioni su dati contenuti nelle relazioni tecniche e nei prospetti riepilogativi degli effetti finanziari dei provvedimenti considerati.

TAVOLA III.13 - EFFETTI DEI DECRETI DEL MINISTERO DELL'ECONOMIA E DELLE FINANZE DI CONCERTO CON IL MINISTERO DELLA TRANSIZIONE ECOLOGICA IN MATERIA DI RIDUZIONE DI ACCISA E DI IVA SUI CARBURANTI VARATI NEL 2022 (valori in milioni euro)

	2022	2023	2024	2025
DM 18 marzo 2022 (pubblicato nella G.U. n. 67/2022)	-308	0	0	0
DM 6 aprile 2022 (pubblicato nella G.U. n. 90/2022)	-329	0	0	0
DM 24 giugno 2022 (pubblicato nella G.U. n. 154/2022)	-916	0	0	0
DM 19 luglio 2022 (pubblicato nella G.U. n. 172/2022)	-673	0	0	0
DM 30 agosto 2022 (pubblicato nella G.U. n. 216/2022)	-547	0	0	0
DM 13 settembre 2022 (pubblicato nella G.U. n. 221/2022)	-422	0	0	0
TOTALE COMPLESSIVO	-3.195	0	0	0
I totali possono non corrispondere alla somma delle componenti per gli arrotondamenti effettuati.

96	MINISTERO DELL’ECONOMIA E DELLE FINANZE

III. INDEBITAMENTO NETTO E DEBITO PUBBLICO

Misure urgenti introdotte dal decreto legge n. 144/2022 cd. ‘Aiuti ter’
Il Governo, considerate le risoluzioni di approvazione della Relazione al Parlamento presentata il 9 settembre, ha adottato un ulteriore decreto legge contenente misure urgenti destinate a fronteggiare il caro energia e a consentire l’attuazione del Piano Nazionale di Ripresa e Resilienza (PNRR).
Tra i principali interventi, si prevede la maggiorazione delle percentuali dei crediti di imposta riconosciuti alle imprese, già precedentemente introdotti, per far fronte alle maggiori spese da queste sostenute per l'acquisto dell’energia e del gas naturale nel bimestre di ottobre e novembre 2022. Il contributo straordinario, sotto forma di credito di imposta pari al 20 per cento della spesa sostenuta per l'acquisto di benzina e gasolio per la trazione dei mezzi utilizzati per l’esercizio dell’attività, previsto a beneficio delle imprese agricole e della pesca, è esteso al quarto trimestre dell'anno 2022 e riconosciuto anche ad altre tipologie di attività economica.
Le disposizioni in materia di riduzione delle aliquote dell’accisa, e dell’IVA su alcuni carburanti, sono prorogate al 31 ottobre 2022.
Per attutire la perdita del potere di acquisto causata dall’inflazione, si stabilisce, in presenza di determinati requisiti, l’attribuzione di un’indennità una tantum dell’importo di 150 euro in favore dei lavoratori dipendenti, dei pensionati e di altre categorie di soggetti e la maggiorazione di 150 euro dell’indennità una tantum per i lavoratori autonomi, già prevista a legislazione vigente. Per tale indennità e maggiorazione il limite reddituale posto è di 20.000 euro.
Al fine di contribuire ai maggiori costi determinati dall’aumento dei prezzi delle fonti energetiche e al perdurare degli effetti della pandemia, viene inoltre incrementato, con risorse aggiuntive rispetto a quelle già assegnate con la legge di assestamento del bilancio dello Stato, il livello del finanziamento del fabbisogno sanitario nazionale standard cui concorre lo Stato71. Ulteriori contributi sono assegnati agli Enti locali in relazione alla maggiore spesa per utenze di energia elettrica e gas. Nel settore dei trasporti è altresì rifinanziato l’apposito fondo destinato al riconoscimento di un contributo per l'incremento di costo sostenuto nel terzo quadrimestre 2022, rispetto all'analogo periodo del 2021, per l'acquisto del carburante per l'alimentazione dei mezzi di trasporto destinati al trasporto pubblico locale e regionale su strada, lacuale, marittimo o ferroviario; contestualmente sono stanziate nuove risorse per il settore dell’autotrasporto dirette a mitigare l’eccezionale aumento dei prezzi del carburante. Per quanto riguarda l’attuazione del PNRR, sono accelerate le procedure autorizzatorie per la realizzazione di opere, impianti e infrastrutture individuati nel ‘Programma nazionale per la gestione dei rifiuti’, prevedendo appositi poteri sostitutivi in caso di inerzia da parte delle Autorità competenti. Tramite l’utilizzo di risorse già previste per il PNRR si istituisce il ‘Fondo per l’housing universitario’ finalizzato ad acquisire la disponibilità di nuovi posti letto per studenti delle istituzioni della formazione superiore. Le procedure per l’accesso al ‘Fondo per l’avvio di opere indifferibili’ sono estese agli interventi degli Enti locali finanziati con le risorse del Piano nazionale per gli investimenti complementari al PNRR. Si dispone, inoltre, che le Amministrazioni possano

___
71 Si ricorda infatti che la legge di assestamento del bilancio dello Stato per l’anno 2022 (legge 5 agosto 2022, n. 111) ha previsto un ulteriore miliardo per il finanziamento del Servizio sanitario nazionale.

MINISTERO DELL’ECONOMIA E DELLE FINANZE	97

NOTA DI AGGIORNAMENTO DEL DOCUMENTO DI ECONOMIA E FINANZA 2022

impiegare le risorse assegnate e non utilizzate per le procedure di affidamento di contratti pubblici o per la concessione di contributi pubblici relativi agli interventi PNRR per far fronte ai maggiori oneri derivanti dall’incremento dei prezzi delle materie prime, dei materiali, delle attrezzature, delle lavorazioni, dei carburanti e dell’energia.

TAVOLA III.12 SEGUE: EFFETTI NETTI DEI PRINCIPALI INTERVENTI DISPOSTI CON I PROVVEDIMENTI VARATI NEL 2022 SULL'INDEBITAMENTO NETTO DELLA PA (1) (valori in milioni di euro)
	2022	2023	2024	2025
Misure per il contenimento dei prezzi del settore elettrico, del gas naturale e dei carburanti	-10.753	99	-23	0
Credito di imposta a favore delle imprese a parziale compensazione degli extra costi sostenuti per l'eccezionale innalzamento dei costi dell'energia	-5.610	0	0	0
Credito d'imposta, a parziale compensazione dei maggiori oneri sostenuti dalle imprese per l’acquisto del gas naturale	-3.976	0	0	0
Riduzione delle aliquote di accisa e dell'IVA su alcuni carburanti	-492	99	-23	0
Credito d'imposta per l’acquisto di carburanti per l’esercizio dell’attività agricola, agromeccanica e della pesca	-184	0	0	0
Incremento delle risorse per fronteggiare l'aumento dei costi del carburante impiegato per il trasporto pubblico locale e regionale	-100	0	0	0
Interventi in favore del settore dell'autotrasporto di merci e del settore dei servizi di trasporto di persone su strada	-100	0	0	0
Altre misure per il contenimento dei prezzi del settore elettrico, del gas naturale e dei carburanti	-291	0	0	0
Ulteriori misure per contrastare gli effetti dell'inflazione	-2.929	-348	0	0
Indennità una tantum pensionati	-1.245	0	0	0
Indennità una tantum lavoratori dipendenti	-1.005	0	0	0
Indennità una tantum lavoratori autonomi	-413	0	0	0
Indennità una tantum altre categorie di soggetti	-257	-348	0	0
Fondo finalizzato al riconoscimento di un buono per acquisti abbonamenti per i servizi di trasporto pubblico locale, regionale e interregionale ovvero per i servizi di trasporto ferroviario nazionale	-10	0	0	0
Sanità	-400	0	0	0
Incremento del livello del finanziamento del fabbisogno sanitario nazionale standard al fine di contribuire ai maggiori costi determinati dall’aumento dei prezzi delle fonti energetiche e al perdurare degli effetti della pandemia	-400	0	0	0
Misure per Regioni ed Enti locali	-200	0	0	0
Risorse destinate agli enti locali per garantire la continuità dei servizi erogati	-200	0	0	0
Altri interventi	-31	-22	-25	-44
Nota: il segno positivo indica un miglioramento del saldo, mentre quello negativo indica un peggioramento. I totali possono non corrispondere alla somma delle componenti per gli arrotondamenti effettuati.
Fonte: elaborazioni su dati contenuti nella relazione tecnica e nel prospetto riepilogativo degli effetti finanziari del provvedimento considerato.

98	MINISTERO DELL’ECONOMIA E DELLE FINANZE

III. INDEBITAMENTO NETTO E DEBITO PUBBLICO

FOCUS	La valutazione delle maggiori entrate strutturali derivanti dal miglioramento della compliance fiscale

L’articolo 1, comma 3, della legge di bilancio 2021-2023[72], ha introdotto un nuovo dispositivo di alimentazione del Fondo speciale, istituito dal comma 2 della medesima legge al fine di dare attuazione a interventi in materia di riforma del sistema fiscale (d’ora in avanti ‘Fondo’). Il Fondo è alimentato dalle risorse stimate come maggiori entrate permanenti derivanti dal miglioramento dell’adempimento spontaneo, fermo restando il rispetto degli obiettivi programmatici di finanza pubblica. Conseguentemente, il comma 6 ha abrogato i commi da 431 a 435 dell’articolo 1 della legge 27 dicembre 2013, n. 147, che avevano istituito il precedente ‘Fondo per la riduzione della pressione fiscale’.

A differenza del previgente meccanismo, il nuovo Fondo viene alimentato con le sole entrate generate dal miglioramento dell’adempimento spontaneo dei contribuenti (tax compliance) e potrà essere destinato al finanziamento di interventi di riduzione della pressione fiscale.

Il comma 4 della legge di bilancio 2021-2023 stabilisce che, ai fini della determinazione delle risorse di cui al comma 3, si considerano, in ciascun anno, le maggiori entrate derivanti dal miglioramento dell'adempimento spontaneo che sono indicate, con riferimento al terzo anno precedente alla predisposizione della legge di bilancio, nella ‘Relazione sull'economia non osservata e sull'evasione fiscale e contributiva’, redatta ai sensi dell'articolo 10-bis.1, comma 3, della legge 31 dicembre 2009, n. 196, introdotto dall'articolo 2 del decreto legislativo 24 settembre 2015, n. 160. La valutazione di quest’anno deve pertanto fare riferimento alla variazione della tax compliance riferita all’anno d’imposta 2019, così come risulta dalla stima definitiva riportata nella Relazione 2022.

Sulla base della metodologia utilizzata dalla Commissione incaricata di redigere la Relazione, delle best practices internazionali e delle principali evidenze della letteratura teorica e empirica in materia, la variazione della tax compliance è costituita dalla variazione (col segno negativo) del tax gap nel 2019 rispetto al 2018. Vale la pena ricordare che l’indicatore di variazione del tax gap non viene costruito come differenza in termini assoluti tra il tax gap del 2019 rispetto a quello registrato nel 2018, ma come prodotto tra la variazione della propensione al gap (assunta come proxy della propensione all’evasione) tra il 2019 e il 2018 e il gettito teorico dell’imposta nel 2019. Come evidenziato anche in un recente contributo della Relazione[73], questo indicatore è in grado di isolare l’effetto della variazione della tax compliance dagli effetti delle variazioni congiunturali e normative sulla base imponibile e sul gettito teorico dell’imposta. In altri termini, è possibile tenere conto del cd. scenario controfattuale, che consente di valutare quale sarebbe stata l’evasione dell’imposta nel 2019 se la propensione all’evasione fosse stata quella registrata nel 2018.

Inoltre, la quantificazione fa riferimento esclusivamente al gap dell’IVA e delle imposte dirette (IRPEF e IRES) sul reddito da lavoro autonomo e d’impresa, in considerazione di aspetti legati al calcolo e al monitoraggio della tax compliance, sulla base dei requisiti e delle condizioni previste dalla norma, che verranno di seguito illustrate. La Tabella R1 riporta il calcolo della variazione della tax compliance nel 2019 rispetto al 2018, sulla base dei risultati aggiornati pubblicati nella Relazione 2022; la variazione della compliance viene riportata valutando sia il tax gap in termini assoluti, sia la variazione nella propensione al gap.

I risultati mostrano un miglioramento della tax compliance nel 2019 rispetto al 2018 pari a un minimo di 3,1 miliardi di euro (nel caso del calcolo basato sulla variazione della propensione al gap) e a un massimo di 4,3 miliardi di euro (nel caso del calcolo basato sulla variazione assoluta del tax gap).

___
72 Legge 30 dicembre 2020, n. 178.
73 Vedi Box 1.C.3, ‘Relazione sull’economia non osservata e sull’evasione fiscale e contributiva 2019’, pp. 11-12.

MINISTERO DELL’ECONOMIA E DELLE FINANZE	99

NOTA DI AGGIORNAMENTO DEL DOCUMENTO DI ECONOMIA E FINANZA 2022

TAVOLA R1: LA VARIAZIONE DELLA TAX COMPLIANCE - 2019-2018. DATI IN MILIONI DI EURO
		Anno	IVA	IRPEF	IRES	Totale
Propensione al gap	a)	2018	23,25%	67,56%	21,80%
	b)	2019	20,34%	68,32%	23,12%
Gettito teorico	c)	2018	136.860	48.782	36.895
	d)	2019	136.242	46.955	37.719
Tax gap	e)	2018	31.823	32.958	8.042
	f)	2019	27.708	32.078	8.720
Variazione tax compliance	g)= - (f) - e))	tax gap	4.115	880	-678	4.317
	h)= - (b) - a)) * d)	Propensione al gap	3.971	-354	-498	3.119

La norma vigente prevede due condizioni necessarie per determinare le risorse da destinare al Fondo. La prima condizione è indicata al comma 4 e si riferisce alla definizione delle maggiori entrate ‘permanenti’; la seconda condizione, indicata al comma 5, intende accertare il rispetto degli obiettivi programmatici di finanza pubblica.

In particolare, la condizione di cui al comma 4 prevede che le maggiori entrate, così come determinate nella Tabella R1, siano considerate permanenti se per i tre anni successivi a quello oggetto di quantificazione, la somma algebrica della stima della variazione delle entrate derivanti in ciascun anno dal miglioramento dell'adempimento spontaneo risulti non negativa. Tale condizione implica, di fatto, che il miglioramento della tax compliance registrato nel 2019 non sia stato successivamente annullato da un peggioramento della tax compliance nel triennio successivo 2020-2022.

Il successivo periodo del medesimo comma prevede che qualora la suddetta somma algebrica risulti negativa, l'ammontare delle maggiori entrate permanenti è dato dalla differenza, se positiva, tra le maggiori entrate di cui al primo periodo e il valore negativo della somma algebrica della variazione delle entrate da miglioramento dell'adempimento spontaneo stimata con riferimento ai tre anni successivi. Viceversa, se la differenza di cui al periodo precedente è negativa o pari a zero, l'ammontare delle maggiori entrate permanenti è pari a zero. In sintesi, nel primo caso si fa riferimento a un peggioramento parziale della tax compliance; nel secondo caso a un peggioramento in grado di annullare tutta la variazione positiva della tax compliance registrata nel 2019.

Sotto il profilo metodologico, per calcolare la variazione della tax compliance per il triennio successivo al 2019 si utilizzano, per il 2020, le stime preliminari riportate nella Relazione 2022, mentre per il biennio successivo si fa riferimento alla stima elaborata dal Dipartimento delle finanze[74]. Tale stima viene effettuata solo con riferimento all’IVA e alle imposte dirette per i redditi da lavoro autonomo e d’impresa. Inoltre, l’ammontare delle risorse potenziali derivanti dalla variazione positiva della tax compliance, riportate nella Tabella R1, deve essere opportunamente corretto per tener conto delle risorse derivanti dal miglioramento della tax compliance che sono state già impiegate per finanziare interventi di spesa o di riduzione delle entrate.

___
74 La stima elaborata dal Dipartimento delle finanze si basa sul cd. metodo del residuo. Tale metodologia consente di depurare l’andamento delle imposte dagli effetti dovuti alla variazione del ciclo economico e della normativa. Il residuo non spiegato viene interpretato come variazione della tax compliance. Si tratta di una metodologia necessariamente meno ottimale rispetto all’approccio top-down, basato sul confronto tra i dati della Contabilità nazionale e quelli delle dichiarazioni fiscali, utilizzato nella Relazione. Tuttavia, laddove non è possibile, in assenza dei dati, applicare l’approccio top down, il metodo del residuo può considerarsi robusto al fine di soddisfare quanto previsto dalla condizione posta dal comma 4 dell’articolo 1 della legge di bilancio 2021-2023.

100	MINISTERO DELL’ECONOMIA E DELLE FINANZE

III. INDEBITAMENTO NETTO E DEBITO PUBBLICO

La Tabella R2 illustra il calcolo delle risorse potenziali da destinare al Fondo, tenendo conto della condizione prevista dal comma 4. Si osserva, innanzitutto, che circa 1,7 miliardi di euro, stimati principalmente come effetto di miglioramento della tax compliance a seguito dell’introduzione dell’obbligo della fatturazione elettronica per tutte le transazioni B2B, sono stati già impiegati a copertura delle manovre di finanza pubblica. Pertanto, la variazione netta della tax compliance, potenzialmente da destinare al Fondo, è pari soltanto a 1,4 miliardi di euro.

Nonostante la variazione della tax compliance risulti negativa per le imposte dirette nel 2019, per tutte le imposte nel 2020 e per l’IVA nella proiezione annua per il 2022, il risultato significativo per l’anno d’imposta 2021 consente di compensare l’andamento non positivo degli altri anni. La somma algebrica delle variazioni della tax compliance nel triennio 2020-2022 risulta, quindi, strettamente positiva e le risorse derivanti dal miglioramento dell’adempimento spontaneo nel 2019 non risultano annullate, nel loro complesso, negli anni successivi. Per tale ragione, la condizione prevista dal comma 4 è rispettata col segno positivo e consente di considerare come maggiori entrate permanenti tutta la variazione positiva della tax compliance registrata nel 2019 al netto delle risorse già impiegate nelle manovre di finanza pubblica, pari a circa 1,4 miliardi di euro.

Infine, il comma 5 prevede che, nel rispetto degli obiettivi programmatici di finanza pubblica, la Nota di aggiornamento del Documento di economia e finanza indichi la quota delle maggiori entrate permanenti rispetto alle previsioni tendenziali formulate per il Documento di economia e finanza, derivanti dal miglioramento dell'adempimento spontaneo e determinate ai sensi del comma 4, da destinare al Fondo di cui al comma 2.

TAVOLA R2: MAGGIORI ENTRATE PERMANENTI - CONDIZIONE EX ART 1. C. 4 L. 178/2020 – DATI IN MILIONI DI EURO
Anno	Metodo	Quantificazione	IVA	IRPEF/IRES	Totale
		variazione compliance	3.971	-852	3.119
2019	Approccio top-down	di cui già impiegati	1.613	112	1.725
		a) var. compliance netta	2.358	-964	1.393
		variazione compliance	1.200	-362	838
2020	Approccio top-down	di cui già impiegati	1.284	496	1,78
		b) var. compliance netta	-84	-858	-942
		variazione compliance	4.146	254	4.400
2021 ’	Metodo del ‘residuo	interventi normativi	203	-9	194
c		c) var. compliance netta	3.943	263	4.206
		variazione compliance	-3.842		-3.842
2022	Metodo del ‘residuo’	interventi normativi	-3.097		-3.097
		d) var. compliance netta	-745		-745
Condizione ex art. 1, c. 4			3.114	-594	2.520
Legge n. 178/2020		e) = b) + c) + d)			e) > 0
Fondo potenziale		f) = a)			1.393

Vi sono, quindi, due passaggi da considerare: i) la verifica dell’ammontare delle maggiori entrate rispetto alle previsioni formulate per il Documento di economia e finanza; ii) l’indicazione della quota delle maggiori entrate permanenti da destinare al Fondo per la riduzione della pressione fiscale.

La Tabella R3 mostra l’ammontare delle maggiori entrate previste nella Nota di aggiornamento del Documento di economia e finanza rispetto alle previsioni formulate per il Documento di economia e finanza. Risultano circa 11,2 miliardi di euro di maggiori entrate rispetto alle previsioni formulate nel DEF. Conseguentemente, tutte le maggiori entrate permanenti, derivanti dal miglioramento dell'adempimento spontaneo registrato nel 2019, possono essere destinate al Fondo, nell’ambito della sessione di bilancio.

MINISTERO DELL’ECONOMIA E DELLE FINANZE	101

NOTA DI AGGIORNAMENTO DEL DOCUMENTO DI ECONOMIA E FINANZA 2022

TAVOLA R3: FONDO PER LA RIFORMA DEL SISTEMA FISCALE - ART.1, C. 5 L. 178/2020 - DATI IN MILIONI DI EURO
Anno			Previsioni
2022		DEF 2022	NADEF 2022	Differenza
2022		139.990	145.781	5.791
Saldo IRPEF		6.052	7.529	1.477
Saldo IRES		9.137	13.040	3.903
Totale	a)	155.179	166.350	11.171
Fondo potenziale	b)			1.393
Condizione ex art. 1, c. 5 legge n. 178/2020				a) > b)
Fondo potenziale	c)= b)			1.393
Fondo effettivo				0

102	MINISTERO DELL’ECONOMIA E DELLE FINANZE

IV.	LE RIFORME E LE RACCOMANDAZIONI DEL CONSIGLIO DELL’UNIONE EUROPEA
IV.1	INTRODUZIONE
Negli ultimi mesi della legislatura, l’azione di riforma del Governo è rimasta incentrata sull’attuazione del Piano Nazionale di Ripresa e Resilienza (PNRR). In questo capitolo si riassumono i principali risultati conseguiti successivamente alla pubblicazione del Documento di Economia e Finanza 2022 (DEF), approvato dal Consiglio dei ministri il 5 aprile u.s.
In giugno, il Consiglio dell’Unione europea, in risposta al Programma Nazionale di Riforma contenuto nel DEF e basandosi anche sul Rapporto-Paese sull’Italia1 redatto dalla Commissione europea, ha emesso tre Raccomandazioni specifiche al Paese (Country-specific recommendations – CSR). Coerentemente con quanto richiesto dalla normativa nazionale, si è pertanto ritenuto opportuno strutturare l’esposizione dei progressi conseguiti in tema di riforme e di politica economica con riferimento alle tre suddette Raccomandazioni del Consiglio.
Le Raccomandazioni del Consiglio dell’Unione Europea al Paese
La prima Raccomandazione concerne principalmente la finanza pubblica e invita il Paese a seguire una politica di bilancio prudente, concentrando le risorse sul sostegno alle fasce più vulnerabili della popolazione in presenza di un forte rincaro delle bollette di luce e gas, nonché sulla transizione ecologica e digitale e la sicurezza energetica, anche alla luce dell’iniziativa RePowerEU. Per il periodo successivo al 2023, si richiede inoltre di orientare la politica di bilancio verso una riduzione credibile e graduale del debito pubblico, assicurandone la sostenibilità a medio termine attraverso il progressivo risanamento della finanza pubblica, nonché investimenti e riforme che migliorino le prospettive di crescita dell’economia. Da un punto di vista più strutturale, si invita l’Italia ad adottare e attuare adeguatamente la legge delega sulla riforma fiscale per ridurre ulteriormente le imposte sul lavoro e aumentare l'efficienza del sistema tributario, in particolare mediante una revisione delle aliquote d'imposta marginali effettive, l'allineamento dei valori catastali ai valori di mercato correnti, la razionalizzazione e la riduzione delle spese fiscali e delle sovvenzioni dannose per l'ambiente, assicurando equità e una riduzione della complessità del codice tributario.
La seconda Raccomandazione consiste nell'attuare pienamente il PNRR e nel concludere rapidamente i negoziati con la Commissione sui documenti di programmazione della politica di coesione per il periodo 2021-2027 onde avviare l'attuazione dei relativi programmi.

___
1 https://ec.europa.eu/info/sites/default/files/2022-european-semester-country-report-italy_it.pdf

MINISTERO DELL’ECONOMIA E DELLE FINANZE	103

NOTA DI AGGIORNAMENTO DEL DOCUMENTO DI ECONOMIA E FINANZA 2022

Infine, la terza Raccomandazione concerne l’energia. Il Consiglio invita l’Italia a ridurre la dipendenza complessiva dai combustibili fossili e a diversificare le importazioni di energia. È inoltre necessario superare le strozzature per accrescere la capacità di trasporto interno del gas, sviluppare le interconnessioni tra le reti di energia elettrica, accelerare il dispiegamento di capacità produttiva da fonti rinnovabili, adottare misure per aumentare l'efficienza energetica degli edifici e promuovere la mobilità sostenibile.

IV.2	PERSEGUIRE UNA POLITICA DI BILANCIO PRUDENTE (CSR1)
Politiche di riduzione del debito
La legge di bilancio per il 2022, approvata dal Parlamento alla fine dell’anno scorso, ha definito una politica di bilancio espansiva fino al riassorbimento del divario del PIL rispetto al trend pre-crisi. Questa scelta mirava a sostenere la ripresa, anche alla luce del fondamentale contributo della crescita per un credibile processo di riduzione del debito pubblico. Grazie al favorevole andamento del gettito, gli interventi d’urgenza adottati successivamente al DEF in risposta all’incremento dei prezzi sono stati effettuati nel rispetto dell’obiettivo del 5,6 per cento fissato per il rapporto tra indebitamento netto e PIL nell’anno in corso.
Anche per effetto di una intonazione progressivamente meno espansiva della politica di bilancio nel medio periodo, così come delineata dalla legge di bilancio per il 2022, i saldi di bilancio evidenziati dal profilo tendenziale del Conto della PA aggiornato in questo documento mostrano una netta discesa del deficit e un significativo abbattimento del rapporto debito/PIL.
Lo scenario programmatico del DEF prevedeva per il 2025 una discesa del deficit al 2,8 per cento del PIL, al di sotto della soglia di riferimento del 3 per cento indicata nel Patto di stabilità e crescita, e del rapporto debito/PIL al 141,4 per cento. Tale sentiero di riduzione del debito pubblico è coerente con l’obiettivo, già enunciato in tutti gli ultimi documenti programmatici, di riportare entro la fine del decennio il rapporto debito/PIL verso il livello precrisi (134,1 per cento, registrato nel 2019).
Le previsioni tendenziali aggiornate del presente documento indicano che nel 2022 e 2023 l’indebitamento netto della PA risulterà inferiore a quanto previsto nello scenario programmatico del DEF, mentre nei due anni successivi risulterà più elevato, sia pure in misura relativamente contenuta e a motivo di più elevati pagamenti per interessi, giacché le proiezioni del saldo primario risultano più favorevoli di quelle del DEF.
Lo scenario di finanza pubblica a legislazione vigente non comprende le cosiddette politiche invariate, che coprono una serie di spese cui si potrebbe dover dar corso nei prossimi anni in considerazione di impegni internazionali o fattori legislativi (ad esempio il rifinanziamento di missioni internazionali e il finanziamento di futuri rinnovi contrattuali nella PA).
Infine, come annunciato nel DEF, l’obiettivo di risparmio di spesa per le Amministrazioni centrali dello Stato da conseguire nel triennio 2023-2025 concorre alla programmazione dei saldi di finanza pubblica previsti per la predisposizione della prossima legge di bilancio. Ne potrà essere

104	MINISTERO DELL’ECONOMIA E DELLE FINANZE

IV. LE RIFORME E LE RACCOMANDAZIONI DEL CONSIGLIO DELL’UNIONE EUROPEA

successivamente monitorato il conseguimento secondo gli impegni presi nell’ambito delle riforme abilitanti del PNRR (riforma 1.13).
In tale contesto, la gestione del debito da parte del Tesoro ha continuato a essere orientata a garantire la copertura del fabbisogno del settore statale e il rifinanziamento dei titoli in scadenza, attraverso una combinazione efficiente in termini di costo ed esposizione alla volatilità dei mercati finanziari, ricorrendo maggiormente a emissioni sulla parte lunga ed extra lunga della curva dei rendimenti.
La riforma fiscale
La revisione del sistema fiscale è una delle riforme chiave che affiancano il PNRR. A fine giugno, il disegno di legge delega (D.D.L.) per la revisione del sistema fiscale, originariamente approvato dal Consiglio dei ministri il 5 ottobre 2021, è stato approvato dalla Camera dei deputati. Tuttavia, il Senato non ne ha potuto completare l’esame a causa dello scioglimento anticipato delle Camere.
Il D.D.L. di riforma fiscale rispondeva anche a una specifica CSR, dando il via a una riforma da più parti ritenuta necessaria per creare un sistema fiscale più efficiente e semplice e in grado di contrastare più efficacemente l’evasione e l’elusione fiscale.
Il testo proposto dal Governo puntava a semplificare il sistema tributario introducendo il principio ‘once only’2, a utilizzare pienamente i dati di fatturazione elettronica e la trasmissione telematica dei corrispettivi, conseguendo la completa interoperabilità delle banche dati e un efficiente utilizzo delle informazioni ottenute tramite lo scambio dei dati, grazie all’adozione di nuove metodologie di analisi. Per il contrasto dell’evasione fiscale venivano indicati specifici interventi di potenziamento basati su procedure di analisi del rischio sulle banche dati integrate.
Nel definire i principi per la revisione del sistema di imposizione sui redditi personali si prevedeva, tra l’altro, che:
•	la riduzione graduale delle aliquote medie effettive avvenisse a partire da quelle relative ai redditi medio-bassi[3];
•
il riordino delle deduzioni e detrazioni fiscali tenesse conto della necessità di tutela del bene casa e le risorse derivanti fossero destinate ai contribuenti IRPEF, con particolare riferimento a quelli con redditi medio-bassi;

•
le detrazioni al 19 per cento relative ad acquisti tracciabili di specifici beni e servizi fossero gradualmente trasformate in rimborsi erogati direttamente tramite piattaforme telematiche, con priorità a quelle di natura socio-sanitaria;

•
si operasse una semplificazione degli adempimenti dichiarativi e di versamento per i lavoratori autonomi e gli imprenditori individuali, nonché per tutti i contribuenti a cui si applicano gli indicatori sintetici di affidabilità fiscale,

___
2 Con il termine ‘once only’ si intende che il contribuente debba fornire una sola volta determinate informazioni alla pubblica amministrazione, anche grazie all’interoperabilità delle banche dati.
3 Si ricorda a tale proposito che una prima revisione strutturale dell’IRPEF è stata effettuata dalla legge di bilancio per il 2022 (L. n. 234 del 2021) la quale ha ridotto il numero di aliquote, rimodulato gli scaglioni e riordinato il sistema di detrazioni da lavoro e da pensione.

MINISTERO DELL’ECONOMIA E DELLE FINANZE	105

NOTA DI AGGIORNAMENTO DEL DOCUMENTO DI ECONOMIA E FINANZA 2022

prevedendo una più equa distribuzione del carico fiscale nel corso del tempo anche attraverso un meccanismo di progressiva mensilizzazione degli acconti e dei saldi e l’eventuale riduzione della ritenuta d’acconto;
•	fosse effettuata una progressiva revisione del trattamento fiscale dei redditi personali derivanti dall’impiego del capitale, distinguendo tra redditi da capitale mobiliare e immobiliare[4].
Si confermava l’obiettivo della semplificazione e razionalizzazione della tassazione del reddito d’impresa. In particolare, si stabiliva che i decreti delegati riducessero gli adempimenti amministrativi a carico delle imprese - anche attraverso un rafforzamento del processo di avvicinamento tra valori civilistici e fiscali - e perseguissero la tendenziale neutralità tra i sistemi di tassazione delle imprese con diversa forma giuridica.
Per quanto riguarda la razionalizzazione dell’IVA e delle accise, il testo approvato dalla Camera specificava che l'adeguamento delle strutture e delle aliquote della tassazione indiretta sulla produzione e sui consumi dei prodotti energetici e dell’energia elettrica dovesse tenere conto dell'impatto ambientale dei diversi prodotti; e, inoltre, che contribuisse alla riduzione progressiva delle emissioni e alla promozione dell’utilizzo di fonti energetiche rinnovabili ed ecocompatibili.
Nell’attuazione dell’obiettivo del superamento graduale dell’IRAP, veniva data priorità alle società di persone, agli studi associati e alle società tra professionisti e si chiariva la necessità che la riforma generasse un’invarianza di gettito per le Regioni comprese quelle tenute a maggior sforzo fiscale in quanto sottoposte a piani di rientro per disavanzi sanitari.
Come più volte richiesto dalle CSR, il D.D.L. di riforma fiscale inoltre impegnava anche il Governo ad adottare norme di modifica della disciplina del sistema di rilevazione catastale, al fine di modernizzare gli strumenti di individuazione e di controllo delle consistenze dei terreni e dei fabbricati. Nel definire i principi per la revisione del sistema, si specificava che le informazioni desunte dal catasto non dovessero essere utilizzate nei decreti attuativi per la determinazione della base imponibile dei tributi, né di agevolazioni e benefici sociali.
Sul fronte dell’autonomia, inoltre, il D.D.L. impegnava Governo ad attuare una revisione delle addizionali comunali e regionali all’IRPEF, sostituendo quelle vigenti con altrettante sovraimposte (la cui aliquota di base potesse essere manovrata dalle Regioni entro limiti prefissati, in modo da garantire lo stesso spazio di autonomia tributaria agli enti territoriali di governo).
Inoltre, in attuazione dei principi del federalismo fiscale e per rafforzare gli elementi di responsabilizzazione e trasparenza nella gestione della finanza locale, si ipotizzava la possibilità di rivedere l’attuale riparto tra Stato e Comuni del gettito dei tributi sugli immobili destinati a uso produttivo5 ed eventualmente degli altri tributi che gravano sulle transazioni immobiliari.

___
4 Rispetto all’originario disegno di legge è stato eliminato il riferimento a una progressiva e tendenziale evoluzione del sistema verso un modello duale.
5 Si tratta degli immobili appartenenti al gruppo catastale D, per i quali il gettito IMU è riservato allo Stato. Esso ammonta a circa 3,7 miliardi.

106	MINISTERO DELL’ECONOMIA E DELLE FINANZE

IV. LE RIFORME E LE RACCOMANDAZIONI DEL CONSIGLIO DELL’UNIONE EUROPEA

Infine, allo scopo di semplificare e rendere più efficiente il sistema, il D.D.L. prevedeva una revisione del sistema nazionale di riscossione, orientandone l’attività verso obiettivi di risultato piuttosto che di esecuzione di processo e prefigurando una riorganizzazione amministrativa tesa a superare l’attuale separazione tra Agenzia delle Entrate e Agenzia delle Entrate-Riscossione.
Il D.D.L. si concludeva delegando al governo la codificazione delle disposizioni legislative vigenti in materia tributaria, per garantire la certezza dei rapporti giuridici e la chiarezza del diritto nel sistema tributario.

Nell’ambito di una più ampia azione di riordino del sistema fiscale e di riduzione del tax gap, da attuare nell’orizzonte temporale del PNRR, alcuni passi sono stati compiuti anche al di fuori del perimetro della legge delega. A tal fine, per attuare le misure di contrasto all’evasione fiscale, sollecitate dalla Commissione europea fin dalle CSR del 2019, la ‘Relazione per orientare le azioni del Governo6 di dicembre 2021 delineava un insieme articolato di misure per il contrasto dell’evasione da omessa fatturazione.
Alcune di queste proposte sono state successivamente attuate, contestualmente all’adozione di misure già previste nel PNRR. Nel loro insieme questi interventi riguardano la piena operatività della banca dati e dell'infrastruttura informatica dedicata per la messa a disposizione della dichiarazione IVA precompilata; il miglioramento della banca dati delle lettere di conformità7; l’introduzione di sanzioni amministrative per il rifiuto del pagamento elettronico8; l’estensione della trasmissione giornaliera dei pagamenti elettronici nelle operazioni B2C, incrociabili con i corrispettivi e le fatture elettroniche.

I prossimi obiettivi, da conseguire entro la fine del 2022, riguardano: l’invio di oltre 2,5 milioni di lettere di compliance finalizzate a incentivare l’adempimento spontaneo (20 per cento in più rispetto al 2019), sulla base dei controlli effettuati incrociando i dati a disposizione dell’Agenzia delle entrate; una riduzione del 5 per cento dei cd. falsi positivi nell’invio delle lettere di compliance; un maggior gettito derivante dall’adempimento spontaneo per giungere a 2,4 miliardi.
Gli investimenti pubblici per la transizione verde e digitale e per la sicu-rezza energetica: un quadro d’insieme
Le implicazioni a lungo termine del conflitto in Ucraina per la sicurezza energetica, l'economia, la difesa e la crescita sollecitano un’accelerazione nel processo di transizione verde e digitale da parte della UE.

___
6 Relazione-per-orientare-le-azioni-di-governo-volte-a-ridurre-l-Evasione-fiscale-derivante-da-omessa-fatturazione.pdf La Relazione è stata firmata dal Ministro dell’Economia il 28 dicembre 2021 e contiene: i) una valutazione di impatto ex post delle misure recanti incentivi ai consumatori; ii) un’analisi del rischio di evasione da omessa fatturazione; iii) una ricognizione tecnica delle possibili opzioni da valutare nella definizione della predetta strategia. Essa è oggetto della milestone M1C1-101, conseguita a dicembre 2021.
7 Si tratta di comunicazioni tempestive ai contribuenti per i quali sono state rilevate anomalie.
8 A partire dal 30 giugno 2022, nei casi di mancata accettazione di un pagamento elettronico, di qualsiasi importo, si applica una sanzione amministrativa di 30 euro aumentata del 4 per cento del valore della transazione per la quale non è stato accettato il pagamento (art.19 ter D.L. n. 152/2021 e successive modifiche introdotte dall’articolo 18 c.1 del D.L. n. 36 del 30 aprile 2022).

MINISTERO DELL’ECONOMIA E DELLE FINANZE	107

NOTA DI AGGIORNAMENTO DEL DOCUMENTO DI ECONOMIA E FINANZA 2022

Tenendo conto di questa evoluzione, il Governo ha messo in campo numerosi provvedimenti a sostegno dell’economia e degli investimenti in alcuni settori chiave, che si sono affiancati all’azione - già avviata - per l’attuazione del programma per la transizione verde e digitale previsto nel PNRR.
Alla fine del 2021 con una direttiva del Presidente del Consiglio9 è stato rafforzato il meccanismo istituzionale/amministrativo per assicurare la coerenza delle politiche di investimento pubblico con gli obiettivi di sostenibilità derivanti dagli impegni assunti dall’Italia in sede internazionale ed europea. Tale direttiva prevede l’adozione, entro quest’anno, di una delibera - da parte del CIPESS - per avviare la valutazione di sostenibilità delle opere e degli investimenti pubblici10 anche in considerazione del principio del ‘Do no significant harm’ previsto dalla legislazione europea11. In tema di transizione ecologica, il quadro della governance è potenziato anche dalle attività del Comitato Interministeriale per la Transizione Ecologica (CITE )12 e dal Piano per la Transizione Ecologica (PTE)13.
L’impegno del Governo per le ‘spese verdi’ nel bilancio dello Stato è testimoniato anche dall’emissione di titoli BTP green. Si tratta di titoli di Stato i cui proventi sono destinati al finanziamento delle spese sostenute dal Governo per supportare la transizione ecologica14.
Attraverso le emissioni di BTP Green potranno infatti essere finanziate tutte le spese che contribuiranno alla realizzazione degli obiettivi ambientali delineati dalla ‘Tassonomia europea delle attività sostenibili’, in particolare: mitigazione e adattamento ai cambiamenti climatici; uso sostenibile e protezione delle risorse idriche e dell’ambiente marino; transizione a un‘economia circolare; prevenzione e controllo dell'inquinamento; protezione e ripristino della biodiversità e degli ecosistemi.

Per stimolare gli investimenti pubblici e privati per la sicurezza energetica, i recenti decreti15 hanno permesso di snellire e velocizzare le procedure per incrementare la capacità di rigassificazione nazionale, attribuendo a tali opere il carattere di ‘interventi strategici’. Vanno nella medesima direzione anche i principi e i criteri direttivi previsti dalla legge delega per la riforma degli appalti che velocizzano l’iter di approvazione delle infrastrutture energetiche attraverso la semplificazione della normativa in materia di programmazione e localizzazione delle opere pubbliche. Sono state anche approvate misure di semplificazione per favorire la realizzazione di impianti di produzione di energia da fonti rinnovabili ed è proseguito il programma di conversione energetica degli edifici. Queste riforme si aggiungono gli investimenti pubblici per la transizione verde nel settore energetico nell’ambito del PNRR: gli obiettivi previsti per il primo semestre 2022 in questo ambito sono stati tutti raggiunti. Per i dettagli su tali misure si rimanda alla

___
9 Recante ‘Linee di indirizzo sull’azione del Comitato interministeriale per la programmazione economica e lo sviluppo sostenibile (CIPESS) per l’anno 2022’.
10 In questo lavoro il Cipess è supportato dal Nucleo di valutazione e verifica degli investimenti pubblici (NUVV), che sta studiando l’uso di vari indicatori connessi agli Obiettivi dell’Agenda ONU 2030, in linea con la revisione della Strategia nazionale per lo sviluppo sostenibile (SNSvS).
11 ‘Tassonomia per la finanza sostenibile’, Regolamento UE 2020/852.
12 Si vedano le competenze del CITE https://www.programmazioneeconomica.gov.it/competenze-2/.
13 https://www.gazzettaufficiale.it/eli/gu/2022/06/15/138/sg/pdf.
14 È importante sottolineare che i BTP green fanno riferimento a spese del bilancio dello Stato e non a quelle del PNRR finanziate da NGEU.
15 D.L. n. 21/2022 e D.L n. 50/2022.

108	MINISTERO DELL’ECONOMIA E DELLE FINANZE

IV. LE RIFORME E LE RACCOMANDAZIONI DEL CONSIGLIO DELL’UNIONE EUROPEA

sezione IV.3 – ‘Ridurre l’utilizzo dei combustibili fossili, diversificare le importazioni energetiche, sviluppare le energie rinnovabili’.

Oltre che tramite i progetti in materia energetica, la transizione verde è sostenuta, nel PNRR, da una molteplicità di investimenti che hanno come obiettivo la riduzione delle emissioni di CO2 e altri gas inquinanti, il contrasto al dissesto idrogeologico del territorio e la riduzione dell’impatto delle attività produttive sull’ambiente. Per assicurare il loro buon esito, è essenziale la semplificazione delle procedure di pianificazione, realizzazione e di finanziamento dei progetti, in particolare quelli relativi al rischio idrogeologico. Un insieme di disposizioni16 di recente emanazione ha consentito – in linea con quanto richiesto nella milestone associata alla misura M2C4-1 del PNRR, da conseguire entro giugno 2022 – di: accelerare le procedure per l'elaborazione dei progetti e stabilire principi generali per semplificare la realizzazione e il finanziamento dei relativi progetti; aumentare la capacità amministrativa degli organi responsabili dell'attuazione di tali progetti e rafforzare il coordinamento tra i vari livelli di governo coinvolti; sviluppare un sistema di indicatori per una migliore individuazione dei rischi idrologici e creare banche dati comuni.
A ciò si aggiunge quanto già attuato e in programma in materia di infrastrutture idriche, per le quali il PNRR mette a disposizione risorse destinate all'upgrading di 25 reti per l'acqua potabile, digitalizzandole e trasformandole in un ‘network intelligente’ che favorisca la gestione ottimale delle risorse idriche, riducendo perdite e sprechi17. A giugno è stato formalmente conseguito l’obiettivo di semplificazione della normativa per gli interventi nelle infrastrutture idriche primarie per la sicurezza dell'approvvigionamento idrico.

Per sfruttare le esistenti sinergie e ottimizzare gli effetti sulla crescita è fondamentale che gli investimenti nella transizione verde vadano di pari passo con la trasformazione digitale. Come segnalato di recente dalla Commissione europea,18 le tecnologie digitali potrebbero svolgere un ruolo chiave nel conseguimento della neutralità climatica, nella riduzione dell'inquinamento e nel ripristino della biodiversità; allo stesso modo, proseguire la transizione verde trasformerà il settore digitale19.
L’Italia registra significativi progressi nella riduzione del divario di digitalizzazione dell’economia e della società rispetto ad altri paesi. Il Rapporto DESI 202220 – nel misurare i progressi complessivi degli Stati membri nel periodo 2017-2022 - colloca il Paese in cima alla classifica dei top performers in termini di miglioramento dell’indice complessivo: in un contesto di generale convergenza, l’Italia (che partiva da un basso livello di sviluppo digitale) è

___
16 D.L. n. 76/2021, D.L. n. 22/2021, D.L. n. 77/2021, D.L. n. 80/2021, legge di bilancio per il 2022, D.L. n. 36/2022.
17 Ulteriori interventi in materia di infrastrutture idriche presenti nel PNRR: https://italiadomani.gov.it/it/news/dal-pnrr-4-3-miliardi-di-euro-per-il-settore-idrico.html
18 Nello ‘Strategic Foresight Report’ – 2022.
19 Ad esempio, il conseguimento della neutralità climatica e dell'efficienza energetica dei centri dati e delle infrastrutture cloud entro il 2030, anche soddisfacendone la domanda di energia elettrica con energia solare o eolica, sosterrà l'ecologizzazione delle tecnologie, come l'analisi dei big data, la blockchain o l'internet degli oggetti.
20 The Digital Economy and Society Index (DESI) | Shaping Europe’s digital future (europa.eu)

MINISTERO DELL’ECONOMIA E DELLE FINANZE	109

NOTA DI AGGIORNAMENTO DEL DOCUMENTO DI ECONOMIA E FINANZA 2022

cresciuta a un ritmo ‘notevolmente superiore a quello previsto’ pur rimanendo al 18° posto su 27 Stati membri.
In questo contesto, il PNRR sta imprimendo un ulteriore impulso, soprattutto in tema di connettività. Ad oggi, la copertura in 5G è pari al 99,7 per cento (media UE 66 per cento) e la rete a banda larga veloce NGA (Next generation access) copre il 97 per cento delle famiglie.
Nell’ultimo anno è stata approvata la Strategia per la banda ultra larga per aumentare la capillarità e capacità dell’infrastruttura per l’accesso a Internet e sono stati aggiudicati tutti i bandi previsti dal PNRR per un totale di oltre 5,5 miliardi di risorse pubbliche, attraendo investimenti privati per oltre 2,2 miliardi21. In particolare: sono stati assegnati 15 lotti del Piano Italia a 1 Giga e sono stati firmati i contratti per l’avvio dei lavori; sono stati assegnati i bandi ‘Scuole connesse’ e ‘Sanità connessa’ rispettivamente per circa 166 e 314 milioni; i due bandi22 per lo sviluppo delle reti 5G sono stati aggiudicati e sono stati firmati i contatti per avviare i lavori; il bando di oltre 45 milioni per la connettività delle isole minori italiane delle Regioni Lazio, Puglia, Sicilia, Toscana e Sardegna è stato aggiudicato con due mesi di anticipo rispetto alle tempistiche previste dal PNRR.
Essenziale è anche il ruolo delle risorse pubbliche per incentivare investimenti privati in attività che sostengono la digitalizzazione: beni strumentali materiali e immateriali 4.0 e beni capitali, ricerca, sviluppo e innovazione.
Nell’ambito delle misure del PNRR dirette a combinare investimenti pubblici e privati per sostenere i processi di innovazione e trasferimento tecnologico, a giugno è stato raggiunto il traguardo inerente l’approvazione dei progetti da finanziare tramite il Fondo per la realizzazione di un ‘sistema integrato di infrastrutture di ricerca e innovazione’. Le risorse a disposizione sono pari a 1,58 miliardi di cui 1,08 miliardi per le ‘Infrastrutture di ricerca’ e 500 milioni per le ‘Infrastrutture tecnologiche di innovazione’. Inoltre, sono state completate le procedure di gara per la selezione degli ‘Ecosistemi dell’innovazione’, a cui sono stati destinati circa 1,3 miliardi, e dei ‘Campioni nazionali di R&S’ sulle principali tecnologie (key enabling technologies).
Gli Ecosistemi dell’innovazione selezionati sono 11, a cui partecipano reti di università, enti pubblici di ricerca, enti pubblici territoriali, altri soggetti pubblici e privati e hanno finalità di formazione di alto livello, innovazione e ricerca applicata definite sulla base delle vocazioni territoriali. Nel PNRR si prevede il finanziamento, entro il 2026, di 12 ‘campioni territoriali di R&S’ con risorse pari a 1,3 miliardi. L’investimento destinato ai ‘campioni nazionali di R&S’ mira a finanziare almeno 5 centri di ricerca nazionali, con risorse pari a 1,6 miliardi, che in collaborazione con Università e imprese, siano in grado di raggiungere alti livelli di capacità di ricerca e innovazione. I centri sono dedicati a cinque aree tematiche strategiche23 per la crescita del Paese e gli investimenti riguarderanno: l’assunzione di ricercatori e personale; il rinnovamento di laboratori e

___
21 https://innovazione.gov.it/notizie/articoli/firmati-i-primi-contratti-per-internet-veloce-e-5g/
22 Il primo assegna 725 milioni per investimenti per la realizzazione di rilegamenti in fibra ottica di siti radiomobili esistenti mentre il secondo incentiva la realizzazione di nuove infrastrutture di rete mobili con velocità di trasmissione di almeno 150 Mbit/s in downlink e 30 Mbit/s in uplink.
23 Simulazioni, calcolo e analisi dei dati ad alte prestazioni; Agritech; Sviluppo di terapia genica e farmaci con tecnologia a RNA; Mobilità sostenibile; Biodiversità.

110	MINISTERO DELL’ECONOMIA E DELLE FINANZE

IV. LE RIFORME E LE RACCOMANDAZIONI DEL CONSIGLIO DELL’UNIONE EUROPEA

infrastrutture; la realizzazione di programmi e attività di ricerca; iniziative d’impresa a elevato contenuto tecnologico24.
Dal 2021 sono cresciuti notevolmente gli investimenti in venture capital e i dati della Relazione annuale del MISE sulle Start up innovative e PMI del quarto trimestre 2021 confermano la forte tendenza all’investimento sull’innovazione25. Per sostenere concretamente questo processo, il PNRR prevede che siano integrate le risorse del Fondo nazionale per l’innovazione per ampliare la platea delle imprese beneficiarie. Questo investimento ha iniziato a essere operativo con la definizione, a giugno, dell’Accordo di finanziamento tra MISE e CDP Venture Capital SGR.
A luglio scorso è stata firmata la Convenzione che prevede l'assegnazione di risorse per la creazione e gestione del Fondo ‘Italia Space Venture’26 a CDP Venture Capital: esso investirà nei progetti imprenditoriali innovativi in ambito spaziale e aerospaziale come, per esempio, le attività di accelerazione e di trasferimento tecnologico. L’obiettivo del Fondo è dare sostegno alle iniziative imprenditoriali innovative in ambito spaziale e aerospaziale, come gli spin off universitari, le startup e le imprese innovative in fase di crescita, oltre che ai fondi di venture capital privati dedicati allo spazio.
In aggiunta a quanto previsto dal PNRR, il decreto ‘Aiuti ed Energia’27, emanato a maggio, interviene sugli strumenti esistenti di finanziamento alternativi al canale bancario estendendoli e rafforzandoli. In particolare, si stabilisce una maggiorazione del credito di imposta per investimenti in beni immateriali 4.0 (effettuati a decorrere dal 1° gennaio 2022 e fino al 31 dicembre 2022, ovvero entro il 30 giugno 2023); tale credito passa dal 20 al 50 per cento del costo.

IV.3	PROCEDERE CON L’ATTUAZIONE DEL PNRR E CON I NEGOZIATI PER GLI STRUMENTI DELLA POLITICA DI COESIONE 2021-2027 (CSR2)
Stato di attuazione del PNRR
Al 30 giugno 2022 tutti i 45 milestone e target (relativi a 15 Riforme e 30 Investimenti) riferiti al primo semestre dell’anno in corso erano stati correttamente realizzati, consentendo così al Ministero dell’economia e delle finanze di avanzare alla Commissione europea la richiesta di pagamento della seconda rata, pari a 21 miliardi, al netto del prefinanziamento già riscosso.

___
24 Per approfondimenti su ‘Centri nazionali’, ‘Ecosistemi dell’innovazione territoriali’ e ‘Infrastrutture di ricerca e di innovazione tecnologiche’ si veda: https://www.mur.gov.it/it/news/martedi-28062022/pnrr-mur-‘l’impatto-della-conoscenza-grazie-un-nuovo-modo-di-fare-ricerca-e-innovazione’.
25 Nel quarto trimestre 2021 le Start up innovative inscritte alla sezione speciale del Registro delle Imprese risultano 14.077, con un capitale sociale complessivo in aumento rispetto al terzo trimestre (+24,5 milioni di euro pari ad una variazione del +2,68 per cento t\t) e che in media si attesta a circa 65 mila euro a impresa. Evidente anche il processo di digitalizzazione in atto. Il 75,7 per cento delle Startup innovative fornisce, infatti, servizi alle imprese in specializzazioni digitali: 38,5 per cento produzione di software e consulenza informatica; 14,3 per cento attività di R&S e 8,9 per cento attività dei servizi d’informazione.
26 Il Fondo ha una dotazione di 90 milioni provenienti dal Fondo complementare al Piano Nazionale di Ripresa e Resilienza, che andranno a sommarsi ad ulteriori 90 milioni messi a disposizione da CDP Venture Capital, e a cui si aggiungeranno altri coinvestimenti privati con un effetto leva stimato che porterà totale a 250 milioni.
27 D.L. n. 50/2022.

MINISTERO DELL’ECONOMIA E DELLE FINANZE	111

NOTA DI AGGIORNAMENTO DEL DOCUMENTO DI ECONOMIA E FINANZA 2022

Tra i 45 obiettivi raggiunti, sette riguardano la digitalizzazione; cinque la cultura e uno il turismo; quattro l’agricoltura sostenibile e circolare; cinque l’energia rinnovabile e l’idrogeno; uno l’efficienza energetica e la riqualificazione degli edifici; quattro la tutela del territorio e delle acque; due il potenziamento dei servizi di istruzione; sei la ricerca per l’impresa; quattro le infrastrutture sociali; cinque le strutture di telemedicina e uno la digitalizzazione del servizio sanitario.
Per quanto riguarda le due riforme orizzontali - giustizia e pubblica amministrazione - tutti gli impegni sono stati rispettati, così come per le riforme abilitanti (scadenze relative alla riforma degli appalti, alla riduzione del tax gap e al processo di spending review), grazie all’entrata in vigore della legge delega di riforma del Codice degli appalti28 e degli atti di diritto primario e derivato relativi al rafforzamento della tax compliance.
Molti dei traguardi raggiunti a fine giugno riguardano la cultura e il turismo, come l’entrata in vigore dei decreti ministeriali per migliorare l'efficienza energetica nei luoghi della cultura29 e per l’assegnazione di risorse per l'attrattività dei borghi agli oltre 300 Comuni che hanno trasmesso i relativi programmi di intervento30.
Vanno anche sottolineati i progressi compiuti in vari settori rilevanti per la transizione ecologica. Nell’ambito del rafforzamento dell’economia circolare e della gestione dei rifiuti è stata adottata la Strategia nazionale per l'economia circolare31, l’accordo per lo sviluppo del piano d'azione per la creazione di capacità a sostegno degli enti locali per l’attuazione dei Criteri Ambientali Minimi e del Programma nazionale per la gestione dei rifiuti (PNGR)32. Quest’ultimo è anche una riforma essenziale per il PNRR, strettamente collegato agli investimenti per il potenziamento delle infrastrutture di gestione dei rifiuti; a tale proposito il D.L. ‘Aiuti ter’33 consente un ulteriore passo in avanti per il raggiungimento degli obiettivi di economia circolare, prevedendo che le opere, gli impianti e le infrastrutture necessari ai fabbisogni impiantistici individuati dal PNGR siano da considerarsi interventi di pubblica utilità, indifferibili e urgenti.
Molti interventi puntano poi allo sviluppo dell’idrogeno, con la definizione di un apposito Piano di ricerca e sviluppo34 e l’introduzione di una serie di incentivi fiscali35 per promuoverne la produzione e il consumo. Con la creazione del Fondo IPCEI36, il Governo ha inteso gettare le basi per la creazione di una filiera dell'idrogeno che possa partecipare a potenziali importanti progetti di comune interesse europeo (IPCEI)37. Al riguardo, a luglio, la Commissione europea ha

___
28 L. n. 78/2022.
29 Decreto MiC n. 452 del 07/06/2022.
30 Decreto MiC n. 453 del 07/06/2022.
31 Decreto MITE n. 259 del 24/06/2022.
32 Decreto MITE n. 257 del 24/06/2022.
33 Art. 22
34 Decreto MITE n. 545 del 23/12/2021.
35 D.L. n. 36/2022.
36 Decreto interministeriale 21 aprile 2021.
37 Gli Important Project of Common European interest (IPCEI) sono uno strumento dell’Unione europea volto a supportare le imprese coinvolte nella realizzazione di iniziative di collaborazione industriale. Nello specifico si tratta di progetti strategici transnazionali che, a seguito dell’autorizzazione europea degli aiuti di Stato, possono beneficiare di finanziamenti specifici da parte degli Stati membri. Gli IPCEI possono riguardare tutte le politiche di intervento e le azioni che soddisfano obiettivi comuni europei, in particolare gli obiettivi della strategia Europa 2020, le iniziative faro dell’Unione e i settori chiave per la crescita economica, quali le tecnologie abilitanti fondamentali (KET, Key Enabling Technologies).

112	MINISTERO DELL’ECONOMIA E DELLE FINANZE

IV. LE RIFORME E LE RACCOMANDAZIONI DEL CONSIGLIO DELL’UNIONE EUROPEA

autorizzato il finanziamento del primo IPCEI dedicato all’Idrogeno per un valore di 5,4 miliardi di aiuti pubblici, di cui oltre 1 miliardo destinati a progetti presentati da sei imprese che operano sul territorio nazionale e due enti di ricerca italiani.
Inoltre, sono state approvate una serie di misure per promuovere le tecnologie di decarbonizzazione, attraverso il rafforzamento della filiera italiana delle batterie e dell’industria del fotovoltaico e dell’eolico38. A marzo è stato lanciato anche il Portale nazionale per l’efficienza energetica degli edifici39. Sempre in ambito di transizione ecologica, per stimolare la crescita del Venture Capital, con particolare riferimento alle start up green, è stato disciplinato il funzionamento del Green Transition Fund40 con una dotazione di 250 milioni. Inoltre, con l’obiettivo di ampliare la platea di imprese innovative beneficiarie del Venture Capital, è stato istituito il Digital Transition Fund che, con una dotazione di 300 milioni, incrementa le risorse del Fondo nazionale per l’innovazione. L’operatività di entrambi i Fondi è avvenuta a fine giugno con la stipula di due distinti Accordi finanziari sottoscritti da MISE e CDP.
Due importanti traguardi riguardano il contrasto al dissesto idrogeologico e alla siccità: è stato semplificato il quadro giuridico per la gestione dei rischi idrogeologici ed è entrato in vigore il decreto-legge che dispone la semplificazione normativa per gli interventi nelle infrastrutture idriche primarie41.

Il Governo ha più volte ribadito che l’istruzione, scolastica e universitaria, deve tornare a essere al centro delle politiche per la crescita. Tra gli impegni con scadenza al 30 giugno 2022 rientrano, non a caso, molte misure relative a scuola, università e ricerca come quelle contenute nel D.L. ‘PNRR bis’42 che disciplina la formazione, l’abilitazione e l’accesso in ruolo dei docenti e l’approvazione del decreto di adozione del piano Scuola 4.043 al fine di favorire la transizione digitale del sistema scolastico italiano. È stata istituita la Cabina di Regia MUR-MISE per lo svolgimento delle attività connesse alla componente del PNRR ‘Dalla ricerca all’impresa’44 ed è entrato in vigore il decreto per la semplificazione della gestione dei fondi per la ricerca45. Numerosi interventi mirano inoltre a migliorare i collegamenti tra mondo accademico e imprese46. Con l’emanazione del D.L. ‘Aiuti ter’ si è infine dato avvio alla riforma degli istituti tecnici e professionali, che mira ad allineare i curricula degli istituti tecnici alla domanda di competenze che proviene dalle imprese, in particolar modo, orientandoli verso l’innovazione introdotta dal Piano Nazionale ‘Industria 4.0’, anche in un’ottica di piena sostenibilità ambientale47. A questo fine, viene anche istituito, presso il Ministero dell’istruzione, l’Osservatorio nazionale per l’istruzione tecnica e professionale.

___
38 Decreto MISE del 27/01/2022.
39 Già istituito dal D.Lgs. n. 48/2020: http://pnpe2.enea.it/
40 Decreto MISE del 03/03/2022.
41 D.L. n. 121/2021, modificato dalla legge di conversione n. 156/2021.
42 D.L. n. 36/2022 convertito dalla L. n. 79/2022.
43 Decreto Min. Istruzione n. 161 del 14/06/2022.
44 Decreto MUR n. 1233 del 10/11/2021.
45 Decreto MUR n. 1314 del 14/12/2021.
46 Come già accennato, sono stati approvati diversi finanziamenti come quelli relativi alla creazione e al rafforzamento degli "ecosistemi dell'innovazione per la sostenibilità" e dei "leader territoriali di R&S” e per la creazione di "campioni nazionali di R&S" su alcune Key Enabling Technologies.
47 Tale riforma costituisce anche una delle milestone da conseguire entro la fine del 2022.

MINISTERO DELL’ECONOMIA E DELLE FINANZE	113

NOTA DI AGGIORNAMENTO DEL DOCUMENTO DI ECONOMIA E FINANZA 2022

Non può esserci crescita senza inclusione sociale: tra le misure portate a termine nel primo semestre 2022 rientrano anche quelle di sostegno alle persone emarginate mediante realizzazione di alloggi temporanei e stazioni di posta e i progetti di rigenerazione urbana48. Infine, per ridurre il disagio abitativo nelle periferie urbane attraverso la riqualificazione e l'incremento dell'edilizia sociale sono state stipulate 158 convenzioni per programmi innovativi della qualità dell’abitare (PInQuA) relative a 19 Regioni.
L’attuazione del PNRR nello scorso semestre ha interessato anche la sanità, elemento chiave anche del Programma Nazionale di Riforma 2022. I risultati riguardano la definizione di un nuovo modello organizzativo della rete di assistenza territoriale e l’adozione di diversi atti normativi relativi alla riorganizzazione della medicina territoriale e dell’assistenza sanitaria intermedia, oltre alla promozione di un modello digitale per l’assistenza domiciliare49. Sono stati sottoscritti 21 Contratti istituzionali di sviluppo tra il Ministero della salute e le singole Regioni e Province autonome per l’ammodernamento del parco tecnologico e digitale ospedaliero. L’obiettivo al 2026 è che le strutture diventino completamente interconnesse, tecnologicamente attrezzate e operative. Infine, entro il 2026, gli strumenti di telemedicina dovranno consentire di fornire assistenza ad almeno 800.000 persone over 65 in assistenza domiciliare.
Una misura trasversale a molti dei settori considerati riguarda l’aggiudicazione degli appalti per i progetti di connessione più veloce50. Inoltre, per rafforzare la competitività delle filiere produttive più innovative e/o strategiche (Agroindustria; Design, moda e arredo; Automotive; Microelettronica e semiconduttori; Metallo ed elettromeccanica; Chimico/farmaceutico51), il PNRR alloca 750 milioni rivolti in particolare alle PMI e che verranno assegnati attraverso lo strumento dei contratti di sviluppo.

Se gli sforzi intrapresi e i passi compiuti sono importanti e numerosi, altrettanto sfidanti sono i prossimi obiettivi: per dicembre è fissata la scadenza di altri 55 milestone e target, al cui raggiungimento è legato il pagamento della terza rata. Alcuni progressi sono stati compiuti già nelle ultime settimane. In ambito scolastico va citata l’approvazione della legge di riforma del sistema degli Istituti Tecnici Superiori52 (ITS) e la pubblicazione del bando di concorso per la progettazione di 212 nuove scuole. Inoltre, le prime risorse per il contrasto alla dispersione scolastica sono state assegnate a oltre 3.000 scuole secondarie di I e II grado.
La realizzazione del PNRR richiede un ampio e pervasivo coinvolgimento delle imprese: è per questo che molti dei traguardi verso la terza rata sono rappresentati proprio dalla pubblicazione di bandi, come l’avviso per il finanziamento di 14 misure nell’ambito del programma ‘Salute-ambiente-biodiversità-clima’ del Piano complementare; le procedure di gara per la realizzazione e il potenziamento delle

___
48 Decreto Min. Interno, MEF e MIMS del 30/12/2021.
49 Decreti Min. Salute del 05/04/2022 e del 29/04/2022.
50 Si tratta dei 5 interventi "’talia a 1 Giga’, ‘Italia 5G’, ‘Scuola connessa’, ‘Sanità connessa’ e "Collegamento isole minori’ (per ulteriori dettagli cfr par. ‘Gli investimenti pubblici per la transizione verde e digitale e per la sicurezza energetica, un quadro d’insieme’).
51 Per approfondimenti: https://www.mise.gov.it/index.php/it/normativa/decreti-ministeriali/decreto-ministeriale-13-gennaio-2022-attuazione-dell-investimento-5-2-competitivita-e-resilienza-delle-filiere-produttive-del-piano-nazionale-di-ripresa-e-resilienza-pnrr
52 L. n. 99/2022.

114	MINISTERO DELL’ECONOMIA E DELLE FINANZE

IV. LE RIFORME E LE RACCOMANDAZIONI DEL CONSIGLIO DELL’UNIONE EUROPEA

strutture del Servizio sanitario nazionale; l’avviso per l’erogazione di contributi economici per favorire la migrazione al cloud di tutti i Comuni italiani. Da segnalare anche la pubblicazione delle graduatorie dell'avviso pubblico relativo agli investimenti su asili nido e scuole dell’infanzia per la creazione di oltre 260.000 nuovi posti per bambine e bambini da 0 a 6 anni.
Sempre allo sviluppo delle imprese che puntano alla transizione ecologica è rivolto lo sportello, attivo dal 25 luglio, riservato alle aziende della filiera degli autobus elettrici, che potranno richiedere agevolazioni in forma di contributo a fondo perduto, finanziamento agevolato o una combinazione dei due.

FIGURA IV.1 – OBIETTIVI DEL PNRR SUDDIVISI PER MISSIONE

Fonte: Italia Domani https://italiadomani.gov.it/
Focus sulla riforma della giustizia
Il processo di riforma della giustizia, che ha preso avvio lo scorso anno con l’approvazione delle leggi delega di riforma del processo civile e penale, è tuttora in corso. Come sottolineato dalla Commissione Europea nel Country Report 2022, i progressi compiuti vanno nella direzione giusta, anche se rimangono ulteriori passi da compiere per raggiungere un grado di efficienza in linea con gli standard internazionali. Il dato da salutare con ottimismo è la riduzione dell’arretrato: nel 2021 il numero di procedimenti penali pendenti è tornato a ridursi rispetto al 2020 (-3,9 per cento) ed è proseguita la riduzione di quelli civili, che hanno registrato un -6,5 per cento rispetto all’anno precedente. Più problematico, in base all’edizione 2022 dell’EU Justice Scoreboard, il tempo medio stimato per risolvere i contenziosi civili e commerciali in tutti e tre i gradi di giudizio, che rimane il più elevato tra i paesi UE53. Il giudizio di appello si conferma come il segmento più delicato, con oltre 1500 giorni stimati necessari nel 2020.
Tra le azioni intraprese negli ultimi mesi, bisogna innanzitutto ricordare il completamento, nell’ambito della giustizia amministrativa54, delle assunzioni di

___
53 Il confronto è con i paesi per i quali sono disponibili dati aggiornati al 2020.
54 Con il D.L. n. 36/2022 si è specificato che si tratta di assunzioni a tempo determinato che pertanto non possono essere rinnovate.

MINISTERO DELL’ECONOMIA E DELLE FINANZE	115

NOTA DI AGGIORNAMENTO DEL DOCUMENTO DI ECONOMIA E FINANZA 2022

personale per il potenziamento dell’ufficio del processo, obiettivo fissato dal PNRR al 30 giugno 2022, e conseguito nei termini previsti. Inoltre, sono stati approvati lo schema di decreto legislativo in attuazione della Direttiva (UE) 2019/1023 che incide sulla disciplina dell’insolvenza, la riforma della giustizia e del processo tributario e il disegno di legge di riforma dell’ordinamento giudiziario.
L’entrata in vigore del Codice della crisi d’impresa e dell’insolvenza55 è stata posticipata al 15 luglio 2022, al fine di allineare il termine di entrata in vigore del Codice con quello di attuazione della Direttiva (UE) 2019/102356 tramite lo schema di decreto legislativo approvato in via definitiva dal Consiglio dei ministri a giugno. A partire dal 15 luglio 2022 sono entrate in vigore tutte le previsioni del Codice, comprese quelle relative alle procedure stragiudiziali57, per le quali era stata inizialmente prevista la data del 31 dicembre 2023.
Ad agosto è stata definitivamente approvata la legge di riforma della giustizia tributaria, con l’obiettivo di rendere più celere il contenzioso tributario, anche attraverso la riduzione dell’elevato numero di ricorsi in Cassazione, come previsto nel PNRR. Tra le disposizioni più importanti si segnala la professionalizzazione dei magistrati tributari (attualmente tutti onorari58), il rafforzamento dell’organo di autogoverno della giustizia tributaria59, l’introduzione della prova testimoniale, il ricorso all’istituto della conciliazione su iniziativa del giudice – con finalità deflattive - per le controversie di valore non superiore a 50.000 euro e l’attribuzione al giudice monocratico di primo grado della competenza per le controversie fino a 3.000 euro. Alcune delle misure introdotte mirano inoltre alla deflazione del giudizio in Cassazione, come il rinvio pregiudiziale60.
Inoltre, con legge del 17 giugno 2022, n. 71, è stata adottata la riforma dell’ordinamento giudiziario che riveste un’importanza centrale per migliorare l’efficienza del sistema. Tale legge prevede sia una delega per la riforma della magistratura, sia alcune disposizioni immediatamente precettive. Per quanto riguarda il primo aspetto, vengono rivisti i criteri di assegnazione degli incarichi direttivi e semidirettivi e le procedure di valutazione di professionalità dei magistrati, con l’istituzione di un apposito fascicolo. Viene rivisto anche l’accesso in magistratura per ridurre i tempi che intercorrono tra la laurea e l’immissione in ruolo degli aspiranti magistrati. Tra le disposizioni immediatamente precettive rientrano, tra l’altro, le disposizioni relative al ruolo della Corte di Cassazione, agli illeciti disciplinari dei magistrati61 e la regolamentazione del passaggio dalle funzioni giudicanti a quelle inquirenti e viceversa. Alcune disposizioni riguardano, infine, l'efficienza del sistema giudiziario e la celere definizione delle controversie.
La riforma interviene, inoltre, sullo status dei magistrati, con particolare riferimento alla loro eleggibilità, all'assunzione di incarichi di governo e al loro

___
55 Introdotto dal D.lgs. n. 14 del 2019.
56 Direttiva (UE) 2019/1023 sulle procedure di ristrutturazione preventiva, insolvenza ed esdebitazione, la cui attuazione rientra tra gli impegni assunti nel PNRR. L’entrata in vigore del Codice inizialmente era stata prevista per il 16 maggio 2022.
57 Il Titolo II che disciplina questa materia sarà infatti interamente sostituito dall’articolo 6 dello schema di decreto all’esame del Parlamento (A.G. 374).
58 Il MEF viene autorizzato a bandire diversi concorsi per l’assunzione di magistrati tributari a partire dal 2023 e fino al 2030, oltre ad alcune figure amministrative e dirigenziali.
59 Viene istituito, presso il Consiglio di presidenza della Giustizia tributaria (CPGT), un Ufficio ispettivo a tutela del corretto esercizio e funzionamento degli organi della giustizia tributaria e un Ufficio del Massimario nazionale per garantire l’uniformità di giudizio per fattispecie analoghe.
60 Cioè diretto, dai giudici tributari di primo e secondo grado alla Cassazione per ottenere la soluzione preventiva di questioni di diritto nuove o rilevanti o particolarmente complesse o ricorrenti.
61 Vengono introdotti gli istituti dell’estinzione dell’illecito e della riabilitazione.

116	MINISTERO DELL’ECONOMIA E DELLE FINANZE

IV. LE RIFORME E LE RACCOMANDAZIONI DEL CONSIGLIO DELL’UNIONE EUROPEA

ricollocamento al termine del mandato. Attraverso alcune disposizioni immediatamente precettive è stato disposto anche un intervento organico sulla costituzione e sul funzionamento del CSM.
Infine, con il D.L. ‘PNRR bis’62 il Ministero della giustizia è autorizzato a procedere a una serie di assunzioni di personale amministrativo e viene disciplinato il funzionamento del Comitato tecnico-scientifico per il monitoraggio sull'efficienza della giustizia civile e di quello per il monitoraggio sull'efficienza della giustizia penale. L’obiettivo di questo intervento è quello di predisporre un efficace sistema statistico attraverso cui monitorare l’efficienza e i tempi del sistema della giustizia.
Per accelerare le procedure di reclutamento di nuovi magistrati e, di conseguenza, lo smaltimento degli arretrati, il D.L. ‘Aiuti ter’ introduce la possibilità di svolgimento della prova scritta del concorso in magistratura mediante strumenti informatici, anticipa la prevista modifica del regime vigente per consentire l’accesso al concorso per la magistratura ordinaria anche ai neolaureati e semplifica la procedura per la composizione delle commissioni63.
Nel chiudere questa sintetica disamina, è opportuno ricordare che, per i prossimi mesi, il PNRR fissa una serie di altri importanti obiettivi nel settore della giustizia. È prevista infatti la digitalizzazione di 1 milione di fascicoli giudiziari, l’avvio delle procedure per l’assunzione di oltre 8.000 dipendenti per i tribunali civili e penali, la riforma delle commissioni tributarie di I e II grado - anche per favorire la riduzione dei ricorsi in Cassazione - l’avvio della procedura per la riqualificazione degli edifici di giustizia e l’esercizio delle deleghe per la riforma civile e per quella penale. In attuazione di queste ultime, il Consiglio dei ministri ha approvato in esame preliminare tre decreti legislativi. Il primo riguarda la riforma del processo civile e prevede, tra l’altro, l’introduzione del Tribunale per le persone, per i minorenni e per le famiglie. Il secondo riguarda invece il potenziamento dell’Ufficio per il processo in attuazione di alcune disposizioni contenute sia nella legge delega di riforma della giustizia civile, sia in quella penale. Il terzo, infine, prevede alcuni interventi in materia di procedura penale, di sistema sanzionatorio penale e di giustizia riparativa.
Focus sulla riforma della PA
Anche il processo di riforma della pubblica amministrazione prosegue a ritmo serrato, nella piena consapevolezza che il rafforzamento della capacità amministrativa, la semplificazione e la digitalizzazione rappresentano strumenti fondamentali per sostenere la crescita del Paese.
Gli obiettivi relativi alla riforma della PA fissati nel PNRR per il 30 giugno 2022 sono stati portati a termine: in particolare, il D.L. ‘PNRR bis’ ha completato il quadro per la riforma del pubblico impiego avviata nel 202164.

Molte delle disposizioni del decreto ‘PNRR bis’ riguardano la pubblica amministrazione e in particolare i meccanismi di accesso e le procedure di selezione che costituiscono una delle direttrici di intervento fissate nel PNRR per

___
62 D.L. n. 36/2022.
63 In particolare si consente ai professori universitari nominati nelle commissioni di limitare l’attività didattica senza ricorrere ad un decreto ministeriale, ma con la sola richiesta all’Ateneo di esonero totale o parziale dall’attività didattica.
64 Con D.L. n. 44 e n. 80 del 2021.

MINISTERO DELL’ECONOMIA E DELLE FINANZE	117

NOTA DI AGGIORNAMENTO DEL DOCUMENTO DI ECONOMIA E FINANZA 2022

migliorare la PA65. Il decreto interviene innanzitutto sulla predisposizione dei piani triennali dei fabbisogni di personale, prevedendo che le relative linee di indirizzo interessino anche la definizione dei nuovi profili professionali individuati dalla contrattazione collettiva, per sostenere, tra l’altro, la transizione digitale ed ecologica delle pubbliche amministrazioni in linea con quanto previsto nel PNRR.
A partire dal 1° novembre 2022, inoltre, per accedere a tutti i concorsi per le assunzioni a tempo determinato e indeterminato nella PA sarà necessario registrarsi al Portale InPA66, operativo dal 1°luglio ed esteso anche alle Regioni e agli enti locali. Il decreto modifica, inoltre, la procedura semplificata per lo svolgimento dei concorsi pubblici67 prevedendo, tra l’altro, che per i concorsi banditi dopo il 1° maggio 2022, si proceda all’espletamento di almeno una prova scritta, a differenza della prova unica prevista finora68. In attuazione del PNRR – che prevede il completamento della riforma del pubblico impiego entro la fine del secondo trimestre dell’anno - il decreto prevede un aggiornamento della disciplina sui concorsi pubblici definita nel 199469 attribuendone l’onere a un decreto del Presidente della Repubblica da adottarsi entro la fine del 2022.
Come previsto nel PNRR, si dispone l’inserimento nei codici di comportamento delle PA di una sezione relativa al corretto utilizzo delle tecnologie informatiche e dei mezzi di informazione e social media e lo svolgimento di un ciclo formativo sui temi dell’etica pubblica e sul comportamento etico. A maggio, inoltre, si è insediata la nuova Commissione tecnica per la performance che sosterrà l’attuazione degli interventi previsti nel PNRR per il rafforzamento della PA.
Per quanto riguarda gli investimenti per la formazione dei dipendenti pubblici, infine, accanto al Piano strategico Ri-Formare la PA che agevola l’iscrizione dei lavoratori pubblici a corsi di laurea e master presso tutte le Università italiane70 e prevede l'avvio di programmi formativi specifici per sostenere le transizioni previste dal PNRR, a marzo scorso sono stati avviati due programmi per esperienze di formazione e lavoro professionalizzanti nella PA: Tirocinio InPA e Dottorato InPA71. Tra le misure volte a fornire supporto alle amministrazioni pubbliche coinvolte nei progetti del PNRR rientra anche il recente lancio di Capacity Italy, una piattaforma di servizi che consente a tutte le amministrazioni, in particolare Regioni, Province ed Enti locali, di disporre delle conoscenze e delle competenze necessarie per partecipare in maniera attiva ed efficace all’attuazione del PNRR.

___
65 Come ricordato nel PNR 2022, le 4 direttrici identificate nel PNRR per il rilancio della PA sono: i) migliorare i meccanismi di accesso e le procedure di selezione e favorire il ricambio generazionale; ii) semplificare norme e procedure; iii) allineare le competenze alle esigenze di una amministrazione moderna; iv) digitalizzazione.
66 www.InPA.gov.it
67 Introdotta dal D.L. n. 44 del 2021. Il D.L. n. 36 prevede la possibilità di estendere le modalità speciali previste per il reclutamento di personale a tempo determinato e per il conferimento di incarichi di collaborazione per l’attuazione del PNRR introdotte dal D.L. n. 80/2021 non solo ai soggetti attuatori di interventi previsti dal Piano stesso, ma anche al di fuori di questi interventi attuativi. Estende inoltre le facoltà per le regioni a statuto ordinario impegnate nell’attuazione del PNRR e per le amministrazioni che operano nell’ambito della politica di coesione di stipulare contratti di collaborazione o assumere personale a tempo determinato in possesso di specifiche professionalità.
68 Restano in vigore invece le altre innovazioni introdotte nel 2021 come, ad esempio, il ricorso a strumenti informatici e digitali per lo svolgimento delle prove.
69 D.P.R. n. 487 del 1994.
70 Progetto ‘110 e lode’ già citato nel PNR 2022.
71 Con un DM del 23 marzo 2022.

118	MINISTERO DELL’ECONOMIA E DELLE FINANZE

IV. LE RIFORME E LE RACCOMANDAZIONI DEL CONSIGLIO DELL’UNIONE EUROPEA

Per assicurare la qualità e la trasparenza dell’attività amministrativa e dei servizi ai cittadini e alle imprese, semplificando i processi, a giugno72 è stato firmato il decreto ministeriale che definisce i contenuti e lo schema tipo dei PIAO, i Piani integrati attività e organizzazione e il 1°luglio è diventato operativo il relativo portale. Il PIAO è un documento unico di programmazione e governance che sostituisce una serie di Piani che finora le amministrazioni erano tenute a predisporre in relazione a gestione delle risorse umane, organizzazione dei dipendenti nei vari uffici, formazione e modalità di prevenzione della corruzione.
Infine, in materia di digitalizzazione rileva la costituzione, attraverso il decreto PNRR bis, della società 3-I S.p.A.73 incaricata dello svolgimento di attività di sviluppo, manutenzione e gestione di soluzioni software e di servizi informatici in favore degli enti previdenziali e delle pubbliche amministrazioni centrali.

Fermi restando i progressi realizzati, numerosi sono i traguardi da conseguire entro il secondo semestre dell’anno in corso. In particolare, le azioni in corso riguardano la digitalizzazione della amministrazione italiana e in particolare il rafforzamento della piattaforma PagoPA e dell'applicazione ‘IO’, l’approvazione dei progetti dell'amministrazione locale per il miglioramento della qualità e della fruibilità dei servizi pubblici digitali e l’adozione degli atti necessari a garantire il funzionamento del Team per la Trasformazione e della società 3-I.
Tra gli impegni da onorare entro la fine del 2022, rientrano anche il completamento del portale digitale unico e del Polo strategico nazionale (PSN), la piena operatività della Agenzia per la cybersicurezza nazionale - compresa la definizione dell'architettura dell'intero ecosistema della cybersecurity nazionale e l’avvio della rete dei laboratori di screening e certificazione della cybersecurity - e della Piattaforma digitale nazionale dati (PDND) che favorirà l’interoperabilità dei sistemi informativi e delle basi di dati delle PA e dei gestori di servizi pubblici. Entro la fine del 2022 è prevista, infine, l’entrata in vigore delle procedure amministrative per la riforma della semplificazione finalizzata all'attuazione della Recovery and Resilience Facility (RRF). Per quanto riguarda la spending review, entro fine anno è attesa la relazione sull'efficacia delle pratiche utilizzate dalle amministrazioni selezionate per valutare l'elaborazione e l'attuazione dei piani di risparmio.
Focus sulla riforma della concorrenza e degli appalti
Concorrenza
La ‘legge annuale per il mercato e la concorrenza 2021’74 risponde all’impegno preso dal Governo nel PNRR di rispettare la cadenza annuale della legge per la concorrenza: con la sua approvazione è stato quindi raggiunto uno degli obiettivi chiave del 2022. La sua completa implementazione richiede l’emanazione, entro l’anno, di sette decreti attuativi, cui si aggiungono quattro decreti ministeriali (su porti, gas e due su farmaci emoderivati) e le linee guida sui poteri Antitrust in merito all’abuso di dipendenza economica delle piattaforme digitali.

___
72 L’adozione dei Piani, inizialmente prevista dal D.L. n. 80/2021 per il 30 aprile, è stata posticipata al 30 giugno 2022 dal D.L. n. 36/2022.
73 Si tratta di una società a capitale interamente pubblico, sottoscritto da ISTAT, INAIL e INPS.
74 Legge 5 agosto 2022 n.118.

MINISTERO DELL’ECONOMIA E DELLE FINANZE	119

NOTA DI AGGIORNAMENTO DEL DOCUMENTO DI ECONOMIA E FINANZA 2022

Una delle modifiche più rilevanti apportate durante la discussione parlamentare riguarda le concessioni balneari e, in particolare, gli art. 3 e 4 che si aggiungono alla già prevista delega per procedere a una mappatura delle concessioni75. Il nuovo articolo 3 proroga al 31 dicembre 2023 – e comunque non oltre il 31 dicembre 2024 - l’efficacia delle concessioni demaniali e dei rapporti di gestione per finalità turistico ricreative e sportive (se in essere alla data di entrata in vigore della legge, sulla base di proroghe o rinnovi)76. Al riguardo, il Ministro delle Infrastrutture è tenuto a trasmettere alle Camere due relazioni: una entro il 30 giugno 2024 concernente lo stato delle procedure selettive al 31 dicembre 202377; l’altra, entro il 31 dicembre 2024, relativa alla conclusione delle procedure selettive sul territorio nazionale.
Entro sei mesi dall’entrata in vigore della legge annuale, il Governo è delegato ad adottare uno o più decreti legislativi78 volti a riordinare e semplificare la disciplina in materia di concessioni demaniali marittime, lacuali e fluviali, per finalità turistico-ricreative e sportive. L’obiettivo è assicurare un più razionale e sostenibile utilizzo del demanio marittimo, lacuale e fluviale, favorirne la pubblica fruizione e promuovere, in coerenza con la normativa europea, un maggiore dinamismo concorrenziale nel settore dei servizi e delle attività economiche connessi all'utilizzo delle concessioni per finalità turistico-ricreative nel rispetto delle politiche di protezione dell'ambiente e del patrimonio culturale.
La legge annuale innova inoltre la legislazione in materia portuale79 introducendo esplicitamente il principio dell’evidenza pubblica – prima non previsto - nell’affidamento delle concessioni delle aree demaniali portuali.
La legge approvata contiene anche articoli sull'Anagrafe nazionale dei carburanti80 (prevedendo l'obbligo, per i titolari di autorizzazione o di concessione, dell'aggiornamento periodico dell'anagrafe) e la formazione manageriale nella sanità pubblica81. Inoltre, è stata modificata la delega per la riforma del trasporto pubblico locale ed è stato soppresso l’articolo che recava la delega legislativa per rivedere la disciplina in materia di trasporto pubblico non di linea (taxi e noleggio con conducente e forme simili).
In attuazione della legge annuale sulla concorrenza sono stati recentemente approvati82 - in esame preliminare - due schemi di decreti legislativi relativi al riordino della disciplina dei servizi pubblici locali di rilevanza economica e alla mappatura e trasparenza dei regimi concessori di beni pubblici.

___
75 Art. 2 della stessa legge.
76 In presenza di ragioni oggettive che impediscono la conclusione della procedura selettiva entro il 31 dicembre 2023 - pendenza di un contenzioso o difficoltà oggettive legate all’espletamento della procedura selettiva stessa - l’autorità competente, con atto motivato, può differire il termine di scadenza delle concessioni in essere per il tempo strettamente necessario alla conclusione della procedura e, comunque, non oltre il 31 dicembre 2024. Si ricorda a questo proposito che l’art. 1, commi 682 e 683, della legge n. 145 del 2018, dispone la proroga automatica e generalizzata fino al 31 dicembre 2033 delle concessioni demaniali in essere.
77 Evidenziando in particolare l’esito delle procedure concluse e le ragioni che ne abbiano eventualmente impedito la conclusione.
78 Su proposta del Ministro delle infrastrutture e della mobilità sostenibili e del Ministro del turismo, di concerto con il Ministro della transizione ecologica, il Ministro dell'economia e delle finanze, il Ministro dello sviluppo economico e il Ministro per gli affari regionali e le autonomie, previa intesa in sede di Conferenza unificata.
79 In particolare, dell’art. 18 della L. n. 84/1994.
80 L’anagrafe è stata istituita dalla legge annuale per la concorrenza del 2017 e rientra tra gli strumenti volti ad assicurare la razionalizzazione del sistema di distribuzione dei carburanti allo scopo di incrementare la concorrenzialità del mercato e la diffusione al consumatore delle relative informazioni.
81 In particolare si prevede la possibilità di riconoscimento da parte delle regioni o delle province autonome, su richiesta delle università, della validità di diplomi di master universitari di secondo livello al fine del soddisfacimento di una delle condizioni poste per alcuni incarichi in enti e aziende del Servizio Sanitario nazionale.
82 Consiglio dei Ministri n. 95 del 16 settembre 2022.

120	MINISTERO DELL’ECONOMIA E DELLE FINANZE

IV. LE RIFORME E LE RACCOMANDAZIONI DEL CONSIGLIO DELL’UNIONE EUROPEA

Il primo decreto attua l’impegno preso dal Governo nel PNRR a razionalizzare la normativa sui servizi pubblici locali al fine di incentivare la concorrenza e assicurare al contempo la qualità dei servizi e delle gestioni. Le norme sono orientate alla sussidiarietà orizzontale e vengono incoraggiati i processi di integrazione e riorganizzazione sul territorio dei servizi svolti dagli enti locali. Inoltre, si introduce la distinzione tra funzioni di regolazione e compiti di gestione dei servizi pubblici locali ed è rafforzata la trasparenza sui risultati delle gestioni.
Con il decreto relativo ai regimi concessori viene istituito un sistema informativo di rilevazione delle concessioni, denominato SICONBEP e si garantisce il coordinamento e l’interoperabilità con gli altri sistemi informativi esistenti in materia.
Appalti
La legge delega 21 giugno 2022, n. 78 delinea una complessiva riforma del Codice dei contratti pubblici83, incidendo sulla disciplina dei contratti di appalto e concessione aventi per oggetto l’acquisizione di servizi o forniture, ovvero l’esecuzione di opere e lavori, posti in essere dalle stazioni appaltanti. Inoltre, la delega è finalizzata a garantire il rispetto di criteri ambientali minimi e dei diritti dei lavoratori, anche al fine di assicurare una leale concorrenza con gli operatori economici europei, nonché a semplificare le procedure finalizzate alla realizzazione di investimenti in tecnologie verdi e digitali. Obiettivo fondamentale della delega è anche quello di favorire il contemperamento tra esigenze sociali e organizzazione di impresa, richiedendo l’obbligo per le stazioni appaltanti di inserire specifiche clausole sociali nei bandi di gara.
La legge mira, in primo luogo, a stabilizzare e a rendere strutturali le semplificazioni introdotte negli scorsi anni, in particolare dal D.L. n. 76/2020 e dal D.L. n. 77/2021, in materia di appalti pubblici, con particolare riferimento all’accelerazione temporale delle procedure, ai meccanismi alternativi di risoluzione delle controversie, alla eliminazione delle restrizioni al subappalto.
La legge incide altresì sulla qualificazione delle stazioni appaltanti, incentivando non solo la riduzione del numero dei soggetti attivi, ma anche la loro specializzazione, con l’obiettivo di rendere maggiormente efficiente e professionalizzato l’intero settore del public procurement.
Altro principio cardine della delega è rappresentato dall’individuazione di una strategia di digitalizzazione delle procedure di selezione, prevedendo l’obbligo per le stazioni appaltanti di utilizzare piattaforme telematiche interoperabili con la Banca dati nazionale dei contratti pubblici istituita presso l’ANAC.
Aggiornamento sui negoziati per la programmazione degli strumenti della politica di coesione
Il 15 luglio 2022, a conclusione del negoziato formale avviato il 17 gennaio 2022 dal Dipartimento per le politiche di coesione, con la Decisione di esecuzione della Commissione84, è stato approvato l'Accordo di partenariato 2021-2027 dell’Italia. Tale atto conclude la fase di programmazione strategica del ciclo 2021-2027 della

___
83 Decreto Lgs. n. 50/2016.
84 Decisione C(2022) 4787.

MINISTERO DELL’ECONOMIA E DELLE FINANZE	121

NOTA DI AGGIORNAMENTO DEL DOCUMENTO DI ECONOMIA E FINANZA 2022

politica di coesione, che si è svolta in parallelo all’intensa negoziazione a livello europeo del nuovo quadro regolamentare approvato a fine giugno 2021.
L'Accordo di partenariato riguarda il sostegno del Fondo europeo di sviluppo regionale (FESR), del Fondo sociale europeo plus (FSE+), del Fondo per una transizione giusta (JTF), nell’ambito dell’obiettivo ‘Investimenti a favore dell’occupazione e della crescita’85, del Fondo europeo per gli affari marittimi, la pesca e l'acquacoltura (FEAMPA), per il periodo dal 1º gennaio 2021 al 31 dicembre 2027.
La definizione dell’Accordo di partenariato si è sviluppata nell’arco di un triennio di intenso confronto tra le istituzioni e con il partenariato economico e sociale, segnato dall’insorgenza e dal perdurare della crisi pandemica da Covid-19 e dalla conseguente introduzione di importanti strumenti europei per fronteggiarla, primo tra tutti ‘Next Generation EU’. Le scelte strategiche e operative si sono dunque dovute misurare non solo con gli obiettivi propri della politica di coesione, che vedono protagonista principale il Mezzogiorno, ma anche con l’obiettivo più generale del rilancio del Paese attraverso PNRR, ricercando demarcazioni e sinergie.
La strategia sostenuta dall’Accordo di partenariato 2021-2027 indirizza i fondi resi disponibili dall’Unione europea e dal cofinanziamento nazionale, per un totale di 75 miliardi, verso interventi rivolti al conseguimento dei traguardi europei per un’economia climaticamente neutra (Green Deal) e per una società più giusta e inclusiva (Social Pillar), in coerenza con l’adesione all’Agenda ONU 2030 e con la Strategia nazionale per lo sviluppo sostenibile.
L’indirizzo strategico delle risorse della coesione per il ciclo 2021-2027 è stato definito in coerenza con il PNRR e, inoltre, con l’attuazione degli interventi straordinari legati alla Strategia per il contrasto all’emergenza Covid-19, a valere sulle risorse delle politiche di coesione per il ciclo 2014-2020. Le azioni promosse attraverso i Fondi europei, oltre a tener conto di quanto previsto nel PNRR, in cui è prevista, tra l’altro, la destinazione di almeno il 40 per cento delle risorse al Mezzogiorno, saranno attuate anche in coordinamento con gli investimenti del Fondo per lo Sviluppo e la Coesione (FSC), al fine di rafforzare le sinergie e le complementarità nel raggiungimento degli obiettivi comuni di coesione.
All’Accordo di partenariato sono collegati 8 programmi nazionali e 38 programmi regionali86, a valere sul FESR, il FSE+, il programma nazionale a valere sul JTF e il programma nazionale cofinanziato dal FEAMPA. Per supportare il processo di definizione e notifica dei programmi, il Dipartimento per le politiche di coesione con il supporto del Nucleo di valutazione e analisi per la programmazione (NUVAP), in collaborazione con l’Agenzia per la coesione territoriale, l’Agenzia nazionale per le politiche attive del lavoro (ANPAL), l'Ispettorato generale per i rapporti finanziari con l'Unione Europea (MEF-RGS-IGRUE), ha posto in essere un’azione di presidio e accompagnamento delle amministrazioni. Quest’ultima è

___
85 Il FESR, il FSE+, il Fondo di coesione e il JTF contribuiscono alle azioni dell’Unione intese a rafforzare la sua coesione economica, sociale e territoriale in conformità dell’articolo 174 TFUE perseguendo gli obiettivi seguenti:
a) l’obiettivo ‘Investimenti a favore dell’occupazione e della crescita’ negli Stati membri e nelle regioni, con il sostegno del FESR, del FSE+, del Fondo di coesione e del JTF; e
b) l’obiettivo ‘Cooperazione territoriale europea’ (Interreg), con il sostegno del FESR.
86 Di cui 4 plurifondo FESR/FSE+: Basilicata, Calabria, Molise e Puglia.

122	MINISTERO DELL’ECONOMIA E DELLE FINANZE

IV. LE RIFORME E LE RACCOMANDAZIONI DEL CONSIGLIO DELL’UNIONE EUROPEA

stata centrata, in particolare, sulla verifica della coerenza dei contenuti dei programmi con l’Accordo di partenariato e delle compatibilità finanziarie rispetto agli obiettivi ivi definiti e delle disposizioni regolamentari in tema di concentrazioni tematiche, contributo al clima, contributo alla biodiversità nonché con riferimento al processo di soddisfacimento delle condizioni abilitanti. I numerosi incontri bilaterali realizzati con le amministrazioni, anche rivolti a verificare le osservazioni formulate dalla Commissione europea nell’ambito dell’interlocuzione informale, hanno avuto lo scopo di comprendere eventuali posizioni discordanti, offrire il necessario supporto tecnico e definire posizioni comuni, agevolando anche il percorso negoziale formale. Nella fase attuale, tutti i programmi risultano notificati formalmente alla Commissione europea e alcuni di essi sono stati approvati con Decisione di esecuzione. Per i restanti programmi è costante l’attività di presidio e accompagnamento svolta dal Dipartimento per le Politiche di coesione nel negoziato formale tra le Autorità titolari e la Commissione europea, al fine di raggiungere l’obiettivo dell’adozione di ciascuno di essi entro e non oltre l’anno in corso e permettere, così, la rendicontazione delle spese per le operazioni già avviate.
Nei prossimi mesi, si darà attuazione al nuovo modello di governance previsto nell’Accordo di partenariato, che dovrà anche garantire la complementarità e sinergia tra le azioni in esso realizzate e quelle riconducibili al PNRR. Nello specifico, nell’ambito del “Comitato con funzioni di sorveglianza e accompagnamento dell’attuazione dei programmi”, si procederà all’istituzione di un tavolo tecnico cui parteciperanno le Autorità di coordinamento della politica di coesione, il MEF in qualità di struttura centrale di coordinamento operativo e monitoraggio del PNRR e, in relazione ai temi che saranno di volta in volta individuati, i referenti delle Amministrazioni titolari di programmi nazionali e regionali, l’ANCI e l’UPI. Anche la Commissione europea prenderà parte ai lavori del tavolo tecnico. Per evitare il rischio di doppio finanziamento sarà, inoltre, promossa l’interoperabilità dei sistemi di monitoraggio dei due strumenti d’intervento (Sistema informativo Regis per gli interventi del PNRR e Sistema nazionale di monitoraggio per la politica di coesione).
Come nei passati cicli di programmazione, l’Italia aderisce anche a programmi transfrontalieri, transnazionali e interregionali dell’ Obiettivo cooperazione territoriale europea (Interreg), i quali coinvolgono Stati membri dell’Unione europea e, in alcuni casi, anche Paesi extra-UE. Tutti i programmi dell’Obiettivo cooperazione territoriale europea risultano trasmessi formalmente alla Commissione europea e la negoziazione formale ai fini dell’approvazione è in fase avanzata. I programmi Interreg sono finanziati con risorse FESR (le risorse UE assegnate all'Italia ammontano a 947,7 milioni) e possono vedere il contributo anche di strumenti finanziari esterni dell’Unione (lo strumento di assistenza alla preadesione - IPA III e lo strumento europeo di vicinato, cooperazione allo sviluppo e cooperazione internazionale - NDICI, per i Paesi extra UE). Il loro obiettivo generale è quello di migliorare la cooperazione tra gli Stati, per favorire la qualità di vita delle popolazioni e lo sviluppo delle aree interessate, in armonia con gli Obiettivi strategici promossi dall’UE.
L'Accordo di partenariato, infine, promuove la programmazione coordinata tra Obiettivo Interreg e Obiettivo investimenti per l'occupazione e la crescita, anche nel contesto delle Strategie macroregionali (EUSAIR e EUSALP) e di bacino marittimo (WestMED). Attraverso l’incorporazione (embedding) delle priorità di tali Strategie

MINISTERO DELL’ECONOMIA E DELLE FINANZE	123

NOTA DI AGGIORNAMENTO DEL DOCUMENTO DI ECONOMIA E FINANZA 2022

nei programmi regionali, nazionali e Cooperazione territoriale europea e l’attivazione di azioni di cooperazione interregionale - all’interno dell'Italia e con altri Stati UE o extra UE - sarà possibile cogliere le opportunità presenti sui mercati internazionali a beneficio dei territori italiani, nonché contribuire all’attuazione delle Strategie. A tal fine, saranno attivate opportune modalità di coordinamento, anche nell'ambito del Comitato AP 2021-2027.
IV.4	RIDURRE L’UTILIZZO DEI COMBUSTIBILI FOSSILI, DIVERSIFICARE LE IMPORTAZIONI ENERGETICHE , SVILUPPARE LE ENERGIE RINNOVABILI (CSR3)
Le tensioni sui mercati dell’energia, iniziate già nel 2021 ed esacerbate dalla crisi ucraina, hanno determinato un considerevole aumento dei prezzi, in particolare del gas naturale87. Di fronte a tali aumenti - e al rischio di interruzioni delle forniture russe – l’obiettivo del Governo nella prima parte dell’anno è stata quella di conciliare sicurezza energetica, obiettivi di decarbonizzazione e sostegno alle famiglie e alle imprese.
Sotto questo ultimo profilo, il Governo ha emanato una serie di misure di natura temporanea per contenere gli effetti dei rincari dei beni energetici sui bilanci di famiglie e imprese88. I provvedimenti89 vanno dalla previsione – per l’anno in corso – di un trasferimento una tantum di 200 euro a varie categorie di contribuenti, a interventi generalizzati per famiglie e imprese. Tra questi: i) il potenziamento del bonus sociale energia elettrica e gas in favore dei nuclei familiari in disagio economico; ii) la riduzione delle accise sui carburanti; iii) l’annullamento, fino al terzo trimestre, degli oneri di sistema che gravano sulle bollette elettriche per tutte le utenze; iv) la riduzione, sempre fino al terzo trimestre, dell’IVA e delle aliquote relative agli oneri di sistema sul consumo di gas; v) la rateizzazione delle bollette per i consumi energetici (fino al 30 giugno 2022); vi) la concessione di crediti di imposta a compensazione delle spese energetiche sostenute da varie tipologie di imprese nella prima metà dell’anno; vii) la concessione di garanzie da parte di SACE per imprese che dimostrino di avere esigenza di liquidità a seguito della crisi; viii) misure di sostegno alle PMI – tramite il Fondo di Garanzia per le PMI - per far fronte ai rincari dei prezzi delle materie prime. A ciò si aggiunge lo stanziamento di ulteriori risorse per mitigare la crescita generalizzata dei prezzi dei materiali nella realizzazione delle opere pubbliche.

___
87 Per un quadro d’insieme delle misure in materia energetica da marzo 2021 a settembre 2022 si veda il focus ‘Iniziative del Governo italiano in risposta al caro energia’ nel capitolo III.1 del presente documento.
88 Per le imprese è rilevante il dato riportato dall’ultima Relazione della Banca d’Italia (pubblicata a maggio 2022), secondo la quale la quota delle aziende che segnalano forti pressioni al rialzo sui propri prezzi di vendita riconducibili al costo delle materie prime è cresciuta dal 9 per cento alla fine del 2020 al 43 nel primo trimestre del 2022.
89 Il D.L n. 21/2022 e il successivo D.L. n. 50/2022 che ha ampliato molte delle misure del primo decreto. A tali decreti è seguito il D.L. 80/2022, che ha emanato ulteriori misure per il contenimento dei costi dell’energia elettrica e del gas naturale.

124	MINISTERO DELL’ECONOMIA E DELLE FINANZE

IV. LE RIFORME E LE RACCOMANDAZIONI DEL CONSIGLIO DELL’UNIONE EUROPEA

I due decreti ‘Aiuti bis’ e ‘Aiuti ter’90 hanno prorogato e rafforzato alcuni di questi provvedimenti attraverso misure urgenti in materia di energia, emergenza idrica, politiche sociali e industriali91.
Con il medesimo approccio adottato per le misure di contrasto ai rincari energetici, il D.L. ‘Aiuti bis’ rafforza il bonus sociale per elettricità e gas per il quarto trimestre 2022, tutelando i clienti vulnerabili e sospendendo le modifiche unilaterali dei contratti di fornitura di elettricità e gas. Estende inoltre ad altre categorie di lavoratori, l’indennità una tantum introdotta dal D.L. Aiuti, incrementandone le risorse per quanto riguarda i lavoratori autonomi92.
Inoltre, anche per il quarto trimestre 2022, prosegue l’azzeramento degli oneri generali di sistema nel settore elettrico e viene ridotta l’IVA per le somministrazioni di gas metano per combustione per usi civili e industriali nei mesi di ottobre, novembre e dicembre 2022. Infine, sempre per il quarto trimestre 2022, l’ARERA provvederà a mantenere inalterati gli oneri generali di sistema nel settore del gas in vigore nel terzo trimestre.
Da segnalare anche la proroga dei crediti d’imposta in favore delle imprese fino a novembre 2022, prevista dal D.L. ‘Aiuti ter’, che include anche altre misure a supporto delle imprese e di altri soggetti (pubblici e privati) colpiti dall’aumento dei prezzi dell’energia. Tra queste: supporto alle esigenze di liquidità per le imprese; riduzione delle aliquote di accisa su alcuni prodotti energetici utilizzati come carburanti sino al 31 ottobre 2022; misure straordinarie in favore delle Regioni e degli enti locali per garantire la continuità dei servizi; contributi per i maggiori costi incorsi dalle imprese di trasporto pubblico locale e regionale93; ulteriori risorse a sostegno del settore dell’autotrasporto di merci e persone.
Il piano di decarbonizzazione e di diversificazione del mix energetico
La crisi ucraina ha reso il rafforzamento della sicurezza energetica a breve termine una priorità. Contestualmente, gli obiettivi della transizione energetica e della riduzione della dipendenza dalle fonti fossili, in particolare dal gas, hanno acquisito sempre più rilevanza nell’agenda di Governo94.
Negli ultimi venti anni, a fronte di consumi di gas naturale sostanzialmente stabili95 - in media 76 miliardi di metri cubi - la produzione nazionale di gas naturale si è invece ridotta dai 15 miliardi di metri cubi del 2001 a circa 3,3 miliardi del 2021. Ad oggi, oltre il 95 per cento del gas naturale consumato in Italia viene importato dall'estero.
Per rispondere a queste sfide, è necessario agire su diversi piani: dalla diversificazione delle forniture, a un maggiore apporto del GNL, fino al

___
90 Si tratta rispettivamente de D.L. n. 115/2022 (c.d. Decreto “Aiuti bis”) e il D.L. n. 144/2022 (c.d. Decreto ‘Aiuti ter) contenenti misure in favore di lavoratori, imprese e famiglie.
91 Per un quadro completo delle misure del D.L 144/2022 (‘Aiuti ter’) si rimanda al paragrafo ‘Misure urgenti introdotte dal decreto-legge 144/2022 c.d. ‘Aiuti ter’ nel capitolo III.6 del presente documento.
92 Su queste indennità è intervenuto ulteriormente il D.L. Aiuti ter, che ha previsto – per una fascia di lavoratori dipendenti - una somma a titolo di indennità una tantum di importo pari a 150 euro da erogarsi una sola volta in corrispondenza della mensilità di competenza di novembre 2022.
93 A cui sono destinati ulteriori 100 milioni.
94 L’agenda di Governo è supportata dai programmi della Commissione Europea che ha presentato il piano REPowerEU per risparmiare energia e produrne di pulita, diversificando anche l’approvvigionamento.
95 Il consumo di gas naturale è stato sostanzialmente stabile al netto del forte arresto subito nel 2021 (-7 per cento rispetto al 2020) legato agli impatti economici della pandemia e nel 2014. Si veda https://dgsaie.mise.gov.it/pub/sen/relazioni/relazione_annuale_situazione_energetica_nazionale_dati_2021.pdf

MINISTERO DELL’ECONOMIA E DELLE FINANZE	125

NOTA DI AGGIORNAMENTO DEL DOCUMENTO DI ECONOMIA E FINANZA 2022

rafforzamento della capacità di stoccaggio. Ulteriori azioni, che avranno anche l’effetto di rafforzare la sicurezza energetica, dovranno riguardare il potenziamento delle misure legate alla decarbonizzazione (maggiore ricorso a fonti energetiche rinnovabili, minori consumi).
Per aumentare le importazioni tramite la rete di gasdotti che collega l’Italia ai Paesi del Mediterraneo, il Governo ha concluso accordi con l’Algeria per la fornitura di ulteriori 4 miliardi di metri cubi di gas96 verso l’Italia e ha stipulato un Memorandum per lo sviluppo di programmi energetici nell’ambito dell’energia rinnovabile97. Ulteriori apporti verranno dall’ampliamento delle forniture di GNL dall’Egitto.
Il decreto per il contenimento dei costi dell’energia98 ha introdotto misure per aumentare la sicurezza energetica valorizzando la produzione nazionale di gas naturale e incrementandone le forniture e gli stoccaggi. In particolare, dispone semplificazioni nel processo di autorizzazione e definisce un meccanismo di assegnazione a prezzi equi del gas estratto dai giacimenti nazionali ai consumatori industriali maggiormente esposti alle conseguenze del caro energia.
Al fine di ampliare la diversificazione delle fonti di approvvigionamento di gas naturale incrementando la sicurezza energetica, si è stabilito99 che le opere finalizzate all’incremento della capacità di rigassificazione nazionale mediante unità galleggianti di stoccaggio e rigassificazione da allacciare alla rete di trasporto esistente, incluse le connesse infrastrutture, costituiscono interventi strategici di pubblica utilità, indifferibili e urgenti. Per la realizzazione di tali opere e delle infrastrutture connesse è prevista una via prioritaria per le valutazioni ambientali ed è nominato un Commissario straordinario di Governo.
Per velocizzare la realizzazione di tali infrastrutture viene anche stabilito che le Amministrazioni coinvolte nelle procedure autorizzative attribuiscano a esse priorità e urgenza negli adempimenti e nelle valutazioni.
Per sopperire alle esigenze di liquidità legate all'aumento del prezzo delle materie prime e dei fattori di produzione o all'interruzione delle catene di approvvigionamento, lo stesso decreto100 estende ai finanziamenti richiesti dalle imprese che effettuano stoccaggio di gas naturale la garanzia da parte di SACE, già prevista per tutte le altre imprese colpite dalle conseguenze della crisi energetica.
Infine, con decreto del Ministero della transizione ecologica101 sono state fissate le regole per l'allocazione e l'erogazione della capacità di stoccaggio disponibile alle imprese per il periodo contrattuale 2022–2023, da assegnarsi con aste consecutive.
L’obiettivo di raggiungere una minore dipendenza dalle fonti fossili implica la necessità di rilanciare il ruolo dell’energia elettrica – in particolare quella derivante da fonti rinnovabili – nei consumi finali. A tale scopo, lo sviluppo delle reti e delle

___
96 Tale rilascio fa parte dell’Accordo siglato ad aprile per una fornitura aggiuntiva di gas algerino (per volumi crescenti a partire dal 2022 fino a 9 miliardi di metri cubi entro il 2023-24), il che permetterà al paese africano di diventare il primo fornitore di gas per l’Italia.
97 Il Memorandum siglato prevede iniziative di cooperazione e partnership economiche per promuovere lo scambio di informazioni, l'assistenza reciproca e la ricerca e sviluppo in materia di energie rinnovabili e di efficientamento energetico, tramite consultazioni, visite di studio e la promozione di investimenti in materia di rinnovabili.
98 D.L n. 17/2022, cvt, con modificazioni, dalla L. n. 34/2022.
99 D.L. n. 50/2022, art. 5.
100 D.L. n. 50/2022 art. 15 ter.
101 D.M. 14 marzo 2022.

126	MINISTERO DELL’ECONOMIA E DELLE FINANZE

IV. LE RIFORME E LE RACCOMANDAZIONI DEL CONSIGLIO DELL’UNIONE EUROPEA

connessioni elettriche rappresenta una priorità anche per la diffusione dell’energia rinnovabile.
Nel PNRR, il Governo si è posto l’obiettivo di migliorare l’affidabilità, la sicurezza e la flessibilità del sistema, non solo aumentando gli impianti alimentati con fonti rinnovabili, ma anche convertendo all'elettrificazione i consumi di almeno 1.855.000 utenti, rendendo più efficiente e flessibile la rete elettrica, ottimizzando la distribuzione in tempo reale. Entro dicembre 2022 è prevista la definizione dei progetti finalizzati a migliorare la capacità di distribuzione della rete.
Nel processo di transizione da un modello di produzione basato sulle fonti fossili a uno improntato alle energie rinnovabili, molto rilevanti saranno i progetti per lo sviluppo della filiera dell’idrogeno verde102. Come ricordato, nella gamma di interventi per lo sviluppo dell’idrogeno, un decreto del Ministero della transizione ecologica103 ha dato attuazione all’Investimento 5.2 (M2C2) del PNRR. La misura mette a disposizione 450 milioni per finanziare progetti finalizzati allo sviluppo della filiera dell’idrogeno verde, elemento ritenuto fondamentale nel processo di decarbonizzazione dei settori industriali hard-to-abate, dei trasporti pesanti e in selezionate tratte ferroviarie non elettrificabili. Il decreto assegna 250 milioni a progetti IPCEI (Importanti progetti di comune interesse europeo) e ulteriori 100 milioni per la realizzazione di impianti per la produzione di elettrolizzatori104 nonché 100 milioni a ulteriori progetti attraverso avvisi pubblici di prossima pubblicazione per investimenti legati allo sviluppo della filiera degli elettrolizzatori e delle relative componenti. La misura si affianca agli investimenti per la ricerca finanziati con 160 milioni (i primi contratti di ricerca partiranno entro giugno).
Inoltre, il Governo ha previsto l’introduzione di una serie di incentivi fiscali per sostenere la produzione di idrogeno verde e il suo consumo, anche nel settore dei trasporti. Tali incentivi sono contenuti nel decreto ‘PNRR bis’, che esonera il consumo di energia elettrica prodotta da idrogeno verde dal pagamento degli oneri generali di sistema per l'energia elettrica ed esclude l'idrogeno dal regime di accise previsto dalla legislazione vigente. Si tratta di una innovazione rilevante, considerando che per la prima volta si introduce nell’ordinamento italiano una specifica disposizione fiscale riferibile al consumo di idrogeno105.
Sono stati lanciati anche i ‘Progetti bandiera’ del PNRR: 21 interventi, uno per ciascuna Regione/Provincia autonoma, considerati di rilevanza strategica per lo sviluppo dei territori e del Paese. Tra i 6 progetti106 approvati a metà anno cinque sono dedicati alla costruzione delle cosiddette Hydrogen Valleys, i siti di produzione di idrogeno verde in aree industriali dismesse.

___
102 Si intende per idrogeno verde quello ottenuto tramite un processo elettrolitico nel quale si utilizza energia elettrica da fonti rinnovabili per dividere la molecola d’acqua in idrogeno e ossigeno. L’idrogeno così prodotto non configura un consumo finale, ma una forma di stoccaggio dell’energia prodotta dalle fonti rinnovabili, che potrà successivamente essere utilizzato per ottenere nuovamente energia elettrica attraverso l’utilizzo di celle a combustione che operano la reazione chimica inversa.
103 Decreto 27 aprile 2022.
104 Nel processo di espansione del mercato dell'idrogeno è essenziale la produzione di elettrolizzatori, i dispositivi elettrochimici che consentono di rompere le molecole dell’acqua separando l’idrogeno dall’ossigeno.
105 Si ricorda che ad oggi, l’idrogeno non rientra tra i prodotti energetici sottoposti ad accisa e nemmeno tra quelli sottoponibili ad accisa nel caso siano utilizzati come carburanti per motori e combustibili per il riscaldamento.
106 I primi protocolli di intesa sono stati sottoscritti con le Regioni Liguria, Piemonte, Friuli-Venezia-Giulia, Umbria, Basilicata e Puglia.

MINISTERO DELL’ECONOMIA E DELLE FINANZE	127

NOTA DI AGGIORNAMENTO DEL DOCUMENTO DI ECONOMIA E FINANZA 2022

Lo sviluppo delle energie rinnovabili
Il Governo ha più volte ribadito come lo sviluppo delle fonti rinnovabili sia la strada maestra per ridurre la dipendenza del Paese dalle importazioni di combustibili fossili e a tal fine ha approvato il Piano per la transizione ecologica, che contiene una serie di obiettivi sull’uso delle fonti rinnovabili che non saranno raggiungibili in assenza di una adeguata accelerazione del processo di approvazione dei progetti RES e, anche in conseguenza della crisi bellica, si è fattivamente adoperato per snellire la normativa settoriale e sbloccare l’approvazione di progetti di generazione eolica e fotovoltaica.
Le misure più recenti107 hanno riguardato la produzione di energia da biogas per consentire - soprattutto in ambito agricolo - il pieno utilizzo della capacità tecnica installata di produzione per gli impianti già in esercizio.
Inoltre, con i più recenti decreti in materia energetica108, sono state approvate numerose misure di semplificazione per favorire la realizzazione di impianti di produzione di energia da fonti rinnovabili e, in particolare, di impianti fotovoltaici a terra. Tra queste:
•
un regime amministrativo semplificato - la ‘dichiarazione di inizio lavori asseverata’ - per taluni interventi su impianti esistenti, a bassissimo o nullo impatto ambientale e senza effetti di natura urbanistica;

•
la previsione che la procedura di valutazione di impatto ambientale dei progetti di impianti fotovoltaici con potenza superiore a 10 MW, le cui istanze siano state presentate alla regione competente prima del 31 luglio 2021, rimangano in capo alle medesime Regioni anche nel caso in cui, nel corso del procedimento di valutazione regionale, il progetto subisca modifiche sostanziali;

•
la modifica dei procedimenti autorizzatori per l’installazione di impianti per la produzione di energia da fonti rinnovabili, in particolare portando da 10 a 20 MW il limite di potenza che – oltre a richiedere la valutazione di impatto ambientale – prevede anche l’autorizzazione di competenza statale;

•	misure di accelerazione dello sviluppo delle fonti rinnovabili, estendendo le distanze massime entro le quali è possibile realizzare impianti fotovoltaici, anche con moduli a terra109;
•
la sostituzione della VIA (ove prevista la competenza statale) con eventuali deliberazioni del Consiglio dei ministri nei procedimenti di autorizzazione di impianti di produzione di energia elettrica alimentati da fonti rinnovabili. Tali deliberazioni confluiscono in un procedimento autorizzatorio unico;

•	semplificazioni autorizzative (solo denuncia di inizio attività) per interventi di ammodernamento degli asset esistenti per il trasporto delle energie rinnovabili;
•	è ammessa la concessione di aiuti in favore delle imprese del settore agricolo e zootecnico per la realizzazione di impianti di produzione di energia da fonti

___
107 D.L. n. 21/2022.
108 D.L. n. 21/2022 e il successivo D.L. n. 50/2022.
109 In particolare, si può estendere - da 300 a 500 metri - la distanza massima da zone a destinazione industriale, artigianale e commerciale ovvero da impianti industriali e stabilimenti entro la quale le aree classificate agricole possono ritenersi aree idonee ope legis all'installazione di impianti fotovoltaici. Si estende altresì - da 150 a 300 metri - la distanza massima dalla rete autostradale.

128	MINISTERO DELL’ECONOMIA E DELLE FINANZE

IV. LE RIFORME E LE RACCOMANDAZIONI DEL CONSIGLIO DELL’UNIONE EUROPEA

rinnovabili sulle coperture delle proprie strutture produttive, aventi potenza eccedente il consumo medio annuo di energia elettrica, compreso quello familiare110;
•	la possibilità, per le Autorità di sistema portuale, di costituire comunità energetiche rinnovabili111. La stessa opportunità è data al Ministero della difesa.
Le misure e i programmi per l’efficienza energetica
Negli ultimi anni, l’Italia ha compiuto progressi significativi verso una maggiore efficienza energetica, soprattutto in alcuni settori (trasporti e industria) che hanno mostrato performance superiori rispetto agli altri. Il Governo nel PNRR ha dedicato all’efficienza energetica degli edifici una parte consistente di risorse, per la maggior parte destinata alla riqualificazione degli immobili, tenuto conto che il settore immobiliare rappresenta circa il 12 per cento delle emissioni. La normativa successiva alla legge di bilancio112 ha proseguito il programma di conversione energetica del parco immobiliare con specifici provvedimenti che modificano il quadro degli incentivi per gli edifici pubblici e privati.
Si è quindi agito per il potenziamento del programma di miglioramento della prestazione energetica degli immobili della pubblica amministrazione ed è stata rimodulata la normativa relativa al Superbonus 110 per cento.
Con il decreto del Ministero della cultura del 7 giugno scorso, sono state assegnate le risorse per migliorare l’efficienza energetica dei luoghi della cultura. Questa misura consente di conseguire una delle milestone del PNRR – prevista per la prima metà del 2022 – relativa alla realizzazione di interventi innovativi per migliorare l'efficienza energetica degli edifici del settore culturale/creativo (musei e siti culturali, cinema e teatri). Con il D.L. ‘Aiuti ter’ il Governo ha anche stanziato 40 milioni come contributo ai luoghi della cultura le cui spese di funzionamento sono cresciute in maniera rilevante a seguito dell’aumento dei costi energetici.
Nel primo semestre del 2022 è stato raggiunto un obiettivo del PNRR volto alla semplificazione e accelerazione delle procedure per la realizzazione di interventi per l’efficientamento energetico. Si tratta di una riforma a supporto del processo di riconversione energetica del parco immobiliare italiano, pubblico e privato, basata su quattro azioni chiave: il lancio del già citato Portale nazionale per l'efficienza energetica degli edifici113; il rafforzamento delle attività del Piano d'informazione e formazione rivolte al settore civile; l'aggiornamento e il potenziamento del Fondo nazionale per l'efficienza energetica; l'accelerazione della fase realizzativa dei progetti finanziati dal Programma di riqualificazione energetica della pubblica amministrazione centrale (PREPAC). L’obiettivo è quello di facilitare

___
110 D.L. n. 50/2022. Disposizione subordinata all’autorizzazione della Commissione europea.
111 Previste dal D.lgs. n. 199/2021, sono istituite con l'obiettivo principale di fornire benefici ambientali, economici o sociali a livello di comunità ai suoi soci o membri o alle aree locali in cui opera la comunità, senza la realizzazione di profitti finanziari. Ciascun consumatore che partecipa a una comunità può detenere impianti a fonti rinnovabili e l'energia autoprodotta è utilizzata prioritariamente per l'autoconsumo istantaneo in sito ovvero per la condivisione con i membri della comunità.
112 Destinate alla proroga del Superbonus e delle detrazioni fiscali in tema di efficienza energetica e ristrutturazione edilizia (commi 28 e 37).
113 Il Portale – istituito formalmente presso l’ENEA - ha lo scopo di fornire ai cittadini, alle imprese e alla PA informazioni sulla prestazione energetica degli immobili, sulle migliori pratiche per le riqualificazioni energetiche efficaci in termini di costi, sugli strumenti di promozione esistenti per migliorare la prestazione energetica, inclusa la sostituzione delle caldaie a combustibile fossile con alternative più sostenibili, e sugli attestati di prestazione energetica.

MINISTERO DELL’ECONOMIA E DELLE FINANZE	129

NOTA DI AGGIORNAMENTO DEL DOCUMENTO DI ECONOMIA E FINANZA 2022

le procedure amministrative per gli interventi di efficientamento energetico e ampliare la platea dei soggetti fruitori.
Allo stato attuale, le azioni chiave sono state conseguite nei tempi e nei modi previsti. In particolare: i) è on line il Portale nazionale114, dotato di una serie di servizi di base (Sportello unico di informazione, Servizio di formazione, statistiche); ii) è stato avviato il secondo Programma di informazione e formazione (PIF) ‘Italia in Classe A’ sul risparmio e l’efficienza energetica per il biennio 2022-23; iii) la legge di bilancio ha modificato il Fondo nazionale per l’efficienza energetica, che prima aveva natura rotativa, trasformandolo in un fondo a natura mista; iv) è stato potenziato115 il ruolo dell’Agenzia del demanio nel processo di attuazione del PREPAC con l’obiettivo di efficientare l’uso delle risorse e migliorare il coordinamento degli interventi e si è agito per snellire le procedure di affidamento dei lavori (con il ricorso al MEPA).
Tra i numerosi interventi avviati nell’ambito dei programmi d’investimento gestiti direttamente (razionalizzazione, poli giustizia, ricostruzione e sismica), almeno 150 sono connotati da un’elevata componente di innovazione tecnologica, spesso con impianti di produzione energetica da fonti rinnovabili - pannelli fotovoltaici, solare termico e geotermia.
A tali iniziative si aggiungono ulteriori 150 interventi già finanziati nell’ambito del programma PREPAC, per complessivi 300 immobili equivalenti a oltre 3 milioni di mq, la cui riqualificazione fornirà un importante contributo all’obiettivo di efficientamento annuo del 3 per cento della superficie coperta utile climatizzata previsto in attuazione della direttiva europea 2012/27/UE, favorendo altresì un significativo contenimento dei consumi e dei costi della bolletta energetica, nonché un abbattimento delle emissioni CO2 stimabile mediamente nel 40 per cento rispetto a quelle attuali.
Con l’obiettivo di garantire una opportuna pianificazione dei fondi disponibili per l’efficientamento energetico e favorire le scelte d’investimento con miglior ritorno economico, è stata inoltre avviata una campagna di affidamento di diagnosi energetiche, unitamente alle analisi di vulnerabilità sismiche su oltre 2.500 fabbricati in uso governativo.
L’utilizzo massivo della metodologia BIM (Building Information Modeling) consente, grazie ad un maggior controllo in fase di progettazione e di gestione del cantiere, un aumento della qualità del processo edilizio limitando, al contempo, il ricorso a varianti e ottimizzando tempi e costi dell’intervento. Grazie alla possibilità di costituire un vero e proprio fascicolo digitale immobiliare con dati tecnico-fisici dell’immobile, si può, infatti, realizzare un’efficace manutenzione predittiva sugli immobili dello Stato, limitando gli oneri di gestione correlati a interventi ‘a guasto’ e a carattere straordinario.
Al fine di potenziare l’azione e ridurre i tempi correlati alla ‘messa a terra’ degli ulteriori investimenti, è stata creata la ‘Struttura per la progettazione di beni ed edifici pubblici’ che supporta le Amministrazioni centrali e gli Enti territoriali nella realizzazione degli investimenti in tempi certi, secondo modelli progettuali incentrati sulla efficienza e sostenibilità degli edifici pubblici nel rispetto dei criteri NZEB (Nearly Zero Energy Building) e ponendo particolare attenzione agli aspetti di

___
114 La prima versione del portale è on line dal 14 marzo 2022 e contiene i dati in possesso di ENEA: lo sviluppo della piattaforma crescerà in base alla disponibilità dei dati che verranno messi via via a disposizione dalle banche dati degli altri attori coinvolti (GSE, MEF, ISTAT, AU ecc.).
115 Con il D.L. n. 17/2022.

130	MINISTERO DELL’ECONOMIA E DELLE FINANZE

IV. LE RIFORME E LE RACCOMANDAZIONI DEL CONSIGLIO DELL’UNIONE EUROPEA

autoproduzione di energia per ridurre i costi di gestione dell’edificio, ma anche agli aspetti della rigenerazione dei tessuti urbani in cui si inserisce l’intervento.
Le misure per la mobilità sostenibile
L’Allegato al DEF ‘Infrastrutture, mobilità e logistica’ costituisce la cornice programmatica per lo sviluppo della mobilità, in coerenza con gli Obiettivi di sviluppo sostenibile dell’Agenda 2030 dell’ONU e il Green Deal europeo. La programmazione di medio-lungo periodo degli investimenti e dei servizi prevede l’implementazione di sistemi integrati di trasporto per una mobilità sostenibile, a lunga percorrenza e locale. In tale prospettiva sarà fondamentale lo sviluppo dell’Alta velocità delle persone e delle merci, il potenziamento del trasporto su base regionale, il rinnovo in senso ecologico del parco veicolare per il trasporto su terra e via mare, il rafforzamento dell’intermodalità e della logistica integrata, con particolare attenzione all’ammodernamento dei porti. Tra gli interventi necessari per la promozione della mobilità sostenibile sono in atto iniziative per il rinnovo dei veicoli del TPL e per lo stimolo della domanda privata di veicoli non inquinanti.
Per rafforzare le politiche di shift modale verso modalità di trasporto più sostenibili, il D.L. ‘Aiuti’ ha rifinanziato per il 2022 i contributi cd. marebonus e ferrobonus, con risorse aggiuntive rispettivamente pari a 19,5 (oltre a quello già previsto per il 2022 dalla legge di bilancio per il 2021116) e 19 milioni (stanziamento aggiuntivo rispetto a quanto già disposto dalle leggi di bilancio per il 2020 e 2021117).
Inoltre, al fine di promuovere il traffico ferroviario delle merci in ambito portuale, con lo stesso decreto si consente alle Autorità di sistema portuale di ridurre i canoni di concessione: tale beneficio è posto in funzione del raggiungimento di specifici obiettivi di traffico ferroviario nei porti generato da ciascuna area portuale.
Per stimolare la domanda privata di mobilità sostenibile, un ruolo incentivante è stato attribuito ai cd. ecobonus concessi per l'acquisto di veicoli ecologici e la rottamazione dei veicoli più inquinanti, a partire dalla legge di bilancio per il 2019. A seguito dell’esaurimento delle risorse previste fino al 2021 per gli autoveicoli, è stato emanato il nuovo DPCM 6 aprile 2022 che concede nuovi incentivi per l'acquisto di veicoli, auto e moto, elettrici, ibridi e a basse emissioni, con fondi di 650 milioni per ciascuno degli anni 2022-2023-2024. Gli incentivi sono previsti per gli acquisti dalla data di entrata in vigore del DPCM e fino al 31 dicembre 2022, nonché per le annualità 2023 e 2024. In tale contesto, anche la semplificazione delle norme per la realizzazione di punti di ricarica di veicoli elettrici – prevista dal D.L. ‘Aiuti ter’ – potrà incentivare la diffusione della mobilità elettrica oltre che una maggiore trasparenza e concorrenza nel rilascio delle autorizzazioni118.

___
116 La legge di bilancio per il 2020 (co. 110) ha autorizzato la spesa di 20 milioni per l'anno 2021; la legge di bilancio per il 2021 (co. 672) ha attribuito 25 milioni per l'anno 2021, di 19,5 milioni per l’anno 2022 e di 21,5 milioni per ciascuno degli anni dal 2023 al 2026.
117 la legge di bilancio per il 2020 (co. 111), ha autorizzato a spesa di 14 milioni per l'anno 2020 e di 25 milioni per l'anno 2021; la legge di bilancio per il 2021 (co. 673) ha attribuito 25 milioni per l'anno 2021, 19 milioni per l’anno 2022 e 22 milioni per ciascuno degli anni dal 2023 al 2026.
118 Si ricorda che la norma modifica anche l’art. 12 della legge annuale per il mercato e la concorrenza (L.n. 118/2022) ed è volta a inserire una procedura competitiva nel caso di concorrenza di più domande autorizzative incompatibili con la programmazione adottata dall’ente locale in materia di punti e stazioni di ricarica di veicoli elettrici.

MINISTERO DELL’ECONOMIA E DELLE FINANZE	131

NOTA DI AGGIORNAMENTO DEL DOCUMENTO DI ECONOMIA E FINANZA 2022

È stato inoltre istituito119 presso il MISE un fondo con una dotazione di 700 milioni per l'anno 2022 e 1 miliardo per ciascuno degli anni dal 2023 al 2030, per favorire la riconversione, ricerca e sviluppo del settore automotive.
La ricerca scientifica costituisce un elemento imprescindibile per accompagnare il passaggio verso una mobilità sostenibile, individuando le migliori soluzioni innovative e tecnologiche per le infrastrutture e i sistemi di mobilità. Per accelerare il contributo della ricerca in questo ambito è stato recentemente siglato un protocollo di intesa tra il MUR e il MIMS che prevede una cooperazione rafforzata in ricerca e formazione universitaria, dottorale e professionalizzante per favorire la transizione del comparto della mobilità e delle infrastrutture verso gli obiettivi europei di riduzione delle emissioni al 2030 e di decarbonizzazione al 2050, in linea con il Green Deal europeo e l’Agenda 2030 dell’ONU120.

In prospettiva, una delle sfide che il PNRR si è posto per rendere più sostenibile la mobilità passa per la sempre più ampia diffusione dell’idrogeno nel trasporto ferroviario e stradale. A tal fine, il Piano stanzia un totale di 530 milioni per la sperimentazione dell’uso dell’idrogeno nel trasporto ferroviario, in ambito locale e regionale, e nel trasporto stradale, con particolare riferimento al trasporto pesante. Due recenti decreti del MIMS121 fissano le modalità per lo sviluppo della filiera dell’idrogeno in entrambi i settori.
Per il trasporto ferroviario le risorse previste, pari a 300 milioni, sono destinate a trasformare i servizi regionali o locali che attualmente vengono effettuati con treni a gasolio o altri idrocarburi di origine fossile altamente inquinanti. Le dieci stazioni di rifornimento di idrogeno dovranno essere ultimate entro il 30 giugno 2026 e l’assegnazione delle risorse per la loro realizzazione dovrà avvenire entro il 31 marzo 2023.
Il decreto per la sperimentazione dell’idrogeno nel trasporto stradale stabilisce le modalità per attuare gli investimenti, che ammontano a 230 milioni. L’obiettivo è quello di sviluppare la sperimentazione dell’idrogeno attraverso la realizzazione di almeno 40 stazioni di rifornimento per veicoli leggeri e pesanti entro il 30 giugno 2026, prevedendo la notifica dell’aggiudicazione degli appalti entro il 31 marzo 2023. Le dieci stazioni di rifornimento di idrogeno dovranno essere ultimate entro il 30 giugno 2026 e l’assegnazione delle risorse per la loro realizzazione dovrà avvenire entro il 31 marzo 2023122.

___
119 D.L. n. 17/2022.
120 A tale scopo è prevista la costituzione di un Comitato di indirizzo, composto dai due Ministri (o loro delegati) e da due rappresentanti per ciascun Dicastero, per favorire e coordinare l’attuazione del protocollo e proporre le azioni congiunte.
121 DM 198 e DM 199 del 30 giugno 2022. Si veda https://www.mit.gov.it/comunicazione/news/pnrr-al-la-sperimentazione-dellid rogeno-nel-trasporto-ferroviario- e-stradale.
122 La localizzazione degli investimenti tiene conto, in via prioritaria, delle aree e delle esigenze già individuate nel PNRR e in altri provvedimenti per l’implementazione dell’idrogeno, tra cui la Valcamonica e il Salento, la ferrovia Circumetnea e quella Adriatico Sangritana, le linee ferroviarie regionali Cosenza-Catanzaro, il collegamento ferroviario tra la città di Alghero e l’aeroporto, la tratta Terni-Rieti-L’Aquila-Sulmona.

132	MINISTERO DELL’ECONOMIA E DELLE FINANZE

È possibile scaricare la
Nota di Aggiornamento del
DOCUMENTO DI ECONOMIA E FINANZA 2022
dai siti Internet
www.mef.gov.it ● www.dt.tesoro.it ● www.rgs.mef.gov.it

ISSN: 2240-0702